UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

XL GROUP LTD
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 2, 2018
Dear XL Group Ltd Shareholder:
We cordially invite you to the special general meeting of the shareholders of XL Group Ltd (“XL”), to be held at One Bermudiana Road, Hamilton, HM 08, Bermuda, on June 6, 2018 at 9:00 a.m., Atlantic time or any adjournment thereof. We refer to such meeting as the “special general meeting.”
On March 5, 2018, XL entered into an Agreement and Plan of Merger with AXA SA (“AXA”) and Camelot Holdings Ltd., a wholly-owned subsidiary of AXA (“Merger Sub”) (we refer to the Agreement and Plan of Merger as the “merger agreement”). Pursuant to the merger agreement and a statutory merger agreement that is an exhibit to the merger agreement, Merger Sub will be merged with and into XL, with XL surviving the merger as a wholly-owned subsidiary of AXA (which we refer to as the “merger”).
Pursuant to the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger (which we refer to as the “effective time”), each holder of common shares of XL, $0.01 par value per common share (which we refer to as the “common shares”, and each as a “common share”), issued and outstanding immediately prior to such time (other than any common share that is owned by XL as treasury shares, by wholly-owned subsidiaries of XL or by AXA, Merger Sub or wholly-owned subsidiaries of AXA (with certain exceptions)) will be entitled to receive, with respect to each such common share, $57.60 in cash, without interest and less any required withholding taxes (which we refer to as the “merger consideration”). Common shares are currently quoted on the New York Stock Exchange under the symbol “XL” and on the Bermuda Stock Exchange under the symbol “XL.BH.”
We are soliciting proxies for use at the special general meeting or any adjournment thereof to consider and vote upon proposals to approve: (1) the merger agreement, the statutory merger agreement required in accordance with Section 105 of the Bermuda Companies Act 1981, as amended, and the merger (which we refer to as the “merger proposal”), (2) on an advisory (non-binding) basis, the compensation that may be paid or become payable to XL’s named executive officers in connection with the merger, as described in the proxy statement (which we refer to as the “compensation advisory proposal”) and (3) an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes to approve the merger proposal at the special general meeting (which we refer to as the “adjournment proposal”). Holders of common shares will be entitled to vote on all three proposals. We urge all shareholders to read this proxy statement and the documents included with this proxy statement carefully and in their entirety.
The XL board of directors has unanimously (1) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of, XL, (2) approved the merger, the merger agreement and the statutory merger agreement and (3) resolved that the merger proposal and the compensation advisory proposal be submitted to XL’s shareholders for their consideration at the special general meeting. Accordingly, the XL board of directors recommends that XL shareholders vote “FOR” the merger proposal, “FOR” the compensation advisory proposal and “FOR” the other proposal described in this proxy statement in respect of which they are entitled to vote.
Pursuant to XL’s bye-laws, as the XL board of directors has unanimously approved the merger proposal, the affirmative vote of a majority of the votes cast by holders of common shares present in person or represented by proxy and entitled to vote at the special general meeting or any adjournment thereof at which a quorum under XL’s bye-laws is present will be required to approve the merger proposal. Approval of the merger proposal by holders of common shares is necessary to complete the merger.

Your vote is very important. Whether or not you plan to attend the special general meeting, please take the time to complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or through the Internet. We ask that you do so as promptly as possible to ensure that your shares may be represented and voted at the special general meeting or any adjournment thereof. You may revoke a submitted proxy prior to its exercise at the special general meeting, or any adjournment thereof, in any of the following ways: (1) submitting a later-dated proxy by telephone or through the Internet prior to the telephone or Internet voting deadline indicated on your proxy card; (2) submitting a later-dated proxy card; (3) giving notice of revocation or executing a subsequent proxy, in either case to the Secretary of XL in writing at XL Group Ltd, One Bermudiana Road, Hamilton, HM 08, Bermuda such that it is received by the Secretary of XL at least one hour before the commencement of the special general meeting, or any adjournment thereof, as required under XL’s bye-laws to permit the necessary examination and tabulation of the subsequent proxy or revocation before the votes are taken; or (4) attending and voting in person at the special general meeting, or any adjournment thereof.
If your common shares are held in street name by your bank, broker, trustee, custodian or other nominee (which we generally refer to as “banks”, “brokers” or “nominees”), your bank, broker or other nominee, as applicable, will not be permitted to vote your shares without instructions from you. If you are a holder of depositary interests representing common shares (which we refer to as “DIs”) through CREST or the Corporate Sponsored Nominee Service held through Computershare Investor Services PLC (which we refer to as “Computershare UK”), the relevant voting instructions have been provided by Computershare UK (if you hold DIs directly) or your bank, broker or other nominee. You should instruct your bank, broker or other nominee as to how to vote your shares by following the procedures provided by your bank, broker or other nominee. You also will not be able to vote your shares in person at the special general meeting or any adjournment thereof unless you present a form of personal photo identification and obtain a legal proxy form from Computershare UK or your bank, broker or other nominee. You will need to follow the instructions of Computershare UK or your bank, broker or other nominee in order to obtain such a legal proxy form.
Please note that holders of common shares through banks, brokers or other nominees and holders of DIs may be required to submit voting instructions to Computershare UK (for direct holders of DIs) or bank, broker or other nominee, as applicable, at or prior to the deadline applicable to registered holders of common shares. Therefore, holders of common shares through banks, brokers or other nominees and holders of DIs should follow the separate instructions that will be provided by Computershare UK (for direct holders of DIs) or bank, broker or other nominee, as applicable. Computershare UK or your bank, broker or other nominee, as applicable, will not be able to vote your common shares unless it receives appropriate and timely instructions from you.
The accompanying proxy statement provides you with detailed information about the special general meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. A copy of the statutory merger agreement is attached as Annex A-1 to this proxy statement. We encourage you to read the entire proxy statement and its annexes, including the merger agreement, carefully.
If you have any questions or need assistance voting your shares, please call D.F. King & Co., XL’s proxy solicitor, at (877) 732-3613 (toll-free within the United States) or at (212) 269-5550 (outside the United States).
Thank you in advance for your cooperation and continued support.
Sincerely,

Michael McGavick	Eugene M. McQuade
Chief Executive Officer	Chairman of the Board of Directors
The proxy statement is dated May 2, 2018, and is first being mailed to XL’s shareholders on or about May 2, 2018.

NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE REGISTRAR OF COMPANIES IN BERMUDA OR THE BERMUDA MONETARY AUTHORITY HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

XL GROUP LTD
One Bermudiana Road, Hamilton HM 08, Bermuda

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS
To be Held on June 6, 2018

May 2, 2018
To XL Group Ltd Shareholders:
On March 5, 2018, XL Group Ltd (which we refer to as “XL”) entered into an Agreement and Plan of Merger with AXA SA (“AXA”) and Camelot Holdings Ltd., a wholly-owned subsidiary of AXA (“Merger Sub”) (we refer to the Agreement and Plan of Merger as the “merger agreement”). Pursuant to the merger agreement and a statutory merger agreement that is an exhibit to the merger agreement, Merger Sub will be merged with and into XL, with XL surviving as a wholly-owned subsidiary of AXA (which we refer to as the “merger”).
Notice is hereby given that a special general meeting of shareholders (which we refer to as the “special general meeting”) of XL will be held at XL’s offices at One Bermudiana Road, Hamilton, HM 08, Bermuda, on June 6, 2018 at 9:00 a.m., Atlantic time, for the following purposes:
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Proposal 1:   to approve the merger agreement, the statutory merger agreement required in accordance with Section 105 of the Bermuda Companies Act 1981, as amended (which we refer to as the “Companies Act”), and the merger;

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Proposal 2:   on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to XL’s named executive officers in connection with the merger, as described in this proxy statement; and

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Proposal 3:   to approve an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes to approve Proposal 1 at the special general meeting.

Consummation of the merger is conditioned on, among other things, the approval of Proposal 1 (which we refer to as the “merger proposal”), but is not conditioned on the approval of Proposal 2 (which we refer to as the “compensation advisory proposal”) or Proposal 3 (which we refer to as the “adjournment proposal”).
Only XL shareholders of record, as shown in XL’s register of members at the close of business on April 27, 2018, will be entitled to notice of, and to vote at, the special general meeting and any postponement or adjournment thereof. Holders of common shares, par value $0.01 per common share, of XL (which we refer to as “common shares”, and each as a “common share”), will be entitled to vote on all of the above proposals.
If you hold your common shares in the name of a bank, broker, trustee, custodian or other nominee (which we generally refer to as “banks”, “brokers” or “nominees”), or if you are a holder of depositary interests representing common shares (which we refer to as “DIs”) through CREST or the Corporate Sponsored Nominee Service held through Computershare Investor Services PLC (which we refer to as “Computershare UK”), and you plan to attend the special general meetings, you must present a form of personal photo identification and a legal proxy form from Computershare UK or your bank, broker or other nominee, as applicable, to be admitted to the special general meeting. You will need to follow the instructions of Computershare UK or your bank, broker or other nominee in order to obtain such a legal proxy form.
Your vote is very important. Whether or not you plan to attend the special general meeting, please take the time to complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or through the Internet. We ask that you do so as promptly as possible to ensure that your shares may be represented and voted at the special general meeting.
You may revoke a submitted proxy prior to its exercise at the special general meeting, or any adjournment thereof, in any of the following ways: (1) submitting a later-dated proxy by telephone or through the Internet prior to the telephone or Internet voting deadline indicated on your proxy card; (2) submitting a later-dated proxy card; (3) giving notice of revocation or executing a subsequent proxy, in either case to the Secretary of XL in writing at XL Group Ltd, One Bermudiana Road, Hamilton, HM 08, Bermuda such that it is received by the Secretary of XL at least one hour before the commencement of the special general meeting, or any adjournment thereof, as required under XL’s bye-laws to permit the necessary examination and tabulation of the subsequent proxy or revocation before the votes are taken; or (4) attending and voting in person at the special general meeting, or any adjournment thereof.
THE XL BOARD OF DIRECTORS HAS UNANIMOUSLY (1) DETERMINED THAT THE MERGER, ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT, IS FAIR TO, AND IN THE BEST INTERESTS OF, XL, (2) APPROVED THE MERGER, THE MERGER AGREEMENT AND THE STATUTORY MERGER AGREEMENT AND (3) RESOLVED THAT THE MERGER PROPOSAL AND THE COMPENSATION ADVISORY PROPOSAL BE SUBMITTED TO THE XL SHAREHOLDERS FOR THEIR CONSIDERATION AT THE SPECIAL GENERAL MEETING. ACCORDINGLY, THE XL BOARD OF DIRECTORS RECOMMENDS THAT XL SHAREHOLDERS VOTE “FOR” THE MERGER PROPOSAL, “FOR” THE COMPENSATION ADVISORY PROPOSAL AND “FOR” THE OTHER PROPOSAL DESCRIBED IN THIS PROXY STATEMENT IN RESPECT OF WHICH THEY ARE ENTITLED TO VOTE.
For purposes of Section 106(2)(b)(i) of the Companies Act, the XL board of directors considers $57.60, without interest and less any applicable withholding taxes, to be fair value for each common share. XL shareholders who are not satisfied that they have been offered fair value for their shares and whose shares are not voted in favor of the merger proposal may exercise their appraisal rights under the Companies Act to have the fair value of their shares appraised by the Supreme Court of Bermuda (which we refer to as the “Bermuda Court”). XL shareholders intending to exercise appraisal rights MUST file their application for appraisal of the fair value of their shares with the Bermuda Court within ONE MONTH of the giving of the notice convening the special general meeting.
By Order of The Board of Directors,
Kirstin Gould
Secretary
Hamilton, Bermuda
May 2, 2018

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SUMMARY
This summary highlights the material information in this proxy statement. To fully understand XL’s proposals and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement, including the annexes and documents incorporated by reference herein, and the other documents to which XL has referred you. For information on how to obtain the documents that are on file with the United States Securities and Exchange Commission (which we refer to as the “SEC”), please see the section of this proxy statement titled “Where You Can Find More Information.”
The proxy statement is dated May 2, 2018, and is first being mailed to shareholders of XL Group Ltd on or about May 2, 2018.
Parties to the Merger (Page 20)
XL Group Ltd (which we refer to as “XL” and, following the merger, as the “surviving company”), a Bermuda exempted company, through its subsidiaries, is a global insurance and reinsurance company providing property, casualty and special products to industrial, commercial and professional firms, insurance companies and other enterprises on a worldwide basis.
For additional information on XL and its business, including how to obtain the documents that XL has filed with the SEC, see the section of this proxy statement titled “Where You Can Find More Information.”
AXA SA (which we refer to as “AXA”), a French société anonyme, is the holding company of the AXA Group, a worldwide leader in insurance and asset management, with 116,000 employees (open-ended and fixed term contracts) serving more than 100 million clients. In 2017, IFRS revenues amounted to Euro 98.5 billion and IFRS underlying earnings to Euro 6.0 billion. AXA had Euro 1,439 billion in assets under management as of December 31, 2017. The AXA ordinary share is listed on compartment A of Euronext Paris under the ticker symbol CS (ISN FR 0000120628 — Bloomberg: CS FP — Reuters: AXAF.PA). AXA’s American Depository Share is also quoted on the OTC QX platform under the ticker symbol AXAHY. AXA is included in the main international SRI indexes, such as Dow Jones Sustainability Index (DJSI) and FTSE4GOOD. It is a founding member of the UN Environment Programme’s Finance Initiative (UNEP FI) Principles for Sustainable Insurance and a signatory of the UN Principles for Responsible Investment.
Camelot Holdings Ltd. (which we refer to as “Merger Sub”), a Bermuda exempted company, is a wholly owned subsidiary of AXA that was formed by AXA solely for purposes of entering into the merger agreement and the statutory merger agreement and completing the transactions contemplated thereby. Upon completion of the merger, Merger Sub will be merged with and into XL and will cease to exist.
The Merger (Page 21)
Pursuant to an Agreement and Plan of Merger, entered into on March 5, 2018, among XL, AXA and Merger Sub (which we refer to as the “merger agreement”) and the statutory merger agreement required in accordance with Section 105 of the Bermuda Companies Act 1981, as amended (which we refer to as the “Companies Act”), Merger Sub will merge with and into XL, with XL continuing as the surviving company (which we refer to as the “merger”). XL, as the surviving company, will continue in existence as a Bermuda exempted company and as a wholly owned subsidiary of AXA. As a result of the merger, under Bermuda law, XL’s and Merger Sub’s respective undertakings, property and liabilities will become vested in XL as the surviving company in the merger. The closing of the merger (which we refer to as the “closing”) will occur as soon as reasonably practicable (but in any event no later than the fifth business day) following the satisfaction or waiver of the closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions) or at such other date and time as XL and AXA may agree in writing. The merger will be effective upon the issuance of a certificate of merger by the Bermuda Registrar of Companies and at the time and date shown on such certificate of merger (which we refer to as the “effective time”).
Merger Consideration (Page 53)
At the effective time, each common share of XL, $0.01 par value per common share (which we refer to as a “common share”), issued and outstanding immediately prior to the effective time (other than any common share that is owned by XL as treasury shares, by wholly owned subsidiaries of XL or by AXA, Merger Sub or wholly owned subsidiaries of AXA (with certain exceptions)) will be canceled and converted into the right to receive $57.60 in cash, without interest and less any required withholding taxes (which we refer to as the “merger consideration”).
The Statutory Merger Agreement (Page 53)
The statutory merger agreement, together with the merger agreement, governs the legal effects of the merger under Bermuda law. A copy of the statutory merger agreement is attached as Annex A-1 to this proxy statement.
The Special General Meeting (Page 87)
Time, Place and Purpose of the Special General Meeting (Page 87)
The special general meeting (which we refer to as the “special general meeting”) will be held on June 6, 2018, starting at 9:00 a.m., Atlantic time, at XL’s offices at One Bermudiana Road, Hamilton HM 08, Bermuda. At the special general meeting, XL shareholders will be asked to consider and vote on each of the following proposals:
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Proposal 1 (the “merger proposal”):   to approve the merger agreement, the statutory merger agreement and the merger;

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Proposal 2 (the “compensation advisory proposal”):   on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to XL’s named executive officers in connection with the merger, as described in this proxy statement; and

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Proposal 3 (the “adjournment proposal”):   to approve an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes to approve the merger proposal at the special general meeting.

Holders of common shares issued and outstanding as of the record date (as defined below) will be entitled to vote on each of the above proposals.
Consummation of the merger is conditioned on, among other things, the approval of Proposal 1 above, but is not conditioned on the approval of Proposals 2 or 3.
Record Date (Page 87)
Only shareholders of record, as shown on XL’s register of members, at the close of business on April 27, 2018, the record date for the special general meeting (which we refer to as the “record date”), will be entitled to notice of, and to vote at, the special general meeting or any adjournment or postponement thereof. As of April 27, 2018, the record date for the special general meeting, there were 258,287,127 common shares issued and outstanding.
Quorum (Page 87)
At the special general meeting, two or more persons present in person and representing in person or by proxy more than 50% of the aggregate voting power of XL common shares as of the record date will form a quorum for the transaction of business.
Required Vote (Page 87)
Pursuant to XL’s bye-laws, as the XL board of directors has unanimously approved the merger proposal, the approval of the merger proposal requires the affirmative vote of a majority of the votes cast by holders of common shares present in person or represented by proxy and entitled to vote at the special general meeting or any adjournment thereof in accordance with XL’s bye-laws.

The approval of the compensation advisory proposal requires the affirmative vote of a majority of the votes cast by holders of common shares present in person or represented by proxy and entitled to vote at the special general meeting in accordance with XL’s bye-laws.
The approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of common shares present in person or represented by proxy and entitled to vote at the special general meeting in accordance with XL’s bye-laws.
Voting Securities (Page 88)
Except as provided below, holders of common shares have one vote for each common share held by them as of the record date and are entitled to vote all common shares held by them as of the record date on all the proposals voted on at the special general meeting or any adjournment thereof.
In accordance with XL’s bye-laws, if any shareholder is deemed to control 10% or more of the votes conferred by all of the issued shares of XL, each issued share comprised in such controlled shares will confer only a fraction of a vote that would otherwise be applicable, according to the formula set forth in XL’s bye-laws and as further described in the section of this proxy statement titled “The Special General Meeting — Voting Securities.” If, as a result of applying such formula, the votes conferred by the controlled shares of any person would otherwise represent more than 10% of the votes conferred by all of the issued shares of XL, the votes conferred by the controlled shares of such person shall be reduced by application of such formula set forth in XL’s bye-laws and such process shall be repeated until the votes conferred by the controlled shares of each person represent no more than 10% of the votes conferred by all of the issued shares of XL. Notwithstanding the foregoing, after having applied such formula as best as reasonably practicable, the XL board of directors may make such final adjustments to the aggregate number of votes conferred by the controlled shares of any person that it considers fair and reasonable in all the circumstances to ensure that such votes represent less than 10% of the aggregate voting power of the votes conferred by all of the issued shares of XL.
If your common shares are held in “street name” by your bank, broker, trustee, custodian or other nominee (which we generally refer to as “banks”, “brokers” or “nominees”), you should instruct your bank, broker or other nominee how to vote your shares using the instructions provided by your bank, broker or other nominee, as appropriate.
If you directly hold depositary interests (which we refer to as “DIs”) representing common shares through CREST or the Corporate Sponsored Nominee Service held through Computershare Investor Services PLC (which we refer to as “Computershare UK”), you should instruct Computershare UK how to vote your shares using the instructions provided by Computershare UK.
If you fail to submit a proxy or to vote in person at the special general meeting and you are a record holder, your shares will not be counted for purposes of quorum or as votes cast at the special general meeting. If your common shares are held in “street name” and you do not provide your bank, broker or other nominee or Computershare UK (if you hold DIs directly) with any voting instructions, your shares will be treated as “broker non-votes” (we refer to such uninstructed common shares or common shares underlying DIs as “broker non-votes”) and will not be voted at the special general meeting. If you choose to vote in person at the special general meeting and your common shares are held in “street name”, or if you are a holder of DIs, you must first obtain a legal proxy form from your bank, broker or other nominee or Computershare UK and bring such executed form with you (along with a form of personal photo identification) to the special general meeting.
Abstentions and “Broker Non-Votes” (Page 88)
Abstentions will be counted toward the presence of a quorum at the special general meeting. “Broker non-votes” will not be counted toward the presence of a quorum at the special general meeting (unless instructions have been provided by the applicable beneficial owner to the bank, broker or other nominee or Computershare UK, as applicable, with respect to at least one proposal to be voted upon at the special general meeting). Abstentions and “broker non-votes” will not be considered votes cast on any proposal brought before the special general meeting. Because the vote required to approve the proposals to be voted upon at the special general meeting is the affirmative vote of the majority of the votes cast assuming a quorum is present, an abstention or a “broker non-vote” with respect to any proposal to be voted on at the special general meeting will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.
Revocation of Proxies (Page 89)
You may revoke a submitted proxy prior to its exercise at the special general meeting, or any adjournment thereof, in any of the following ways: (1) submitting a later-dated proxy by telephone or through the Internet prior to the telephone or Internet voting deadline indicated on your proxy card; (2) submitting a later-dated proxy card; (3) giving notice of revocation or executing a subsequent proxy, in either case to the Secretary of XL in writing at XL Group Ltd, One Bermudiana Road, Hamilton, HM 08, Bermuda such that it is received by the Secretary of XL at least one hour before the commencement of the special general meeting, or any adjournment thereof, as required under XL’s bye-laws to permit the necessary examination and tabulation of the subsequent proxy or revocation before the votes are taken; or (4) attending and voting in person at the special general meeting, or any adjournment thereof.
If your common shares are held in “street name” by your bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee as to how to revoke your previously provided voting instructions.
Background of the Merger (Page 21)
A description of the actions that led to the execution of the merger agreement is included under the section of this proxy statement titled “The Merger — Background of the Merger.”
Recommendation of the XL Board of Directors (Page 27)
The XL board of directors has unanimously (1) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of, XL, (2) approved the merger, the merger agreement and the statutory merger agreement and (3) resolved that the merger proposal and the compensation advisory proposal be submitted to XL’s shareholders for their consideration at the special general meeting. Accordingly, the XL board of directors recommends that XL shareholders vote “FOR” the merger proposal, “FOR” the compensation advisory proposal and “FOR” the other proposal described in this proxy statement in respect of which they are entitled to vote. See the section of this proxy statement titled “The Merger — XL’s Reasons for the Merger and Recommendation of the XL Board of Directors” beginning on page 27 for the factors considered by the XL board of directors in reaching its determination that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of, XL.
Opinion of XL’s Financial Advisor (Page 31)
The XL board of directors retained Morgan Stanley & Co. LLC (which we refer to as “Morgan Stanley”) to provide it with financial advisory services in connection with the merger. The XL board of directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, and its knowledge of XL’s business and affairs. On March 4, 2018, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing on March 4, 2018, to the XL board of directors to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be received by the holders of XL common shares pursuant to the merger agreement was fair from a financial point of view to such holders of XL common shares.
The full text of the written opinion of Morgan Stanley, dated March 4, 2018, is attached as Annex B to this proxy statement, and is incorporated by reference herein in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

You are encouraged to, and should, read Morgan Stanley’s opinion and the section summarizing Morgan Stanley’s opinion carefully and in their entirety. Morgan Stanley’s opinion was directed to the XL board of directors, in its capacity as such, and addresses only the fairness from a financial point of view of the merger consideration to be received by the holders of XL common shares pursuant to the merger agreement, as of the date of the opinion, and does not address any other aspects or implications of the merger. Morgan Stanley expresses no opinion and Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation to any shareholder of XL as to how to vote at any general meeting of the shareholders of XL to be held in connection with the merger or whether to take any other action with respect to the merger.
Financing (Page 42)
The merger is not conditioned upon receipt of financing by AXA. AXA has informed us that it has sufficient cash on hand and back-up bridge financing in place to fund the entirety of the merger consideration, but that it currently expects to use subordinated debt, cash on hand and, subject to market conditions, proceeds from the planned initial public offering of its U.S. business, AXA Equitable Holdings, Inc., to fund the aggregate merger consideration. The initial public offering is expected to occur during the first half of 2018, subject to market conditions. In addition to cash on hand, AXA obtained an $11.0 billion bridge term loan facility to provide back-up financing in conjunction with the merger, which was reduced to $8.54 billion following AXA’s recent issuance of €2 billion (or $2.46 billion) of subordinated debt on March 26, 2018.
Interests of Certain Persons in the Merger (Page 42)
XL’s directors and executive officers may have interests in the merger that may be different from or in addition to those of XL shareholders generally. The XL board of directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be approved by the shareholders of XL. As described in more detail below, these interests potentially include:
•
except as otherwise agreed by AXA and the holder of an award in writing, the accelerated vesting (upon the closing of the merger, assuming for this purpose that the merger is completed on March 15, 2018) of 16,000 XL restricted shares with an aggregate estimated value equal to $921,600; 853,861 XL performance unit awards with an aggregate estimated value equal to $49,182,422 (determined at payout levels as described in this proxy statement); 216,465 XL restricted share unit awards with an aggregate estimated value equal to $12,468,450; 7,856,873 XL stock option awards with an aggregate estimated value equal to $202,526,066 and 22,265 XL restricted cash unit awards with an aggregate estimated value equal to $1,282,464, in each case based on the per share merger consideration equal to $57.60;

•
the payment of certain severance payments and benefits that the executive officers of XL may become entitled to receive under their respective employment agreements with XL or the Executive Severance Benefit Plan if they experience a qualifying termination of employment following the closing the merger (assuming for this purpose that the merger is completed on March 15, 2018), with an aggregate estimated value of  $41,686,665;

•
potential new retention arrangements between certain executive officers of XL and AXA; and

•
certain indemnification arrangements for XL’s current officers and directors and the continuation of certain insurance arrangements for XL’s current officers and directors for six years after the completion of the transactions.

See the section of this proxy statement titled “The Merger — Interests of XL’s Directors and Executive Officers in the Merger” for a more detailed discussion.
The Merger Agreement (Page 53)
Treatment of Common Shares (Page 53)
At the effective time, each common share issued and outstanding immediately prior to the effective time (other than any common share that is owned by XL as treasury shares, by wholly-owned subsidiaries of XL or by AXA, Merger Sub or wholly-owned subsidiaries of AXA (with certain exceptions)) will be canceled and converted into the right to receive the merger consideration of  $57.60 per common share in cash, without interest and less any required withholding taxes.
Treatment of XL Equity Awards (Page 62)
At the effective time, except as otherwise agreed by AXA and the holder of an award in writing:
•
each XL restricted share will vest and be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to $57.60;

•
each XL performance unit award will vest and will be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of  (i) $57.60 and (ii) the number of XL common shares subject to such XL performance unit award. For the purposes of determining the number of XL common shares subject to outstanding XL performance unit awards, the merger agreement provides that with respect to any XL performance unit award with a performance period that has been completed as of the effective time, the number of XL common shares subject to such XL performance unit awards will be determined based on the actual level of performance achieved, and with respect to any XL performance unit award with a performance period that has not been completed as of the effective time, any applicable performance-based vesting requirements will be deemed to be achieved at target payout levels immediately prior to the effective time;

•
each XL restricted share unit award will vest and will be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of  (i) $57.60 and (ii) the number of XL common shares subject to such XL restricted share unit award;

•
each XL stock option, whether vested or unvested, will be deemed fully vested and will be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of  (i) the excess, if any, of  (A) $57.60, over (B) the per share exercise price of such XL stock option, multiplied by (ii) the number of XL common shares subject to such XL stock option. Any XL stock option with an exercise price that is equal to or greater than $57.60 will be canceled for no consideration; and

•
each XL restricted cash unit award will vest and will be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of  (i) $57.60 and (ii) the number of XL common shares in respect of the XL restricted cash unit award.

Regulatory Clearances Required for the Merger (Page 49)
Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which we refer to as the “HSR Act”), XL and AXA cannot consummate the merger until XL and AXA have notified the Department of Justice’s Antitrust Division and the Federal Trade Commission of the merger and furnished them with certain information and materials relating to the merger and the applicable waiting period has terminated or expired. Under the EU Merger Regulation, the merger cannot be consummated until after the European Commission has issued its clearance decision or the relevant waiting periods have expired without the issuance of a decision.
The merger is also conditioned on the receipt of required regulatory approvals from regulatory authorities including, but not limited to, the Administrative Council of Economic Defense of Brazil, the Superintendence of Industry and Commerce of Colombia, the Federal Economic Competition Commission of Mexico, the Competition Commission of Switzerland, the New York State Department of Financial Services, the Delaware Department of Insurance, the Texas Department of Insurance, the Louisiana Department of Insurance, the Bermuda Monetary Authority, the UK Prudential Regulation Authority, the UK Financial Conduct Authority, Lloyd’s of London, the Swiss Financial Market Supervisory Authority and the Central Bank of Ireland.
No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements (Page 58)
XL has agreed in the merger agreement that it will not, and will cause each of its subsidiaries, and its and their respective directors, officers and employees not to, and will use its reasonable best efforts to cause its other representatives not to, among other things, solicit, encourage, initiate or take any action to facilitate the submission of any inquiry or the making of any proposal, in each case that constitutes, or would reasonably be expected to lead to, a “takeover proposal” (as described and summarized on page 58 of this proxy statement).
If XL receives a bona fide written takeover proposal during the period between March 5, 2018 and the date XL shareholders approve the merger proposal where such takeover proposal did not result from a material breach by XL of such non-solicitation provisions, and the XL board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that such takeover proposal constitutes or would reasonably be expected to lead to a “superior proposal” (as described and summarized on page 60 of this proxy statement), then XL may, subject to certain conditions, enter into a confidentiality agreement with and furnish information (including non-public information) about XL and its subsidiaries to the person or group of persons making the takeover proposal and engage in or otherwise participate in discussions or negotiations with the person or group of persons making such takeover proposal.
The XL board of directors has agreed to recommend approval of the merger proposal at the special general meeting and that it will not change such recommendation, except in certain circumstances described below.
However, the XL board of directors may make an “adverse recommendation change” (as described and summarized on page 59 of this proxy statement) in compliance with the terms of the merger agreement if the XL board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law in response to either (i) a superior proposal received by XL or (ii) an “intervening event” (as described and summarized on page 61 of this proxy statement). If XL makes an adverse recommendation change, AXA may terminate the agreement and XL will be required to pay a $499 million termination fee to AXA.
Subject to the procedures set forth in the merger agreement, if XL receives a superior proposal, XL may terminate the merger agreement to enter into an alternative acquisition agreement in respect of such superior proposal if the XL board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law. In such case XL will be required to pay AXA a $499 million termination fee.
XL is also permitted to waive any standstill provision to allow a third party to make a takeover proposal to the XL board of directors on a non-public basis if the XL board of directors determines in good faith, after consultation with XL’s outside legal counsel, that failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law.
See the section of this proxy statement titled “The Merger Agreement — No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreement” beginning on page 58.
Conditions to the Merger (Page 54)
The obligations of XL, AXA and Merger Sub to consummate the merger under the merger agreement are subject to the satisfaction (or waiver by the applicable parties, if permissible under applicable law) of the following conditions:
•
the merger proposal having been approved by XL’s shareholders;

•
the required regulatory approvals having been obtained and being in full force and effect and, with respect to AXA’s and Merger Sub’s obligations, such required regulatory approvals having been obtained without the imposition of a “burdensome condition” (as described and summarized on page 63 of this proxy statement);

•
there being no injunction, judgment or ruling, enacted, promulgated, issued, entered, amended or enforced by any governmental authority enjoining, restraining or otherwise making illegal or prohibiting the consummation of the merger;

•
with respect to XL’s obligations, on the one hand, and AXA’s and Merger Sub’s obligations, on the other hand, subject to the applicable materiality standards provided in the merger agreement, the representations and warranties of the other party in the merger agreement being true and correct as of the closing date (except to the extent expressly made as of an earlier date, in which case, as of such date) and such other party having furnished a certificate signed on behalf of such other party by an executive officer of such other party, to that effect; and

•
the parties having performed or complied in all material respects with all obligations and covenants required to be performed by them under the merger agreement at or prior to the effective time and such other party having furnished a certificate signed on behalf of such other party by an executive officer of such other party, to that effect.

See the section of this proxy statement titled “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 54 for more information on the conditions to the parties’ respective obligations to consummate the merger.
Termination of the Merger Agreement (Page 65)
The merger agreement may be terminated at any time before the effective time by mutual written consent of XL and AXA and, subject to certain limitations described in the merger agreement, by either XL or AXA if any of the following occurs:
•
the merger has not been consummated by December 5, 2018 (we refer to such date, as may be automatically extended to March 5, 2019 under certain circumstances, as the “walk-away date”), except that this right of termination is not available to any party whose breach of a representation or warranty or failure to perform any of its obligations under the merger agreement has been a principal cause of or resulted in the failure of the merger to occur on or before the walk-away date;

•
there is in effect any injunction, judgment or ruling, enacted, promulgated, issued, entered, amended or enforced by any governmental authority enjoining, restraining or otherwise making illegal or prohibiting the consummation of the merger that is final and nonappealable, except that this right of termination is only available if the applicable party has performed, in all material respects, its obligations under the merger agreement;

•
if XL’s shareholders do not approve the merger proposal at the special general meeting (including any adjournment or postponement thereof) at which a vote on the matter has been taken; or

•
there has been a breach by the other party of its representations, warranties, covenants or agreements contained in the merger agreement, which breach would result in the failure of certain closing conditions relating to compliance with such representations, warranties, covenants and agreements to be satisfied on or prior to the walk-away date, and such breach is not capable of being cured or has not been cured within 30 days after written notice of such breach has been received by the party alleged to be in breach.

The merger agreement may be terminated by AXA at any time prior to the approval by XL’s shareholders of the merger proposal if any of the following occurs:
•
the XL board of directors makes an adverse recommendation change; or

•
XL has willfully breached the covenants regarding the non-solicitation of an alternative transaction, prompt filing of this proxy statement, or the convening of a shareholder meeting to approve the merger proposal.

In such cases, XL will be required to pay AXA a $499 million termination fee.

Subject to the procedures set forth in the merger agreement, if XL receives a superior proposal and XL’s shareholders have not yet approved the merger proposal, XL may terminate the merger agreement to enter into an alternative acquisition agreement in respect of such superior proposal if the XL board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law. In such case XL will be required to pay AXA a $499 million termination fee.
Payment of the termination fee following termination of the merger agreement will not relieve XL or AXA from liability for actual fraud or any willful and material breach of the merger agreement.
See the section of this proxy statement titled “The Merger Agreement — Termination of the Merger Agreement” for more information on the respective termination rights of the parties under the merger agreement.
Expenses and Termination Fee (Page 66)
Generally, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement and the statutory merger agreement will be paid by the party incurring or required to incur such fees and expenses, whether or not the merger is consummated.
Upon termination of the merger agreement, XL may be required, under certain circumstances, to pay a termination fee of  $499 million or $249.5 million to AXA. See the section of this proxy statement titled “The Merger Agreement — Expenses and Termination Fee” for more information on the expenses and termination fee under the merger agreement.
Market Price of XL Common Shares (Page 78)
The closing price of the common shares on the New York Stock Exchange (which we refer to as the “NYSE”) on February 6, 2018, the last full trading day prior to the release of reports that XL was a potential acquisition target, was $37.34 per common share. On March 2, 2018, the last full trading day prior to the announcement of the transaction, was $43.30 per common share. On May 1, 2018, the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price of common shares on the NYSE was $55.81 per common share. You are encouraged to obtain current market quotations for common shares prior to voting your common shares.
Dissenting Shares (Page 61)
Under Bermuda law, XL shareholders of record have rights of appraisal, pursuant to which those XL shareholders who do not vote in favor of the merger proposal and who are not satisfied that they have been offered fair value for their shares will be permitted to apply to the Supreme Court of Bermuda (which we refer to as the “Bermuda Court”) for an appraisal of the fair value of their shares within one month from the giving of the notice convening the special general meeting. See the sections of this proxy statement titled “The Merger — Dissenters’ Rights of Appraisal for XL Shareholders” beginning on page 52, “The Merger Agreement — Dissenting Shares” beginning on page 61 and “Appraisal Rights” beginning on page 82 for a more detailed description of the appraisal rights available to XL shareholders.
Delisting and Deregistration of XL Shares (Page 52)
If the merger is completed, the common shares will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”). The common shares will also be delisted from the Bermuda Stock Exchange (which we refer to as the “BSX”).

Material U.S. Federal Income Tax Consequences (Page 93)
The exchange of common shares for the merger consideration pursuant to the merger agreement generally will be a taxable transaction to U.S. holders of common shares for U.S. federal income tax purposes. On an exchange of common shares for the merger consideration in the merger, U.S. holders will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by them in the merger and their adjusted tax basis in their common shares.
TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO HOLDERS WILL DEPEND UPON THE FACTS OF THEIR RESPECTIVE SITUATIONS. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, XL STRONGLY URGES HOLDERS TO CONSULT WITH THEIR RESPECTIVE TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL GENERAL MEETING
The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special general meeting. These questions and answers may not address all questions that may be important to you as a shareholder of XL. For more information, please see the section of this proxy statement titled “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.
Q:
Why am I receiving this proxy statement?

A:
XL, AXA, and Merger Sub, a wholly-owned subsidiary of AXA, have entered into the merger agreement, pursuant to which Merger Sub will be merged with and into XL, with XL surviving the merger as a wholly-owned subsidiary of AXA.

In order to consummate the merger, XL shareholders must approve the merger proposal. XL will hold the special general meeting to obtain approval of the merger proposal and to consider certain other related matters which are not prerequisites to the consummation of the merger. This proxy statement, which you should read carefully, contains important information about the merger and related transactions and other matters being considered at the special general meeting.
Q:
When and where is the special general meeting?

A:
The special general meeting will take place at 9:00 a.m., Atlantic time, on June 6, 2018, at XL’s offices at One Bermudiana Road, Hamilton, HM 08, Bermuda.

Q:
What is happening at the special general meeting?

A:
At the special general meeting, XL shareholders will be asked to consider and vote on each of the following proposals:

•
Proposal 1:   to approve the merger agreement, the statutory merger agreement and the merger;

•
Proposal 2:   on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to XL’s named executive officers in connection with the merger, as described in this proxy statement; and

•
Proposal 3:   to approve an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes to approve the merger proposal at the special general meeting.

Holders of common shares issued and outstanding as of the record date will be entitled to vote on each of the above proposals.
Q:
Does the XL board of directors recommend approval of the proposals?

A:
The XL board of directors recommends that XL shareholders vote “FOR” the merger proposal, “FOR” the compensation advisory proposal and “FOR” the other proposal described in this proxy statement in respect of which they are entitled to vote.

See the section of this proxy statement titled “The Merger — XL’s Reasons for the Merger and Recommendation of the XL Board of Directors” beginning on page 27 for a more complete description of the recommendations of the XL board of directors. In considering the recommendations of the XL board of directors, you should be aware that XL’s executive officers and directors may have interests in the merger that are different from, or in addition to, those of XL’s shareholders generally. See the section of this proxy statement titled “The Merger — Interests of XL’s Directors and Executive Officers in the Merger” beginning on page 42.
Q:
What will happen in the merger?

A:
If the merger proposal is approved and all other conditions to the merger have been satisfied or waived, Merger Sub will be merged with and into XL, with XL surviving the merger as a wholly-owned subsidiary of AXA.

Q:
What will holders of common shares receive in the merger?

A:
Pursuant to the terms of the merger agreement and the statutory merger agreement, each common share issued and outstanding immediately prior to the effective time (other than any common share that is owned by XL as treasury shares, by wholly-owned subsidiaries of XL or by AXA, Merger Sub or wholly-owned subsidiaries of AXA (with certain exceptions)) will be canceled and converted into the right to receive the merger consideration of  $57.60 per common share in cash, without interest and less any required withholding taxes.

Q:
How does the merger consideration compare to the closing price of common shares prior to announcement of the transaction?

A:
The merger consideration represents a premium of 54.3% to the closing price of common shares on February 6, 2018, the last full trading day prior to the release of reports that XL was a potential acquisition target, and a premium of 33.0% to the closing price of common shares on March 2, 2018, the last full trading day prior to the announcement of the transaction.

Q:
Are shareholders able to exercise appraisal or dissenters’ rights?

A:
Under Bermuda law, XL shareholders of record have rights of appraisal, pursuant to which those shareholders of XL who do not vote in favor of the merger proposal and who are not satisfied that they have been offered fair value for their shares will be permitted to apply to the Bermuda Court for an appraisal of the fair value of their shares within one month from the giving of the notice convening the special general meeting. See the section of this proxy statement titled “The Merger — Dissenters’ Rights of Appraisal for XL Shareholders” and “Appraisal Rights” for more information on appraisal rights.

Q:
When do the parties expect to complete the merger?

A:
The parties expect to complete the merger in the second half of 2018, although there can be no assurance that the parties will be able to do so. The closing is subject to customary closing conditions, including approval by XL shareholders and receipt of certain insurance and other regulatory approvals.

See the section of this proxy statement titled “The Merger Agreement — Conditions to Completion of the Merger” for more information.
Q:
What happens if the merger is not completed?

A:
If the merger proposal is not approved by the requisite vote of XL shareholders, or the merger is not completed for any other reason, the merger will not occur and XL shareholders will not receive the merger consideration, which is described in greater detail in the section of this proxy statement titled “Summary — The Merger Agreement.” XL shareholders will continue to own the common shares owned by them until sold or otherwise disposed by them. XL will remain an independent public company and the common shares will continue to be registered under the Exchange Act and traded on the NYSE and the BSX. In addition, if the merger agreement is terminated, XL may be required, under certain circumstances, to pay a termination fee of  $499 million or $249.5 million to AXA.

Q:
What are the U.S. federal income tax consequences of the merger to holders of common shares?

A:
The exchange of common shares for the merger consideration pursuant to the merger agreement generally will be a taxable transaction to U.S. holders of common shares for U.S. federal income tax purposes. On an exchange of common shares for the merger consideration in the merger, U.S. holders will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by them in the merger and their adjusted tax basis in their common shares.

HOLDERS SHOULD READ THE SECTION OF THIS PROXY STATEMENT TITLED “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” FOR A MORE DETAILED DISCUSSION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER

TO HOLDERS WILL DEPEND UPON THE FACTS OF THEIR RESPECTIVE SITUATIONS. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, XL STRONGLY URGES HOLDERS TO CONSULT WITH THEIR RESPECTIVE TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.
Q:
Why are holders of common shares being asked to cast an advisory (non-binding) vote to approve “golden parachute compensation” that may be paid or become payable to XL’s named executive officers in connection with the merger?

A:
The SEC, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, adopted rules that require XL to seek an advisory (non-binding) vote with respect to certain payments that will or may be made to XL’s named executive officers in connection with the merger. The compensation advisory proposal satisfies this requirement. See the section of this proxy statement titled “The Merger — Interests of XL’s Directors and Executive Officers in the Merger” for more details on such payments.

Q:
Do any of XL’s directors or officers have interests in the merger that may differ from or be in addition to the interests of XL shareholders?

A:
XL’s directors and executive officers may have interests in the merger that may be different from or in addition to those of XL shareholders generally. The XL board of directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be approved by the shareholders of XL. As described in more detail below, these interests potentially include:

•
except as otherwise agreed by AXA and the holder of an award in writing, the accelerated vesting (upon the closing of the merger, assuming for this purpose that the merger is completed on March 15, 2018) of 16,000 XL restricted shares with an aggregate estimated value equal to $921,600; 853,861 XL performance unit awards with an aggregate estimated value equal to $49,182,422 (determined at payout levels as described in this proxy statement); 216,465 XL restricted share unit awards with an aggregate estimated value equal to $12,468,450; 7,856,873 XL stock option awards with an aggregate estimated value equal to $202,526,066 and 22,265 XL restricted cash unit awards with an aggregate estimated value equal to $1,282,464, in each case based on the per share merger consideration equal to $57.60;

•
the payment of certain severance payments and benefits that the executive officers of XL may become entitled to receive under their respective employment agreements with XL or the Executive Severance Benefit Plan if they experience a qualifying termination of employment following the closing the merger (assuming for this purpose that the merger is completed on March 15, 2018), with an aggregate estimated value of  $41,686,665;

•
potential new retention arrangements between certain executive officers of XL and AXA; and

•
certain indemnification arrangements for XL’s current officers and directors and the continuation of certain insurance arrangements for XL’s current officers and directors for six years after the completion of the transactions.

See the section of this proxy statement titled “The Merger — Interests of XL’s Directors and Executive Officers in the Merger” for a more detailed discussion.
Q:
I am an employee of XL who holds XL equity awards. How will my XL equity awards be treated in the merger?

A:
At the effective time, except as otherwise agreed by AXA and the holder of an award in writing:

•
each XL restricted share will vest and be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to $57.60;

•
each XL performance unit award will vest and will be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of  (i) $57.60 and (ii) the number of XL common shares subject to such XL performance unit award. For the purposes of determining the number of XL common shares subject to outstanding XL performance unit awards, the merger agreement provides that with respect to any XL performance unit award with a performance period that has been completed as of the effective time, the number of XL common shares subject to such XL performance unit awards will be determined based on the actual level of performance achieved, and with respect to any XL performance unit award with a performance period that has not been completed as of the effective time, any applicable performance-based vesting requirements will be deemed to be achieved at target payout levels immediately prior to the effective time;

•
each XL restricted share unit award will vest and will be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of  (i) $57.60 and (ii) the number of XL common shares subject to such XL restricted share unit award;

•
each XL stock option, whether vested or unvested, will be deemed fully vested and will be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of  (i) the excess, if any, of  (A) $57.60, over (B) the per share exercise price of such XL stock option, multiplied by (ii) the number of XL common shares subject to such XL stock option. Any XL stock option with an exercise price that is equal to or greater than $57.60 will be canceled for no consideration; and

•
each XL restricted cash unit award will vest and will be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of  (i) $57.60 and (ii) the number of XL common shares in respect of the restricted cash unit award.

Q:
What is the required quorum for the special general meeting?

A:
At the special general meeting, two or more persons present in person and representing in person or by proxy more than 50% of the aggregate voting power of XL common shares as of the record date will form a quorum for the transaction of business.

Q:
What shareholder vote is required to approve the items to be voted on at the special general meeting, including the merger?

A:
Pursuant to XL’s bye-laws, as the XL board of directors has unanimously approved the merger proposal, the approval of the merger proposal requires the affirmative vote of a majority of the votes cast by holders of common shares present in person or represented by proxy and entitled to vote at the special general meeting or any adjournment thereof in accordance with XL’s bye-laws.

The approval of the compensation advisory proposal requires the affirmative vote of a majority of the votes cast by holders of common shares present in person or represented by proxy and entitled to vote at the special general meeting in accordance with XL’s bye-laws.
The approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of common shares present in person or represented by proxy and entitled to vote at the special general meeting in accordance with XL’s bye-laws.
See the section of this proxy statement titled “Questions and Answers About the Merger and the Special General Meeting — Who is entitled to vote at the special general meeting?” for a more detailed description.
Q:
What effect do abstentions and “broker non-votes” have on the proposals?

A:
Abstentions will be counted toward the presence of a quorum at the special general meeting. “Broker non-votes” will not be counted toward the presence of a quorum at the special general meeting (unless instructions have been provided by the applicable beneficial owner to the bank, broker or other nominee or Computershare UK, as applicable, with respect to at least one proposal to be voted upon at the special general meeting). Abstentions and “broker non-votes” will not be considered votes cast on any proposal brought before the special general meeting. Because the vote required to approve the proposals to be voted upon at the special general meeting is the affirmative vote of the majority of the votes cast assuming a quorum is present, an abstention or a “broker non-vote” with respect to any proposal to be voted on at the special general meeting will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.
Q:
Does AXA have the financial resources to complete the merger?

A:
Yes. It is anticipated that the total funds needed to complete the merger will be approximately $15.3 billion, and AXA has informed us that it has sufficient cash on hand and back-up bridge financing in place to fund the entirety of the merger consideration, but that it currently expects to use subordinated debt, cash on hand and, subject to market conditions, proceeds from the planned initial public offering of its U.S. business, AXA Equitable Holdings, Inc., to fund the aggregate merger consideration. The initial public offering is expected to occur during the first half of 2018, subject to market conditions. In addition to cash on hand, AXA obtained an $11.0 billion bridge term loan facility to provide back-up financing in conjunction with the merger, which was reduced to $8.54 billion following AXA’s recent issuance of €2 billion (or $2.46 billion) of subordinated debt on March 26, 2018. The transaction is not subject to a financing condition.

Q:
Who is entitled to vote at the special general meeting and what is the record date?

A:
Only XL shareholders of record, as shown on XL’s register of members at the close of business on  April 27, 2018, the record date for the special general meeting, will be entitled to notice of, and to vote at, the special general meeting or any adjournment or postponement thereof. Holders of common shares will be entitled to vote on the merger proposal, the compensation advisory proposal and the adjournment proposal.

If you hold your common shares in “street name” beneficially through a bank, broker or nominee, you must follow the procedures required by your bank, broker or other nominee. You should contact your bank, broker or other nominee, as applicable, for more information on these procedures.
If you are a holder of DIs, you must follow the procedures required by Computershare UK (if you hold such DIs directly) or your bank, broker or other nominee to appoint or revoke a proxy with respect to the special general meeting. You should contact Computershare UK or your bank, broker or other nominee, as applicable, for more information on these procedures.
Q:
What do I need to do now?

A:
We urge you to carefully read this proxy statement, including its annexes and the documents incorporated by reference in this proxy statement. You are also encouraged to review the documents referenced under the section of this proxy statement titled “Where You Can Find More Information” and consult with your accounting, legal and tax advisors. Once you have considered all relevant information, we encourage you to fill in and return the enclosed proxy card (if you are a shareholder of record) or voting instruction form you receive from your bank, broker or other nominee (if you are a shareholder who holds your shares through a bank, broker or other nominee) or the voting instructions that you receive from Computershare UK (if you are a holder of DIs) or to follow the instructions provided to you for voting over the Internet or by telephone.

Q:
How do I vote my shares?

A:
Shareholder of Record.   If your common shares are registered directly in your name, then you are considered a shareholder of record of XL with respect to those shares and this proxy statement and the enclosed proxy card were sent to you directly by XL. As a XL shareholder of record, you may vote by completing, dating, signing and mailing the enclosed proxy card in the return envelope provided as soon as possible or by following the instructions on the proxy card to submit your proxy by telephone or over the Internet at the website indicated. Submission of the proxy by telephone or over the Internet is available through 11:59 p.m. Eastern Time on the business day immediately before the special general meeting. XL shareholders of record may also vote by attending the special general meeting in person by bringing valid picture identification. However, whether or not you plan to attend the special general meeting in person, we encourage you to vote your common shares in advance to ensure that your vote is represented at the special general meeting. Abstentions will be counted toward the presence of a quorum at the special general meeting. “Broker non-votes” will not be counted toward the presence of a quorum at the special general meeting (unless instructions have been provided by the applicable beneficial owner to the bank, broker or other nominee or Computershare UK, as applicable, with respect to at least one proposal to be voted upon at the special general meeting). Abstentions and “broker non-votes” will not be considered votes cast on any proposal brought before the special general meeting. Because the vote required to approve the proposals to be voted upon at the special general meeting is the affirmative vote of the majority of the votes cast assuming a quorum is present, an abstention or a “broker non-vote” with respect to any proposal to be voted on at the special general meeting will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.
Beneficial Owner of Shares Held in Street Name.   If your common shares are held in the name of a bank, broker or other similar organization or nominee, then you are considered a beneficial owner of such shares held for you in what is known as “street name.” Most shareholders of XL hold their shares in “street name.” If this is the case, this proxy statement has been forwarded to you by your bank, broker or other organization or nominee together with a voting instruction form. You may vote by completing and returning your voting instruction form to your broker. Please review the voting instruction form to see if you are able to submit your voting instructions by telephone or over the Internet. The organization or nominee holding your account is considered the shareholder of record for purposes of voting at the special general meeting. As a beneficial owner, you have the right to instruct the organization that holds your shares of record how to vote the common shares that you beneficially own.
Holder of Depositary Interests.   If you are a holder of DIs held through Computershare UK, the relevant voting instructions have been provided by Computershare UK (if you hold DIs directly) or your bank, broker or other nominee. Please note that holders of DIs may be required to submit voting instructions to Computershare UK (if you hold DIs directly) or your bank, broker or other nominee, as applicable, at or prior to the deadline applicable to registered holders of common shares and you should therefore follow the separate instructions that will be provided by Computershare UK or your bank, broker or other nominee, as applicable. Computershare UK or your bank, broker or other nominee, as applicable, will not be able to vote your common shares unless it receives appropriate and timely instructions from you. See the section of this proxy statement titled “Questions and Answers About the Merger and the Special General Meeting — How can I vote if I hold DIs?” for a more detailed description.
Q:
If my common shares are held in “street name,” how do I vote in person at the special general meeting?

A:
If you are a beneficial owner of common shares held in “street name” rather than a shareholder of record, you may only vote your common shares in person at the special general meeting by bringing valid personal photo identification and a legal proxy form from your bank, broker or other nominee that holds your common shares or DIs.

Q:
How can I vote if I hold DIs?

A:
Holders of DIs through Computershare UK must vote the common shares underlying such DIs by following the procedures established by Computershare UK (if you hold DIs directly) or those established by their bank, broker or other nominee.

If you do not instruct Computershare UK or your bank, broker, or other nominee, as applicable, on how to vote the common shares underlying your DIs prior to the special general meeting, the common shares underlying your DIs will not be voted at the special general meeting and such common shares will not be considered when determining whether any applicable proposal has received the required approval and will not be counted as present by person or by proxy for purposes of the relevant quorum requirement.
If you hold DIs, we recommend that you contact Computershare UK (if you hold DIs directly) or your bank, broker or other nominee directly for more information on the procedures by which the common shares underlying your DIs can be voted. Computershare UK or your bank, broker or other nominee, as appropriate, will not be able to vote such common shares unless it receives appropriate instructions from you.

In addition, you may not vote your common shares in person at the shareholder meetings unless you obtain a legal proxy from Computershare UK (if you hold DIs directly) or the bank, broker or other nominee that holds your common shares or DIs and bring valid personal photo identification. You will need to follow the instructions of Computershare UK or your bank, broker or other nominee in order to obtain such legal proxy form.
Q:
What do I do if I want to change my vote?

A:
If your common shares are registered directly in your name, then you are considered a shareholder of record of XL with respect to those shares and this proxy statement and the enclosed proxy card were sent to you directly by XL. You may revoke a submitted proxy prior to its exercise at the special general meeting, or any adjournment thereof, in any of the following ways:

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submitting a later-dated proxy by telephone or through the Internet prior to the telephone or Internet voting deadline indicated on your proxy card;

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submitting a later-dated proxy card;

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giving notice of revocation or executing a subsequent proxy, in either case to the Secretary of XL in writing at XL Group Ltd, One Bermudiana Road, Hamilton, HM 08, Bermuda such that it is received by the Secretary of XL at least one hour before the commencement of the special general meeting, or any adjournment thereof, as required under XL’s bye-laws to permit the necessary examination and tabulation of the subsequent proxy or revocation before the votes are taken; or

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attending and voting in person at the special general meeting, or any adjournment thereof.

If your common shares are held in “street name” by your bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee as to how to revoke or change your previously provided voting instructions.
If you are a holder of DIs and want to change your vote, the relevant voting instructions have been provided by Computershare UK (if you hold DIs directly) or your bank, broker or other nominee.
Q:
If I hold my shares in certificated form, should I send in my share certificates now?

A:
No. You should NOT return your share certificates with the enclosed proxy card, and you should not forward your share certificates to the paying agent (as described on page 51 of this proxy statement) without a letter of transmittal. Promptly after the effective time, each shareholder of record of a certificate representing common shares that has been converted into the right to receive the merger consideration will be sent a letter of transmittal describing the procedure for surrendering its shares in exchange for the merger consideration. If you hold your shares in certificated form, you will receive your cash payment after the paying agent receives your share certificates and any other documents requested in the instructions.

Q:
If I hold my shares in book-entry form, how will I receive payment when the merger occurs?

A:
If you hold shares in non-certificated book-entry form that have been converted into the right to receive the merger consideration, you will receive your cash payment in respect of those shares as promptly as practicable following the effective time and the paying agent’s receipt of the documents that it requests from you, if any.

Q:
If I hold DIs representing common shares through CREST or the Corporate Sponsored Nominee Service held through Computershare UK, how will I receive payment when the merger occurs?

A:
If you hold DIs representing common shares through CREST that have been converted into the right to receive the merger consideration, you will receive your cash payment in respect of those shares as promptly as practicable following the receipt of such payment by Computershare UK from the paying agent. Payment will be made in U.S. dollars by Computershare UK creating an assured payment obligation in favor of your payment bank in accordance with the CREST assured payment arrangements.

If you hold DIs representing common shares through the Corporate Sponsored Nominee Service that have been converted into the right to receive the merger consideration, you will receive your cash payment in respect of those shares as promptly as practicable following the receipt of such payment by Computershare UK from the paying agent. Payment will be made by check in pounds sterling by Computershare UK arranging the conversion of the merger consideration.
In either case Computershare UK will provide any necessary documentation to the paying agent and you would not need to take any additional action.
Q:
Who will solicit and pay the cost of soliciting proxies?

A:
XL has engaged D.F. King & Co. to assist in the solicitation of proxies for the special general meeting. XL estimates that it will pay D.F. King & Co. a fee of approximately $20,000 and reimbursement of certain expenses.

Q:
Who should XL shareholders contact with any additional questions?

A:
If you have any additional questions about the merger or you would like additional copies of this proxy statement or assistance voting your shares, you should contact D.F. King & Co. at:

D.F. King & Co.
48 Wall Street, 22nd floor
New York, NY 10005
Shareholders within the United States may call toll free: (877) 732-3613
Shareholders outside the United States may call: (212) 269-5550
Q:
Who should holders of DIs held in CREST or through the Corporate Sponsored Nominee contact with any additional questions?

A:
If you have any additional questions about the merger or you would like additional copies of this proxy statement or assistance voting your DIs, you should contact Computershare UK at:

Computershare Investor Services PLC
The Pavilions
Bridgwater Road
Bristol BS13 8AE
Corporate Sponsored Nominee Holders: Tel +44 (0)370 703 0008
Depositary Interest Holders: Tel +44 (0)906 999 0000
Q:
Where can I find more information about XL?

A:
You can find more information about XL in the documents described under the section of this proxy statement titled “Where You Can Find More Information.”

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements. Any prospectus, prospectus supplement, Annual Report to common shareholders, proxy statement, Form 10-K, Form 10-Q or Form 8-K or any other written or oral statements made by XL or on XL’s behalf may include forward-looking statements that reflect their respective current views with respect to future events and financial or operational performance. Such statements include forward-looking statements with respect to the transactions contemplated by the merger agreement and statutory merger agreement, including the merger, to XL in general, and to the insurance and reinsurance sectors in particular (both as to underwriting and investment matters). Forward-looking statements are based on information then currently available to XL and involve estimates, expectations, projections and extrapolations thereof. Statements that include the words “expect,” “estimate,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “could,” or “would” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the PSLRA or otherwise.
The proposed transaction is subject to risks and uncertainties and factors that could cause XL’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements include, but are not limited to:
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that XL may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived, including the failure to obtain XL shareholder approval for the merger proposal or that a governmental entity or insurance regulator may prohibit, delay or refuse to grant approval for the consummation of the transaction;

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uncertainty as to the timing of completion of the proposed transaction;

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the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

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risks related to disruption of XL’s management’s attention from ongoing business operations due to the proposed transaction;

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the effect of the announcement of the proposed transaction on XL’s relationships with their respective clients, operating results and business generally;

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the outcome of any legal proceedings to the extent initiated against XL or others following the announcement of the proposed transaction; and

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XL’s management team’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere, including the risk factors included in XL’s most recent reports on Form 10-K and other documents of XL on file with or furnished to the SEC. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by XL will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XL or its business or operations. XL undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by the federal securities laws.

PARTIES TO THE MERGER
XL
XL Group Ltd
One Bermudiana Road
Hamilton, HM 08,
Bermuda
+1 (441) 292-8515
XL Group Ltd (which we refer to as “XL” and, following the merger, as the “surviving company”), a Bermuda exempted company, through its subsidiaries, is a global insurance and reinsurance company providing property, casualty and special products to industrial, commercial and professional firms, insurance companies and other enterprises on a worldwide basis.
For additional information on XL and its business, including how to obtain the documents that XL has filed with the SEC, see the section of this proxy statement titled “Where You Can Find More Information.”
AXA
AXA SA
21 Avenue, Matignon
75008 Paris, France
+33 1 40 75 48 43
AXA SA (which we refer to as “AXA”), a French société anonyme, is the holding company of the AXA Group, a worldwide leader in insurance and asset management, with 116,000 employees (open-ended and fixed term contracts) serving more than 100 million clients. In 2017, IFRS revenues amounted to Euro 98.5 billion and IFRS underlying earnings to Euro 6.0 billion. AXA had Euro 1,439 billion in assets under management as of December 31, 2017. The AXA ordinary share is listed on compartment A of Euronext Paris under the ticker symbol CS (ISN FR 0000120628 — Bloomberg: CS FP — Reuters: AXAF.PA). AXA’s American Depository Share is also quoted on the OTC QX platform under the ticker symbol AXAHY. AXA is included in the main international SRI indexes, such as Dow Jones Sustainability Index (DJSI) and FTSE4GOOD. It is a founding member of the UN Environment Programme’s Finance Initiative (UNEP FI) Principles for Sustainable Insurance and a signatory of the UN Principles for Responsible Investment.
Merger Sub
Camelot Holdings Ltd.
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
Camelot Holdings Ltd. (which we refer to as “Merger Sub”), a Bermuda exempted company, is a wholly owned subsidiary of AXA that was formed by AXA solely for purposes of entering into the merger agreement and the statutory merger agreement and completing the transactions contemplated thereby. Upon completion of the merger, Merger Sub will be merged with and into XL and will cease to exist.

THE MERGER
This discussion of the merger is qualified in its entirety by reference to the merger agreement, a copy of which is incorporated by reference in its entirety and included in this proxy statement as Annex A. You should read the merger agreement in its entirety because it, and not this proxy statement, is the legal document that governs the merger.
Effects of the Merger
Pursuant to the merger agreement and the statutory merger agreement, Merger Sub will merge with and into XL, with XL continuing as the surviving company. XL, as the surviving company, will continue in existence as a Bermuda exempted company and a wholly-owned subsidiary of AXA. As a result of the merger under Bermuda law, XL’s and Merger Sub’s respective undertakings, property and liabilities will become vested in XL as the surviving company in the merger.
At the effective time, each common share issued and outstanding immediately prior to the effective time (other than any common share that is owned by XL as treasury shares, by wholly-owned subsidiaries of XL or by AXA, Merger Sub or wholly-owned subsidiaries of AXA (with certain exceptions)) will be canceled and converted into the right to receive the merger consideration.
At the effective time, each preferred share of any subsidiary of XL issued and outstanding immediately prior to the effective time will continue as a preferred share of such subsidiary following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged.
Background of the Merger
Unless otherwise stated, references in this section of this proxy statement to times of day are in Eastern Time.
The XL board of directors annually reviews with senior management XL’s long-term strategic plans and objectives and this review includes a discussion of macro trends impacting XL and the (re)insurance industry, such as (re)insurance industry consolidation, changes in the (re)insurance distribution model, increasing presence of alternative capital in the (re)insurance sector, the continued impact of a “soft market” pricing environment especially in the specialty and property catastrophe lines of business and resulting margin pressure and their potential impact on XL’s strategic plan and objectives, and also senior management’s view that public trading markets do not give proper credit to XL’s performance.
During the first half of 2017, Mike McGavick, XL’s Chief Executive Officer, had discussions with executives of a global insurance and reinsurance company, referred to as “Party 1,” who introduced the idea of a potential strategic transaction between XL and Party 1. XL entered into a confidentiality agreement including a standstill with Party 1 in June 2017. Recurring discussions with Party 1 occurred through late February 2018, which the XL board of directors was kept apprised of by XL’s senior management.
Following the annual review of XL’s strategic plan in August 2017, XL’s board of directors continued to endorse XL’s stand-alone strategic plan but also authorized XL’s management team to engage in discussions at management’s discretion with other (re)insurers regarding potential strategic opportunities within the industry, including continuing discussions with Party 1.
During October 2017, representatives of another global insurance and reinsurance company, referred to as “Party 2,” requested a meeting with representatives of XL and, during such meeting, discussed a potential strategic transaction. This meeting with Party 2 did not develop into further discussions.
On November 7, 2017, following an unrelated board meeting for AXA US in New York, Thomas Buberl, AXA’s Chief Executive Officer met with a representative of XL’s financial advisor, Morgan Stanley & Co. LLC. At this meeting, Mr. Buberl requested a meeting with Mr. McGavick.
On November 15, 2017, Mr. Buberl met with Mr. McGavick. During this meeting, Mr. Buberl proposed the possibility of a strategic transaction involving XL and AXA.

Following this meeting, on November 16, 2017, Mr. McGavick provided an update to the Chairman of the XL board of directors. The other members of the XL board of directors were subsequently informed of the communication with Mr. Buberl.
On December 4, 2017, Mr. McGavick and Greg Hendrick, who was then the President of XL’s property and casualty division, met with Mr. Buberl. During this meeting, the participants discussed the possibility of a strategic transaction involving XL and AXA, XL’s then-current valuation and trading multiples and the possibility that these might not fully and fairly reflect XL’s value. Mr. Buberl also expressed interest in combining XL with certain components of AXA’s existing businesses and identifying potential leadership for the combined business unit.
On December 13, 2017, representatives of Morgan Stanley and Mr. Buberl participated in a telephone call during which Mr. Buberl again expressed AXA’s strategic interest in XL.
From December 13, 2017 through January 15, 2018, XL and AXA exchanged drafts of a confidentiality agreement with respect to AXA’s receipt and review of non-public information regarding XL.
During an update to the XL board of directors on December 13, 2017, the XL management team discussed with the XL board of directors the potential for a strategic transaction with AXA. On December 14, 2017 and continuing on December 15, 2017, XL’s board of directors held a regularly scheduled meeting. Members of XL’s senior management team also participated in these meetings. Representatives of XL’s financial advisors, Morgan Stanley and Ardea Partners LLC, participated in the meeting on December 14, 2017. The XL board of directors reviewed and approved XL’s annual budget and business plan for 2018 that reflected, among other matters, the impact of the market reaction to the natural catastrophe losses that occurred in the second half of 2017. As part of these meetings, the directors discussed, among other items, the market environment, perspectives on XL’s valuation, and the fact that there had been recent expressions of strategic interest in XL from AXA, Party 1 and Party 2, as well as an expression of interest in discussing a potential strategic transaction from a global insurance company, referred to as “Party 3,” which inquiry was not subsequently pursued thereafter by Party 3. Although the XL board of directors continued to endorse XL’s stand-alone strategic plan, the macro trends that the XL board of directors regularly considers as part of its strategic review, combined with the natural catastrophe losses in 2017, led to a heightened attention to XL’s potential strategic opportunities.
On January 16, 2018, XL and AXA executed a confidentiality agreement. The terms of the confidentiality agreement did not permit AXA to make a formal proposal to acquire XL unless specifically invited to do so by XL.
On January 18, 2018, Mr. Buberl telephoned Mr. McGavick and during this call the potential acquisition of XL by AXA was discussed.
On January 19, 2018, Mr. McGavick and other XL directors participated in a regularly scheduled board update call during which Mr. McGavick’s recent conversations with Mr. Buberl and other expressions of strategic interest in XL were discussed.
On January 26, 2018, Mr. McGavick, Mr. Hendrick, Stephen Robb, XL’s Chief Financial Officer and Pete Porrino, XL’s former Chief Financial Officer and advisor to Mr. McGavick, met with Mr. Buberl, Gérald Harlin, AXA’s Deputy Chief Executive Officer and Group Chief Financial Officer, George Stansfield, AXA’s Deputy Chief Executive Officer and Group General Secretary, Nicolas Leclercq, AXA’s Head of Group Corporate Finance and Treasury and Alban de Mailly Nesle, AXA’s Group Chief Risk Officer, to discuss a potential strategic transaction. During that meeting, AXA expressed an interest in studying how the existing businesses of AXA, including AXA Corporate Solutions (AXA’s large commercial P&C and specialty business) and AXA Art, could be combined with the business of XL and what the key messages would be to internal and external stakeholders in the event of a transaction. Mr. Hendrick was asked to lead this workstream.
On January 31, 2018, Mr. Porrino, Mr. Stansfield and Helen Browne, AXA’s Group General Counsel, participated in a telephone call during which potential integration planning matters were discussed, including further details of AXA’s plan to combine certain components of AXA’s existing businesses with XL.

On February 1, 2018, Mr. McGavick and Mr. Buberl participated in a telephone call during which discussions regarding a potential strategic transaction continued. During this call, it was agreed that representatives of AXA would be invited to participate in a series of management meetings and discussions in order for AXA to more fully develop a view as to its interest in XL.
During the week of February 5, 2018 through February 13, 2018, representatives of XL and AXA participated in meetings, videoconferences and telephone calls regarding XL’s business, operations, structure and governance and potential integration planning matters.
On February 7, 2018, Bloomberg published a news article, citing unnamed sources, that XL was attracting interest from other insurance and reinsurance companies, including Allianz SE. AXA was not named in the Bloomberg news article.
During the week of February 5, 2018, both prior and subsequent to the Bloomberg news article, XL or its representatives continued to have conversations with Party 1 and had preliminary conversations with a U.S. insurance company, referred to as “Party 4,” and a global insurance and reinsurance company, referred to as “Party 5,” through its representatives. In addition, Morgan Stanley, on behalf of and at the direction of XL, had preliminary conversations with a global insurance and reinsurance company, referred to as “Party 6.”
On February 13, 2018, Mr. McGavick met with Denis Duverne, the Chairman of AXA, and Mr. McGavick and Mr. Hendrick each met with Mr. Buberl separately. During these discussions, Mr. Buberl indicated that if a transaction were to occur, XL would be combined with certain components of AXA’s existing businesses. Mr. Buberl expressed to Mr. McGavick that members of XL’s management team, including Mr. Hendrick and potentially Mr. McGavick, would have a role running this combined business unit if a transaction were to occur (with Mr. Hendrick possibly serving as CEO of the combined business unit and with Mr. McGavick possibly being retained by AXA in some other capacity); however, no determination was made at this time regarding whether Mr. McGavick would continue to be employed by AXA following a potential transaction and no specific terms of potential employment by AXA for any member of XL’s management team were discussed.
On February 14, 2018, certain members of XL’s management team provided the XL board of directors with an update on discussions with AXA regarding a potential strategic transaction.
On February 15, 2018, Ardea Partners provided written disclosure to XL, subsequently updated shortly prior to the March 4, 2018 meeting of XL’s board of directors, regarding Ardea Partners’ material relationships with XL and AXA which were thereafter shared with XL’s board of directors.
On February 15, 2018, XL’s board of directors held a regularly scheduled meeting. Members of XL’s management team and representatives of Morgan Stanley, Ardea Partners, and Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel to XL, referred to as “Skadden Arps,” also participated in portions of this meeting. As part of this meeting, the directors discussed XL management’s ongoing dialogue with AXA and reviewed details of discussions between XL and other insurance and reinsurance companies. Representatives of Skadden Arps reviewed with XL’s board of directors the general scope of duties of a public company board of directors and how those duties would be applied in the context of discussions regarding a potential sale of the company. Representatives of Morgan Stanley and Ardea Partners reviewed with the directors XL’s financial performance and certain preliminary financial analyses performed by Morgan Stanley and Ardea Partners. At this meeting, XL’s management team discussed XL’s 2018 business plan in light of January 1, 2018 renewals. While affirming XL’s 2018 business plan, XL’s board of directors authorized Mr. McGavick and XL management to continue discussions with AXA and continue discussions or engage with other potentially interested parties and discussed how to respond to indications of interest that could be received at a range of potential prices.
On February 19, 2018, Mr. McGavick reached out to Party 2, but Party 2 did not pursue conversations with XL any further.
On February 20, 2018, Mr. McGavick received an initial preliminary and non-binding oral indication of interest to acquire XL for a cash amount in the area of  $50.00 per share from Party 1. Based on previous feedback from the XL board of directors, Mr. McGavick conveyed to Party 1 that the XL board would not be willing to enter into negotiations at a price of less than $50.00 per share. Mr. McGavick further stated that the XL Board of directors would be unlikely to enter into a transaction at a price per share in the low $50s. That understood, Party 1 requested that, in the event XL sought to enter into a potential strategic transaction with a third party, XL continue to consider Party 1 as a potential alternative partner to such a transaction and continue an ongoing dialogue with Party 1. Party 1 further requested to be provided with a “last look” in the event a third party to a potential strategic transaction with XL proposed a higher price. XL agreed to maintain a dialogue with Party 1 but made no further assurances to Party 1.
Also on February 20, 2018, Mr. Porrino and Mr. Stansfield discussed key principles underlying potential areas of integration planning.
Also on February 20, 2018, at the direction of XL, a representative of Morgan Stanley contacted Mr. Buberl of AXA to convey that Mr. McGavick had received a non-binding oral indication of interest to acquire XL from an unspecified third party (which was Party 1) and that in order to proceed further AXA would need to make a competitive oral offer in light of the range of offers that could be received from other parties.
On February 21, 2018, Mr. Buberl telephoned Mr. McGavick seeking permission to make a preliminary, confidential and non-binding offer to acquire XL’s outstanding common shares for cash consideration of  $57.60 per share. Mr. Buberl also requested that XL grant AXA a period of exclusivity, which request was not granted. Based on prior authorization of the XL board of directors, Mr. McGavick granted AXA permission to submit a non-binding written offer to the XL board of directors at the price indicated by Mr. Buberl.
On February 21, 2018 and February 22, 2018, additional discussions were held between representatives of XL and representatives of AXA.
During the morning of February 23, 2018, Mr. Leclercq sent to Morgan Stanley a letter containing a preliminary, confidential and non-binding offer to acquire 100% of XL’s outstanding common shares for cash consideration of  $57.60 per share. The offer included key principles that would be applied for the integration and ongoing management of XL with the AXA group, including that XL would retain significant autonomy within AXA, while being combined with certain components of AXA’s existing businesses. The offer did not mention specific management retention or the potential for current XL board members to sit on AXA’s board of directors. The offer also indicated that AXA was prepared to enter into due diligence and negotiations on an accelerated timeframe.
On February 23, 2018, a representative of Skadden Arps sent an initial draft of the merger agreement to Ms. Browne as had been previously requested by AXA.
Also on February 23, 2018, Mr. McGavick and other XL directors participated in a board update call during which the status of the potential transaction was discussed. Mr. McGavick also called Party 1, and determined, based on that call, that it was unlikely that Party 1 would continue to pursue a transaction given the price that had been offered by AXA. In addition, in light of the non-binding offer received from AXA and AXA’s proposed accelerated timeframe, the determination was made not to seek to pursue an ongoing dialogue with any of Party 2, Party 5 or Party 6 at that time.
Also on February 23, 2018, to facilitate AXA’s due diligence, XL gave representatives of AXA access to an electronic data room containing documents and information with respect to XL.
During the period from February 23, 2018 through March 4, 2018, Mr. McGavick and Mr. Buberl had frequent discussions regarding the potential transaction and other representatives of XL and representatives of AXA and J.P. Morgan Securities LLC, AXA’s financial advisor, also engaged in discussions regarding the potential transaction and confirmatory due diligence matters.
On February 25, 2018, a representative of Party 4 met with Mr. McGavick and indicated that Party 4 would be interested in pursuing a strategic transaction with XL that would value XL at between $10 billion and $15 billion. Given the current progress of discussions with AXA and Mr. McGavick’s and XL’s board of directors’ view of Party 4’s ability to effect such a transaction, discussions were not pursued with Party 4 and Party 4 did not seek to reengage with XL.

During the early morning of February 26, 2018, a representative of Cravath, Swaine & Moore LLP, AXA’s outside legal advisor, referred to as “Cravath,” sent a revised draft of the merger agreement to Skadden Arps.
Also on February 26, 2018, Morgan Stanley provided written disclosure to XL, subsequently updated shortly prior to the March 4, 2018 meeting of XL’s board of directors, regarding its material relationships with XL and AXA which were thereafter shared with XL’s board of directors, as more fully described below under the heading “— Opinion of XL’s Financial Advisor.”
During the afternoon of February 27, 2018, a representative of Skadden Arps sent a revised draft of the merger agreement to Cravath. The draft reflected XL’s response to certain issues that had been raised by AXA’s proposed merger agreement draft, including regarding the scope of termination events and termination fees, the scope of the “fiduciary out” exceptions to the non-solicitation covenant, the scope of AXA’s commitments to seek and obtain regulatory approvals and the conditions to closing (including exclusions from the definition of  “material adverse effect”).
On February 28, 2018, representatives of Skadden participated in a teleconference with representatives of Cravath to discuss issues in XL’s revised merger agreement draft, including the scope of termination events and termination fees, the scope of the “fiduciary out” exceptions to the non-solicitation covenant, the conditions to closing and covenants and conditions relating to the impact of natural catastrophe events on XL.
Also on February 28, 2018, Mr. Buberl inquired of Mr. McGavick whether XL executives would be willing to consider potentially rolling over their 2018 equity awards in the event they remained at XL after the closing of the transaction. Mr. McGavick indicated to Mr. Buberl his willingness to do so and that he would discuss with other executives at XL to see if they would potentially be willing to consider doing so.
During the period from February 28, 2018 to March 4, 2018, representatives of Skadden Arps and ASW Law Limited, special Bermuda counsel to XL, with the assistance of XL’s senior management team, negotiated the terms and conditions of the merger agreement with AXA and its legal and financial advisers.
On March 1, 2018, Mr. McGavick and other XL directors participated in a board update call during which the status of the potential transaction was discussed. All members of the XL board of directors were invited to attend this session. Because XL and AXA had agreed on a per share purchase price and had agreed in all material respects to the other material transaction terms (subject to finalization of definitive documentation and approval by the boards of XL and AXA), the Management Development and Compensation Committee of the XL board of directors authorized Mr. McGavick, Mr. Hendrick, Kirstin Gould, XL’s General Counsel and Secretary, and Eileen Whelley, XL’s Chief Human Resources Officer, to preliminarily discuss with AXA post-closing officer roles and responsibilities of certain members of senior management of XL, provided that such persons were not authorized to finalize specific employment agreements or terms without the approval of the committee. Following the committee’s authorization, Messrs. McGavick and Hendrick commenced such discussions with AXA.
Also on March 1, 2018, representatives of AXA contacted a representative of Morgan Stanley to discuss the intention of Mr. McGavick and Mr. Hendrick to roll over their 2018 equity awards in connection with the transaction and to continue to provide services to the surviving company following the closing of the proposed transaction.
On March 2, 2018, during a call regarding other transaction matters, Mr. Hendrick and representatives of AXA discussed the intention of Mr. Hendrick to roll over his 2018 equity awards in connection the transaction and to continue to provide services to the surviving company following the closing of the proposed transaction.
On March 3, 2018, Bloomberg published an article stating that AXA was in advanced discussions to purchase XL.
On the morning of March 4, 2018, the Management Development and Compensation Committee of the XL board of directors met. All members of the XL board of directors were invited to attend this session. The meeting was also attended by members of XL’s management and representatives of Skadden Arps. Representatives of Skadden Arps reviewed with the Management Development and Compensation

Committee of the XL board of directors, among other matters, the proposed treatment of XL’s outstanding equity awards as contemplated by the merger agreement and the Management Development and Compensation Committee of the XL board of directors unanimously approved such proposed treatment.
Following this meeting, the XL board of directors met. Mr. Hendrick, Mr. Porrino, Mr. Robb, Ms. Gould and Ms. Whelley also attended this meeting together with representatives of Morgan Stanley, representatives of Ardea Partners, representatives of Skadden Arps and representatives of ASW. Representatives of Skadden Arps and ASW discussed with the XL board of directors its duties under Bermuda law and other legal principles and standards applicable to the XL board of directors’ consideration of the proposed transaction. Representatives of Skadden Arps also reviewed the terms and conditions set forth in the proposed merger agreement, including, among other things, the parties’ respective termination rights (including XL’s right to terminate the agreement if XL’s board of directors, in the exercise of its fiduciary duties, changes its recommendation with respect to the proposed transaction), the termination fees payable in connection with certain termination events under the proposed merger agreement, the obligations of the parties to obtain applicable regulatory approvals, the definition of a “material adverse effect” and the applicable closing conditions. Representatives of Morgan Stanley then reviewed with the XL board of directors Morgan Stanley’s financial analysis of the merger consideration, as more fully described below under the heading “— Opinion of XL’s Financial Advisor” and representatives of Ardea Partners presented a financial analysis of XL and the proposed transaction, including analyses based upon publicly available information and internal forecasts prepared by management of XL and approved for Ardea Partners’ use by XL. Thereafter, representatives of Morgan Stanley rendered to the XL board of directors Morgan Stanley’s oral opinion that, as of March 4, 2018 and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be received by the holders of XL common shares pursuant to the merger agreement was fair from a financial point of view to such holders of XL common shares (such opinion was subsequently confirmed in writing by Morgan Stanley on March 4, 2018 following the meeting). After discussion, and in light of the XL board of directors’ review and consideration of the factors described under “— XL’s Reasons for the Merger and Recommendation of the XL Board of Directors,” the XL board of directors unanimously approved the merger, the merger agreement and the statutory merger agreement and resolved that the merger proposal be submitted to XL’s shareholders for their consideration at the special general meeting.
On March 4, 2018, Mr. McGavick proposed to AXA in writing to roll over the value of the equity awards (as of the closing of the merger) granted to him in 2018 into a deferred cash award scheduled to vest in equal amounts on the 15th and 30th month anniversaries of the effective time. Alternatively, Mr. McGavick proposed to AXA to roll over his 2018 award to restricted AXA shares, if permitted under applicable tax and other laws. As part of this retention arrangement, Mr. McGavick may serve as vice-chairman of the board of directors of the surviving company (such company to serve as the holding company for P&C commercial lines business of AXA) and enter into a two-year consulting agreement pursuant to which he would advise AXA on integration-related and other strategic matters. Mr. McGavick proposed to AXA an aggregate consulting fee equal to the severance that would otherwise be payable to him in the event of a qualifying termination of employment under the terms of his employment agreement. Mr. McGavick and AXA discussed Mr. McGavick waiving his right to receive such severance in connection with his entry into the consulting agreement. Mr. McGavick and AXA have not finalized such proposal or formally entered into any such arrangement.
On March 4, 2018, Mr. Hendrick proposed to AXA in writing to roll over the value of the equity awards (as of the closing of the transaction) granted to him in 2018 into a deferred cash award having an enhanced value equal to 125% of the cash amount that would have otherwise been payable to him at the effective time in respect to such equity award, with such deferred cash award scheduled to vest in substantially equal amounts on the 15th and 30th month anniversaries of the effective time. After the closing of the transaction, it is expected that Mr. Hendrick will be appointed CEO of the combined operations of XL Group, AXA Corporate Solutions (AXA’s large commercial P&C and specialty business) and AXA Art and will join AXA Group’s management committee. Mr. Hendrick and AXA have not finalized such proposal or entered into any such arrangement.

XL and AXA then entered into a merger agreement dated March 5, 2018. AXA and XL issued a joint press release prior to the opening of trading markets in Europe on March 5, 2018 announcing the transaction.
XL’s Reasons for the Merger and Recommendation of the XL Board of Directors
The XL board of directors has unanimously (1) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of, XL, (2) approved the merger, the merger agreement and the statutory merger agreement and (3) resolved that the merger proposal and the compensation advisory proposal be submitted to XL’s shareholders for their consideration at the special general meeting. Accordingly, the XL board of directors recommends that XL shareholders vote “FOR” the merger proposal.
For purposes of Section 106(2)(b)(i) of the Companies Act, the XL board of directors considers $57.60, without interest and less any applicable withholding taxes to be fair value for each common share.
Positive Factors Relating to the Merger
As described in the section of this proxy statement titled “The Merger — Background of the Merger,” the XL board of directors, prior to and in reaching its determination at its meeting on March 4, 2018 that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of, XL, consulted with XL’s management, financial advisors and outside legal counsel and considered a variety of potentially positive factors relating to the merger, including, but not limited to, the following:
Treatment of Common Shares
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The value to be received by the holders of common shares in the merger, including the fact that the all cash consideration to be received represents a significant premium relative to the trading price of the common shares. The merger consideration of  $57.60 per common share represents a premium of 54.3% to the closing price of common shares on February 6, 2018, the last full trading day prior to the release of reports that XL was a potential acquisition target, and a premium of 33.0% to the closing price of common shares on March 2, 2018, the last full trading day prior to the announcement of the transaction.

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The fact that the merger consideration of  $57.60 per common share is 1.51x XL’s fully diluted book value per share and 1.96x XL’s tangible book value per share, in each case as of December 31, 2017.

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The belief of the XL board of directors that the merger consideration to be received by holders of common shares compared adequately to a range of values of XL as an independent company based on traditional valuation analyses such as a discounted dividend model, comparable companies’ trading analyses, analyses of historical cash transaction control premiums paid and comparable precedent transactions analyses.

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The fact that between the first half of 2017 and the time of entry into the merger agreement with AXA, XL had discussions with six other parties and no other party had expressed a willingness to make an offer in excess of the $57.60 per common share AXA has agreed to pay.

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The possibility that, if XL did not enter into the merger agreement, it could take a considerable amount of time and involve a substantial amount of risk before the trading price of the common shares would reach and sustain the $57.60 per share value of the merger consideration, as adjusted for present value.

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The fact that the merger agreement allows XL to continue to declare and pay regular quarterly cash dividends of up to $0.22 per common share.

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The possibility that, if XL did not enter into the merger agreement, there would likely be few, if any, other parties that would be willing to make an offer in excess of AXA’s offer of  $57.60 per common share.

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The fact that the merger consideration is to be paid entirely in cash, which will allow holders of common shares to realize, upon closing, a certainty of value in light of the risks and uncertainties inherent in XL’s prospects and the market, economic and other risks that arise from owning an equity interest in a public company.

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The opinion of Morgan Stanley to the XL board of directors on March 4, 2018 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be received by the holders of XL common shares pursuant to the merger agreement was fair from a financial point of view to such holders of XL common shares.

Terms of the Merger Agreement
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The fact that the terms and conditions of the merger agreement, including, but not limited to, the representations, warranties and covenants of the parties and the conditions to closing, are reasonable.

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The belief of the XL board of directors that, based on consultation with XL’s outside legal counsel, the conditions to the consummation of the merger as set forth in the merger agreement are reasonable and customary, and the likelihood in the view of the XL board of directors that the merger would be completed because of the limited nature of such conditions.

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The availability of appraisal rights to XL shareholders who do not vote in favor of the merger proposal, which rights provide eligible shareholders with the opportunity to have the Bermuda Court determine the fair value of their shares.

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The fact that the XL board of directors is permitted to modify or withdraw its recommendation of the merger proposal in response to a material event or circumstance that was not known or was not reasonably foreseeable to the XL board of directors on March 5, 2018 if the XL board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, subject to the payment of a $499 million termination fee if AXA terminates the merger agreement (see the section of this proxy statement titled “The Merger Agreement — No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreement”).

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Other specific terms of the merger agreement permitting XL to consider a “superior proposal” received after March 5, 2018 and at any time prior to approval of the merger proposal by XL’s shareholders, including:

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XL’s ability, under certain circumstances, to consider and respond to a written unsolicited bona fide proposal or engage in discussions or negotiations with the third party making such a proposal, in each case if the XL board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that such “takeover proposal” either constitutes or would reasonably be expected to lead to a “superior proposal” (see the section of this proxy statement titled “The Merger Agreement — No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements”);

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The fact that the terms of the merger agreement provide that, under certain circumstances where a superior proposal has been received, XL is permitted to entertain takeover proposals, and the XL board of directors is permitted to:

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modify or withdraw its recommendation of the merger proposal in response to a superior proposal if the XL board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, subject to the payment of a $499 million termination fee if AXA terminates the merger agreement; or

•
terminate the merger agreement to enter into an alternative acquisition agreement in respect of a superior proposal if the XL board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, subject to the payment of a $499 million termination fee or terminate the merger agreement, subject, in each case, to compliance with certain procedural requirements, which may include under certain circumstances the payment of a termination fee (see the section of this proxy statement titled “The Merger Agreement —  No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements”).

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The fact that the terms of the merger agreement provide that, if AXA or XL terminates the merger agreement due to the shareholder approval for the merger proposal not being obtained at the shareholder meeting and prior to the shareholder meeting, a takeover proposal is announced (and not withdrawn at least 10 business days prior to the shareholder meeting), then XL is permitted to consummate a takeover proposal with any person other than the person who announced a takeover proposal prior to the shareholder meeting, provided that within 12 months after the termination of the merger agreement, XL consummates the takeover proposal or enters into a definitive agreement to consummate such takeover proposal and thereafter consummates such takeover proposal (whether or not within such 12 month period), and subject to an “alternate fee” of  $249.5 million. In no event will XL be required to pay the $499 million termination fee or the $249.5 million alternate fee more than once or be required to pay both the termination fee and the alternate fee.

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XL’s ability to waive any standstill provision to allow a third party to make an alternative acquisition proposal to the XL board of directors on a non-public basis if the XL board of directors determines in good faith, after consultation with XL’s outside legal counsel, that failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law.

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The belief of XL’s board of directors, based on consultation with XL’s financial advisors and outside legal counsel, that the $499 million termination fee, which is approximately 3.25% of the estimated aggregate merger consideration payable to holders of common shares in connection with the merger, would not preclude other parties from making an acquisition proposal for XL.

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The absence of any financing condition or contingency to the merger.

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The fact that AXA is a strong, well-capitalized company with ample resources to consummate the transaction.

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The high likelihood that AXA will proceed to consummate the merger without significant delay, given its regulatory sophistication, financial resources and high credit rating.

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AXA’s commitment in the merger agreement to use its reasonable best efforts to consummate the merger (subject to the terms and conditions of the merger agreement).

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The ability of the parties to consummate the merger.

Risk and Other Considerations of the Merger
In the course of its deliberations, the XL board of directors, in consultation with XL management, financial advisors and outside legal counsel, also considered a variety of risks and other potentially negative factors relating to the merger, including the following:
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The possibility that the merger might not be consummated, or that the consummation might be delayed.

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The risk of diverting management focus and resources from other strategic opportunities and operational matters while implementing the merger.

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That restrictions on the conduct of XL’s business prior to consummation of the merger could delay or prevent XL from undertaking business opportunities that arise pending consummation of the merger, which opportunities might be lost to XL if the merger could not be consummated.

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The potential negative effect of the pendency of the merger on XL’s business and relationships with customers, vendors, business partners and employees, including the risk that key employees might not choose to remain employed with XL prior to the consummation of the merger, regardless of whether or not the merger is consummated.

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The risk that XL shareholders may not approve the merger proposal.

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The risk that governmental entities may oppose or refuse to approve the merger or impose conditions on XL and AXA (or any of their respective affiliates) prior to approving the merger, which conditions may constitute a burdensome condition under the terms of the merger agreement that would permit AXA to refuse to consummate the merger.

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That XL only conducted a limited pre-signing market check as to the availability of alternative proposals, even though the XL board of directors determined that forgoing a broad pre-signing market check was in the best interests of XL because (i) AXA was offering a significant premium to holders of common shares; (ii) the board believed following consultation with its financial advisors that it was unlikely that there would be other parties that would be willing to make an offer in excess of AXA’s offer; and (iii) discussions with alternative potential acquirers might jeopardize any potential transaction with AXA.

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The fact that the all-cash merger consideration, while providing certainty of value upon consummation, would not allow holders of common shares to participate in any future earnings growth of XL or benefit from any future increase in its value.

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The fact that some of XL’s directors and executive officers have other interests in the merger that are in addition to their interests as shareholders of XL (see the section of this proxy statement titled “The Merger — Interests of XL’s Directors and Executive Officers in the Merger”).

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The specific terms of the merger agreement that either individually or in combination, could discourage potential acquirors from making a competing bid to acquire XL, including:

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The terms of the merger agreement placing certain limitations on the ability of XL to initiate, solicit or take any action to knowingly facilitate or knowingly encourage any inquiries or requests for information by a third party with respect to a takeover proposal and to furnish non-public information to, or engage in discussions or negotiations with, a third party interested in pursuing an alternative business combination transaction; and

•
The fact that XL will be required to pay AXA a termination fee in connection with the merger if the merger agreement is terminated under certain circumstances, or which may become payable following a termination of the merger agreement in circumstances where no alternative transaction or superior proposal is ultimately consummated (which termination fee the XL board of directors determined was reasonable and customary).

The foregoing discussion of the factors considered by the XL board of directors is not intended to be exhaustive, but rather a summary of the material factors considered by the XL board of directors. In reaching its decision to approve the merger agreement, including the merger and other transactions contemplated by the merger agreement, the XL board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The XL board of directors considered the various factors as a whole, including discussions with, and questioning of, XL’s management, financial advisors and outside legal counsel, and overall considered the factors to be favorable to, and to support, its determination.
The foregoing discussion of the information and factors considered by the XL board of directors is forward-looking in nature. This information should be read in light of the factors described under the section of this proxy statement titled “Cautionary Statement Concerning Forward-Looking Information.”

Opinion of XL’s Financial Advisor
The XL board of directors retained Morgan Stanley & Co. LLC (which we refer to as “Morgan Stanley”) to provide it with financial advisory services in connection with the merger. The XL board of directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, and its knowledge of XL’s business and affairs. On March 4, 2018, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing on March 4, 2018, to the XL board of directors to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be received by the holders of XL common shares pursuant to the merger agreement was fair from a financial point of view to such holders of XL common shares.
The full text of the written opinion of Morgan Stanley, dated March 4, 2018, is attached as Annex B to this proxy statement, and is incorporated by reference herein in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to, and should, read Morgan Stanley’s opinion and the section summarizing Morgan Stanley’s opinion carefully and in their entirety. Morgan Stanley’s opinion was directed to the XL board of directors, in its capacity as such, and addresses only the fairness from a financial point of view of the merger consideration to be received by the holders of XL common shares pursuant to the merger agreement, as of the date of the opinion, and does not address any other aspects or implications of the merger. Morgan Stanley expresses no opinion and Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation to any shareholder of XL as to how to vote at any general meeting of the shareholders of XL to be held in connection with the merger or whether to take any other action with respect to the merger.
In connection with rendering its opinion, Morgan Stanley, among other things:
•
reviewed certain publicly available financial statements and other business and financial information of XL;

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reviewed certain internal financial statements and other financial and operating data concerning XL;

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reviewed certain financial projections prepared by the management of XL, including extrapolations of such financial projections, as described below;

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discussed the past and current operations and financial condition and the prospects of XL with senior executives of XL;

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reviewed the reported prices and trading activity for the XL common shares;

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compared the financial performance of XL and the prices and trading activity of the XL common shares with that of certain other publicly-traded companies comparable with XL, and their securities;

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reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

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participated in certain discussions and negotiations among representatives of XL and AXA and their financial and legal advisors;

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reviewed the merger agreement and certain related documents; and

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performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by XL, and which formed a substantial basis for its opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of XL of the future financial performance of XL, including the potential impact of recent changes in the U.S. tax laws and regulations pursuant to H.R. 1, Tax Cuts and Jobs Act, enacted on December 22, 2017 (the “Tax Cuts and Jobs Act”) on the future financial performance of XL, as to which impact Morgan Stanley expressed no view or opinion. Morgan Stanley further noted in its opinion that (i) the actual and estimated financial and operating performance and the share price data Morgan Stanley reviewed for the companies with publicly traded equity securities that Morgan Stanley deemed to be relevant and (ii) the financial terms of certain acquisition transactions that Morgan Stanley deemed relevant might not, in whole or in part, reflect the potential impact of the Tax Cuts and Jobs Act. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, and that the definitive merger agreement did not differ in any material respect from the draft thereof furnished to Morgan Stanley, except as would not be material to its opinion. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley noted that it is not a legal, tax, regulatory or actuarial advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of XL and its legal, tax, regulatory or actuarial advisors with respect to legal, tax, regulatory or actuarial matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of XL’s officers, directors or employees, or any class of such persons, relative to the merger consideration to be received by the holders of XL common shares in the merger.
Morgan Stanley’s opinion did not address the relative merits of the transactions contemplated by the merger agreement as compared to other business or financial strategies that might be available to XL, nor does it address the underlying business decision of XL to enter into the merger agreement or proceed with any other transaction contemplated by the merger agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of XL, nor was it furnished with any such valuations or appraisals. Morgan Stanley is not an expert in the evaluation of reserves for life or property and casualty insurance losses and loss adjustment expenses and did not make an independent evaluation of the adequacy of the reserves of XL. In that regard, Morgan Stanley made no analysis of, and expressed no opinion as to, the adequacy of the losses and loss adjustment expense reserves of XL. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, March 4, 2018. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion. In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving XL.
Summary of Financial Analyses
The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with the preparation of its opinion to the XL board of directors. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 1, 2018 (the second-to-last trading day immediately preceding the March 4, 2018 presentation by Morgan Stanley to the XL board of directors), and is not necessarily indicative of current market conditions. Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.
In performing the financial analysis summarized below and arriving at its opinion, Morgan Stanley used and relied upon certain financial projections provided by XL’s management and referred to in this proxy statement as the “financial projections,” and extrapolations of such financial projections, as described in greater detail in the section of this proxy statement titled “The Merger — Certain XL Prospective Financial Information,” and certain financial projections based on Wall Street research. For the purposes of analysis, each of the per share values outlined below is rounded to the nearest $0.25, with the exception of the 90-trading day trading price range.
Historical Trading Range and Research Targets Analysis
Morgan Stanley reviewed the historical trading range of the XL common shares for the 90-trading day period ended March 1, 2018 and noted that, during such period, the maximum closing price per XL common share was $43.80 and the minimum closing price per XL common share was $34.02. Morgan Stanley also reviewed share price targets for the XL common shares prepared and published by equity research analysts, which reflect each analyst’s estimate of the future public market trading price of the XL common shares.
Morgan Stanley discounted such share price targets to present value (as of March 1, 2018) by applying an illustrative 12-month discount period at a discount rate of 8.2%, which was selected based on Morgan Stanley’s professional judgment and taking into consideration, among other things, XL’s assumed cost of equity calculated utilizing a capital asset pricing model, which is a financial valuation method that takes into account both returns in equity markets generally and volatility in a company’s common stock. Morgan Stanley noted a range of share price targets for the XL common shares as of March 1, 2018 discounted as described above of approximately $29.50 to $46.25 per XL common share.
The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the XL common shares and these estimates are subject to uncertainties, including the future financial performance of XL and future financial market conditions.
Comparable Company Analysis
Morgan Stanley performed a comparable company analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded.
Morgan Stanley reviewed and compared, using publicly available information, certain current and historical financial information for XL and the financial projections with corresponding current and historical financial information, certain financial projections based on Wall Street research reports, ratios and public market multiples for selected companies that, based on Morgan Stanley’s professional judgment and experience, share similar business characteristics and have certain comparable operating characteristics including, among other things, similar lines of business, market capitalizations and/or other similar operating characteristics (we refer to these companies as the “comparable companies”). The following list sets forth the selected publicly traded comparable companies that were reviewed in connection with this analysis:
U.S. Commercial
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Chubb Limited

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The Travelers Companies, Inc.

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The Hartford Financial Services Group, Inc.

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CNA Financial Corporation

U.S. Specialty
•
W.R. Berkley Corporation

Bermuda
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Arch Capital Group Ltd.

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Everest Re Group, Ltd.

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RenaissanceRe Holdings Ltd.

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AXIS Capital Holdings Limited

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Aspen Insurance Holdings Limited

For purposes of this analysis, Morgan Stanley calculated and analyzed the following statistics of each of the comparable companies, based on closing share prices on March 1, 2018 and publicly available financial data, for comparison purposes:
•
such company’s share price/2018 estimated earnings per share ratio by calculating such company’s price per share of common equity as of March 1, 2018 divided by its estimated 2018 earnings per share (“2018 P/E”), based on publicly available equity research estimates;

•
such company’s share price/2019 estimated earnings per share ratio by calculating such company’s price per share of common equity as of March 1, 2018 divided by its estimated 2019 earnings per share (“2019 P/E”), based on publicly available equity research estimates;

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the ratio of such company’s price per share of common equity divided by the book value per share of such company’s common equity (“P/BV”), using market data as of March 1, 2018 and balance sheet data as of December 31, 2017; and

•
the ratio of such company’s price per share of common equity divided by the tangible book value per share of such company’s common equity (“P/TBV”), using market data as of March 1, 2018 and balance sheet data as of December 31, 2017.

The following table presents the results of this analysis:
Comparable Company (U.S. Commercial)	2018 P/E Ratio	2019 P/E Ratio	P/BV Ratio	P/TBV Ratio
Chubb Limited	12.9x	12.2x	1.28x	2.14x
The Travelers Companies, Inc.	12.9x	12.3x	1.61x	1.96x
The Hartford Financial Services Group, Inc.	11.9x	10.8x	1.40x	1.64x
CNA Financial Corporation	13.0x	12.1x	1.11x	1.13x
Comparable Company (U.S. Specialty)	2018 P/E Ratio	2019 P/E Ratio	P/BV Ratio	P/TBV Ratio
W.R. Berkley Corporation	18.6x	17.8x	1.55x	1.64x
Comparable Company (Bermuda)	2018 P/E Ratio	2019 P/E Ratio	P/BV Ratio	P/TBV Ratio
Arch Capital Group Ltd.	13.7x	12.5x	1.46x	1.58x
Everest Re Group, Ltd.	10.9x	10.1x	1.17x	1.18x
RenaissanceRe Holdings Ltd.	12.7x	11.8x	1.28x	1.37x
AXIS Capital Holdings Limited	10.9x	9.9x	0.89x	0.95x
Aspen Insurance Holdings Limited	9.5x	8.8x	0.88x	0.89x
For purposes of calculating the 2018 P/E of each comparable company, Morgan Stanley utilized publicly available estimates of 2018 earnings per share, prepared by equity research analysts, available as of March 1, 2018. Based on the results of this analysis and its professional judgment, Morgan Stanley applied a 2018 P/E range of 9.5x to 11.5x, which resulted in an implied per share equity value range of XL of $35.75 to $43.25, based on consensus estimated operating earnings per XL common share of  $3.75 from publicly available equity research analysts estimates, available to Morgan Stanley as of March 1, 2018 (as compared to XL’s closing common share price of  $37.34 on February 6, 2018, which was deemed to be an “unaffected price”), and AXA’s final proposed price per common share of  $57.60).
For purposes of calculating the 2019 P/E of each comparable company, Morgan Stanley utilized publicly available estimates of 2019 earnings per share, prepared by equity research analysts, available as of March 1, 2018. Based on the results of this analysis and its professional judgment, Morgan Stanley applied a 2019 P/E range of 9.0x to 11.0x, which resulted in an implied per share equity value range of XL of $36.00 to $44.00, based on consensus estimated operating earnings per XL common share of  $4.00 from publicly available equity research analyst estimates, available to Morgan Stanley as of March 1, 2018 (as compared to XL’s “unaffected price”, and AXA’s final proposed price per common share of  $57.60).
Based on the results of this analysis and its professional judgment, Morgan Stanley applied (i) a P/BV range of 0.90x to 1.20x to XL’s diluted book value per XL common share of  $38.04 as of December 31, 2017, which resulted in an implied per share equity value range of XL of  $34.25 to $45.75 and (ii) a P/TBV range of 1.20x to 1.50x to XL’s diluted tangible book value per XL common share of  $29.44 as of December 31, 2017, which resulted in an implied per share equity value range of XL of  $35.25 to $44.25 (in each case as compared to XL’s closing common share price of  $37.34 on February 6, 2018, and AXA’s final proposed price per common share of  $57.60).
No company included in the comparable company analysis is identical to XL. In evaluating and selecting comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of XL. These include, among other things, the impact of competition on the business of XL and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of XL and the industry, and in the financial markets in general. Mathematical analysis (such as determining the median) is not, in itself, a meaningful method of using comparable company data.
Dividend Discount Analysis
Morgan Stanley performed a dividend discount analysis to calculate a range of implied present values of future forecasted dividends, net share repurchases and an estimated “terminal value” for XL. The range was determined by adding:
•
the present value of estimated future dividends and net share repurchases for XL over a period of sixty months from January 1, 2018 to December 31, 2022 based on the financial projections for fiscal years 2018 to 2020, which were prepared by the management of XL, and extrapolations of such financial projections for fiscal years 2021 and 2022 prepared based upon assumptions discussed and authorized by management of XL, which management of XL directed Morgan Stanley to use in its financial analysis, including extrapolations of analysts’ estimates of prior year development; and

•
the present value of an estimated “terminal value” of the XL common shares at the end of the year 2022 determined as a multiple of XL’s tangible book value.

In performing its analysis, Morgan Stanley assumed a cost of equity of 7.7% to 8.7%, which it used as the discount rate. The low end of the range implied by the dividend discount analysis reflected a terminal P/TBV multiple of 1.27x and a discount rate of 8.7%. The high end of such range reflected a terminal P/TBV multiple of 1.49x and a discount rate of 7.7%. This resulted in an implied per share equity value range of the XL common shares of  $48.00 to $57.25 (as compared to XL’s closing common share price of $37.34 on February 6, 2018, and AXA’s final proposed price per common share of  $57.60).
Present Value of Future Share Price Analysis
Morgan Stanley calculated an illustrative future share price for XL common shares in 2019 using estimates contained in the financial projections. Morgan Stanley applied the estimated fiscal year 2019 unaffected earnings per share in the financial projections to the estimated, unaffected P/2018E EPS multiple in the financial projections of 10.0x. The illustrative future market equity value for XL in 2019 was then discounted back to March 1, 2018, using a discount rate of 8.2%. Morgan Stanley selected this discount rate based on the application of its professional judgment and experience and taking into consideration, among other things, XL’s cost of equity calculated utilizing a capital asset pricing model.
Based on the results of this analysis and its professional judgment, Morgan Stanley derived an implied per share equity value of XL of  $46.75 (as compared to XL’s closing common share price of  $37.34 on February 6, 2018, and AXA’s final proposed price per common share of  $57.60).

Premiums Paid Analysis
Using publicly available information, Morgan Stanley reviewed transactions and announced bids for control of both (i) certain select public targets in the reinsurance and insurance sectors and (ii) worldwide public targets with an aggregate transaction value of at least $1.0 billion announced since January 1, 2008 to and including December 31, 2017, regardless of sector. Morgan Stanley calculated the premiums paid in these transactions over the applicable unaffected stock price of the acquired company (i.e., the amount by which the price that the purchaser paid for the shares of the target exceeded the market price of such shares) prior to the earliest of the deal announcement, announcement of a competing bid and market rumors. The median of the premium paid in respect of the precedent (Re)Insurance sector transactions, was 23%. Morgan Stanley noted that the ten-year average of the premium paid in transactions with an aggregate transaction value of at least $1.0 billion announced since January 1, 2008 to and including December 31, 2017 (x) in the U.S., was 39%, and (y) worldwide, was 38%.
Based on the results of this analysis, the premiums paid in precedent transactions as outlined above, and its professional judgment, Morgan Stanley applied a premium range of 20% to 35% to the closing price per XL common share of  $37.34 on February 6, 2018, which resulted in an implied per share equity value range of XL of  $44.75 to $50.50 (as compared to XL’s closing common share price of  $37.34 on February 6, 2018, and AXA’s final proposed price per common share of  $57.60).
No company or transaction utilized in the premiums paid analysis is identical to XL or the merger. The fact that points in the range of implied present value per share of XL derived from the valuation of premiums paid in precedent transactions were less than or greater than the consideration is not necessarily dispositive in connection with Morgan Stanley’s analysis of the consideration for the merger, but is one of many factors Morgan Stanley considered.
Precedent Transactions
Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms and premiums of selected transactions as of, or in close proximity to, the date such transactions were announced. Morgan Stanley compared publicly available statistics for 15 select reinsurance and insurance transactions that were announced since 2014. The following is a list of the insurance transactions reviewed:
Announcement Date	Acquiror	Target	Deal Value ($ in billions)	Deal Value as a multiple of
				Book Value	Tangible Book Value	Next 12 Months (“NTM”) Estimated Earnings per Share
January 22, 2018	AIG	Validus	$5.6	1.58x	1.78x	16.6x(1)
September 1, 2017	Centerbridge led consortium	Sompo Canopius	$1.0	1.17x(2)	N/A	N/A
July 5, 2017	AXIS	Novae	$0.6	1.45x	1.47x	N/M
May 2, 2017	Intact	One Beacon	$1.7	1.65x	1.65x	25.5x
December 18, 2016	Fairfax	Allied World	$4.9	1.35x	1.57x	21.7x
October 5, 2016	Sompo	Endurance	$6.3	1.36x	1.53x	14.5x
September 8, 2015	MS&AD	Amlin	$5.3	2.06x	2.43x	16.6x
August 3, 2015	EXOR	PartnerRe	$6.9	1.18x(3)	1.30x(3)	15.4x
July 27, 2015	CMI	Sirus	$2.2	1.26x	1.28x	N/A
July 1, 2015	ACE	Chubb	$28.3	1.75x	1.80x	16.1x
June 10, 2015	Tokio Marine	HCC	$7.5	1.90x	2.55x	19.5x
March 31, 2015	Endurance	Montpelier	$1.8	1.21x	1.21x	13.9x
February 16, 2015	Fairfax	Brit	$1.9	1.47x	1.57x	10.3x
January 9, 2015	XL Group	Catlin	$4.1	1.25x	1.54x	12.0x
November 24, 2014	RenaissanceRe	Platinum	$1.9	1.13x	1.13x	18.3x

(1)
Utilizes calendar year 2018 estimated earnings per share (instead of NTM estimated earnings per share) as NTM appeared artificially low due to losses in the fourth quarter of 2017.

(2)
Based on consolidated net assets as of December 2016.

(3)
PartnerRe June 30, 2015 book value adjusted for $315 million breakup fee payable to Axis.

Based on the results of this analysis and its professional judgment, Morgan Stanley applied a P/TBV range of 1.40x to 1.80x to XL’s diluted tangible book value per XL common share of  $29.44 as of December 31, 2017, which resulted in an implied per XL common share equity value range of  $41.25 to $53.00 (as compared to XL’s closing common share price of  $37.34 on February 6, 2018, and AXA’s final proposed price per common share of  $57.60). Based on the results of this analysis and its professional judgment, Morgan Stanley applied an NTM P/EPS range of 14.0x to 18.0x, which resulted in an implied per XL common share equity value range of  $52.50 to $67.50, based on consensus estimated operating earnings per XL common share of  $3.75 based on publicly available equity research analysts estimates available to Morgan Stanley (as compared to XL’s closing common share price of  $37.34 on February 6, 2018, and AXA’s final proposed price per common share of  $57.60).
No company or transaction utilized in the precedent transactions analysis is identical to XL or the merger. In evaluating the precedent transactions, Morgan Stanley made assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond XL’s control. These include, among other things, the impact of competition on XL’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of XL and the industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. The fact that points in the range of XL’s implied value per share derived from the valuation of precedent transactions were less than or greater than the consideration is not necessarily dispositive in connection with Morgan Stanley’s analysis of the consideration for the merger, but is one of many factors Morgan Stanley considered.
Synergy Valuation Analysis
Morgan Stanley also performed an illustrative synergy valuation analysis based on the publicly disclosed expenses of XL. For purposes of this analysis, Morgan Stanley applied a range of potential cost synergies and an assumption as to the willingness of an acquiror to pay the value of such synergies to XL, in each case selected by Morgan Stanley in its professional judgment.
Based on the foregoing, and Morgan Stanley’s professional judgement, Morgan Stanley calculated the net capitalized value of the cost savings by applying a multiple of 10.0x to annual run-rate cost savings and then subtracting 1.0x in one-time integration costs, and then added the net capitalized value on a per share basis of such potential synergies to the closing share price of XL on February 6, 2018 of  $37.34, resulting in an implied per XL common share equity value range of  $45.00 to $50.50.
General
In connection with the review of the merger by the XL board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of XL. In performing its analyses, Morgan Stanley made assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond XL’s control. These include, among other things, the impact of competition on XL’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of XL and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view to the holders of XL common shares of the merger consideration to be received by the holders of XL common shares pursuant to the merger agreement, and in connection with the delivery of its oral opinion, and its subsequent written opinion, to the XL board of directors. These analyses do not purport to be appraisals or to reflect the prices at which the common shares might actually trade.
The merger consideration was determined through arm’s-length negotiations between XL and AXA and was approved by the XL board of directors. Morgan Stanley provided advice to XL during these negotiations but did not, however, recommend any specific merger consideration to XL, or that any specific merger consideration constituted the only appropriate consideration for the merger.
Morgan Stanley’s opinion and its presentation to the XL board of directors was one of many factors taken into consideration by the XL board of directors in deciding to approve the merger agreement and the transactions contemplated thereby. Consequently, the analyses as described above should not be viewed as determinative of the recommendation of the XL board of directors with respect to the consideration to be received by shareholders pursuant to the merger agreement or of whether the XL board of directors would have been willing to agree to a different form or amount of consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.
Morgan Stanley express no opinion and Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation to any shareholder of XL as to how to vote at the special general meeting of the XL shareholders to be held in connection with the merger or whether to take any other action with respect to the merger. Morgan Stanley’s opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.
The XL board of directors retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading and prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley and its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions and finance positions and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of XL, AXA, or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument.
Under the terms of its engagement letter, Morgan Stanley provided the XL board of directors with financial advisory services and a fairness opinion, described in this section and attached as Annex B to this proxy statement, in connection with the merger, and XL has agreed to pay Morgan Stanley a fee of approximately $42 million for its services, approximately $4 million of which was paid in connection with the delivery of the fairness opinion and approximately $38 million of which is contingent upon the closing. XL may also pay Morgan Stanley an additional discretionary fee based on XL’s good faith evaluation of the services provided by Morgan Stanley, determined in XL’s sole discretion. XL has also agreed to reimburse Morgan Stanley for its expenses, including fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, XL has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws, relating to or arising out of Morgan Stanley’s engagement.

In the two years prior to the date of its opinion, Morgan Stanley or its affiliates have provided financing services for XL and have received fees in connection with such services in an approximate aggregate amount of less than $1 million. Morgan Stanley or an affiliate thereof is currently a lender to XL. Morgan Stanley may also seek to provide financial advisory and financing services to XL and its affiliates in the future and would expect to receive fees for the rendering of these services.
In the thirty months prior to the date of its opinion, Morgan Stanley or its affiliates have provided financial advisory and financing services for AXA and its affiliates and have received fees in connection with such services of approximately $4.9 million in the aggregate. Morgan Stanley or an affiliate thereof is currently a lender to AXA. Morgan Stanley is currently mandated on the initial public offering for AXA’s subsidiary, AXA Equitable Holdings, Inc., including the offering by AXA of bonds mandatorily exchangeable into shares of AXA Equitable Holdings, Inc., for which Morgan Stanley expects to receive fees, consisting of customary underwriting fees for the rendering of these services if such transactions are completed. AXA has informed XL that, based on the announced sizes of the transactions and the price range announced for the initial public offering, AXA currently expects to pay to Morgan Stanley aggregate fees and underwriting discounts in the range of approximately $25 million to $35 million if such transactions are completed, subject to adjustment based on a number of factors including the final offering price, the final size of the offerings, whether the underwriters exercise their over allotment options, the final underwriting fees or discounts agreed between AXA and the underwriters and the final allocations of such fees among the underwriters of such transactions. Morgan Stanley may also seek to provide financial advisory and financing services to AXA and its affiliates unrelated to the merger (except as provided for under the terms of Morgan Stanley’s engagement letter with XL dated February 27, 2018) in the future and would expect to receive fees, for the rendering of these services.
Certain XL Prospective Financial Information
XL management does not as a matter of course make public projections as to future performance or earnings and is especially wary of making projections due to the significant unpredictability inherent in its businesses. However, XL provided, among other information, certain financial projections prepared by XL’s management to Morgan Stanley, a financial advisor to the XL board of directors, in connection with its evaluation of the merger (which we refer to as the “financial projections”) and these financial projections were extrapolated upon as described below. The financial projections and extrapolations were not developed for the purposes of providing earnings guidance.
The financial projections and extrapolations each represent only one scenario in a wide range of potential outcomes. While presented with numeric specificity, the financial projections and extrapolations reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to XL’s business, all of which are inherently uncertain and difficult to predict and many of which are beyond XL’s control. The financial projections include the illustrative impact to operating earnings of analyst expectations for prior year development sourced by XL from analysts’ models. As such, the extrapolations implicity include extrapolations of analysts’ estimates of prior year development. The inclusion of prior year development is for illustrative purposes only and does not reflect an endorsement of XL of such expectations. These financial projections and extrapolations are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. These financial projections and extrapolations may also be affected by XL’s ability to achieve strategic goals, objectives and targets over the applicable periods. As such, these financial projections and extrapolations constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in the sections of this proxy statement titled “Cautionary Statements Concerning Forward-Looking Information” and in XL’s most recent reports on Form 10-K for the fiscal year ended December 31, 2017 and other documents of XL on file with or furnished to the SEC. XL shareholders should read such sections of this proxy statement and such reports filed with the SEC for additional information regarding the risks inherent in forward-looking information such as the financial projections and extrapolations. The financial projections and extrapolations cover multiple years and such information by its nature becomes less reliable with each successive year.
The financial projections and extrapolations were not prepared with a view toward public disclosure, the published guidelines of the SEC regarding projections or the guidelines established by the American

Institute of Certified Public Accountants for preparation and presentation of prospective financial information, but, in view of XL’s management, were prepared on a reasonable basis. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial projections and extrapolations. XL’s independent registered public accounting firm, PricewaterhouseCoopers LLP, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the financial projections and extrapolations included below and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report, incorporated by reference in Item 15 of XL’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017, relates to XL’s previously issued financial statements and does not extend to the prospective financial information and should not be read to do so. Furthermore, the financial projections and extrapolations do not take into account any circumstances or events occurring after the date they were prepared.
Certain of the financial projections and extrapolations set forth herein may be considered non-generally accepted accounting principles (which we refer to as “non-GAAP”) financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with generally accepted accounting principles (which we refer to as “GAAP”), and non-GAAP financial measures as used in the financial projections and extrapolations may not be comparable to similarly titled amounts used by other companies or persons.
The information about the financial projections and extrapolations set forth below do not give effect to the merger and none of the financial projections and extrapolations take into account the effect of any failure of the merger to be consummated.
You are strongly cautioned not to place undue reliance on the financial projections and extrapolations set forth below. The inclusion of the financial projections and extrapolations in this proxy statement should not be regarded as an indication that any of XL, AXA or their affiliates, advisors or representatives considered or consider the financial projections and extrapolations to be predictive of actual future events, and the financial projections and extrapolations should not be relied upon as such. None of XL, AXA or their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not materially differ from the financial projections and extrapolations, and none of them undertakes any obligation to update or otherwise revise or reconcile the financial projections to reflect circumstances existing after the date such financial projections and extrapolations were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the financial projections and extrapolations are shown to be in error. None of XL, AXA or their respective affiliates, advisors or representatives makes any representation to any other person regarding the financial projections and extrapolations. The financial projections and extrapolations are not being included in this proxy statement to influence a shareholder’s decision regarding how to vote on any given proposal, but because the financial projections were provided to Morgan Stanley, and the extrapolations were, at the direction of XL, used by Morgan Stanley in its financial analysis, and are accordingly required to be disclosed in this proxy statement. These financial projections and extrapolations are for illustrative purposes and should not be considered an indication of what XL may do in the future.

The following is a summary of the financial projections (expressed in millions of U.S. dollars):
	2018E	2019E	2020E
Gross premium written	15,581	16,651	17,458
Net premium written	10,920	12,303	12,853
Net premium earned	10,162	11,639	12,212
Net losses incurred, excluding analysts’ estimates of prior year development(1)	6,372	7,053	7,272
Acquisition expenses	1,660	1,969	2,038
Operating expenses	1,522	1,607	1,672
Underwriting profit (loss), excluding analysts’ estimates of prior year development(1)	608	1,010	1,230
Net investment income, including income from affiliates	789	785	796
Corporate operating expenses	(243)	(233)	(219)
Net fee income and others	(11)	(12)	(12)
Interest expenses	(166)	(161)	(161)
Income tax	(100)	(146)	(172)
Minority interest	(71)	(64)	(68)
Operating earnings, excluding analysts’ estimates of prior year development(1)	806	1,178	1,394
Operating earnings, including analysts’ estimates of prior year development(1)(2)	1,008	1,330	1,546

(1)
Estimates of prior year development reflect Wall Street analysts’ projections for prior year development and are sourced by XL from such analysts’ published models. Prior year development occurs when there is a change recorded during the year to the ultimate loss of a prior accident year.

(2)
XL has included analyst expectations of prior year development for illustrative purposes only and has sourced such estimates from analysts’ models. The inclusion of these analyst expectations does not reflect an endorsement by XL of such expectations.

The following table represents the total estimated future dividends and net share repurchases for XL over a period of thirty-six months from January 1, 2018 to December 31, 2020 (expressed in millions of U.S. dollars):
	2018E	2019E	2020E
Dividends and net share repurchases	231	549	569
The projections of dividends and net share repurchases (as well as the extrapolations below) reflect projections of XL’s distributable cash flow to XL’s common shareholders for the periods presented based on XL’s stand-alone financial plan and capital management policy and may not be indicative of aggregate net cash flows generated by XL or the amount of cash potentially available to XL to return to XL’s common shareholders. XL in the ordinary course projects future dividends and net share repurchases estimated to three years, as reflected above for the fiscal years ended 2018, 2019 and 2020. In connection with Morgan Stanley’s financial analysis for the delivery of its fairness opinion, Morgan Stanley required assumptions that would permit extrapolations of the XL management projections of XL’s financial performance for the fiscal years ended in 2021 and 2022.

The following is a summary of the extrapolations used by Morgan Stanley based upon assumptions discussed and authorized by XL, which XL directed Morgan Stanley to use in its financial analysis (expressed in millions of U.S. dollars), including extrapolations of analysts’ estimates of prior year development:
	2021E	2022E
Operating earnings	1,592	1,640
The following table represents the total estimated future dividends and net share repurchases for XL based on the foregoing extrapolations over a period of twenty-four months from January 1, 2021 to December 31, 2022 (expressed in millions of U.S. dollars):
	2021E	2022E
Dividends and net share repurchases	586	603
Financing
The merger is not conditioned upon receipt of financing by AXA. AXA has informed us that it has sufficient cash on hand and back-up bridge financing in place to fund the entirety of the merger consideration, but that it currently expects to use subordinated debt, cash on hand and, subject to market conditions, proceeds from the planned initial public offering of its U.S. business, AXA Equitable Holdings, Inc., to fund the aggregate merger consideration. The initial public offering is expected to occur during the first half of 2018, subject to market conditions. In addition to cash on hand, AXA obtained an $11.0 billion bridge term loan facility to provide back-up financing in conjunction with the merger, which was reduced to $8.54 billion following AXA’s recent issuance of €2 billion (or $2.46 billion) of subordinated debt on March 26, 2018.
Effective Time of Merger
The closing is expected to take place in the second half of 2018, although there can be no assurance that the parties will be able to do so. The closing will occur as soon as reasonably practicable (but in any event no later than the fifth business day) following the satisfaction or waiver of all the closing conditions set forth in the merger agreement (described in the section of this proxy statement titled “The Merger Agreement — Closing; Effective Time”) (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions) or such other date and time as XL and AXA may agree in writing.
The merger will become effective upon the issuance of the certificate of merger by the Bermuda Registrar of Companies and at the time and date shown on such certificate of merger.
Interests of XL’s Directors and Executive Officers in the Merger
XL’s directors and executive officers may have interests in the merger that are different from or in addition to those of XL shareholders generally. The XL board of directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be approved by the shareholders of XL.
Treatment of Outstanding XL Restricted Shares
Pursuant to the terms of the merger agreement, except as otherwise agreed by AXA and the holder of the award in writing, at the effective time each XL restricted share will vest and be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to $57.60.
Treatment of Outstanding XL Performance Unit Awards
Pursuant to the terms of the merger agreement, except as otherwise agreed by AXA and the holder of the award in writing, at the effective time each XL performance unit award will vest and will be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of

(i) $57.60 and (ii) the number of XL common shares subject to such XL performance unit award. For the purposes of determining the number of XL common shares subject to outstanding XL performance unit awards, the merger agreement provides that with respect to any XL performance unit award with a performance period that has been completed as of the effective time, the number of XL common shares subject to such XL performance unit awards will be determined based on the actual level of performance achieved, and with respect to any XL performance unit award with a performance period that has not been completed as of the effective time, any applicable performance-based vesting requirements will be deemed to be achieved at target payout levels immediately prior to the effective time.
Treatment of Outstanding XL Restricted Share Unit Awards
Pursuant to the terms of the merger agreement, except as otherwise agreed by AXA and the holder of the award in writing, at the effective time each XL restricted share unit award will vest and will be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of (i) $57.60 and (ii) the number of XL common shares subject to such XL restricted share unit award.
Treatment of Outstanding XL Stock Option Awards
Pursuant to the terms of the merger agreement, except as otherwise agreed by AXA and the holder of the award in writing, at the effective time each XL stock option, whether vested or unvested, will be deemed fully vested and will be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of  (i) the excess, if any, of  (A) $57.60, over (B) the per share exercise price of such XL stock option, multiplied by (ii) the number of XL common shares subject to such XL stock option. Any XL stock option with an exercise price that is equal to or greater than $57.60 will be canceled for no consideration.
Summary of Outstanding XL Equity Awards
Assuming for this purpose that the merger is completed on March 15, 2018 (the last practicable date before the filing of this proxy statement), the table below sets forth the number of XL restricted shares, XL performance unit awards, XL restricted share unit awards, vested XL stock option awards and unvested XL stock option awards held by the executive officers and directors and the value that the executive officers and directors can expect to receive for such equity or equity-based awards at the effective time (except as otherwise agreed by AXA and the holder of the award in writing) based on the per share merger consideration equal to $57.60. Depending on when the merger is completed, certain awards that are now unvested and included in the table below may vest or be forfeited pursuant to their terms, independent of the merger.
	Restricted Shares		Performance Units		Restricted Share Units		Vested XL Stock Options		Unvested XL Stock Options
Name	Number (#)	Value ($)	Number(1) (#)	Value ($)	Number (#)	Value ($)	Number (#)	Value ($)	Number (#)	Value ($)
Named Executive Officers
Michael McGavick	16,000(5)	$921,600	303,541	$17,483,951	62,166	$3,580,744	2,730,803	$77,520,495	528,170	$10,078,451
Stephen Robb	—	$—	44,371	$2,555,755	17,555	$1,011,186	18,546	$317,322	66,106	$1,078,268
Gregory Hendrick	—	$—	127,584	$7,348,842	31,452	$1,811,645	727,909	$19,807,166	212,274	$3,849,297
Charles Cooper	—	$—	40,051	$2,306,961	15,914	$916,653	12,364	$211,548	49,874	$807,578
Kirstin Gould	—	$—	46,104	$2,655,588	9,830	$566,222	497,208	$14,788,955	79,085	$1,493,471
Peter Porrino(2)	—	$—	42,694	$2,459,201	14,975	$862,588	639,382	$17,247,461	79,760	$1,722,796
Stephen Catlin(2)	—	$—	45,301	$2,609,362	—	$—	485,528	$10,611,672	242,764	$5,305,836
6 Other Executive Officers(3)	—	$—	204,215	$11,762,762	64,573	$3,719,412	1,082,644	$28,985,744	359,456	$6,839,706
11 Non-Employee Directors(4)	—	$—	—	$—	—	$—	45,000	$1,860,300	—	$—

(1)
The number of XL performance unit awards shown in this column is based on the assumption that the applicable performance-based vesting requirements are achieved at target payout levels.

(2)
Peter Porrino and Stephen Catlin each retired from their executive officer positions during 2017.

(3)
Includes Susan L. Cross, W. Myron Hendry, Paul Jardine, Andre Keller, Kelly Lyles and Eileen Whelley.

(4)
The following six non-employee directors hold vested XL stock options: Ramani Ayer, Dale R. Comey, Robert R. Glauber, Edward J. “Ned” Kelly, III, Joseph Mauriello and Anne Stevens. The following five non-employee directors do not hold XL stock options: Eugene M. McQuade, Claus-Michael Dill, James E. Nevels, John M. Vereker and Billie Ida Williamson.

(5)
This award vested on May 2, 2018.

Treatment of Outstanding XL Restricted Cash Unit Awards
Pursuant to the terms of the merger agreement, except as otherwise agreed by AXA and the holder of the award in writing, at the effective time each XL restricted cash unit award will vest and will be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of (i) $57.60 and (ii) the number of XL common shares in respect of the XL restricted cash unit award.
Messrs. Jardine and Keller are the only executive officers who have been granted restricted cash unit awards. Assuming for this purpose that the merger is completed on March 15, 2018 (the last practicable date before the filing of this proxy statement), the value of Mr. Jardine’s XL restricted cash unit awards is $1,118,016 and the value of Mr. Keller’s XL restricted cash unit awards is $164,448. Depending on when the merger is completed, certain restricted cash unit awards that are now unvested may vest or be forfeited pursuant to their terms, independent of the merger.
Retention Arrangements with AXA
Certain executive officers of XL may become officers of AXA or its subsidiaries or otherwise be retained by AXA or its subsidiaries to provide services to AXA or its subsidiaries following the closing of the merger. Any such executive officers of XL may, prior to the closing of the merger, enter into new retention arrangements with AXA or its subsidiaries and may participate in cash or equity incentive or other benefit plans maintained by AXA or its subsidiaries following the closing of the merger.
On March 1, 2018, as the per share purchase price had been agreed and the other material transaction terms had been largely agreed between XL and AXA, the Management Development and Compensation Committee of the XL board of directors authorized Mr. McGavick, Mr. Hendrick, Ms. Gould and Ms. Whelley to preliminarily discuss with AXA post-closing officer roles and responsibilities of certain members of senior management of XL, provided that such persons were not authorized to finalize specific employment agreements or terms thereof without the approval of the Management Development and Compensation Committee of the XL board of directors. Following the Management Development and Compensation Committee’s authorization, Messrs. McGavick and Hendrick commenced such discussions with AXA.
On March 4, 2018, Mr. McGavick proposed to AXA in writing to roll over the value of the equity awards (as of the closing of the merger) granted to him in 2018 into a deferred cash award scheduled to vest in equal amounts on the 15th and 30th month anniversaries of the effective time. Alternatively, Mr. McGavick proposed to AXA to roll over his 2018 award to restricted AXA shares, if permitted under applicable tax and other laws. As part of this retention arrangement, Mr. McGavick may serve as vice-chairman of the board of directors of the surviving company (such company to serve as the holding company for P&C commercial lines business of AXA) and enter into a two-year consulting agreement pursuant to which he would advise AXA on integration-related and other strategic matters. Mr. McGavick proposed to AXA an aggregate consulting fee equal to the severance that would otherwise be payable to him in the event of a qualifying termination of employment under the terms of his employment agreement. Mr. McGavick and AXA discussed Mr. McGavick waiving his right to receive such severance in connection with his entry into the consulting agreement. Mr. McGavick and AXA have not finalized such proposal or formally entered into any such arrangement.
On March 4, 2018, Mr. Hendrick proposed to AXA in writing to roll over the value of the equity awards (as of the closing of the merger) granted to him in 2018 into a deferred cash award having an enhanced value equal to 125% of the cash amount that would have otherwise been payable to him at the effective time in respect to such equity award, with such deferred cash award scheduled to vest in substantially equal amounts on the 15th and 30th month anniversaries of the effective time. After the closing of the merger, it is expected that Mr. Hendrick will be appointed CEO of the combined operations of XL Group, AXA Corporate Solutions (AXA’s large commercial P&C and specialty business) and AXA Art and will join AXA Group’s management committee. Mr. Hendrick and AXA have not finalized such proposal or entered into any such arrangement.
In Mr. McGavick’s March 4, 2018 proposal to AXA described above, Mr. McGavick also indicated that he had preliminary conversations with certain other XL executive officers regarding the rollover of each such executive’s 2018 equity awards into deferred cash awards, having an enhanced value equal to 125% of the cash amount that would have otherwise been payable to the executive at the effective time in respect of such equity award, with such deferred cash awards scheduled to vest in substantially equal amounts on the 15th and 30th month anniversaries of the effective time. Mr. McGavick indicated that such executive officers had indicated receptivity for such arrangements subject to, among other matters, each executive officer choosing to continue with AXA and its subsidiaries following the closing of the merger.
Prior to the closing of the merger, AXA may enter into retention arrangements with these and other executive officers of XL to provide for the rollover described in the preceding paragraph. However, as of the date of this proxy statement no such arrangements have been entered into between AXA or XL and any of the executive officers of XL.
Potential Severance Payments Upon a Qualifying Termination Following the Effective Time
XL previously entered into employment agreements with each of Mr. McGavick (originally entered into in 2008) and Ms. Gould (originally entered into in 2006). Each employment agreement provides that if within one year prior to, or two years following, a change in control, the executive officer’s employment is terminated by the employer without “cause” or by the executive officer for “good reason” (each as defined in the applicable employment agreement), the executive officer will be entitled to receive:
•
a lump-sum cash severance amount equal to two times the sum of  (i) the executive officer’s base salary and (ii) the greater of  (A) the executive officer’s target annual incentive or (B) the average of the executive officer’s annual incentive for the three years immediately preceding the year of termination, paid within 60 days after the date of termination;

•
a lump-sum cash severance amount equal to the greater of  (i) the executive officer’s target annual incentive for the year of termination and (ii) the executive officer’s annual incentive for the year immediately preceding the year in which a change in control occurs, prorated through the date of termination and paid within 60 days after the date of termination;

•
continued health, life and disability benefits for twenty-four months following the date of termination and continued housing allowances for three months following the date of termination; and

•
vesting of XL restricted stock units, XL stock options and XL performance units.

The closing of the merger will constitute a change in control for purposes of Mr. McGavick’s and Ms. Gould’s employment agreements. If the payments and benefits provided to Mr. McGavick constitute “parachute payments” subject to the excise tax imposed by Section 4999 of the Code, then the payments and benefits will be reduced such that no portion of such amounts will be subject to the excise tax (if, and to the extent, such reduction would result in a greater after-tax return to Mr. McGavick than receiving all of the payments and benefits and paying the resulting excise tax). With respect to Ms. Gould, if her payment and benefits are less than 3.25 times her “base amount” (as defined in Section 280G of the Code), and the excise tax would not be payable if her severance payments were reduced by no more than 20%, then her payments will be reduced such that no portion of such amounts will be subject to the excise tax. Otherwise, Ms. Gould is entitled to a gross-up payment in the event that the excise tax is imposed on her payments or benefits under Section 280G of the Code. XL has determined that an excise tax is not expected to be imposed on Ms. Gould’s payments or benefits under Section 280G of the Code and therefore, she is not expected to receive an excise tax gross-up.

Both Mr. McGavick and Ms. Gould are subject to post-termination restrictive covenant provisions pursuant to the terms of their employment agreements, including confidentiality, non-competition and non-solicitation covenants; however, following a change in control, the executive officer will not be subject to a post-termination non-competition covenant unless XL elects to make an additional lump-sum payment equal to the sum of  (i) six months of base salary and (ii) one-half of the executive’s average annual incentive for the three years immediately preceding the year of termination.
XL maintains the Executive Severance Benefit Plan (which we refer to as the “ESBP”). Messrs. Cooper, Hendrick, Hendry, Jardine, Robb and Porrino, and Mses. Cross, Lyles and Whelley each participate in the ESBP pursuant to participation agreements in the form of appointment or employment offer letters, which contain certain confidentiality, non-competition, and non-solicitation restrictions. The ESBP provides that if, within two years following a change in control, the participant’s employment is terminated by the employer without “cause” or by the executive officer for “good reason” (each as defined in the ESBP), the participant will be entitled to receive:
•
a lump-sum cash severance amount equal to two times the sum of  (i) the executive officer’s base salary and (ii) the executive officer’s target annual incentive, paid within 60 days after the date of termination;

•
a lump-sum cash payment of prorated annual incentive for the year of termination in an amount determined by XL’s Management Development and Compensation Committee, paid at the time annual incentives are paid to all executives; and

•
continued health, life and disability benefits for twelve months following the date of termination and, in the cases of Messrs. Hendrick and Cooper and Ms. Cross, continued housing allowances for three months following the date of termination.

The closing of the merger will constitute a change in control for purposes of the ESBP. The ESBP does not permit excise tax gross-ups, and permits XL to reduce severance payments and benefits that constitute “parachute payments” subject to the excise tax imposed by Section 4999 of the Code such that no portion of such amounts will be subject to the excise tax under Section 280G of the Code (if, and to the extent, such reduction would result in a greater after-tax return to the participant than receiving all of the payments and benefits and paying the resulting excise tax).
Assuming for this purpose that the merger is completed on March 15, 2018 (the last practicable date before the filing of this proxy statement) and each executive officer of XL is terminated without “cause” or resigns for “good reason” (as such terms are defined in their employment agreement or under the ESBP, as applicable) on that day, the table below sets forth the estimated value of the severance payments and benefits that the executive officers of XL would be eligible to receive under the applicable employment agreement or ESBP participation agreement. The table below does not attempt to quantify any reductions to “parachute payments” as defined by Section 280G of the Code in order to avoid any applicable excise tax.
Name	Cash Severance ($)	Prorated Annual Incentive ($)(2)	Health, Life, Disability and Housing Continuation Benefits ($)	Non-Compete Payment(3)
Named Executive Officers(1)
Michael McGavick	$10,031,000	$752,060	$108,812	$1,726,500
Stephen Robb	$3,125,500	$180,043	$28,201	$—
Gregory Hendrick	$5,040,000	$324,890	$88,201	$—
Charles Cooper	$3,750,000	$225,618	$50,187	$—
Kirstin Gould	$2,214,667	$110,302	$59,335	$481,053
Peter Porrino	$900,000	$45,124	$—	$—
6 Other Executive Officers	$11,659,788	$697,144	$88,240	$—

(1)
Messrs. Porrino and Catlin each retired from their executive officer positions during 2017. Mr. Porrino remains employed at XL on a part-time basis as an advisor to Mr. McGavick. Mr. Catlin is no longer employed and is providing consulting services to XL and is not eligible for any severance benefits.

(2)
The amounts shown in this column represent a prorated annual incentive for the year of termination, calculated through March 15, 2018 and assuming achievement of the applicable performance metrics for the year of termination at target levels.

(3)
The amounts shown in this column represent for Mr. McGavick and Ms. Gould the additional amount that would be paid if XL elects for the non-competition covenant to apply.

Indemnification and Insurance
The merger agreement provides for certain indemnification arrangements for XL’s current officers and directors and the continuation of certain insurance arrangements for XL’s current officers and directors for six years after the completion of the transactions.
Merger-Related Compensation for XL Named Executive Officers
The table below sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of XL that is based on or otherwise relates to the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to the named executive officers of XL. The table below assumes that the merger is completed on March 15, 2018 (the last practicable date before the filing of this proxy statement) and each named executive officer is terminated without “cause” or resigns for “good reason” (as such terms are defined in the applicable employment agreement or under the ESBP, as applicable) on that day. The amounts in respect of the “golden parachute” compensation set forth in the table below are subject to a non-binding advisory vote of XL’s shareholders, as described in the section of this proxy statement titled “The Special General Meeting — Purposes of the Special General Meeting” beginning on page 87.
Golden Parachute Compensation
Name	Cash ($)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Total ($)(5)
Michael McGavick	$12,509,560	$32,064,746	$108,812	$44,683,118
Stephen Robb	$3,305,543	$4,645,209	$28,201	$7,978,953
Gregory Hendrick	$5,364,890	$13,009,784	$88,201	$18,462,875
Charles Cooper	$3,975,618	$4,031,193	$50,187	$8,056,998
Kirstin Gould	$2,806,022	$4,715,281	$59,335	$7,580,638
Peter Porrino(1)	$945,124	$5,044,585	$—	$5,989,709
Stephen Catlin(1)	$—	$7,915,198	$—	$7,915,198

(1)
Messrs. Porrino and Catlin each retired from their executive positions during 2017. Mr. Porrino stepped down as Chief Financial Officer effective May 1, 2017, and currently remains employed at XL on a part-time basis as an advisor to Mr. McGavick. Mr. Catlin is no longer employed by XL and retired from XL effective December 31, 2017. Pursuant to a retirement/consulting agreement entered into effective January 1, 2018 between Mr. Catlin and XL, Mr. Catlin has agreed to serve as a consultant to XL from January 1, 2018 through September 30, 2018.

(2)
The amounts in this column represent the estimated cash payments set forth below. The amounts shown in this column are “double-trigger” and will not be payable unless the named executive officer’s employment is terminated by the employer without cause or by the named executive officer for good reason within twenty-four months following the closing of the merger (other than in the case of

Mr. Catlin, who is no longer employed and is providing consulting services to XL and is not eligible for any severance benefits). Each named executive officer is subject to certain post-termination restrictive covenant provisions pursuant to the terms of the applicable employment agreement (or the retirement/consulting agreement for Mr. Catlin) or ESBP participation agreement.
Name	Cash Severance ($)(a)	Prorated Annual Incentive ($)(b)	Non-Compete Payment ($)(c)
Michael McGavick	$10,031,000	$752,060	$1,726,500
Stephen Robb	$3,125,500	$180,043	$—
Gregory Hendrick	$5,040,000	$324,890	$—
Charles Cooper	$3,750,000	$225,618	$—
Kirstin Gould	$2,214,667	$110,302	$481,053
Peter Porrino	$900,000	$45,124	$—
Stephen Catlin	$—	$—	$—
(a)
For each of Mr. McGavick and Ms. Gould, the amounts in this column represent a lump-sum cash severance amount equal to two times the sum of the named executive officer’s base salary and the greater of  (i) the named executive officer’s target annual incentive or (ii) the average of the named executive officer’s annual incentive for the three years immediately preceding the year of termination. For each of Messrs. Robb, Hendrick, Cooper and Porrino, the amounts in this column represent a lump-sum cash severance amount equal to two times the sum of  (A) the named executive officer’s base salary and (B) the named executive officer’s target annual incentive.

(b)
For each of Mr. McGavick and Ms. Gould, the amounts in this column represent a lump-sum cash severance amount equal to the greater of  (i) the named executive officer’s target annual incentive for the year of termination and (ii) the executive officer’s annual incentive for the year immediately preceding the year in which a change in control occurs, prorated through March 15, 2018. For each of Messrs. Robb, Hendrick, Cooper and Porrino, the amounts in this column represent a lump-sum cash payment equal to a prorated annual incentive for the year of termination in an amount determined by XL’s Management Development and Compensation Committee, paid at the time annual incentives are paid to all executives (assumed to be determined at target level for purposes of this table).

(c)
For each of Mr. McGavick and Ms. Gould, the amounts in this column represent a lump-sum cash amount in respect of the non-competition covenant equal to the sum of  (i) six months of the named executive officer’s base salary and (ii) one-half of the named executive officer’s average annual incentive for the three years immediately preceding the year of termination.

(3)
The amounts in this column represent the value of the accelerated vesting of XL restricted shares, performance unit awards, restricted share unit awards and unvested XL stock option awards held by the named executive officers, with total cash payments in respect of XL performance unit awards with a performance period in progress determined assuming any applicable performance-based vesting requirements were achieved at target payout levels as described in detail above. The amounts in this column are “single-trigger” and will vest and be cashed out at the closing of the merger as described in detail above, except as otherwise agreed by AXA and the holder of the award in writing. Depending on when the merger is completed, certain awards that are now unvested and included in the table below may vest or be forfeited pursuant to their terms, independent of the merger. The amounts in this column consist of:
	Restricted Shares		Performance Units		Restricted Share Units		Unvested XL Stock Options
Name	Number (#)	Value ($)	Number (#)	Value ($)	Number (#)	Value ($)	Number (#)	Value ($)
Michael McGavick	16,000(a)	$921,600	303,541	$17,483,951	62,166	$3,580,744	528,170	$10,078,451
Stephen Robb	—	$—	44,371	$2,555,755	17,555	$1,011,186	66,106	$1,078,268
Gregory Hendrick	—	$—	127,584	$7,348,842	31,452	$1,811,645	212,274	$3,849,297
Charles Cooper	—	$—	40,051	$2,306,961	15,914	$916,653	49,874	$807,578
Kirstin Gould	—	$—	46,104	$2,655,588	9,830	$566,222	79,085	$1,493,471
Peter Porrino	—	$—	42,694	$2,459,201	14,975	$862,588	79,760	$1,722,796
Stephen Catlin	—	$—	45,301	$2,609,362	—	—	242,764	$5,305,836

(a)
This award vested on May 2, 2018.

(4)
The amounts in this column represent an estimated amount equal to the sum of  (i) continued health, life and disability benefits for twenty-four months following the date of termination in the cases of Mr. McGavick and Ms. Gould, and for twelve months following the date of termination in the cases of Messrs. Robb, Hendrick, Cooper and Porrino, and (ii) continued housing allowances for three months following the date of termination in the cases of Messrs. McGavick, Hendrick and Cooper and Ms. Gould. The amounts shown in this column are “double-trigger” and will not be payable unless the named executive officer’s employment is terminated by the employer without “cause” or by the named executive officer for “good reason” within twenty-four months following the closing of the merger. Each named executive officer is subject to certain post-termination restrictive covenant provisions pursuant to the terms of the applicable employment agreement (or the retirement/consulting agreement for Mr. Catlin) or ESBP participation agreement.

The total amounts do not reflect any reductions to “parachute payments” as defined by Code Section 280G in order to avoid any applicable excise tax. A definitive analysis of the need, if any, for such reductions will depend on the effective time, the date of termination (if any) of the named executive officer and certain other assumptions used in the applicable calculations. XL has determined that the excise tax is not expected to be imposed on Ms. Gould’s payments or benefits under Section 280G of the Code and therefore, she is not expected to receive an excise tax gross-up.
Dividends, Distributions and Share Repurchases
XL customarily pays a quarterly cash dividend on the common shares. Under the terms of the merger agreement, prior to the effective time, XL is permitted to declare and pay regular quarterly dividends of up to $0.22 per common share.
Regulatory Clearances Required for the Merger
Each of the parties has agreed, upon the terms and subject to the conditions set forth in the merger agreement, to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions to the closing applicable to such party and to consummate and make effective the merger and the transactions contemplated by the merger agreement and the statutory merger agreement in the most expeditious manner reasonably practicable.
Such obligations will not require AXA or any of its affiliates to take any action, including entering into any consent decree, hold separate order or other arrangement, or to permit or suffer to exist any material restriction, condition, limitation or requirement that (when taken together with all other such actions, restrictions, conditions, limitations and requirements) would have, or would reasonably be expected to have, a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of  (i) XL and its subsidiaries, taken as a whole or (ii) AXA and its subsidiaries, taken as a whole; provided that for purposes of determining the foregoing clause (ii), the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of AXA and its subsidiaries, taken as a whole, shall be deemed to be of the same scale as those of XL and its subsidiaries, taken as a whole (as described in the section of this proxy statement titled “The Merger Agreement —  Efforts to Complete the Merger”).
Antitrust
Under the HSR Act, XL and AXA cannot consummate the merger until XL and AXA have notified the Department of Justice’s Antitrust Division (which we refer to as the “Antitrust Division”) and the Federal Trade Commission (which we refer to as the “FTC”) of the merger and furnished them with certain information and materials relating to the merger and the applicable waiting period has terminated or expired. The termination or expiration of the waiting period means the parties have satisfied the regulatory requirements under the HSR Act. XL and AXA filed the required notifications with the Antitrust Division and the FTC on March 16, 2018 and early termination of the waiting period was granted effective March 26, 2018.
Both XL and AXA operate in the European Union. The EU Merger Regulation requires notification of and approval by the European Commission of mergers or acquisitions involving parties with worldwide and European Union sales exceeding given thresholds. The European Commission has an initial period of 25 working days after receipt of the notification to issue its decision (which we refer to as “Phase I”). The European Commission may extend this Phase I period to 35 working days if, within the first 20 working days after submission of the notification, the parties propose remedies to address any competition concerns identified by the European Commission. The European Commission may open an extended investigation, which extends Phase I by up to 90 working days, and can be extended to 105 working days if remedies are offered after the 55th working day or to 125 working days by request of the parties or by the Commission with consent of the parties. The merger cannot be consummated until after the European Commission has issued its clearance decision or the relevant waiting periods have expired without the issuance of a decision.
Furthermore, XL and AXA agreed to make any other necessary, proper or advisable registrations, filings and notices under other non-U.S. antitrust laws to the extent required by applicable law, including notifications to the Administrative Council of Economic Defense of Brazil, the Superintendence of Industry and Commerce of Colombia, the Federal Economic Competition Commission of Mexico, the Competition Commission of Switzerland, the Canadian Competition Bureau, the National Economic Prosecutor of Chile, the Korea Fair Trade Commission, the Japan Fair Trade Commission, the Turkish Competition Board and the Philippine Competition Commission. The merger cannot be consummated until after each of the respective commission or council, as applicable, has issued its clearance decision or the relevant waiting periods have expired without the issuance of a decision.
Committee on Foreign Investment in the United States
XL and AXA have filed with the Committee on Foreign Investment in the United States (which we refer to as “CFIUS”) a joint voluntary notice with respect to the transactions contemplated by the merger agreement in accordance with the requirements of Section 721 of Title VII of the Defense Production Act of 1950, as amended. Upon the acceptance of such notice, CFIUS will conduct a review, during which CFIUS may request that the parties take actions to mitigate any national security concerns it has identified or, if CFIUS has unresolved national security concerns, send a report to the President of the United States, who may act to suspend or prohibit the transaction. The parties have agreed that the parties’ obligations to consummate the merger are conditioned upon CFIUS having issued its clearance decision or the relevant waiting periods having expired without the issuance of a decision.
Insurance and Other Regulatory Matters
The insurance laws and regulations of all 50 U.S. states and the District of Columbia generally require that before the acquisition of control of an insurance company, either through the acquisition of or merger with the insurance company or a holding company of that insurance company, the acquiring party must obtain approval from the insurance regulator of the insurance company’s state of domicile. In addition, under the laws of certain states, an acquirer must obtain the approval of the state’s insurance regulator to acquire control of an insurance company that is commercially domiciled in that state.

Applications or notifications in connection with the merger or the changes in control of various subsidiaries of XL and AXA that may be deemed to occur as a result of the merger have been filed, pursuant to the merger agreement, with various U.S. state regulatory authorities, including the New York State Department of Financial Services, the Delaware Department of Insurance, the Texas Department of Insurance and the Louisiana Department of Insurance.
Applications for approval or notifications to certain non-U.S. regulatory authorities have been filed with the Bermuda Monetary Authority, the UK Prudential Regulation Authority, the UK Financial Conduct Authority, Lloyd’s of London, the Swiss Financial Market Supervisory Authority, the Mexican National Insurance and Bonding Commission and the Central Bank of Ireland and will also be filed with certain other non-U.S. regulatory authorities, including but not limited to, the the Brazilian Superintendent of Private Insurance and the Insurance Regulatory and Development Authority of India.
Although XL and AXA do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that XL and AXA will obtain all required regulatory approvals on a timely basis, if at all, or that these approvals will not include a restriction, limitation or condition that would trigger a burdensome condition, which, in such case, would permit AXA to refuse to close the transactions contemplated by the merger agreement and consummate the merger.
Other than the approvals and notifications described above, neither XL nor AXA is aware of any material regulatory approvals required to be obtained, or waiting periods required to expire, after the making of a filing. If the parties discover that other approvals or filings and waiting periods are necessary, they will seek to obtain or comply with them, although, as is the case with the regulatory approvals described above, there can be no assurance that they will be obtained on a timely basis, if at all.
Payment of Merger Consideration and Surrender of Share Certificates
Paying Agent
Prior to the closing date, AXA will designate a paying agent reasonably acceptable to XL for the payment and delivery of the aggregate merger consideration. Prior to the effective time, AXA will deposit or cause to be deposited with the paying agent cash in an amount sufficient to pay the aggregate merger consideration.
Payment Process
As soon as practicable, but in no event later than three business days after the effective time, the surviving company or AXA will cause the paying agent to mail a letter of transmittal (in a form subject to XL’s reasonable approval) to each holder of a share certificate, as well as instructions regarding the procedures by which holders of share certificates may receive the merger consideration. Upon the completion of such applicable procedures and the surrender of such holder’s share certificates or without any action by holders of book-entry shares, the paying agent will deliver to the holder the merger consideration that the holder is entitled to receive and the share certificates or book-entry shares will be canceled immediately. No interest will be paid or accrue on the merger consideration.
Payment for DIs and the Corporate Sponsored Nominee Service
Following the receipt of the letter of transmittal referred to above, Computershare UK will take all action necessary for it to receive the merger consideration and as soon as practicable upon receipt arrange for payment to be made to the holders of DIs and holders through the Corporate Sponsored Nominee Service.
Payment for holders of DIs will be made in U.S. dollars by Computershare UK creating an assured payment obligation in favor of the DI holders’ payment bank in accordance with the CREST assured payment arrangements.
Payment for holders through the Corporate Sponsored Nominee Service will be made by check in pounds sterling. Due to the Corporate Sponsored Nominee Service being only available in certain jurisdictions, it is recognized that such holders may find it difficult and cost prohibitive to cash a U.S. dollar check. Therefore, Computershare UK will arrange to convert the U.S. dollar amount into pounds sterling based on the exchange rate obtained by Computershare UK within two (2) business days of receipt by Computershare UK of the merger consideration from the paying agent. The actual amount of currency received by any holder through the Corporate Sponsored Nominee Service will depend upon the exchange rate prevailing on the day on which Computershare UK converts the relevant amount of U.S. dollar into pounds sterling. Holders should be aware that the currency exchange rate which prevails at the date on which the merger becomes effective and on the dates of dispatch and receipt of payment may be different from that prevailing on the date on which Computershare UK converts U.S. dollars into pounds sterling. In all cases, fluctuations in the exchange rates are at the risk of the holder. Any holder within the Corporate Sponsored Nominee Service who wishes to receive instead a certain, fixed cash amount in U.S. dollars should contact Computershare UK to request a withdrawal form in order to withdraw from the Corporate Sponsored Nominee Service and place their shares in certificated form on XL’s register of members.
Unregistered Transferees
If any merger consideration is to be paid to a person or entity other than the person or entity in whose name the surrendered XL certificate is registered, it will be a condition to the payment of such merger consideration to such transferee that the surrendered certificate be properly endorsed or will otherwise be in proper form for transfer and the transferee will have paid any transfer and other required taxes has been paid or is not applicable.
Withholding
AXA, the surviving company or the paying agent, as applicable, will be entitled to deduct and withhold from the amounts otherwise payable pursuant to the merger agreement such amounts as are required to be deducted and withheld with respect to the making of payments under any provision of applicable tax law. Amounts so withheld and paid over to the appropriate governmental authority will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction and withholding were made.
Delisting and Deregistration of XL Shares
If the merger is completed, the common shares will be delisted from the NYSE and the BSX and deregistered under the Exchange Act.
Dissenters’ Rights of Appraisal for XL Shareholders
Any dissenting shareholder who did not vote in favor of the merger proposal and who is not satisfied that it has been offered fair value for its common shares may, within one month of the giving of the notice calling the special general meeting, apply to the Bermuda Court to appraise the fair value of its common shares.
FOR THE AVOIDANCE OF DOUBT, A FAILURE OF A DISSENTING SHAREHOLDER TO AFFIRMATIVELY VOTE AGAINST THE MERGER PROPOSAL WILL NOT CONSTITUTE A WAIVER OF ITS RIGHT TO HAVE THE FAIR VALUE OF ITS COMMON SHARES APPRAISED, PROVIDED THAT SUCH DISSENTING SHAREHOLDER DID NOT VOTE IN FAVOUR OF THE MERGER PROPOSAL.
Where the Bermuda Court has appraised the fair value of any common shares and the merger has been consummated prior to the appraisal (as is anticipated) then, within one month of the Bermuda Court appraising the value of the common shares, if the value received by any dissenting shareholder for its common shares is less than the value of its common shares as appraised by the Bermuda Court, the surviving company shall pay to such dissenting shareholder the difference between the value received and the value appraised by the Bermuda Court.
There is no right of appeal from an appraisal by the Bermuda Court. The costs of any application to the Bermuda Court to appraise the fair value of the common shares shall be at the discretion of the Bermuda Court.
See the section of this proxy titled “Appraisal Rights” for more information.

THE MERGER AGREEMENT
The following describes the material provisions of the merger agreement, a composite conformed copy of which is included as Annex A to this proxy statement and incorporated by reference herein. The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. XL encourages you to read carefully the merger agreement in its entirety before making any decisions regarding the merger as it is the legal document governing the merger.
The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement and is not intended to provide any factual information about XL or AXA. Factual disclosures about XL or AXA contained in this proxy statement or XL’s public reports filed with the SEC may supplement, update or modify the factual disclosures about XL or AXA contained in the merger agreement and described in the summary. The representations, warranties and covenants made in the merger agreement by XL, AXA and Merger Sub are qualified and subject to important limitations agreed to by XL, AXA and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of allocating risk between the parties to the merger agreement, rather than establishing matters as facts, and may be subject to subsequent waiver or modification. The representations and warranties may also be subject to a contractual standard of materiality that may be different from that generally relevant to shareholders or applicable to reports and documents filed with the SEC, and in some cases are qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement or otherwise publicly disclosed. The representations and warranties in the merger agreement will not survive the completion of the merger. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included or incorporated by reference into this proxy statement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section of this proxy statement titled “Where You Can Find More Information” beginning on page 98.
The Merger
On the terms and subject to the conditions of the merger agreement and the statutory merger agreement, and in accordance with the applicable provisions of the Companies Act, at the effective time, Merger Sub will merge with and into XL, the separate corporate existence of Merger Sub will cease and XL will survive the merger as a wholly-owned subsidiary of AXA.
Effects of the Merger
The merger agreement provides that, at the effective time, each common share issued and outstanding immediately prior to the effective time (other than any common share that is owned by XL as treasury shares, by wholly-owned subsidiaries of XL or by AXA, Merger Sub or wholly-owned subsidiaries of AXA (with certain exceptions)) will be converted into the right to receive $57.60 in cash, without interest and less any required withholding tax. All such common shares will no longer be issued and outstanding and will be canceled and cease to exist and each holder of a certificate previously evidencing any common shares or uncertificated common shares represented by book-entry will cease to have any rights with respect to those shares, except the right to receive the merger consideration.
At the effective time, AXA will become the sole owner of XL’s common shares. Therefore, current XL common shareholders will cease to have direct or indirect ownership interests in XL or rights as XL common shareholders, will not participate in any future earnings or growth of XL, will not benefit from any appreciation in value of XL and will not bear the future risks of XL’s operations.
At the effective time, each preferred share of any subsidiary of XL issued and outstanding immediately prior to the effective time will continue as a preferred share of such subsidiary following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged.

Following completion of the merger, XL’s common shares will be delisted from the NYSE and the BSX and deregistered under the Exchange Act. As a result, there will be no public market for XL’s common shares. This will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with shareholders’ meetings, no longer applicable to XL. After the effective time, XL will also no longer be required to file periodic reports with the SEC on account of XL’s common shares.
The directors of Merger Sub immediately prior to the effective time will be the initial directors of XL as the surviving company until their earlier death, resignation or removal or until their respective successors are duly elected or appointed and qualified. The officers of XL immediately prior to the effective time will be the initial officers of XL as the surviving company until their earlier death, resignation or removal or until their respective successors are duly appointed and qualified.
At the effective time, the memorandum of association and bye-laws of XL as the surviving company will be in the form of the memorandum of association and bye-laws of Merger Sub immediately prior to the effective time until thereafter changed or amended as provided therein or pursuant to applicable law (subject to the indemnification obligations provided in the merger agreement).
At the effective time, AXA will become the sole owner of XL’s common shares. Therefore, current XL common shareholders will cease to have direct or indirect ownership interests in XL or rights as XL common shareholders, will not participate in any future earnings or growth of XL, will not benefit from any appreciation in value of XL and will not bear the future risks of XL’s operations.
Closing; Effective Time
The closing will occur as soon as reasonably practicable (but in any event no later than the fifth business day) following the satisfaction or waiver of the closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions) or at such other date and time as XL and AXA may agree in writing. See the section of this proxy statement titled “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 54 for further discussion on the conditions to the closing.
Conditions to Completion of the Merger
Mutual Conditions
The obligations of XL, AXA and Merger Sub to effect the merger are subject to the satisfaction (or waiver by the parties, if permissible under applicable law) of the following conditions:
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the merger proposal having been approved by XL’s shareholders;

•
any waiting period (or extension thereof) applicable to the transactions contemplated by the merger agreement and the statutory merger agreement under the HSR Act having been terminated or having expired and the consents of, or declarations, notifications or filings with, and the other terminations or expirations of waiting periods required from, certain governmental authorities (see the section of this proxy statement titled “The Merger — Regulatory Clearances Required for the Merger” beginning on page 49 for more information on the consents of, or declarations, notifications or filings with, and the other terminations or expirations of waiting periods required from, these governmental authorities) having occurred or been obtained and being in full force and effect; and

•
there being in effect no injunction, judgment or ruling, enacted, promulgated, issued, entered, amended or enforced by any governmental authority enjoining, restraining or otherwise making illegal or prohibiting the consummation of the merger.

AXA and Merger Sub Conditions
AXA’s and Merger Sub’s obligations to consummate the merger are subject to the satisfaction (or waiver by AXA and Merger Sub, if permissible under applicable law) of the following additional conditions:

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the representation and warranty by XL that no material adverse effect occurred with respect to XL since December 31, 2017 being true and correct in all respects as of the closing date as through made as of the closing date;

•
the representations and warranties of XL relating to (i) the power and authority of XL to execute, deliver and perform the merger agreement and the statutory merger agreement, (ii) the due authorization by XL of the merger agreement and the statutory merger agreement, (iii) the enforceability of the merger agreement against XL, (iv) the approval of the XL board of directors of the merger, the merger agreement and the statutory merger agreement, (v) the fees and expenses payable to any brokers and advisors of XL, (vi) the capitalization of XL, (vii) the requirements under Bermuda law and XL’s bye-laws to approve the merger proposal and (viii) the applicability of any anti-takeover law to XL with respect to the merger agreement, in the case of each of clauses (i) through (viii) above, being true and correct in all material respects as of the closing date of the merger as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date);

•
the representations and warranties of XL, other than the ones set out in the two bullet points above, being true and correct (disregarding all qualifications or limitations as to “materiality”, “material adverse effect” and words of similar import set forth therein) as of the closing date with the same effect as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure to be true and correct has not had and would not, individually or in the aggregate, constitute a material adverse effect;

•
XL having performed or complied in all material respects with the obligations and agreements required to be performed or complied with by it under the merger agreement at or prior to the effective time;

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XL having delivered to AXA a certificate of an executive officer of XL that the conditions above have been satisfied; and

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all required regulatory approvals (see the section of this proxy statement titled “The Merger —  Regulatory Clearances Required for the Merger” beginning on page 49 for more information on the consents of, or declarations, notifications or filings with, and the other terminations or expirations of waiting periods required from, these governmental authorities) having occurred or been obtained without the imposition of a “burdensome condition” (as described and summarized on page 63 of this proxy statement).

XL Conditions
XL’s obligations to consummate the merger are subject to the satisfaction (or waiver by XL, if permissible under applicable law) of the following additional conditions:
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the representations and warranties of AXA and Merger Sub relating to (i) the power and authority of AXA and Merger Sub to execute, deliver and perform the merger agreement and the statutory merger agreement, (ii) the due authorization by AXA and Merger Sub of the merger agreement and the statutory merger agreement and (iii) the enforceability of the merger agreement against AXA and Merger Sub, (iv) the approval by the AXA board of directors of the merger agreement and the merger, (v) the absence of a required vote of the holders of any class or series of capital stock of AXA to approve the merger agreement, the statutory merger or the merger and (vi) the fees and expenses payable to any brokers and advisors of AXA and Merger Sub being true and correct in all material respects as of the closing date of the merger as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date);

•
the representations and warranties of AXA and Merger Sub (other than the representations and warranties described in the first bullet above), disregarding all qualification or limitations as to “materiality,” “parent material adverse effect” or similar effect, being true and correct as of the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date), except for such failures to be true and correct has not had and would not, individually or in the aggregate, constitute a “parent material adverse effect” (a description of which is summarized below);
•
AXA and Merger Sub having performed or complied in all material respects with the obligations and agreements required to be performed or complied with by them under the merger agreement at or prior to the effective time; and

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AXA and Merger Sub having delivered to XL a certificate of an executive officer of AXA that the conditions above have been satisfied.

Material Adverse Effect
For the purposes of the merger agreement, a “material adverse effect” will be deemed to occur if any effect, change event, circumstance, state of facts, development or occurrence, individually or in the aggregate, has had, or is reasonably expected to have, a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of XL and its subsidiaries, taken as a whole.
However, when determining whether a material adverse effect has occurred, none of the following will be considered except as expressly noted below:
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changes, events or conditions generally affecting the insurance, reinsurance or risk management industries in the geographic regions or product markets in which XL and its subsidiaries operate or underwrite insurance or reinsurance or manage risk;

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general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction (including changes in the value of stocks, bonds, mortgage loans and other investments that were carried on the books and records of XL and its subsidiaries between December 31, 2017 and March 5, 2018 (such investments we refer to as “investment assets”), to the extent arising from any of the foregoing);

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any failure, in and of itself, by XL to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (although the underlying causes are not excluded and may be taken into account in determining whether a material adverse effect has occurred);

•
geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism (including cyber-terrorism) or man-made disaster, or any escalation or worsening of any such hostilities, acts of war (whether or not declared), sabotage, terrorism or man-made disaster;

•
the occurrence or continuation of any volcanic eruption, tsunami, pandemic, hurricane, tornado, windstorm, flood, earthquake, wildfire or other natural disaster or any conditions resulting from such natural disasters (including increases in liabilities under or in connection with insurance or reinsurance contracts to which XL or any of its subsidiaries is a party arising from such a natural disaster);

•
the negotiation, execution and delivery of the merger agreement or the public announcement, pendency or performance of the transactions contemplated by the merger agreement, including the impact thereof on the relationships of XL or any of its subsidiaries with employees, customers, insureds, cedants, policyholders, brokers, agents, financing sources, business partners, service providers, governmental authorities or reinsurance providers, and including any legal or administrative proceedings, suits, investigations, arbitrations or actions arising out of any of the foregoing;

•
any change or announcement of a potential changes, in and of itself, in XL’s or any of its subsidiaries’ credit, financial strength or claims paying ratings or the ratings of any of XL’s or its subsidiaries’ businesses (although the underlying causes are not excluded and may be taken into account in determining whether a material adverse effect has occurred);

•
any change, in and of itself, in the market price, ratings or trading volume of XL’s or any of its subsidiaries’ securities (although the underlying causes are not excluded and may be taken into account in determining whether a material adverse effect has occurred);

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any change in applicable laws, GAAP (or authoritative interpretation or enforcement thereof) or in applicable statutory accounting principles, including accounting and financial reporting pronouncements by the SEC, the National Association of Insurance Commissioners, any Insurance Regulator and the Financial Accounting Standards Board (although this will not prevent or otherwise affect a determination that the actual consequences of an action taken or an omission by XL or any of its subsidiaries that resulted in a failure to comply with applicable law is, or contributed to, a material adverse effect);

•
any action required to be taken by XL or a subsidiary of XL’s pursuant to the terms of the merger agreement;

•
any failure of XL or any of its subsidiaries to take an action prohibited by the terms of the merger agreement, but only if AXA has refused, after a timely request by XL, to provide a waiver of the applicable prohibition in the merger agreement;

•
the effects of any breach or violation of any provision of the merger agreement by AXA or any of its affiliates;

•
the effect of the Tax Cuts and Jobs Act, P.L. 115-97 or any rule or regulation implementing the Tax Cuts and Jobs Act (although this will not prevent or otherwise affect a determination that the actual consequences of an action taken or an omission by XL or any of its subsidiaries that resulted in a failure to comply with applicable law is, or contributed to, a material adverse effect); or

•
the potential departure of the United Kingdom (or any part thereof) from the European Union, negotiations with respect to passporting rights (as defined in the UK Financial Conduct Authority handbook) and any resultant effects thereof.

Certain effects, changes, events or occurrences listed in each of the first, second, fourth and ninth bullets above may be taken into account in determining whether a material adverse effect has occurred with respect to XL if, but only to the extent, any such effect, change, event or occurrence has a disproportionate adverse effect on XL and its subsidiaries, taken as a whole, relative to other participants engaged primarily in the insurance and reinsurance industries in the geographic regions or product markets in which XL and its subsidiaries operate or underwrite insurance or reinsurance. In such case, only the disproportionate effect or effects may be taken into account when determining whether a material adverse effect has occurred with respect to XL.
Parent Material Adverse Effect
For the purposes of the merger agreement, a “parent material adverse effect” will be deemed to occur if any effect, change, event, circumstance, state of facts, development or occurrence, individually or in the aggregate, would, or would reasonably be expected to prevent or materially delay, interfere with, hinder or impair (i) the consummation by AXA or Merger Sub of any of the transactions contemplated by the merger agreement on a timely basis or (ii) the compliance by AXA or Merger Sub with its obligations under the merger agreement.
Efforts to Obtain Required Shareholder Approvals
Unless the merger agreement has been earlier terminated, including pursuant to XL’s right to terminate the merger agreement to enter into an alternative acquisition agreement (see the section of this proxy statement titled “The Merger Agreement — No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements” below), XL has agreed to hold a special general meeting of its shareholders and to use its reasonable best efforts to obtain the requisite approval of XL shareholders for the merger proposal.

No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements
No Solicitation of Takeover Proposals
XL is prohibited from taking certain actions, summarized in detail below, relating to takeover proposals. In this proxy statement, and in the merger agreement, a “takeover proposal” means any inquiry, proposal or offer from any person other than AXA and its subsidiaries, relating to a:
•
acquisition reinsurance or retrocession outside the ordinary course of business in a single transaction or a series of related transactions that, if consummated, would result in any person or group owning or having the economic benefit of 20% or more of the consolidated assets, revenues or net income of XL and its subsidiaries or net exposure to insured liabilities;

•
acquisition of XL common shares representing 20% or more of the issued and outstanding common shares;

•
any transaction that, if consummated, would result in any person (or the shareholders of such person) (other than XL or any of its subsidiaries as of the date hereof) being the direct or indirect beneficial owner of 20% or more of the voting power of, or economic interest in, any “significant subsidiary” of XL within the meaning of Rule 1-02(w) of Regulation S-X of the SEC;

•
tender offer or exchange offer that, if consummated, would result in any person or group having beneficial ownership of common shares representing 20% or more of the issued and outstanding common shares;

•
merger, amalgamation, consolidation, share exchange, scheme of arrangement, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving XL pursuant to which such person or group (or the shareholders of any person) would acquire, directly or indirectly, 20% or more of the aggregate voting power (without taking into account the voting cutback provisions in the XL bye-laws) or economic interest in XL or in the surviving entity in such transaction or the resulting direct or indirect parent of XL or such surviving entity; or

•
combination of the foregoing, in each case, other than the transactions contemplated by the merger agreement and the statutory merger agreement.

Any transaction meeting the above conditions, whether effected in a single transaction or through a series of related transactions, or directly or indirectly, is a “takeover proposal.”
Specifically, XL has agreed that it will, and will cause each of its subsidiaries, and its and their respective directors, officers and employees to, and will use its reasonable best efforts to cause its other representatives to immediately cease any solicitation, encouragement, discussions or negotiations of or with any persons that may be ongoing on or prior to March 5, 2018 with respect to any takeover proposal.
XL has also agreed that, from March 5, 2018 until earlier of the closing date and the date on which the merger agreement is terminated in accordance with its terms, it will not, and will cause each of its subsidiaries, and its and their respective directors, officers and employees not to, and will use its reasonable best efforts to cause its other representatives not to, directly or indirectly:
•
solicit, encourage, initiate or take any action to facilitate the submission of any inquiry or the making of any proposal, in each case that constitutes, or would reasonably be expected to lead to, a takeover proposal;

•
engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any material non-public information for the purpose of encouraging or facilitating, a takeover proposal; or

•
enter into any letter of intent, agreement or agreement in principle with respect to a takeover proposal.

XL has further agreed that it will, to the extent not previously done so prior to March 5, 2018, deliver a request to each person that executed a confidentiality agreement with XL during the 18-month period prior to March 5, 2018 in connection with considering or making a takeover proposal or that executed a confidentiality agreement with XL more than 18 months prior to March 5, 2018 and received non-public information from XL during the six months prior to March 5, 2018 in connection with considering or making a takeover proposal, in each case, to promptly return or destroy any non-public information previously furnished or made available to such person or any of its representatives on behalf of XL or representatives of XL.
XL is permitted to waive any standstill provision to allow any person to make a takeover proposal to the XL board of directors on a non-public basis if the XL board of directors determines in good faith, after consultation with XL’s outside legal counsel, that failure to take such action would be inconsistent with the director’s fiduciary duties under applicable law.
The non-solicitation obligations summarized above do not prohibit XL or its representatives from contacting a person that has made a takeover proposal delivered to XL during the period between March 5, 2018 and the date XL shareholders approve the merger proposal that did not result from a material breach by XL of such non-solicitation provisions solely to clarify the terms and conditions of such takeover proposal or to request that any takeover proposal made orally be made in writing.
If the XL board of directors determines in good faith after consultation with its financial advisors and outside legal counsel that such takeover proposal constitutes or would reasonably be expected to lead to a takeover proposal superior to AXA’s, then XL and its representatives may (i) enter into a confidentiality agreement with and furnish information (including non-public information) about XL and its subsidiaries to the person or group of persons making the takeover proposal, and (ii) subsequently engage in or otherwise participate in discussions or negotiations with the person or group of persons making such takeover proposal.
If XL enters into a confidentiality agreement and furnishes information (including non-public information) to a person or group of persons making a takeover proposal, the merger agreement requires XL to promptly provide to AXA a copy of any material non-public information about XL or its subsidiaries that is provided to any person given such access that was not previously provided to AXA or its representatives.
XL has agreed to promptly notify AXA upon receipt of any takeover proposal. XL has also agreed to promptly disclose to AXA the material terms and conditions of such takeover proposal and the identity of the person or group of persons making such takeover proposal and unredacted copies of all material correspondence or other material written documentation with respect thereto (and written summaries of any material oral communication). Finally, XL has agreed to keep AXA reasonably informed of any material developments with respect to such takeover proposal on a prompt basis.
Adverse Recommendation Change; Termination of the Merger Agreement to Enter into an Alternative Acquisition Agreement
Except as described below, XL has agreed that its board of directors will not:
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withdraw or withhold its recommendation that the XL shareholders approve the merger proposal;

•
modify, qualify or amend, in a manner adverse to AXA such recommendation;

•
fail to include such recommendation in this proxy statement;

•
approve, publicly endorse or recommend any takeover proposal or refrain from recommending against any takeover proposal that is a tender offer or exchange offer within 10 business days following the commencement of such offer; or

•
fail to publicly reaffirm such recommendation within 10 business days of receiving a written request made by AXA to make such public reaffirmation following the receipt by XL of a takeover proposal (other than in the case of a takeover proposal in the form of a tender offer or exchange offer) that has not been withdrawn, provided that AXA may make any such request only once in any 10 day period and only once for each such public takeover proposal and once for each public material amendment to such takeover proposal.

If XL takes any of the above actions it will be deemed an “adverse recommendation change” and this proxy statement generally refers to any of such actions as an “adverse recommendation change.”
In addition, except as described below, XL has agreed that its board of directors will not authorize, cause or permit XL or any of its subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, amalgamation agreement or other agreement related to any takeover proposal, other than a confidentiality agreement with the person or persons making the takeover proposal.
However, prior to the date XL shareholders approve the merger proposal, in response to a superior proposal, the XL board of directors may make an adverse recommendation change or cause XL to terminate the merger agreement and enter into an alternative acquisition agreement and terminate the merger agreement if:
•
the XL board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law;

•
such adverse recommendation change is made or entered into after the fourth business day following the receipt by AXA of written notice from XL advising that its board of directors intends to take such action and XL discloses to AXA (1) the material terms and conditions of such superior proposal and the identity of the person or group of persons making such superior proposal and its or their financing sources, if applicable, and (2) a copy of the most current version of the acquisition agreement (if any) with respect to such superior proposal and any agreement in XL’s possession relating to the financing of such superior proposal; and

•
during the period following AXA’s receipt of the notice described in the immediately preceding bullet, in determining whether to make an adverse recommendation change or terminate the merger agreement and enter into an alternative acquisition agreement, (i) XL has, and has caused its representatives to, negotiate with AXA in good faith (to the extent AXA desires to negotiate) to make such commercially reasonable adjustments to the terms and conditions of the merger agreement as would enable the XL board of directors to no longer make an adverse recommendation change or a determination that a takeover proposal constitutes a superior proposal and (ii) the XL board of directors determines, after considering the results of such negotiations and any revised proposals made by AXA, if any, after consulting with its financial advisors and outside legal counsel, that such superior proposal continues to be a superior proposal.

For purposes of this proxy statement and the merger agreement, a “superior proposal” means a bona fide written takeover proposal with respect to XL:
•
where references to “20%” (e.g., to outstanding assets or share capital) in the definition of “takeover proposal” are replaced by references to “50%”;

•
that did not result from a material breach of XL’s non-solicitation obligations described above; and

•
which the XL board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the identity of the persons making the proposal (including any conditions relating to financing, regulatory approvals or other events or circumstances beyond the control of the party invoking the condition) and, if consummated, would be more favorable to the holders of common shares than the merger.

In addition, prior to the date XL shareholders approve the merger proposal, in response to an intervening event, the XL board of directors may make an adverse recommendation change if:
•
the XL board of directors of determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law;

•
such adverse recommendation change is made or entered into after the fourth business day following the receipt by AXA of written notice from XL advising that its board of directors intends to take such action and XL discloses to AXA the material changes, developments, effects, circumstances, states of facts or events comprising such intervening event; and

•
during the period following AXA’s receipt of the notice described in the immediately preceding bullet, in determining whether to make an adverse recommendation change, (i) XL has, and has caused its representatives to, negotiate with AXA in good faith (to the extent AXA desires to negotiate) to make such commercially reasonable adjustments to the terms and conditions of the merger agreement as would enable the XL board of directors to no longer make an adverse recommendation change and (ii) the XL board of directors determines, after considering the results of such negotiations and any revised proposals made by AXA, if any, after consulting with its financial advisors and outside legal counsel, that failure to make an adverse recommendation change would be inconsistent with the directors’ fiduciary duties under applicable law.

For purposes of the merger agreement, “intervening event” means a material effect, change, event, circumstance, state of facts, development or occurrence relating to XL and its subsidiaries, taken as a whole that:
•
was not known to the XL board of directors on March 5, 2018;

•
was not reasonably foreseeable to the XL board of directors as of March 5, 2018; and

•
first arose or occurred or, if such effect, change, event, circumstance, state of facts, development or occurrence existed as of March 5, 2018, becomes known to the XL board of directors between March 5, 2018 and the date XL shareholders approve the merger proposal.

However, the term “intervening event” does not include any effect, change, event, circumstance, state of facts, development or occurrence specifically related to the receipt, existence of or terms of a takeover proposal or any inquiry relating thereto.
As described in further detail in the section of this proxy statement titled “The Merger Agreement —  Expenses and Termination Fee,” XL will be required to pay AXA a $499 million termination fee if:
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XL’s board of directors makes an adverse recommendation change in response to a superior proposal or intervening event and AXA terminates the merger agreement; or

•
XL terminates the merger agreement and enters into an alternative acquisition agreement.

Dissenting Shares
XL shareholders who do not vote in favor of the merger proposal at the special general meeting will receive the merger consideration. Any dissenting shareholder will, in the event that the fair value of a dissenting share as appraised by the Bermuda Court under the Companies Act is greater than the merger consideration, be entitled to receive such difference from XL as the surviving company by payment made within one month after the final determination by the Bermuda Court of the “fair value” of such shares. If a dissenting shareholder fails to exercise, effectively withdraws or otherwise waives any right to appraisal, such dissenting shareholder’s shares will be canceled and converted as of the effective time into the right to receive the merger consideration. For a more complete description of the available appraisal rights, see the section of this proxy statement titled “The Merger — Dissenters’ Rights of Appraisal of XL Shareholders” beginning on page 52 and “Appraisal Rights” beginning on page 82.
Under the merger agreement, XL has agreed to give AXA (i) written notice of any demands for appraisal of dissenting shares (or withdrawals thereof) and, to the extent XL has knowledge thereof, any applications to the Bermuda Court for appraisal of the fair value of the dissenting shares and (ii) to the extent permitted by applicable law, the opportunity to participate with XL in any settlement, negotiations and proceeds with respect to any demands for appraisal under the Companies Act. XL will not, without the prior written consent of AXA, voluntarily make any payment with respect to, offer to settle or settle any such demands or applications, or waive any failure to timely deliver a written demand for appraisal or to timely take any other action to exercise appraisal rights in accordance with the Companies Act.
Treatment of XL Equity Awards
Treatment of Outstanding XL Restricted Shares
Pursuant to the terms of the merger agreement, except as otherwise agreed by AXA and the holder of the award in writing, at the effective time each XL restricted share will vest and be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to $57.60.
Treatment of Outstanding XL Performance Unit Awards
Pursuant to the terms of the merger agreement, except as otherwise agreed by AXA and the holder of the award in writing, at the effective time each XL performance unit award will vest and will be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of (i) $57.60 and (ii) the number of XL common shares subject to such XL performance unit award. For the purposes of determining the number of XL common shares subject to outstanding XL performance unit awards, the merger agreement provides that with respect to any XL performance unit award with a performance period that has been completed as of the effective time, the number of XL common shares subject to such XL performance unit awards will be determined based on the actual level of performance achieved, and with respect to any XL performance unit award with a performance period that has not been completed as of the effective time, any applicable performance-based vesting requirements will be deemed to be achieved at target payout levels immediately prior to the effective time.
Treatment of Outstanding XL Restricted Share Unit Awards
Pursuant to the terms of the merger agreement, except as otherwise agreed by AXA and the holder of the award in writing, at the effective time each XL restricted share unit award will vest and will be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of (i) $57.60 and (ii) the number of XL common shares subject to such XL restricted share unit award.
Treatment of Outstanding XL Stock Option Awards
Pursuant to the terms of the merger agreement, except as otherwise agreed by AXA and the holder of the award in writing, at the effective time each XL stock option, whether vested or unvested, will be deemed fully vested and will be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of  (i) the excess, if any, of  (A) $57.60, over (B) the per share exercise price of such XL stock option, multiplied by (ii) the number of XL common shares subject to such XL stock option. Any XL stock option with an exercise price that is equal to or greater than $57.60 will be canceled for no consideration.
Treatment of Outstanding XL Restricted Cash Unit Awards
Pursuant to the terms of the merger agreement, except as otherwise agreed by AXA and the holder of the award in writing, at the effective time each XL restricted cash unit award will vest and will be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of (i) $57.60 and (ii) the number of XL common shares in respect of the restricted cash unit award.
Efforts to Complete the Merger
Each of the parties has agreed, upon the terms and subject to the conditions set forth in the merger agreement, to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions to the closing applicable to such party and to consummate and make effective the merger and the transactions contemplated by the merger agreement and the statutory merger agreement in the most expeditious manner reasonably practicable. Specifically, such actions include:
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using reasonable best efforts to obtain all necessary, proper or advisable consents from governmental authorities and making all necessary, proper or advisable registrations, filings and notices and using reasonable best efforts to take all steps as may be necessary to obtain such consents from any governmental authority (including under the insurance laws of any applicable jurisdiction and the HSR Act); and

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executing and delivering any additional agreements, documents or instruments necessary, proper or advisable to consummate the transactions contemplated by the merger agreement and the statutory merger agreement, and to fully carry out the purposes of, the merger agreement.

In addition, each of the parties agreed to use its reasonable best efforts to take any and all actions necessary to avoid each and every impediment under any applicable law that may be asserted by, or judgment, decree and order that may be entered with, any governmental authority with respect to the transactions contemplated by the merger agreement and the statutory merger agreement so as to enable the closing to occur, in the most expeditious manner reasonably practicable. Specifically, such actions include using reasonable best efforts to:
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obtain all consents of governmental authorities that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement and the statutory merger agreement and secure the expiration or termination of any applicable waiting period under the HSR Act;

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resolve any objections that may be asserted by any governmental authority with respect to the merger or any other transaction contemplated by the merger agreement and the statutory merger agreement; and

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prevent the entry of, and have vacated, lifted, reversed or overturned, any judgment, decree or order of governmental authorities that would prevent, prohibit, restrict or delay the consummation of the merger or any other transaction contemplated by the merger agreement and the statutory merger agreement.

Burdensome Condition
The obligations of the parties described in this section “— Efforts to Complete the Merger” will not require AXA or any of its affiliates to take any action, including entering into any consent decree, hold separate order or other arrangement, or to permit or suffer to exist any material restriction, condition, limitation or requirement that (when taken together with all other such actions, restrictions, conditions, limitations and requirements) that would have, or would reasonably be expected to have, a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of XL and its subsidiaries, taken as a whole, or AXA and its subsidiaries, taken as a whole (provided that for purposes of determining such material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of AXA and its subsidiaries, taken as a whole, the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of AXA and its subsidiaries, taken as a whole, shall be deemed to be of the same scale as those of XL and its subsidiaries, taken as a whole) (any such action, restriction, condition, limitations or requirement, individually or together with all other such actions, restrictions, conditions, limitations or requirements, termed a “burdensome condition”).
Furthermore, the provisions of the merger agreement do not obligate any party or its affiliates to take any action required by a governmental authority which is not conditioned upon the closing.
Filings
The section of this proxy statement titled “The Merger — Regulatory Clearances Required for the Merger” beginning on page 49 includes a description of the material regulatory approvals required for the completion of the merger that are referenced above.

The parties have agreed that within 30 days after March 5, 2018, AXA will file and pay all necessary filing fees for the following required forms, applications, and notification filings with the governmental authorities, including: (i) a “Form A” Acquisition of Control with the Insurance Commissioner of the State of Delaware, the Insurance Commissioner of the State of Texas and the Insurance Commissioner of the State of Louisiana and a Section 1506 filing with the Superintendent of Financial Services of the State of New York; (ii) any pre-acquisition notifications on “Form E” or similar market share notifications to be filed in each jurisdiction where required by applicable insurance laws; (iii) applications with the Bermuda Monetary Authority; (iv) a notification under section 178 of the Financial Services and Markets Act 2000 to the Prudential Regulation Authority and the Financial Conduct Authority; and (v) a notification under section 43 of the Lloyd’s Underwriting Agents byelaw and section 12 of the Lloyd’s membership byelaw to Lloyd’s.
XL and AXA filed on March 16, 2018 a notification and report form pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the transactions contemplated by the merger agreement and the statutory merger agreement and requesting early termination of the waiting period under the HSR Act. XL and AXA have also agreed that each, as applicable, will make any other necessary, proper or advisable registrations, filing and notices under other non-U.S. insurance laws within 60 days after March 5, 2018. XL and AXA have also agreed that each, as applicable, will make any other necessary, proper or advisable registrations, filing and notices under non-U.S. antitrust laws within 45 days after March 5, 2018. XL and AXA have also agreed that each, as applicable, will make any other necessary, proper or advisable registrations, filings and notices with relevant governmental authorities within 60 days after March 5, 2018.
Information
In connection with the efforts described in this section “— Efforts to Complete the Merger,” each party has agreed:
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to consult with one another with respect to the obtaining of all consents of governmental authorities necessary, proper or advisable to consummate the transactions contemplated under the merger agreement and the statutory merger agreement and keep the others reasonably apprised on a prompt basis of the status of matters relating to such consents;

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that each other party will have the right to review in advance and, to the extent practicable, and subject to any restrictions under applicable law, to consult the other on, any filing made with, or written materials submitted to, any governmental authority in connection with the transactions contemplated under the merger agreement and the statutory merger agreement and to in good faith consider and reasonably accept comments of the other parties thereon;

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to promptly furnish to each other copies of all such filings and written materials after their filing or submission, in each case subject to applicable laws;

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to promptly advise each other upon receiving any communication from any governmental authority whose consent is required to consummate the transactions contemplated under the merger agreement and the statutory merger agreement, including promptly furnishing each other copies of any written or electronic communication, and to promptly advise each other when any such communication causes such party to believe that there is a reasonable likelihood that any such consent will not be obtained or that the receipt of any such consent will be materially delayed or conditioned; and

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to not participate in any live or telephonic meeting with any governmental authority (other than routine or ministerial matters) in respect of any filings, investigation or other inquiry relating to the transactions contemplated by the merger agreement and the statutory merger agreement, unless it consults with the other party in advance and, to the extent permitted by applicable law and by such governmental authority, gives the other party the opportunity to attend and participate in such meeting.

XL and AXA have further agreed that each will not be obligated to provide information to a third party if a party to the merger agreement determines in its reasonable judgment that (i) doing so would violate applicable law or a contract, agreement or obligation of confidentiality owing to a third party, jeopardize the protection of an attorney-client privilege or expose such party to risk of liability for disclosure of sensitive or personal information or (ii) such information is not directly related to the transactions contemplated by the merger agreement and the statutory merger agreement.
Termination of the Merger Agreement
The merger agreement may be terminated and the transactions contemplated by the merger agreement abandoned at any time prior to the effective time, whether before or after receipt of the requisite approvals of the XL shareholders (except as otherwise noted), under any of the following circumstances:
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by mutual written consent of XL and AXA;

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by either XL or AXA, if the merger has not been consummated by a walk-away date of December 5, 2018, except that if, on December 5, 2018, the only condition to closing that has not been satisfied or waived by that date is the condition that such required regulatory approvals have been filed or obtained, or that certain required regulatory approvals have been obtained without the imposition of a burdensome condition, then the walk-away date will be automatically extended without further action of the parties to March 5, 2019 (however, the right to terminate the merger agreement pursuant to the provision described in this bullet will not be available to any party who has breached any of such party’s representations and warranties set forth in the merger agreement, or who has failed to perform its obligations under the merger agreement has been a principal cause of or resulted in the failure of the merger to occur on or prior the walk-away date);

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by either XL or AXA, if there is in effect any injunction, judgment or ruling, enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction enjoining, restraining or otherwise making illegal or prohibiting the consummation of the merger and that is final and nonappealable, except that the party seeking to terminate the merger agreement pursuant to the provision described in this bullet must have performed, in all material respects, its obligations under the merger agreement, including its obligations to use its reasonable best efforts to prevent the entry of and to remove any such restraint, as required by the provisions described under “— Efforts to Complete the Merger” beginning on page 62;

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by either XL or AXA, if XL’s shareholders do not approve the merger proposal at the special general meeting (including any adjournment or postponement thereof) at which a vote on the matter has been taken;

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by AXA, if XL has breached any of its representations or warranties, or has failed to perform any of its obligations or agreements contained in the merger agreement, which breach or failure would result in the failure of certain conditions to the obligations of AXA to consummate the merger described under “— Conditions to Completion of the Merger” beginning on page 54 to be satisfied and which is incapable of being cured prior to the walk-away date or, if capable of being cured, has not been cured within 30 days following receipt by XL of written notice from AXA stating its intention to terminate the merger agreement, provided that AXA will not have the right to terminate the merger agreement under this provision if either AXA or Merger Sub is in material breach of any of its representations, warranties, covenants or agreements under the merger agreement;

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by AXA if any of the following has occurred and XL’s shareholders have not approved the merger proposal:

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the XL board of directors has made an adverse recommendation change and AXA exercises its right to terminate within 10 days of the XL board of directors making such an adverse recommendation change;

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XL has willfully breached the covenants regarding the non-solicitation of alternative transaction, prompt filing of this proxy statement, or the convening of a shareholder meeting to approve the merger proposal;

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by XL, if AXA or Merger Sub has breached any of its representations or warranties, or has failed to perform any of its obligations or agreements contained in the merger agreement, which breach or failure would result in the failure of certain conditions to the obligations of XL to consummate the merger described under “— Conditions to Completion of the Merger” beginning on page 54 to be satisfied and which is not reasonably capable of being cured prior to the walk-away date or, if reasonably capable of being cured, has not been cured within 30 days after written notice thereof has been received by AXA from XL stating its intention to terminate the merger agreement, provided that XL will not have the right to terminate the merger agreement under this provision if it is in material breach of any of its representations, warranties, covenants or agreements under the merger agreement; or

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by XL, if XL’s shareholders have not approved the merger proposal, the XL board of directors has authorized XL to enter into an alternative acquisition agreement with respect to a superior proposal and, concurrently with such termination, XL enters into such alternative acquisition agreement and pays to AXA an amount equal to the termination fee in accordance with the merger agreement.

Upon termination of the merger agreement in accordance with its terms by a party, written notice will be given to the other parties specifying the provision thereof pursuant to which such termination is made and the merger agreement will become null and void without liability on the part of any party or its directors, officers or affiliates, other than, with respect to any party to the merger agreement, the obligations pursuant to certain provisions that will survive the termination of the merger agreement. In addition, nothing will relieve any party to the merger agreement from liability for actual fraud or any willful breach of any provision set forth in the merger agreement.
Expenses and Termination Fees
Generally, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement and the statutory merger agreement will be paid by the party incurring or required to incur such fees and expenses, whether or not the merger is consummated.
XL will be required to pay a termination fee of  $499 million (which we refer to as the “termination fee”) to AXA under the following circumstances:
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AXA terminates the merger agreement as a result of a breach by XL of its representations, warranties or covenants and prior to such breach, a takeover proposal is announced (and not withdrawn at least three business days prior to such breach) and XL consummates or enters into a definitive agreement to consummate a takeover proposal within 12 months of the termination of the merger agreement with AXA, except that, for purposes of this bullet only, the reference in the definition of  “takeover proposal” to “20%” is replaced with a reference to “50%.” Such payment must be made by wire transfer of same-day funds within two business days after consummation of the takeover proposal.

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AXA or XL terminates due to the shareholder approval for the merger proposal not being obtained at the shareholder meeting, and prior to the shareholder meeting, a takeover proposal is announced (and not withdrawn at least 10 business days prior to the shareholder meeting), and XL consummates or enters into a definitive agreement to consummate that takeover proposal within 12 months of the termination of the merger agreement with AXA, except that for purposes of this bullet only, each reference in the definition of  “takeover proposal” to “20%” is replaced with a reference to “50%.” Such payment must be made by wire transfer of same-day funds within two business days after consummation of the takeover proposal.

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However, if XL consummates a takeover proposal with any other person other than the person who announced a takeover proposal prior to the shareholder meeting, then XL will instead be required to pay an “alternate fee” of  $249.5 million in lieu of the $499 million termination fee.

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XL terminates the merger agreement to enter into an alternative acquisition agreement with respect to a superior takeover proposal. Such payment must be made by wire transfer of same-day funds simultaneously with the termination of the merger agreement with AXA.

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AXA terminates the merger agreement due to the XL board of directors having made an adverse recommendation change or having willfully breached the covenants regarding the non-solicitation of an alternative transaction, prompt filing of this proxy statement, or the convening of a shareholder meeting to approve the merger proposal. Such payment must be made by wire transfer of same-day funds within two business days of termination of the merger agreement.

In no event will XL be required to pay the termination fee or the alternate fee more than once or be required to pay both the termination fee and the alternate fee.
Conduct of Business Pending the Completion of the Merger
XL has agreed to certain covenants in the merger agreement restricting the conduct of its business between March 5, 2018 and the earlier of the closing or the termination of the merger agreement. In general, except as required by applicable law, as required or contemplated by the terms of the merger agreement, as may have been previously disclosed in writing to AXA as provided in the merger agreement or with the prior written consent of AXA (such consent not to be unreasonably withheld, conditioned or delayed), (i) XL will, and will cause its subsidiaries to, carry on its business in all material respects in the ordinary course of business consistent with past practice, (ii) XL will, and will cause its subsidiaries to, use reasonable best efforts to preserve its and its subsidiaries’ business organizations substantially intact and preserve existing relationships with key customers, brokers, reinsurance providers, regulators, officers, employees and other persons with whom XL or any of its subsidiaries have significant business relationships, in each case, consistent with past practice and (iii) XL will not, and will not permit any of its subsidiaries to:
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issue, sell or grant any of its shares or other equity or voting interests of XL, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares or other equity or voting interests of XL or any of its subsidiaries, or any options, rights, warrants or other commitments or agreements to acquire from XL or any of its subsidiaries, or that obligate XL or any of its subsidiaries to issue, any share capital of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of, or other equity or voting interests in, XL or any of its subsidiaries; except that XL may issue common shares or other securities as required pursuant to the vesting, settlement or exercise of equity awards or obligations to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any common shares, or other equity or voting interests in XL that are (i) issued and outstanding on March 5, 2018 in accordance with the terms of the applicable equity award or right in effect on March 5, 2018 or (ii) granted after March 5, 2018 in accordance with the merger agreement; and provided further that subsidiaries of XL may make any such issuances, sales or grants to XL or a direct or indirect wholly-owned subsidiary of XL;

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redeem, purchase or otherwise acquire any issued and outstanding shares or other equity or voting interests of XL or any of its subsidiaries or any rights, warrants or options to acquire any shares of XL or any of its subsidiaries or other equity or voting interests of XL or any of its subsidiaries, except (i) pursuant to employee benefit plans or equity awards (including, for the avoidance of doubt, in connection with the forfeiture of any equity awards or the satisfaction of any per share exercise price related to any equity awards) or (ii) in connection with the satisfaction of tax withholding obligations with respect to any equity awards;

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establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares or other equity or voting interests of XL or any of its subsidiaries, in each case, other than (i) quarterly cash dividends paid by XL on common shares not in excess of  $0.22 per share, per quarter, with record and payment dates generally consistent with the timing of record and payment dates in the most recent comparable prior year fiscal quarter prior to March 5, 2018, (ii) periodic cash dividends paid by the applicable subsidiary of XL on preferred shares issued and outstanding on March 5, 2018 in an amount not in excess of the amounts required by the applicable bye-laws, certificate of designation or authorizing resolutions for such preferred shares, with record and payment dates generally consistent with the timing of record and payment dates in the most recent comparable prior year fiscal quarter prior to March 5, 2018 and (iii) dividends paid by a subsidiary of XL to XL or any direct or indirect wholly-owned subsidiary of XL;
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split, combine, subdivide or reclassify any shares or other equity or voting interests of XL or any of its subsidiaries;

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incur any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of XL or any of its subsidiaries, guarantee any such indebtedness or any debt securities of another person or enter into any “keep well” or other agreement to maintain any financial statement condition of another person (collectively, “indebtedness”), except (i) indebtedness incurred solely between XL and any of its subsidiaries or solely between its subsidiaries, (ii) letters of credit issued in the ordinary course of business in the insurance or reinsurance business of XL or any of its subsidiaries, (iii) borrowings under XL’s existing credit facilities having an aggregate principal amount outstanding that is not in excess of $75,000,000, (iv) any other indebtedness in an aggregate principal amount not in excess of $75,000,000 and (v) indebtedness incurred in connection with the refinancing of any indebtedness existing on March 5, 2018 or permitted to be incurred, assumed or otherwise entered into hereunder, except that, in the case of this clause (v), the amount of indebtedness incurred in connection with such refinancing does not exceed the principal amount of the indebtedness so refinanced (other than with respect to increased amounts attributable to unpaid accrued interest, fees and premiums (including tender premiums), defeasance costs, and underwriting discounts, fees, commissions and expenses associated therewith);

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redeem, purchase or otherwise retire any outstanding notes, debentures or other debt securities issued by XL or any of its subsidiaries that currently qualify or are intended to qualify as “Tier 2 Ancillary Capital” under the Bermuda Insurance (Group Supervision) Rules 2011, as amended, or any equivalent concept under any rules or regulations applicable to any subsidiary of XL that conducts the business of insurance or reinsurance or is licensed as a Lloyd’s corporate member or a Lloyd’s managing agent, in each case other than mandatory redemptions and repayments of any such notes, debentures or other debt securities on the maturity date thereof;

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enter into any swap or hedging transaction or other derivative agreements, except in the ordinary course of business and in compliance with certain policies of XL with respect to the investment of the investment assets as of March 5, 2018 (which we refer to as the “investment guidelines”);

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sell or lease to any person, in a single transaction or series of related transactions, any of its owned properties or assets whose value or purchase price exceeds $50,000,000 individually or $100,000,000 in the aggregate, except (i) dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of XL or any of its subsidiaries, (ii) transfers among XL and its subsidiaries, (iii) leases and subleases of real property owned by XL or its subsidiaries or (iv) dispositions of investment assets permitted by the investment guidelines in the ordinary course of business (including in connection with cash management or investment portfolio activities);

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make or authorize any capital expenditures outside the ordinary course of business or make loans or advances, except in compliance with the investment guidelines;

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make any acquisition (including by merger or amalgamation) of the share capital or other equity or voting interests of any other person (except the acquisition of investment assets in the ordinary course of business and in compliance with the investment guidelines) or of the assets of any other person, in each case for consideration in excess of  $50,000,000 individually or $100,000,000 in the aggregate;

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except as required pursuant to the terms of any employee benefit plan in effect as of March 5, 2018 and properly disclosed to AXA or established or amended after March 5, 2018 in compliance with the merger agreement, (i) grant to any current or former director, officer or employee any increase in salary or incentive compensation opportunity, other than grants made in the ordinary course of business to any employee of XL or any of its subsidiaries whose annual rate of base salary is below $400,000, (ii) grant to any current or former director, officer or employee any increase in severance, retention or termination pay, (iii) pay any incentive compensation, other than the payment for completed periods based on actual performance in the ordinary course of business, (iv) grant any new equity awards or other long-term incentive awards, amend or modify the terms of any outstanding awards or take any action to accelerate the vesting or lapse or restrictions or payment, or to fund or secure the payment of, any compensation or benefits under any employee benefit plan, (v) establish, adopt, enter into or amend in any material respect any material employee benefit plan or collective bargaining agreement or other agreement with a labor union, works council or similar organization, (vi) enter into any employment, consulting, severance or termination agreement with any current or former director, officer or employee of XL or any of its subsidiaries whose annual rate of base salary is more than $400,000, (vii) (1) hire or promote any individual (x) if immediately following such action XL and any of its subsidiaries would have more than an agreed number of employees or (y) whose annual rate of base salary following such hiring or promotion would be more than $400,000 or (2) terminate without cause the employment of any individual, other than as determined by XL in its reasonable discretion in the ordinary course of business, (viii) forgive any loans or issue any loans (other than routine travel or business expense advances issued in the ordinary course of business consistent with XL’s policy) to any current or former director, officer, employee or independent contractor (who is a natural person), or (ix) change any actuarial or other assumptions used to calculate funding obligations with respect to any employee benefit plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP; provided, however, that the foregoing does not restrict XL or any of its subsidiaries from (a) entering into or making available to newly hired employees or to employees in the context of promotions based on job performance or workplace requirements (who may otherwise be hired or promoted in compliance with the merger agreement), in each case, in the ordinary course of business, plans, agreements, benefits and compensation arrangements (excluding equity-based and other long-term incentive grants, other than deferred cash awards that do not include terms providing for “single-trigger” vesting in connection with the effective time, but which may provide for accelerated vesting in the event of an involuntary termination of employment within the two-year period following the effective time), in each case, that have terms and a value that is consistent with the past practice of making compensation and benefits available to newly hired or promoted employees in similar positions, or consistent with the compensation and benefits of the then-current employee whom such newly hired or promoted employee is engaged to replace or succeed, (b) taking any of the foregoing actions to comply with, satisfy tax-qualification requirements under, or avoid the imposition of tax under, the Internal Revenue Code of 1986, as amended, and any applicable guidance thereunder or other applicable law or (c) making immaterial changes in the ordinary course of business to nondiscriminatory health and welfare plans available to all employees generally;
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make any material changes in financial accounting methods, principles or practices materially affecting the consolidated assets, liabilities or results of operations of XL and its subsidiaries, except insofar as may be required by (or, in the reasonable good faith judgment of XL, advisable under) (i) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization or (ii) applicable statutory accounting principles (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the National Association of Insurance Commissioners or any similar organization;

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materially alter or materially amend any existing underwriting, reserving, claim handling, loss control or actuarial practice guideline or policy of XL or any subsidiary of XL that conducts the business of insurance or reinsurance or is licensed as a Lloyd’s corporate member of Lloyd’s managing agent or any material assumption underlying any reserves or actuarial practice or policy, except as may be required by (or, in the reasonable good faith judgment of XL, advisable under) (i) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization or (ii) applicable statutory accounting principles (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the National Association of Insurance Commissioners or any similar organization;
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reduce or strengthen any reserves, provisions for losses or other liability amounts in respect of insurance contracts and assumed reinsurance contracts, except (i) as may be required by (or, in the reasonable good faith judgment of XL, advisable under) applicable statutory accounting principles or GAAP, as applicable, (ii) as a result of loss or exposure payments to other parties in accordance with the terms of insurance contracts and assumed reinsurance contracts or (iii) in the ordinary course of business;

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adopt or implement any shareholder rights plan or similar arrangement;

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amend XL’s organizational documents or amend in any material respect the comparable organizational documents of any of the subsidiaries of XL in a manner that would reasonably be likely to prevent or to impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated by the merger agreement and the statutory merger agreement, including the merger;

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adopt any plan or agreement of complete or partial liquidation or dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization of XL or any of its subsidiaries, continue or agree to continue XL or any of its subsidiaries into any other jurisdiction, or convert or agree to convert XL or any of its subsidiaries into any other form of legal entity (in each case, other than the dormant subsidiaries or, with respect to any merger, amalgamation or consolidation, other than among wholly-owned subsidiaries);

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grant any lien (other than certain liens permitted by the merger agreement) in any of its material properties or assets except to secure certain classes of indebtedness specified in the merger agreement;

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settle or compromise any pending or threatened legal or administrative proceeding, suit, investigation, arbitration or action against XL or any of its subsidiaries, or any of their officers or directors in their capacities as such, other than the settlement of legal or administrative proceeding, suit, investigation, arbitration or action (i) solely for monetary damages for an amount not to exceed $10,000,000 for any such settlement individually or $50,000,000 in the aggregate (with such aggregate amount calculated taking into account the amount of any of certain settled tax proceedings permitted by the merger agreement) or (ii) for claims under contracts of insurance or reinsurance issued by XL or any of its subsidiaries in accordance with applicable policy or contractual limits in the ordinary course of business;

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cancel any material indebtedness or waive any material claims or rights under any material contract, other than in the ordinary course of business;

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amend, modify or terminate any material contract or reinsurance or retrocession treaty or agreement, slip, binder, cover note or other similar arrangement pursuant to which any subsidiary of XL that conducts the business of insurance or reinsurance or is licensed as a Lloyd’s corporate member of Lloyd’s managing agent is the cedent, and involving at least $25,000,000 in annual premium or $100,000,000 in ceded liabilities, in any of the foregoing cases in such a way as to materially reduce the expected business or economic benefits thereof or enter into any contract that would constitute a material contract if in effect as of March 5, 2018, in each case, except in the ordinary course of business;

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voluntarily abandon, dispose of or permit to lapse any intellectual property right owned by XL that is material to XL and its subsidiaries, taken as a whole, except in the ordinary course of business;

•
voluntarily abandon, dispose of or permit to lapse any licenses, franchises, permits, certificates, approvals, authorizations and registrations from governmental authorities necessary for the lawful conduct of XL’s and its subsidiaries’ respective businesses and that is material to the business of XL or any of its subsidiaries;

•
(i) make, change or revoke any material tax election, other than in the ordinary course of business, (ii) settle or compromise any audit, claim assessment or other proceeding relating to a material amount of tax other than in an amount not to exceed $10,000,000 for any such settlement or compromise individually $50,000,000 in the aggregate (with such aggregate amount calculated taking into account the amount of any settled legal or administrative proceedings, suits, investigations, arbitrations or actions permitted by the merger agreement), (iii) file any material amended tax return, (iv) extend or waive the application of any statute of limitations regarding the assessment or collection of any material tax, other than in the ordinary course of business, (v) enter into any tax indemnification, sharing, allocation, reimbursement or similar agreement, arrangement or understanding (other than any contract entered into in the ordinary course of business the primary purpose of which does not relate to taxes), (vi) surrender any right to claim any material tax refund, (vii) make any material change to any tax accounting method, except for in the ordinary course of business or (viii) effect, or agree to effect, any material transaction, a purpose of which is to minimize the adverse tax impact of the Tax Cuts and Jobs Act;

•
acquire or dispose of any material investment assets in any manner inconsistent with the investment guidelines;

•
materially amend, materially modify or otherwise materially change the investment guidelines;

•
enter into any new material lines of business or withdraw from, or put into “run off”, any existing material lines of business; or

•
authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

Board of Directors and Management of XL Following Completion of the Merger
The directors of Merger Sub immediately prior to the effective time will be the initial directors of XL as the surviving company until their earlier death, resignation or removal or until their respective successors are duly elected or appointed and qualified. The officers of XL immediately prior to the effective time will be the initial officers of XL as the surviving company until their earlier death, resignation or removal or until their respective successors are duly appointed and qualified.
Indemnification; Directors’ and Officers’ Insurance
The merger agreement provides that, from and after the effective time, the surviving company will, and AXA will cause the surviving company to, indemnify and hold harmless, the present and former directors and officers of XL or any of its subsidiaries or any other person in which XL or any of its subsidiaries own any equity interests at the request of XL (and each such person’s heirs, executors and administrators) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any action based on or arising out of, in whole or in part, (i) the fact that such person is or was a director or officer of XL or such subsidiary or (ii) the acts or omissions of such person in such person’s capacity as a director, officer, employee or agent of XL or such subsidiary or taken at the request of XL or such subsidiary, in each case, at, or at any time prior to, the effective time (including in connection with serving at the request of XL or such subsidiary as a director, officer, employee, agent, trustee or fiduciary of another person (including any employee benefit plan)) (including any action relating in whole or in part to the transactions contemplated by the merger agreement or relating to the enforcement of the indemnification provisions in the merger agreement, as described in this paragraph), to the fullest extent permitted under applicable law.
In addition, for the six-year period commencing immediately after the effective time, the surviving company will maintain in effect current directors’ and officers’ liability insurance of XL and its subsidiaries covering acts or omissions occurring at or prior to the effective time with respect to those individuals who, as of March 5, 2018, were, and any individual who, prior to the effective time, becomes, covered by XL’s directors’ and officer’s liability insurance policy. The terms, scope and amount of such insurance coverage will be no less favorable to such individuals than XL’s directors’ and officers’ liability insurance policies as in effect on March 5, 2018. However, AXA may substitute such policies for policies by reputable insurers of at least the same coverage with respect to matters existing or occurring prior to the effective time, including a

“tail” policy. However, if annual premium for such insurance exceeds 300% of the current annual premium, then AXA may provide or cause to be provided a policy for the applicable individuals with the best coverage as shall then be available at an annual premium not in excess of 300% of the current annual premium. In addition, XL may, prior to the effective time, purchase for an aggregate amount not in excess of such 300% threshold for six years, a six-year prepaid “tail” policy on terms and conditions providing at least substantially equivalent benefits as the current policies maintained by XL with respect to matters existing or occurring prior to the effective time including the transactions contemplated by the merger agreement. If such prepaid “tail” policy has been obtained by XL, it shall be deemed to satisfy all obligations to obtain insurance pursuant to the foregoing provisions and the surviving company will use its reasonable best efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.
Employee Matters
From the effective time through the end of the calendar year following the year in which the effective time occurs (which we refer to as the “continuation period”), AXA has agreed to provide each individual who is employed by XL or its subsidiaries immediately prior to the effective time (whom we refer to as a “continuing employee”) with:
•
a base salary or wage rate that is no less than that provided to such continuing employee by XL or its subsidiaries immediately prior to the effective time;

•
a target annual incentive compensation plus target long-term incentive compensation opportunity that is substantially similar, in the aggregate, to the target annual incentive compensation plus target long-term incentive compensation opportunity (excluding special, one-time or transaction-based compensation opportunities) provided to such continuing employee by XL or its subsidiaries immediately prior to the effective time, with the form of such incentives to be determined in AXA’s discretion;

•
other compensation and employee benefits that are no less favorable, in the aggregate, than those provided to such continuing employee by XL or its subsidiaries immediately prior to the effective time (excluding annual and long-term incentives, special, one-time or transaction-based compensation and benefits); and

•
in the event of a termination of employment (or a continuing employee’s receipt of a notice of termination of employment) from AXA, XL or any of their respective affiliates during the continuation period, with severance benefits that are no less favorable, in the aggregate, than those that would have been provided to such continuing employee by XL or its subsidiaries had such termination occurred prior to the effective time.

The merger agreement provides that the merger will constitute a “change in control” or “change of control” (or term of similar import) with respect to all applicable XL benefit plans. AXA has agreed to honor and continue all of XL’s employment, severance, retention, termination and change-in-control plans, policies, programs, agreements and arrangements maintained by XL or its subsidiaries and properly disclosed to AXA, in each case, as in effect at the effective time, including with respect to any payments, benefits or rights arising as a result of the merger (either alone or in combination with any other event), subject, in each case, to the terms and conditions of such arrangements. AXA has further agreed to provide continuing employees with service credit with respect to prospective benefit plan participation (excluding retiree health or welfare arrangements, any frozen benefit plan, benefit accrual under any defined benefit pension plan or to the extent that such recognition would result in any duplication of benefits for the same period of service). AXA has further agreed to waive any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any prospective welfare benefit plan in which continuing employees (and their eligible dependents) participate (except to the extent that such limitations, exclusions, requirements and waiting periods would not have been satisfied or waived under the comparable XL welfare benefit plan immediately prior to the effective time). With respect to such prospective welfare benefit plans, AXA has agreed to recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each continuing employee (and his or her eligible dependents) prior to the effective time during the calendar year in which the effective time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans. With respect to continuing employees whose principal place of employment is outside of the United States, AXA’s obligations as described in this section will be modified to the extent necessary to comply with applicable law of the applicable foreign countries and political subdivisions.
AXA has agreed to honor, in accordance with its terms, each XL deferred cash award that is outstanding immediately prior to the effective time, provided that if a continuing employee’s employment is terminated by the employer without “cause” or by the executive officer for “good reason” (each as defined in the merger agreement) within the two-year period immediately following the effective time, such continuing employee will receive a lump-sum cash payment in the amount of his or her outstanding XL deferred cash awards no later than 30 days following the date of termination (or such later time as would not cause an impermissible acceleration event under Section 409A of the Internal Revenue Code of 1968, as amended.
In the event that the effective time occurs prior to XL paying annual incentives in respect of its 2018 fiscal year, AXA and XL have agreed that XL will pay to each eligible participant in an XL annual incentive plan (which we refer to as the “2018 AIP”) a cash bonus in respect of calendar year 2018 in an amount equal to the cash bonus amount payable under the applicable bonus plan based on the actual level of achievement of the applicable performance criteria, provided that at the conclusion of 2018, the 2018 AIP pool will be funded at the greater of the target level of performance or the actual level of performance (including adjustments to account for non-recurring items and any costs and expenses, in each case to the extent associated with the transactions contemplated by the merger agreement) as determined by XL. AXA and XL have agreed that the aggregate bonus payments made to all eligible participants will be no less than the amount equal to the 2018 AIP pool. If a continuing employee’s employment is terminated by the employer without “qualifying cause” or by the executive officer for “qualifying good reason” (each as defined in the continuing employee’s employment agreement or the ESBP, if the continuing employee is a participant thereof, and otherwise having the meaning set forth in the merger agreement) following the effective time and prior to the payment of the bonus, such continuing employee will receive a lump-sum cash bonus equal to his or her 2018 bonus amount prorated to the date of termination (or, if the termination occurs during the fourth calendar quarter of 2018, then not prorated). Annual bonuses will be paid, less any required withholding taxes, on or about the date on which XL would normally pay annual bonuses in the first calendar quarter of 2019 and in no event later than March 15, 2019 (or such later date in accordance with applicable law), and will not be paid to the extent payment would result in any duplication of any annual bonus otherwise payable to the continuing employee.
Amendment or Supplement and Waiver
The merger agreement may be amended or supplemented by written agreement of the parties, by action taken or authorized by the boards of directors of XL and AXA, at any time before or after the receipt of the requisite approval of the XL shareholders of the merger proposal, but after the requisite approval of the XL shareholders, no amendment may be made that by law requires further approval by the XL shareholders without such further approval.
Furthermore, without prior written consent, certain sections of the merger agreement may not be amended in a manner that is material and adverse to any person that has committed to provide or arrange or otherwise entered into definitive documents or agreements (and any joinder agreements, indentures or credit or facilities agreements entered into pursuant thereto) with AXA or any of its subsidiaries in connection with debt financing (including any permanent financing) for the purposes of financing the payment of the merger consideration and any other amounts required to be paid in connection with the consummation of the transactions contemplated by the merger agreement and the statutory merger agreement, including the agents, arrangers, lenders and other entities that have committed to provide or arrange all or part of, or otherwise entered into agreements in connection with, such debt financing, or, with respect to any such person, its affiliates and their respective officers, directors, employees, controlling persons, agents, representatives, successors and assigns (which we refer to, collectively, as “financing sources”).
At any time prior to the effective time, AXA and XL may, subject to applicable law, (i) waive any inaccuracies in the representations and warranties of the other party, (ii) extend the time for performance of any of the obligations or other acts of the other parties or (iii) waive compliance by the other party with any of the agreements contained in the merger agreement or waive any of such party’s conditions. No failure or delay by a party in exercising any of its rights under the merger agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right under the merger agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.
No Third Party Beneficiaries
While the merger agreement is not intended and will not be construed to create any third-party beneficiaries or confer upon any person other than the parties to the merger agreement any rights, benefits or remedies of any nature whatsoever under or by reason of the merger agreement, it provides limited exceptions for (i) each XL shareholder at the effective time as regards its rights to receive the merger consideration, (ii) each holder of equity awards or deferred cash awards at the effective time as regards its rights to receive the merger consideration, (iii) each financing source and (iv) each present and former director and officer of XL and its subsidiaries (and each such person’s heirs, executors and administrators) to continue to have indemnification, advancement of expenses and liability insurance coverage following completion of the transactions as described under “— Indemnification; Directors’ and Officers’ Insurance” beginning on page 71.
Remedies; Specific Enforcement
XL and AXA agreed in the merger agreement that if for any reason any of the provisions of the merger agreement are not performed in accordance with their specific terms or are otherwise breached or violated, irreparable damage would be caused for which monetary relief would not be an adequate remedy under applicable law. Accordingly, each of the parties to the merger agreement agreed that, in addition to all other remedies to which it may be entitled, (i) each of the parties to the merger agreement is entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof in the courts in the State of Delaware or the federal courts of the United States of America located in the State of Delaware and (ii) the right of specific enforcement is an integral part of the transactions contemplated by the merger agreement and without that right, neither of the parties would have entered into the merger agreement. Such relief may be sought without the posting of a bond or other necessary security. The parties agreed not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.
Representations and Warranties
The merger agreement contains certain customary representations and warranties. Each of XL and AXA has made representations and warranties regarding, among other things:
•
organization and standing;

•
corporate power and authority with respect to the execution, delivery and performance of the merger agreement and the statutory merger agreement, and the due and valid execution and delivery and enforceability of the merger agreement;

•
board recommendation and approval;

•
absence of conflicts with, or violations of, organizational documents, contracts and applicable laws;

•
required regulatory filings and consents and approvals of governmental authorities;

•
absence of certain legal proceedings; and

•
brokers’ fees payable in connection with the transactions contemplated by the merger agreement.

Additional representations and warranties made only by XL relate to:
•
capital structure;

•
ownership of subsidiaries;

•
requisite shareholder approval;

•
SEC documents, financial statements and internal controls and disclosure controls and procedures;

•
absence of undisclosed liabilities;

•
absence of any material adverse effect since December 31, 2017;

•
compliance with applicable laws;

•
possession of, and compliance with, permits;

•
tax matters;

•
benefits matters and compliance with the Employee Retirement Income Security Act of 1974;

•
labor matters;

•
investments;

•
intellectual property;

•
inapplicability of takeover statutes;

•
absence of any shareholder rights plan;

•
real property;

•
material contracts;

•
insurance and reinsurance subsidiaries;

•
statutory statements and examinations;

•
agreements with insurance regulators;

•
ceded reinsurance and retrocession contracts;

•
reserves;

•
insurance policies;

•
insurance agents;

•
opinions from financial advisors; and

•
IT systems, data security and privacy.

Additional representations and warranties made only by AXA and Merger Sub relate to:
•
Merger Sub’s ownership and operations;

•
financing;

•
the absence of certain agreements between AXA, Merger Sub or any of their affiliates, on the one hand, and any member of XL’s management or board of directors, on the other hand;

•
the truthfulness and veracity of information supplied by AXA to XL that XL has included in this proxy statement; and

•
share ownership in XL.

Financing and Other Cooperation
XL has agreed, if reasonably requested by AXA, to provide commercially reasonable cooperation to AXA and Merger Sub (including providing reasonably available financial and other information regarding XL and its subsidiaries for use in marketing and offering documents and to enable AXA to prepare customary pro forma financial statements) in the arrangement of any bank debt financing or any capital markets debt financing for the purposes of financing the payment of the merger consideration and any other amounts required to be paid in connection with the consummation of the transactions contemplated by the merger agreement; provided, however, that no obligation of XL or any of its subsidiaries under any definitive documentation relating to such debt financing will be effective prior to the closing and any such obligations shall terminate without liability to XL or any of its subsidiaries upon the termination of the merger agreement.
AXA has agreed, in the event the merger agreement is terminated other than pursuant to certain situations, to reimburse XL for all net costs (including premiums ceded and net recoveries) incurred by XL and its subsidiaries in connection with the purchase, in accordance with the merger agreement, of additional ceded reinsurance or other risk mitigation structures for XL and its subsidiaries with respect to catastrophe losses, and XL has agreed to cooperate with AXA in connection with such activities.
Existing Indebtedness
XL has agreed to, if requested by AXA, provide commercially reasonable cooperation to AXA in taking such actions as are necessary, proper or advisable under certain existing debt documents in respect of the transactions contemplated by the merger agreement and the statutory merger agreement, including delivering or causing a subsidiary to deliver any such notices, agreements, documents or instruments necessary, proper or advisable to comply with the terms thereof, including the delivery of any officer certificates and opinions of counsel required to be delivered thereunder in connection with the transactions contemplated by the merger agreement and the statutory merger agreement.
In addition, XL has agreed to, if and to the extent reasonably requested by AXA in writing, provide commercially reasonable cooperation to AXA and Merger Sub in either (i) arranging for the termination of certain existing debt documents (and the related repayment or redemption thereof, or, with respect to outstanding letters of credit, the cash collateralization thereof or the providing of  “backstop” letters of credit with respect thereto) at the closing (or such other date thereafter as agreed to by AXA and XL) which repayment, redemption, cash collateralization or providing of  “backstop” letters of credit shall be the sole responsibility of Parent, and the procurement of customary payoff letters and other customary release documentation in connection therewith or (b) obtaining any consents required under any existing debt documents to permit the consummation of the transactions contemplated by the merger agreement and the statutory merger agreement thereunder and obtaining any amendments to or other consents under the existing debt documents as may be reasonably requested by AXA, and in each case, if reasonably requested by AXA, XL will and will cause its subsidiaries to execute and deliver such customary notices, agreements, documents or instruments necessary in connection therewith.
Other Covenants and Agreements
The merger agreement contains certain other covenants and agreements, including covenants relating to, among other things:
•
preparation by XL of this proxy statement;

•
confidentiality and access by AXA to certain information about XL;

•
consultation between AXA and XL in connection with public statements with respect to the transactions contemplated by the merger agreement;

•
causing the dispositions of XL equity securities pursuant to the transactions contemplated by the merger agreement by each individual who is a director or officer of XL subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•
each party notifying the other party of any shareholder litigation relating to the transactions contemplated by the merger agreement and the statutory merger agreement, and XL giving AXA the opportunity to participate in the defense and settlement of any shareholder litigation against XL or its directors relating to the merger agreement and the statutory merger agreement and the transactions contemplated by the merger agreement;

•
XL and AXA discussing in good faith, from time to time, the purchase of additional ceded reinsurance or other risk mitigation structures for XL and its subsidiaries, and XL agreeing to give due consideration to any views and concerns identified by AXA and XL implementing certain catastrophe protection as agreed to by XL and AXA, assuming the availability of such catastrophe protection on commercially reasonable terms acceptable to AXA; and

•
in the event the merger agreement is terminated other than pursuant to the failure of shareholders to approve the merger proposal, a termination right by AXA, or prior to receipt of shareholder approval, XL’s entering into an alternative acquisition agreement, reimbursement by AXA to XL for all net costs (including premiums ceded and net recoveries) incurred by XL and its subsidiaries in connection with the purchase of additional ceded reinsurance or other risk mitigation structures for XL and its subsidiaries.

Governing Law; Jurisdiction
The merger agreement is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule, except to the extent the provisions of the laws of Bermuda are mandatorily applicable to the merger.
All actions that arise out of or relating to the interpretation and enforcement of the merger agreement and in respect of the transactions contemplated by the merger agreement and statutory merger agreement (except to the extent any such proceeding mandatorily must be brought in Bermuda) will be held and determined in the Delaware Court of Chancery or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular action, then any federal court within the State of Delaware. If both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction, then any other state court within the State of Delaware and any appellate court therefrom will have jurisdiction over any action brought by XL against AXA, or vice versa, arising out of or relating to the interpretation and enforcement of the merger agreement and in respect of the transactions contemplated by the merger agreement and statutory merger agreement.
The foregoing descriptions of governing law and jurisdiction do not apply to certain claims, actions or proceedings brought against the financing sources arising out of or related to the transactions contemplated by the merger agreement or the statutory merger agreement, including the merger, which claims, actions or proceedings are governed by and construed in accordance with the laws of France and are subject to the exclusive jurisdiction of the Tribunal de Commerce de Paris.

MARKET PRICE OF XL COMMON SHARES
Our common shares are quoted on the NYSE under the ticker symbol “XL.” The following table shows the closing high and low prices for the common shares and cash dividends per share, for the periods indicated as reported by the NYSE. These prices do not necessarily represent actual transactions.
	XL
	High	Low	Dividend
Year ended December 31, 2018
Second quarter (through May 1, 2018)	$55.81	$55.10	$—
First quarter	$55.92	$34.02	$0.22
Year ended December 31, 2017
Fourth quarter	$42.99	$34.92	$0.22
Third quarter	$47.27	$36.02	$0.22
Second quarter	$44.58	$39.12	$0.22
First quarter	$41.39	$36.50	$0.22
Year ended December 31, 2016
Fourth quarter	$38.64	$32.81	$0.20
Third quarter	$35.50	$31.97	$0.20
Second quarter	$37.23	$30.33	$0.20
First quarter	$38.70	$33.06	$0.20
On February 6, 2018, the last full trading day prior to the release of reports that XL was a potential acquisition target, the last reported sales price of common shares, as reported by the NYSE, was $37.34. On March 2, 2018, the last full trading day prior to the announcement of the transaction, the last reported sales price of common shares, as reported by the NYSE, was $43.30. On May 1, 2018, the last reported sales price of common shares, as reported by the NYSE, was $55.81. XL shareholders are encouraged to obtain current market quotations for common shares before making any decision with respect to the merger. No assurance can be given concerning the market price for common shares before or after the date on which the merger will close. The market price for common shares will fluctuate between the date of this proxy statement and the date on which the merger closes and thereafter.
As of April 27, 2018, there were approximately 258,287,127 holders of record of common shares. This does not represent the actual number of beneficial owners of common shares because shares are frequently held in “street names” by securities dealers and others for the benefit of beneficial owners who may vote shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
MANAGEMENT AND DIRECTORS
Security Ownership of 5% Owners
The following table sets forth information as of April 27, 2018, with respect to the beneficial ownership of issued and outstanding common shares by each person known by us to beneficially own 5% or more of the issued and outstanding shares. As defined by the SEC, a person is deemed to “beneficially own” shares if such person directly or indirectly (i) has or shares the power to vote or dispose of such shares, regardless of whether such person has any pecuniary interest in the shares or (ii) has the right to acquire the power to vote or dispose of such shares within 60 days, including through the exercise of any option, warrant, or right. Pursuant to Rule 13d-4 under the Exchange Act, the statements concerning voting and dispositive power concerning common shares included in the footnotes to this table shall not be construed as confirmation that such persons are the beneficial owners of such common shares.
Name and address of Beneficial Owner	Common Shares and Nature of Beneficial Ownership(1)	Percentage of Issued and Outstanding XL Common shares
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355(2)	25,768,889	9.98%
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, Maryland 21202(3)	23,436,803	9.07%
Wellington Management Group, LLP 280 Congress Street, Boston, MA 02210(4)	21,674,743	8.39%
Barrow, Hanley, Mewhinney & Strauss, LLC 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761(5)	18,073,834	7.00%
Blackrock, Inc. 55 East 52nd Street, New York, NY 10055(6)	18,044,600	6.99%
Franklin Mutual Advisors, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078(7)	17,849,059	6.91%

(1)
The percentage of beneficial ownership for all holders has been rounded to the nearest 1/100th of a percentage. Total beneficial ownership is determined in accordance with the rules of the SEC and includes common shares issuable within 60 days of April 27, 2018 upon the exercise of all options and other rights beneficially owned by the indicated person on that date. Under XL’s bye-laws, each share has one vote, except that if, and for so long as, the votes conferred by “controlled shares” constitute 10% or more of the votes conferred by the issued shares of XL, each issued share comprised in such controlled shares shall confer only a fraction of a vote that would otherwise be applicable according to the formula set forth in the bye-laws and as further described in the section of this proxy statement titled “The Special General Meeting — Voting Securities.” If, as a result of applying such formula, the votes conferred by the controlled shares of any person would otherwise represent more than 10% of the votes conferred by all of the issued shares of XL, the votes conferred by the controlled shares of such person shall be reduced by application of such formula set forth in XL’s bye-laws and such process shall be repeated until the votes conferred by the controlled shares of each person represent no more than 10% of the votes conferred by all of the issued shares of XL. Notwithstanding the foregoing, after having applied such formula as best as reasonably practicable, the XL board of directors may make such final adjustments to the aggregate number of votes conferred by the controlled shares of any person that it considers fair and reasonable in all circumstances to ensure that such votes represent less than 10% of the votes conferred by all of the issued shares of XL.

(2)
Represents 369,555 shares with sole voting power, 25,361,532 shares with sole dispositive power, 53,021 shares with shared voting power and 407,357 shares with shared dispositive power. Beneficial ownership details are based upon information contained in the Schedule 13G/A filed with the SEC by The Vanguard Group on February 8, 2018.

(3)
Represents 9,456,270 shares with sole voting power and 23,403,789 shares with sole dispositive power. Beneficial ownership details are based upon information contained in the Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. on February 14, 2018.

(4)
Represents 12,184,918 shares with shared voting power and 21,674,743 shares with shared dispositive power. Beneficial ownership details are based upon information contained in the Schedule 13G/A filed with the SEC by Wellington Management Company on February 8, 2018.

(5)
Represents 12,007,706 shares with sole voting power, 18,073,834 shares with sole dispositive power and 6,066,128 shares with shared voting power. Beneficial ownership details are based upon information contained in the Schedule 13G filed with the SEC by Barrow, Hanley, Mewhinney & Strauss, LLC on February 12, 2018.

(6)
Represents 15,762,520 shares with sole voting power and 18,044,600 shares with sole dispositive power. Beneficial ownership details are based upon information contained in the Schedule 13G/A filed with the SEC by Blackrock Inc. on January 30, 2018.

(7)
Represents 17,778,259 shares with sole voting power and 17,778,259 shares with sole dispositive power for Franklin Mutual Advisors, LLC. Additionally, this represents 70,800 shares with sole voting power and 70,800 shares with sole dispositive power for Franklin Advisory Services, LLC. Beneficial ownership details are based upon information contained in the Schedule 13G/A filed with the SEC by Franklin Mutual Advisors, LLC on February 5, 2018.

Security Ownership of Directors and Executive Officers
The following table sets forth information as of April 27, 2018, with respect to the beneficial ownership of issued and outstanding common shares by XL’s directors, named executive officers and its current directors and executive officers as a group.
Name and address of Beneficial Owner(1)	Common Shares and Nature of Beneficial Ownership(2)	Percentage of Issued and Outstanding XL Common shares
Ramani Ayer(3)	32,022	*
Stephen Catlin(4)	701,761	*
Dale Comey(5)	80,964	*
Charles Cooper(6)	134,297	*
Claus-Michael Dill	10,758	*
Robert Glauber(7)	72,463	*
Kirstin Gould(8)	587,521	*
Gregory Hendrick(9)	871,517	*
Edward Kelly III(10)	17,855	*
Joseph Mauriello(11)	67,508	*
Michael McGavick(12)	3,035,652	1.18%
Eugene McQuade	68,555	*
James Nevel	2,036	*
Peter Porrino(13)	724,482	*
Stephen Robb(14)	88,529	*
Anne Stevens(15)	17,010	*
Sir John Vereker	64,810	*
Billie Williamson	899	*
Current Directors and Executive Officers as a group (22 persons in total)	6,404,794	2.48%

*
Represents less than 1% of each class of security beneficially owned.

(1)
Unless otherwise stated, the address for each beneficial owner is c/o XL Group Ltd, One Bermudiana Road, Hamilton HM08 Bermuda.

(2)
The percentage of beneficial ownership for all holders has been rounded to the nearest 1/100th of a percentage. Total beneficial ownership is determined in accordance with the rules of the SEC and includes common shares issuable within 60 days of April 27, 2018 upon the exercise of all options and other rights beneficially owned by the indicated person on that date. Under XL’s bye-laws, each share has one vote, except that if, and for so long as, the votes conferred by “controlled shares” constitute 10% or more of the votes conferred by the issued shares of XL, each issued share comprised in such controlled shares shall confer only a fraction of a vote that would otherwise be applicable according to the formula set forth in the bye-laws and as further described in the section of this proxy statement titled “The Special General Meeting — Voting Securities.” If, as a result of applying such formula, the votes conferred by the controlled shares of any person would otherwise represent more than 10% of the votes conferred by all of the issued shares of XL, the votes conferred by the controlled shares of such person shall be reduced by application of such formula set forth in XL’s bye-laws and such process shall be repeated until the votes conferred by the controlled shares of each person represent no more than 10% of the votes conferred by all of the issued shares of XL. Notwithstanding the foregoing, after having applied such formula as best as reasonably practicable, the XL board of directors may make such final adjustments to the aggregate number of votes conferred by the controlled shares of any person that it considers fair and reasonable in all circumstances to ensure that such votes represent less than 10% of the votes conferred by all of the issued shares of XL.

(3)
Includes 5,000 shares issuable upon exercise of vested XL stock options.

(4)
Includes 8,905 shares held by Catlin Settlement Trust and 603,083 shares issuable upon the exercise of vested XL stock options and options becoming vested in 60 days.

(5)
Includes 10,000 shares issuable upon the exercise of vested XL stock options.

(6)
Includes 12,364 shares issuable upon the exercise of vested XL stock options.

(7)
Includes 10,000 shares issuable upon the exercise of vested XL stock options.

(8)
Includes 497,208 shares issuable upon the exercise of vested XL stock options.

(9)
Includes 727,909 shares issuable upon the exercise of vested XL stock options.

(10)
Includes 5,000 shares issuable upon the exercise of vested XL stock options.

(11)
Includes 10,000 shares issuable upon the exercise of vested XL stock options.

(12)
Includes 16,000 restricted shares that had not vested as of April 27, 2018 but which have voting rights and subsequently vested on May 2, 2018. Also includes 2,730,803 shares issuable upon the exercise of vested XL stock options.

(13)
Includes 639,382 shares issuable upon exercise of vested XL stock options.

(14)
Includes 18,546 shares issuable upon the exercise of vested XL stock options.

(15)
Includes 5,000 shares issuable upon the exercise of vested XL stock options.

There are no arrangements, known to XL, including any pledge by any person of securities of XL, the operation of which may at a subsequent date result in a change in control of XL, other than the merger agreement between XL and AXA (see “Business — General” in Item 1 of Part I of XL’s Annual Report on Form 10-K for the year ended December 31, 2017).

APPRAISAL RIGHTS
Under Bermuda law, in the event of a merger of a Bermuda company with another Bermuda company or foreign corporation, any shareholder of the Bermuda company is entitled to receive fair value for its shares. For purposes of Section 106(2)(b)(i) of the Companies Act, the XL board of directors considers the fair value for each common share to be $57.60, without interest and less any applicable withholding taxes.
Any XL shareholder who is not satisfied that it has been offered fair value for its shares and whose shares are not voted in favor of the merger agreement, the statutory merger agreement and the merger may exercise its appraisal rights under the Companies Act to have the fair value of its shares appraised by the Bermuda Court. Persons owning beneficial interests in shares but who are not shareholders of record should note that only persons who are shareholders of record are entitled to make an application for appraisal. Any XL shareholder intending to exercise appraisal rights must file its application for appraisal of the fair value of its shares with the Bermuda Court within one month after the date the notice convening the special general meeting to approve the merger has been given. The notice delivered with this proxy statement constitutes this notice. There are no statutory rules and limited decisions of the Bermuda Court prescribing in detail the operation of the provisions of the Companies Act governing appraisal rights that are set forth in Section 106 of the Companies Act or the process of appraisal by the Bermuda Court; the Bermuda Court retains considerable discretion as to the precise methodology that it would adopt when determining the fair value of shares in an appraisal application under the Companies Act.
If a XL shareholder votes in favor of the merger agreement, the statutory merger agreement and the merger at the special general meeting, such shareholder will have no right to apply to the Bermuda Court to appraise the fair value of its shares, and instead, if the merger is consummated, and as discussed in the section of this proxy statement titled “The Merger Agreement — Effects of the Merger,” each common share of such shareholder will be canceled and converted into the right to receive the merger consideration. Voting against the merger, or not voting, will not in itself satisfy the requirements for notice and exercise of a shareholder’s right to apply for appraisal of the fair value of its shares.
A FAILURE OF A DISSENTING SHAREHOLDER TO AFFIRMATIVELY VOTE AGAINST THE MERGER PROPOSAL WILL NOT CONSTITUTE A WAIVER OF ITS RIGHT TO HAVE THE FAIR VALUE OF ITS COMMON SHARES APPRAISED, PROVIDED THAT SUCH SHAREHOLDER DOES NOT VOTE IN FAVOUR OF THE MERGER PROPOSAL.
In any case where a registered holder of shares has made an appraisal application, in respect of the shares held by such dissenting shareholder, and the merger has been made effective under Bermuda law before the Bermuda Court’s appraisal of the fair value of such dissenting shares, then the dissenting shareholder shall be entitled to receive the consideration and, if the fair value of the dissenting shares is later appraised by the Bermuda Court to be greater than the value of the consideration, such dissenting shareholder will be paid the difference, between the amount paid to him as the consideration and the value appraised by the court within one month of the Bermuda Court’s appraisal.
In any case where the value of the dissenting shares held by a dissenting shareholder is appraised by the Bermuda Court before the merger has been made effective under Bermuda law, then the surviving company will be required to pay the dissenting shareholder within one month of the Bermuda Court’s appraisal an amount equal to the value of the dissenting shares appraised by the Bermuda Court, unless the merger is terminated under the terms of the merger agreement, in which case no payment shall be made. However, it is anticipated that, subject to having obtained the requisite approval, the merger would have proceeded prior to the appraisal by the Bermuda Court.
A shareholder that has exercised appraisal rights has no right of appeal from an appraisal made by the Bermuda Court. The responsibility for apportioning the costs of any application to the Bermuda Court under Section 106 of the Companies Act will be in the discretion of the Bermuda Court.
The relevant portion of Section 106 of the Companies Act in relation to appraisal rights is as follows:
“(6) Any shareholder who did not vote in favor of the amalgamation or merger and who is not satisfied that he has been offered fair value for his shares may within one month of the giving of the notice referred to in subsection (2) apply to the Court to appraise the fair value of his shares.

(6A) Subject to subsection (6B), within one month of the Court appraising the fair value of any shares under subsection (6) the company shall be entitled either —
(a) to pay to the dissenting shareholder an amount equal to the value of his shares as appraised by the Court; or
(b) to terminate the amalgamation or merger in accordance with subsection (7).
(6B) Where the Court has appraised any shares under subsection (6) and the amalgamation or merger has proceeded prior to the appraisal then, within one month of the Court appraising the value of the shares, if the amount paid to the dissenting shareholder for his shares is less than that appraised by the Court, the amalgamated or surviving company shall pay to such shareholder the difference between the amount paid to him and the value appraised by the Court.
(6C) No appeal shall lie from an appraisal by the Court under this section.
(6D) The costs of any application to the Court under this section shall be in the discretion of the Court.
(7) An amalgamation agreement or merger agreement may provide that at any time before the issue of a certificate of amalgamation or merger the agreement may be terminated by the directors of an amalgamating or merging company, notwithstanding approval of the agreement by the shareholders of all or any of the amalgamating or merging companies.”
SHAREHOLDERS WHO HOLD THEIR SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BANKS, BROKERAGE FIRMS AND OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE XL COMMON SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKERAGE FIRM AND OTHER NOMINEE MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.
A shareholder who elects to exercise appraisal rights under Section 106(6) of the Companies Act should mail or deliver a written demand to:
XL Group Ltd
Attention: Secretary
One Bermudiana Road
Hamilton HM08, Bermuda

DELISTING OF XL COMMON SHARES
If the merger is completed, we expect that XL’s common shares will be delisted from the NYSE and the BSX and we will no longer file periodic reports with the SEC on account of XL’s common shares.

CANCELATION OF DEPOSITARY INTERESTS REPRESENTING COMMON SHARES
Certain common shares are held and settled through DIs. The common shares underlying DIs are held by Computershare UK and its affiliates as nominees through DTC. Advanced notification is hereby given to DI holders that if the merger is completed, the DIs will cease to be capable of being held in the CREST system and will be automatically canceled at the effective time and converted into the right to receive for each DI held $57.60 in cash, which will be distributed through CREST.

CANCELATION OF CORPORATE SPONSORED NOMINEE SERVICE
Certain DIs are held in an account managed by Computershare Investor Services PLC, as the Corporate Sponsored Nominee. If the merger is completed, the account managed by Computershare Investor Services PLC holding your securities will cease. Advance notification is hereby given to holders of DIs through the Corporate Sponsored Nominee Service that the facility will close at the effective time and your securities will be converted into the right to receive $57.60 in cash for each DI held, by a check distributed with a closing statement.

THE SPECIAL GENERAL MEETING
Date, Time and Place
The special general meeting will take place on June 6, 2018, starting at 9:00 a.m., Atlantic time, at XL’s offices at One Bermudiana Road, Hamilton HM08, Bermuda.
Purposes of the Special General Meeting
At the special general meeting, XL shareholders will be asked to consider and vote on each of the following proposals:
•
Proposal 1:   to approve the merger agreement, the statutory merger agreement and the merger;

•
Proposal 2:   on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to XL’s named executive officers in connection with the merger, as described in this proxy statement; and

•
Proposal 3:   to approve an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes to approve the merger proposal at the special general meeting.

Holders of common shares issued and outstanding as of the record date will be entitled to vote on each of the above proposals.
Consummation of the merger is conditioned on, among other things, the approval of Proposal 1 above, but is not conditioned on the approval of Proposals 2 or 3.
The XL board of directors has unanimously (1) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of, XL, (2) approved the merger, the merger agreement and the statutory merger agreement and (3) resolved that the merger proposal and the compensation advisory proposal be submitted to XL’s shareholders for their consideration at the special general meeting. Accordingly, the XL board of directors recommends that XL shareholders vote “FOR” the merger proposal, “FOR” the compensation advisory proposal and “FOR” the other proposal described in this proxy statement in respect of which they are entitled to vote.
Record Date
Only shareholders of record, as shown on XL’s register of members, at the close of business on April 27, 2018, the record date for the special general meeting, will be entitled to notice of, and to vote at, the special general meeting or any adjournment or postponement thereof. As of April 27, 2018, the record date for the special general meeting, there were 258,287,127 common shares issued and outstanding.
Quorum
At the special general meeting, two or more persons present in person and representing in person or by proxy more than 50% of the aggregate voting power of XL common shares as of the record date will form a quorum for the transaction of business.
Required Vote
Pursuant to XL’s bye-laws, as the XL board of directors has unanimously approved the merger proposal, the approval of the merger proposal requires the affirmative vote of a majority of the votes cast by holders of common shares present in person or represented by proxy and entitled to vote at the special general meeting or any adjournment thereof in accordance with XL’s bye-laws.
The approval of the compensation advisory proposal requires the affirmative vote of a majority of the votes cast by holders of common shares present in person or represented by proxy and entitled to vote at the special general meeting in accordance with XL’s bye-laws.

The approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of common shares present in person or represented by proxy and entitled to vote at the special general meeting in accordance with XL’s bye-laws.
Voting Securities
Except as provided below, holders of common shares have one vote for each common share held by them as of the record date and are entitled to vote all common shares held by them as of the record date on all the proposals voted on at the special general meeting or any adjournment thereof.
There are provisions in the XL bye-laws that may reduce or increase the voting rights of the holders of XL’s shares, including its common shares. These provisions generally provide that if and so long as the votes conferred by the “controlled shares” of any XL shareholder constitute 10% or more of the votes conferred by the issued shares of XL, each issued share comprised in such controlled shares will confer only a fraction of a vote that would otherwise be applicable, according to the following formula: [(T divided by 10) — 1] divided by C, where “T” is the aggregate number of votes conferred by all the issued shares of XL and “C” is the number of votes conferred by the controlled shares of such person. If, as a result of applying such formula, the votes conferred by the controlled shares of any person would otherwise represent more than 10% of the votes conferred by all of the issued shares of XL, the votes conferred by XL of such person shall be reduced by application of such formula and such process shall be repeated until the votes conferred by the controlled shares of each person represent no more than 10% of the votes conferred by all of the issued shares of XL. Notwithstanding the foregoing, after having applied such formula as best as reasonably practicable, the XL board of directors may make such final adjustments to the aggregate number of votes conferred by the controlled shares of any person that it considers fair and reasonable in all circumstances to ensure that such votes represent less than 10% of the aggregate voting power of the votes conferred by all of the issued shares of XL. “Controlled shares” means, in reference to any person (i) all shares of XL directly, indirectly or constructively owned by such person within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended and (ii) all shares of XL directly, indirectly or constructively owned by any person or “group” of persons within the meaning of Section 13(d)(3) of the Exchange Act. The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among all of XL’s other shareholders who were not members of these groups so long as such reallocation does not cause any person to control common shares which confer votes in excess of 10% of the votes of the aggregate voting power of securities of XL entitled to vote.
Under these provisions, certain XL shareholders may have their voting rights limited to less than one vote per share, while other XL shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain XL shareholders who would not otherwise be deemed to control common shares which confer votes in excess of 10% by virtue of their direct share ownership.
As a result of any reallocation of votes, the voting rights of a XL shareholder might increase above 5% of the aggregate voting power of the issued and outstanding common shares, thereby possibly resulting in a XL shareholder becoming a reporting person subject to Schedule 13D or 13G filing requirements under the Exchange Act. In addition, any increase of a XL shareholder’s voting rights could result in a XL shareholder becoming subject to filing requirements under Section 16 of the Exchange Act.
Abstentions and “Broker Non-Votes”
Abstentions will be counted toward the presence of a quorum at the special general meeting. “Broker non-votes” will not be counted toward the presence of a quorum at the special general meeting (unless instructions have been provided by the applicable beneficial owner to the bank, broker or other nominee or Computershare UK, as applicable, with respect to at least one proposal to be voted upon at the special general meeting). Abstentions and “broker non-votes” will not be considered votes cast on any proposal brought before the special general meeting. Because the vote required to approve the proposals to be voted upon at the special general meeting is the affirmative vote of the majority of the votes cast assuming a quorum is present, an abstention or a “broker non-vote” with respect to any proposal to be voted on at the special general meeting will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.

Revocation of Proxies
You may revoke a submitted proxy prior to its exercise at the special general meeting, or any adjournment thereof, in any of the following ways: (1) submitting a later-dated proxy by telephone or through the Internet prior to the telephone or Internet voting deadline indicated on your proxy card; (2) submitting a later-dated proxy card; (3) giving notice of revocation or executing a subsequent proxy, in either case to the Secretary of XL in writing at XL Group Ltd, One Bermudiana Road, Hamilton, HM 08, Bermuda such that it is received by the Secretary of XL at least one hour before the commencement of the special general meeting, or any adjournment thereof, as required under XL’s bye-laws to permit the necessary examination and tabulation of the subsequent proxy or revocation before the votes are taken; or (4) attending and voting in person at the special general meeting, or any adjournment thereof.
If your common shares are held in “street name” by your bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee as to how to revoke your previously provided voting instructions.
If you are a holder of DIs and want to change your vote, please follow the instructions provided by Computershare UK (if you hold DIs directly) or your bank, broker or other nominee as to how to revoke your previously provided voting instructions.
Questions and Additional Information
If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call D.F. King & Co., our proxy solicitor, at (877) 732-3613 (toll-free within the United States) or at (212) 269-5550 (outside the United States).

PROPOSAL 1 — APPROVAL OF THE MERGER PROPOSAL
In this proposal, XL is asking its shareholders to approve the merger agreement, the statutory merger agreement and the merger. Approval of this proposal is a condition to consummation of the merger.
The XL board of directors has unanimously (1) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of, XL, (2) approved the merger, the merger agreement and the statutory merger agreement and (3) resolved that the merger proposal be submitted to XL’s shareholders for their consideration at the special general meeting.
Each common share issued and outstanding as of the record date will carry the right to vote on this proposal.
Pursuant to XL’s bye-laws, as the XL board of directors has unanimously approved the merger proposal, the approval of the merger proposal requires the affirmative vote of a majority of the votes cast by holders of common shares present in person or represented by proxy and entitled to vote at the special general meeting or any adjournment thereof in accordance with XL’s bye-laws.
The XL board of directors unanimously recommends a vote “FOR”
Proposal 1.

PROPOSAL 2 — APPROVAL OF THE COMPENSATION ADVISORY PROPOSAL
XL is providing the holders of common shares with the opportunity to cast an advisory (non-binding) vote to approve the “golden parachute” compensation payments that will or may be made to XL’s named executive officers in connection with the merger, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act. This proposal, commonly known as “say-on-golden parachute,” gives the holders of common shares the opportunity to vote on an advisory (non-binding) basis on the “golden parachute” compensation payments that will or may be paid by XL to XL’s named executive officers in connection with the merger.
The “golden parachute” compensation that XL’s named executive officers may be entitled to receive in connection with the merger is summarized in the table titled “Golden Parachute Compensation,” which can be found in the section of this proxy statement titled “The Merger — Interests of XL’s Directors and Executive Officers in the Merger — Merger Related Compensation for XL Named Executive Officers” beginning on page 47. Such summary, in table form, includes all compensation and benefits that may or will be paid to XL’s named executive officers in connection with the merger.
The XL board of directors encourages you to review carefully the “golden parachute” compensation information disclosed in this proxy statement.
The XL board of directors unanimously recommends that the holders of common shares approve the following resolution:
“RESOLVED, that the holders of common shares approve, on an advisory (non-binding) basis, the compensation that will or may become payable by XL to its named executive officers in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the related narrative disclosures.”
Only common shares may vote on the compensation advisory proposal.
The vote on the compensation advisory proposal is a vote separate and apart from the vote on the merger proposal. Since the vote on the compensation advisory proposal is advisory only, it will not be binding on either AXA or XL. Accordingly, if the merger proposal is approved and the merger is consummated, the compensation payments that are contractually required to be paid to XL’s named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the advisory (non-binding) vote of the holders of common shares.
Each common share issued and outstanding as of the record date will carry the right to vote on the compensation advisory proposal.
The approval of the compensation advisory proposal requires the affirmative vote of a majority of the votes cast by holders of common shares present in person or represented by proxy and entitled to vote at the special general meeting in accordance with XL’s bye-laws.
Approval of this proposal is not a condition to consummation of the merger.
The XL board of directors unanimously recommends a vote “FOR”
Proposal 2.

PROPOSAL 3 — APPROVAL OF THE ADJOURNMENT PROPOSAL
The special general meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the merger proposal.
If, at the special general meeting, the number of common shares present in person or represented by proxy and voting in favor of the merger proposal is insufficient to approve such proposals, XL intends to move to adjourn the special general meeting in order to solicit additional proxies for the approval of the merger proposal. XL does not intend to call a vote on this proposal if the merger proposal has been approved at the special general meeting.
In this proposal, XL is asking its shareholders to authorize the holder of any proxy solicited by the XL board of directors to vote in favor of granting discretionary authority to proxy holders, and each of them individually, to adjourn the special general meeting to another time and place for the purpose of soliciting additional proxies. If XL shareholders approve this adjournment proposal, XL could adjourn the special general meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from XL shareholders who have previously voted.
Each common share issued and outstanding as of the record date will carry the right to vote on the adjournment proposal.
The approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of common shares present in person or represented by proxy and entitled to vote at the special general meeting in accordance with XL’s bye-laws.
Approval of this proposal is not a condition to consummation of the merger.
The XL board of directors unanimously recommends a vote “FOR”
Proposal 3.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a general summary of certain material U.S. federal income tax consequences of the merger applicable to U.S. holders (as defined below) of common shares.
The following discussion is based upon the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, judicial authorities, published positions of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities, all as currently in effect on the date of this proxy statement and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to holders that hold their common shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not address all of the tax consequences that may be relevant to a particular shareholder, such as the application of the Medicare contribution tax, or to shareholders that are subject to special treatment under U.S. federal income tax laws, such as:
•
financial institutions;

•
mutual funds;

•
tax-exempt organizations;

•
insurance companies;

•
regulated investment companies and real estate investment trusts;

•
S corporations, partnerships or other pass-through entities (and investors in such entities);

•
dealers in securities or currencies;

•
traders in securities who elect the mark-to-market method of accounting for their securities;

•
shareholders that hold their common shares as part of a “straddle,” “conversion transaction” or other integrated transaction;

•
shareholders who acquired their common shares pursuant to the exercise of employee share options or otherwise in connection with the performance of services;

•
shareholders who have a functional currency other than the United States dollar;

•
shareholders who own, or have owned, directly, indirectly or constructively, 10% or more of the total combined voting power or value of all classes of issued and outstanding stock of XL;

•
shareholders who own, directly, indirectly or constructively 5% or more of common shares;

•
AXA and any of its affiliates;

•
shareholders who are not U.S. holders; and

•
shareholders who exercise their appraisal rights.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a XL shareholder, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding common shares should consult its tax advisors with respect to the tax consequences of the transaction.
This discussion does not address tax considerations under U.S. state and local and non-U.S. laws or non-income U.S. federal taxes (such as gift or estate taxes).
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common shares that is (i) an individual who is a citizen or resident of the United States as determined for U.S. federal income tax purposes, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust that (A) is subject to the primary supervision of a court within the United States and the authority of one or more U.S. persons to control all substantial decisions of the trust or (B) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Holders of common shares are urged to consult their tax advisors as to the particular U.S. federal income tax consequences of the transaction to them, as well as any tax consequences arising under any U.S. state and local and non-U.S. tax laws or any non-income U.S. federal tax laws.
Tax Consequences of the Merger
The exchange of common shares for the merger consideration pursuant to the merger agreement will be a taxable transaction for U.S. federal income tax purposes. Subject to the discussion titled “— Passive Foreign Investment Company,” a U.S. holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the receipt of the merger consideration in exchange for common shares in an amount equal to the difference, if any, between the cash received and the U.S. holder’s adjusted tax basis in the common shares exchanged therefor. Such gain or loss will be long-term capital gain or loss provided that a U.S. holder’s holding period for such shares exceeds one year on the date of the exchange. Long-term capital gains recognized by certain non-corporate holders, including individuals, are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations. Any such gain or loss recognized by U.S. holders generally will be treated as U.S.-source gain or loss.
If a U.S. holder acquired different blocks of common shares at different times or at different prices, such U.S. holder must determine its, his or her gain or loss, adjusted tax basis and holding period separately with respect to each block of common shares.
Passive Foreign Investment Company (“PFIC”)
In general, a foreign corporation will be treated as a PFIC during a given year if either (i) 75% or more of its gross income constitutes “passive income” or (ii) 50% or more of its assets produce (or are held for the production of) passive income. For purposes of the PFIC determination, a non-U.S. corporation is generally treated as owning a proportionate share of the assets and receiving a proportionate share of the income of any other corporation in which it owns, directly or indirectly, at least 25% (by value) of such corporation’s shares. Passive income generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions, however, contain an express exception for income derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business if certain conditions are met. XL does not believe that it is, or ever has been, a PFIC. However, the determination of PFIC status is factual in nature, depends on the application of complex U.S. federal income tax rules that are subject to differing interpretations, and generally cannot be determined until the close of the taxable year in question. Accordingly, there can be no assurance that XL is or was not a PFIC for its current or any prior taxable year.
If XL were a PFIC for the taxable year of the merger or any prior taxable year in which the U.S. holder held common shares, unless the U.S. holder had made a valid mark-to-market election with respect to their common shares, any gain recognized by a U.S. holder on the exchange of common shares for the merger consideration pursuant to the merger generally would be allocated ratably over such U.S. holder’s holding period for the common shares. The amount allocated to the taxable year of the merger and to any taxable year before XL became a PFIC would be treated as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that year and the interest charge generally applicable to underpayments of tax would be imposed on the resulting tax attributable to such year. If the U.S. holder had made a valid mark-to-market election with respect to their common shares, any gain recognized by the U.S. holder would be treated as ordinary income and any loss would be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.
If XL is a PFIC for the taxable year of the merger or has been a PFIC during any prior year in which a U.S. holder held common shares, a U.S. holder generally would be required to file IRS Form 8621 with respect to the common shares. The PFIC rules are complex, and each U.S. holder should consult their own tax advisors regarding the classification of XL as a PFIC, and the effect of the PFIC rules on such U.S. holder.

Backup Withholding and Information Reporting
A U.S. holder may be subject to information reporting and backup withholding with respect to the amount of cash received in the merger. A U.S. holder may be subject to backup withholding unless the U.S.  holder is an exempt recipient and, when required, demonstrates this fact or provides a taxpayer identification number, makes certain certifications on IRS Form W-9, and otherwise complies with the applicable requirements. A U.S. holder that does not provide its correct taxpayer identification number may also be subject to penalties imposed by the IRS.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

SHAREHOLDER PROPOSALS
If the merger proposal is approved by XL’s shareholders and the merger is completed, XL will not hold an annual general meeting in 2018. If the merger is not completed in 2018 for any reason, XL will hold an annual general meeting in 2018 as required by Bermuda law.
In order for shareholder proposals prepared in accordance with Rule 14a-8 of the Exchange Act to be considered for inclusion in XL’s proxy statement for the 2018 annual general meeting of shareholders, the Company Secretary of XL, located at One Bermudiana Road, Hamilton, HM08, Bermuda, must have received such proposals by December 6, 2017, unless the date of XL’s annual general meeting of shareholders changes by more than 30 days from the anniversary of our 2017 annual general meeting, which was held May 19, 2017, in which case the deadline is a reasonable time before we begin to print and send our proxy materials for our 2018 annual general meeting. If an XL shareholder does not comply with Rule 14a-8, XL will not be required to include the shareholder proposal in the proxy statement and the proxy card XL will mail to its shareholders for its 2018 annual general meeting.
Pursuant to XL’s bye-laws, any shareholder entitled to attend and vote at an annual general meeting may nominate persons for election as directors if written notice of such shareholder’s intent to nominate such persons is received by the Company Secretary at the address above during the period provided in XL’s bye-laws. Specifically, written notice of a shareholder’s intent to make a director nomination at the 2018 annual general meeting must be received by the Company Secretary no earlier than January 19, 2018 and no later than February 18, 2018 (with certain exceptions if the 2018 annual general meeting is held more than 30 days before or after the one-year anniversary of the date of the 2017 annual general meeting). Such notice must include any information required pursuant to Section 12 of XL’s bye-laws at the time of submission. The nomination of any person not made in compliance with the foregoing procedures will be disregarded.
In addition, a shareholder may present a proposal at the 2018 annual general meeting (if one is held) other than pursuant to Rule 14a-8 of the Exchange Act. Any such proposal will not be included in the proxy statement for the 2018 annual general meeting and must be received by the Company Secretary of XL, located at One Bermudiana Road, Hamilton, HM08, Bermuda at least six (6) weeks before the date of the annual general meeting, in accordance with the Bermuda Companies Act.

HOUSEHOLDING OF THE PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless shareholders have notified the company whose shares they hold of their desire to receive multiple copies of this proxy statement. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please contact XL at the address identified below. XL will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to XL at its address below.
XL Group Investor Relations
100 Washington Boulevard, 6th Floor
Stamford, CT 06902
Telephone: (203) 964-5200
Email: investorinfo@xlgroup.com
Upon written or oral request, we will promptly deliver, without charge, to any shareholder a copy of the Notice, our Annual Report or this Proxy Statement. Requests for copies should be submitted to Investor Relations.

WHERE YOU CAN FIND MORE INFORMATION
XL files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information that XL files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at +1 (800) SEC-0330 for further information on the operation of the public reference room. These SEC filings are also available to the public from the Internet website maintained by the SEC at www.sec.gov.
If you are a XL shareholder, some of the documents previously filed with the SEC may have been sent to you, but you can also obtain any of them through XL, the SEC or the SEC’s Internet website as described above. Documents filed with the SEC are available from XL without charge, excluding all exhibits, except that, if XL has specifically incorporated by reference an exhibit in this proxy statement, the exhibit will also be provided without charge.
You may obtain documents filed by XL with the SEC by requesting them in writing or by telephone from the following addresses:
XL Group Investor Relations
100 Washington Boulevard, 6th Floor
Stamford, CT 06902
Telephone: (203) 964-5200
Email: investorinfo@xlgroup.com
If you would like to request documents, in order to ensure timely delivery, you must do so at least five business days before the date of the applicable special general meeting. This means you must request this information no later than May 30, 2018 if you are a XL shareholder. XL will mail promptly requested documents to requesting shareholders by first-class mail, or another equally prompt means.
You can also get more information by visiting XL’s website at www.xlgroup.com
The SEC allows XL to “incorporate by reference” information in this proxy statement, which means that XL can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information included directly in this proxy statement.
The documents listed below that XL has previously filed with the SEC are incorporated by reference into this proxy statement. They contain important business and financial information about XL:
Annual Report on Form 10-K	For the fiscal year ended December 31, 2017, filed with the SEC on: February 23, 2018 and amended on April 6, 2018.
Current Reports on Form 8-K	Filed with the SEC on: March 5, 2018 and March 20, 2018.
XL also hereby incorporates by reference any additional documents that XL may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement to the date of the special general meeting. Nothing in this proxy statement shall be deemed to incorporate information furnished but not filed with the SEC.
XL has supplied all of the information contained or incorporated by reference into this proxy statement relating to XL and AXA has supplied all of the information contained or incorporated by reference into this proxy statement relating to AXA and Merger Sub.
In the event of conflicting information in this proxy statement in comparison to any document incorporated by reference into this proxy statement, or among documents incorporated by reference, the information in the latest filed document controls.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT IN DECIDING HOW TO VOTE YOUR COMMON SHARES. XL HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 2, 2018. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO XL SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.
This proxy statement contains a description of the representations, warranties and covenants of XL, AXA and Merger Sub contained in the Merger Agreement, which have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the merger agreement, (b) have been qualified by (i) matters specifically disclosed in XL’s filings with the SEC since January 1, 2017 and (ii) confidential disclosures made in the disclosure letters delivered in connection with the merger agreement, (c) are subject to materiality qualifications contained in the merger agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the merger agreement or such other date as is specified in the merger agreement and (e) have been included in the merger agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the these materials are included with this filing only to provide investors with information regarding the terms of the merger agreement, and not to provide investors with any other factual information regarding XL, AXA, Merger Sub or their respective businesses. Investors should not rely upon the representations and warranties in the merger agreement as characterizations of actual facts or circumstances as of the date of the merger agreement or as of any other date. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in XL’s public disclosures.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER
by and among
AXA SA,

CAMELOT HOLDINGS LTD.

and
XL GROUP LTD
Dated as of March 5, 2018

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of March 5, 2018, among XL Group Ltd, a Bermuda exempted company (the “Company”), AXA SA, a French société anonyme (“Parent”), and Camelot Holdings Ltd., a Bermuda exempted company and a wholly owned Subsidiary of Parent (“Merger Sub”).
WHEREAS the Board of Directors of each of the Company (the “Company Board”), Parent (the “Parent Board”) and Merger Sub (the “Merger Sub Board”) have (i) unanimously approved the business combination transaction provided for herein in which Merger Sub will, subject to the terms and conditions set forth herein and in the Statutory Merger Agreement, merge with and into the Company, with the Company surviving such merger (the “Merger”), so that immediately following the Merger, the Company will be a wholly owned Subsidiary of Parent, (ii) determined that the terms of this Agreement and the Statutory Merger Agreement are in the best interests of and fair to the Company, Parent or Merger Sub, as applicable and (iii) declared the advisability of this Agreement, the Statutory Merger Agreement and the Merger;
WHEREAS the Company Board has unanimously (i) determined that the Merger Consideration constitutes fair value for each Company Share in accordance with the Bermuda Companies Act, (ii) determined that the Merger, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, the Company, (iii) approved the Merger, this Agreement and the Statutory Merger Agreement and (iv) resolved, subject to Section 6.02, to recommend approval of the Merger, this Agreement and the Statutory Merger Agreement to the Company’s shareholders; and
WHEREAS the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:
ARTICLE I
DEFINITIONS AND TERMS
Section 1.01 Definitions.   The following terms shall have the respective meanings set forth below throughout this Agreement:
“2018 AIP” has the meaning set forth in Section 6.10(i).
“2018 AIP Pool” has the meaning set forth in Section 6.10(i).
“2018 Bonus Amount” has the meaning set forth in Section 6.10(i).
“Acceptable Confidentiality Agreement” means any confidentiality agreement entered into by the Company from and after the date of this Agreement that contains provisions that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided that (a) such confidentiality agreement may omit provisions or the Company in its sole discretion may waive or amend provisions in such agreements, in which case the corresponding provisions of the Confidentiality Agreement shall be contemporaneously amended or waived, and (b) no such confidentiality agreement shall prohibit or prevent the Company from disclosing to Parent the terms and conditions of any Takeover Proposal or the identity of the Person or group of Persons making such Takeover Proposal or otherwise keeping Parent reasonably informed of the developments with respect to any Takeover Proposal (including any changes thereto) or otherwise complying with its obligations hereunder.
“Action” means any legal or administrative proceeding, suit, investigation, arbitration or action.
“Adverse Recommendation Change” has the meaning set forth in Section 6.02(d).
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

“Agent” means each insurance agent, producer, broker, program manager, Lloyd’s coverholder and managing general agent currently writing, selling, producing, underwriting or administering insurance or reinsurance business with the authorization of, and for and on behalf of, a Company Insurance Subsidiary.
“Agreement” has the meaning set forth in the preamble.
“Alternate Fee” has the meaning set forth in Section 8.03(a)(ii).
“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, all applicable non-U.S. antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Applicable SAP” means, with respect to any Company Insurance Subsidiary, the applicable statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed or permitted by the applicable Insurance Regulator under the Insurance Law of such Company Insurance Subsidiary’s domiciliary jurisdiction.
“Appraisal Withdrawal” has the meaning set forth in Section 3.05(b).
“Appraised Fair Value” has the meaning set forth in Section 3.05(a).
“Bankruptcy and Equity Exception” has the meaning set forth in Section 4.03(a).
“Bermuda Companies Act” has the meaning set forth in Section 2.01.
“Book-Entry Share” has the meaning set forth in Section 3.01(c).
“business day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York, London, Paris or Bermuda are authorized or required by Law to be closed.
“Capitalization Date” has the meaning set forth in Section 4.02(a).
“Catastrophe Protection” has the meaning set forth in Section 6.14.
“Cause” with respect to any Company DC Award, (1) has the meaning set forth in the Company Employee’s employment agreement and (2) otherwise, means (a) the conviction of the Company Employee of a felony involving moral turpitude or dishonesty, (b) the Company Employee, in carrying out his or her duties for the Employer, has been guilty of  (i) gross neglect or (ii) willful misconduct; provided, however, that any act or failure to act by the Company Employee shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by the Company Employee in good faith and in a manner reasonably believed to be in the overall best interests of the Employer, (c) the Company Employee’s continued willful refusal to obey any appropriate policy or requirement duly adopted by the Employer and the continuance of such refusal after receipt of notice or (d) the Company Employee’s sustained failure to perform the essential duties of the Company Employee’s role after receipt of notice. The determination of whether the Company Employee acted in good faith and that he or she reasonably believed his or her action to be in the Employer’s overall best interest will be in the reasonable judgment of the Employer.
“Ceded Reinsurance Contract” means any reinsurance or retrocession treaty or agreement, slip, binder, cover note or other similar arrangement pursuant to which any Company Insurance Subsidiary is the cedent involving at least $25,000,000 in annual premium or $100,000,000 in ceded liabilities.
“Certificate” has the meaning set forth in Section 3.01(c).
“Certificate of Merger” has the meaning set forth in Section 2.02.
“Claim” has the meaning set forth in Section 6.08(b).
“Closing” has the meaning set forth in Section 2.06.
“Closing Date” has the meaning set forth in Section 2.06.
“Code” means the U.S. Internal Revenue Code of 1986.

“Company” has the meaning set forth in the preamble.
“Company Acquisition Agreement” has the meaning set forth in Section 6.02(d).
“Company Award” means any Company Restricted Share, Company PSU Award, Company RSU Award, Company RCU Award or Company Stock Option, as applicable.
“Company Board” has the meaning set forth in the recitals.
“Company Board Recommendation” has the meaning set forth in Section 4.03(b).
“Company Bye-Laws” means the Company’s Bye-Laws, as amended up to and including the date of this Agreement.
“Company Charter” means the Company’s Memorandum of Association, as amended up to and including the date of this Agreement.
“Company DC Award” has the meaning set forth in Section 6.10(h).
“Company Disclosure Letter” has the meaning set forth in Article IV.
“Company Eligible Participant” has the meaning set forth in Section 6.10(i).
“Company Employee” has the meaning set forth in Section 6.10(a).
“Company Insurance Approvals” has the meaning set forth in Section 4.04.
“Company Insurance Subsidiary” means each Subsidiary of the Company that conducts the business of insurance or reinsurance or is licensed as a Lloyd’s corporate member or a Lloyd’s managing agent.
“Company Lease” means any lease, sublease, license or other agreement under which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case, whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement) or has the right to use or occupy, now or in the future, any real property.
“Company Notice” has the meaning set forth in Section 6.02(d).
“Company Organizational Documents” means the Company Charter and the Company Bye-Laws.
“Company Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not subject to ERISA) covering current or former directors, officers or employees of the Company or any of its Subsidiaries that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute to, other than any such employee pension benefit plan required by applicable Law.
“Company Plan” means each plan, program, policy, agreement or other arrangement covering current or former directors, officers or employees of the Company or any of its Subsidiaries, that is (a) an employee welfare plan within the meaning of Section 3(1) of ERISA (whether or not subject to ERISA), (b) a Company Pension Plan, (c) a share option, share purchase, share appreciation right, restricted share, restricted share unit or other share- or equity-based compensation agreement, program or plan, (d) an individual employment, consulting, severance, change of control, retention or other similar agreement between such Person and the Company or any of its Subsidiaries or (e) a bonus, incentive, deferred compensation, profit-sharing, retirement, post-retirement, paid time off, severance or termination pay, benefit or fringe-benefit plan, program, policy, agreement or other arrangement, in each case that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute to, other than, in each case, any such plan, program, policy, agreement or other arrangement required by applicable Law, sponsored by a Governmental Authority, or that is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA).
“Company PSU Award” has the meaning set forth in Section 3.03(b).
“Company RCU Award” has the meaning set forth in Section 6.10(g).
“Company Restricted Share” has the meaning set forth in Section 3.03(a).

“Company Rights” has the meaning set forth in Section 4.02(b).
“Company RSU Award” has the meaning set forth in Section 3.03(c).
“Company SEC Documents” has the meaning set forth in Section 4.05(a).
“Company Securities” has the meaning set forth in Section 4.02(b).
“Company Share Plans” means, collectively, the XL Group Ltd Amended and Restated 1991 Performance Incentive Program and the XL Group Ltd Directors Stock & Option Plan.
“Company Shareholder Approval” has the meaning set forth in Section 4.03(d).
“Company Shareholders Meeting” has the meaning set forth in Section 6.03(b).
“Company Shares” has the meaning set forth in Section 3.01.
“Company Statutory Statements” has the meaning set forth in Section 4.18(a).
“Company Stock Option” has the meaning set forth in Section 3.03(d).
“Company Termination Fee” means a cash amount equal to $499,000,000.
“Confidentiality Agreement” means the confidentiality agreement, dated January 16, 2018, by and between the Company and Parent.
“Consent” means any consent, waiver, approval, license, Permit, order, non-objection or authorization.
“Continuation Period” has the meaning set forth in Section 6.10(a).
“Contract” means, with respect to any Person, any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed, lease, sublease, license, contract or other agreement, to which such Person is a party or by which such Person’s assets or properties are bound.
“Data Room” means the electronic data room maintained by the Company, made available to Parent and its Affiliates and hosted by Intralinks, Inc., titled “Project Excalibur”.
“Debt Financing” has the meaning set forth in Section 6.13(a).
“Dissenting Shares” means Company Shares held by a holder of Company Shares who, as of the Effective Time, (a) did not vote in favor of the Merger, (b) complied with all of the provisions of the Bermuda Companies Act concerning the right of holders of Company Shares to require appraisal of their Company Shares pursuant to the Bermuda Companies Act and (c) did not fail to exercise such right or did not deliver an Appraisal Withdrawal.
“Effective Time” has the meaning set forth in Section 2.02.
“Employer” means the Company, the Surviving Company, Parent or any of their respective Subsidiaries.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliates” has the meaning set forth in Section 4.10(c).
“Exception Shares” means any Company Shares owned by Parent or any Subsidiary of Parent held in any employee benefit plan sponsored or maintained by Parent or one of its Subsidiaries or in any trust accounts, managed accounts, mutual funds or similar vehicles, or otherwise held in a fiduciary or agency capacity or as a result of debts previously contracted.
“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Fund” has the meaning set forth in Section 3.02(a).
“Existing Debt Documents” has the meaning set forth in Section 6.13(b).
“FASB” means the Financial Accounting Standards Board.
“Filed SEC Documents” has the meaning set forth in Article IV.

“Financing Documents” has the meaning set forth in the definition of the term “Financing Sources”.
“Financing Sources” means the Persons that have committed to provide or arrange or otherwise entered into definitive documents or agreements with Parent or any of its subsidiaries in connection with the Debt Financing (including any permanent financing) and any joinder agreements, indentures or credit or facilities agreements entered into pursuant thereto (all such agreements, the “Financing Documents”), including the agents, arrangers, lenders and other entities that have committed to provide or arrange all or part of, or otherwise entered into agreements in connection with, the Debt Financing, and their respective Affiliates, and each of their respective officers, directors, employees, controlling persons, agents, representatives, successors and assigns.
“GAAP” means generally accepted accounting principles in the United States.
“Good Reason” with respect to any Company DC Award, (1) has the meaning set forth in the Company Employee’s employment agreement and (2) otherwise means, unless done with the prior written consent of the applicable Company Employee, where notice of termination is provided as described below (a) a material reduction in the Company Employee’s annual base salary or target annual bonus or (b) the Employer requiring the Company Employee’s primary office to be more than fifty (50) miles from its then current location but only if the new office is also more than fifty (50) miles from the Company Employee’s principal residence; provided that the Company Employee must provide written notice of his or her intention to terminate employment for Good Reason to the Employer within sixty (60) days of having actual knowledge of the events giving rise to such Good Reason, which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination for Good Reason, the Employer shall have thirty (30) days from its receipt of such notice to remedy the condition, in which case Good Reason shall no longer exist with regard to such condition, and any date of termination for Good Reason shall not be more than one hundred and eighty (180) days after the Good Reason event occurs. In no event shall Good Reason exist solely as a result of the Company ceasing to be an independent publicly held company (including as a result of a diminution of such Company Employee’s authorities, duties, responsibilities or line of reporting as a result thereof), unless, solely in the case of a Company DC Award outstanding as of the date hereof, such Company Employee has a contractual right to such treatment with respect to such award as of the date hereof.
“Governmental Authority” means any government, legislature, political subdivision, court, board, regulatory or administrative agency, self-regulatory agency, commission or authority or other legislative, executive or judicial governmental entity, whether federal, national, provincial, state, local, foreign or multinational, including Lloyd’s.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Indebtedness” has the meaning set forth in Section 6.01(a)(v).
“Indemnitee” has the meaning set forth in Section 6.08(a).
“Insurance Law” means all Laws applicable to the business of insurance or reinsurance or the regulation of insurance or reinsurance companies, whether federal, national, provincial, state, local, foreign or multinational, and all applicable orders, directives of, and market conduct recommendations resulting from market conduct examinations of, Insurance Regulators (including, for the avoidance of doubt, Lloyd’s Regulations and the handbooks of the UK Financial Conduct Authority and the UK Prudential Regulation Authority, respectively).
“Insurance Regulators” means all Governmental Authorities regulating the business of insurance or reinsurance, or regulating insurance or reinsurance companies, under Insurance Laws.
“Intellectual Property” means all intellectual property and other similar rights in any jurisdiction, whether registered or unregistered, including such rights in and to: any patent (including all reissues, divisions, continuations, continuations-in-part and extensions thereof) and patent application; any trademark, service mark, trade name, logo, business name, brand name, Internet domain name, social media identifier, design right and other similar designations of source or origin, including any and all goodwill associated therewith; any copyright or database rights (including rights in Software); all registrations and application to register or renew the registration of any of the foregoing, and any Trade Secrets.

“Intervening Event” means a material effect, change, event, circumstance, state of facts, development or occurrence relating to the Company and its Subsidiaries, taken as a whole, (a) that was not known to the Company Board prior to the execution of this Agreement, (b) is not reasonably foreseeable as of the date of this Agreement and (c) first arises or occurs or, if such effect, change, event, circumstance, state of facts, development or occurrence existed as of the date of this Agreement, becomes known to the Company Board, after the execution of this Agreement and on or prior to the date of the Company Shareholder Approval; provided that such effect, change, event, circumstance, state of facts, development or occurrence is not specifically related to the receipt, existence of or terms of a Takeover Proposal or any inquiry relating thereto.
“Investment Assets” has the meaning set forth in Section 4.12(a).
“Investment Guidelines” has the meaning set forth in Section 4.12(a).
“Involuntary Termination” means the termination of a Company Employee’s employment by the Employer without Cause or by such Company Employee for Good Reason.
“IRS” means the U.S. Internal Revenue Service.
“IT Systems” means the hardware, Software, data, databases, data communication lines, network and telecommunications equipment, Internet-related information technology infrastructure, wide area network and other information technology equipment, owned, leased or licensed by the Company or any of its Subsidiaries.
“Knowledge” means (a) with respect to the Company, the actual knowledge, as of the date of this Agreement, of the individuals listed on Section 1.01 of the Company Disclosure Letter and (b) with respect to Parent, the actual knowledge, as of the date of this Agreement, of the individuals listed on Section 1.01 of the Parent Disclosure Letter.
“Laws” means federal, national, provincial, state, local or multinational laws, statutes, common law, ordinances, codes, rules and regulations.
“Liens” means any pledges, liens, charges, mortgages, encumbrances, leases, licenses, hypothecations or security interests of any kind or nature.
“Lloyd’s” means the Council and Society of Lloyd’s incorporated under the Lloyd’s Act 1871 to 1982 of England and Wales.
“Lloyd’s Regulations” has the meaning set forth in Section 4.17(d).
“Malware” means any virus, Trojan horse, time bomb, key lock, spyware, worm, malicious code or other software program designed to or able to, without the knowledge and authorization of the Company or any of its Subsidiaries, disrupt, disable, harm, interfere with the operation of or install itself within or on any Software, computer data, network memory or hardware.
“Material Adverse Effect” means any effect, change, event, circumstance, state of facts, development or occurrence that, individually or in the aggregate, has had, or is reasonably expected to have, a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect: (a) changes, events or conditions generally affecting the insurance, reinsurance or risk management industries in the geographic regions or product markets in which the Company and its Subsidiaries operate or underwrite insurance or reinsurance or manage risk; (b) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction (including changes in the value of the Investment Assets to the extent arising from any of the foregoing); (c) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period; (d) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism (including cyber-terrorism) or man-made disaster, or any escalation or worsening of any such hostilities, acts of war (whether or not declared), sabotage, terrorism or man-made disaster; (e) the occurrence or continuation of any volcanic eruption, tsunami, pandemic, hurricane, tornado, windstorm, flood, earthquake, wildfire or other natural disaster or any conditions resulting from such natural disasters (including increases in liabilities under or in connection with insurance or reinsurance Contracts to which the Company or any of its Subsidiaries is a party arising from such a natural disaster); (f) the negotiation, execution and delivery of this Agreement or the public announcement, pendency or performance of the Transactions, including the impact thereof on the relationships of the Company or any of its Subsidiaries with employees, customers, insureds, cedants, policyholders, brokers, agents, financing sources, business partners, service providers, Governmental Authorities or reinsurance providers, and including any Action arising out of any of the foregoing; (g) any change or announcement of a potential change, in and of itself, in the Company’s or any of its Subsidiaries’ credit, financial strength or claims paying ratings or the ratings of any of the Company’s or its Subsidiaries’ businesses; (h) any change, in and of itself, in the market price, ratings or trading volume of the Company’s or any of its Subsidiaries’ securities; (i) any change in applicable Law, GAAP (or authoritative interpretation or enforcement thereof) or in Applicable SAP, including accounting and financial reporting pronouncements by the SEC, the National Association of Insurance Commissioners, any Insurance Regulator and the FASB; (j) any action required to be taken by the Company, or that the Company is required to cause one of its Subsidiaries to take, pursuant to the terms of this Agreement; (k) any failure of the Company or any of its Subsidiaries to take an action prohibited by the terms of this Agreement (but only if Parent has refused, after a timely request by the Company, to provide a waiver of the applicable prohibition in this Agreement); (l) the effects of any breach or violation of any provision of this Agreement by Parent or any of its Affiliates; (m) the effect of the TCJA or any rule or regulation implementing the same; or (n) the potential departure of the United Kingdom (or any part thereof) from the European Union, negotiations with respect to passporting rights (as defined in the UK Financial Conduct Authority handbook) and any resultant effects thereof  (it being understood that (A) the exceptions in clauses (c), (g) and (h) shall not prevent or otherwise affect a determination that the underlying cause of any such failure or change referred to therein (if not otherwise falling within any of the other exceptions provided by clauses (a) through (n) hereof) constitutes, or contributed to, a Material Adverse Effect and (B) the exceptions in clauses (i) and (m) shall not prevent or otherwise affect a determination that the actual consequences of an action taken or an omission by the Company or any of its Subsidiaries that resulted in a failure by the Company or any of its Subsidiaries to comply with applicable Law constitutes, or contributed to, a Material Adverse Effect); provided, however, that any effect, change, event, circumstance, state of facts, development or occurrence referred to in clauses (a), (b), (d) or (i) may be taken into account in determining whether or not there has been a Material Adverse Effect to the extent such effect, change, event, circumstance, state of facts, development or occurrence has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other participants engaged primarily in the insurance and reinsurance industries in the geographic regions or product markets in which the Company and its Subsidiaries operate or underwrite insurance or reinsurance (in which case only the disproportionate adverse effect or effects may be taken into account in determining whether or not a Material Adverse Effect has occurred).
“Material Contract” has the meaning set forth in Section 4.16(a).
“Material Insurance Subsidiary” means each of XL Bermuda Ltd, XL Life Ltd, XL Re Europe SE, XL Insurance Company SE, XL Reinsurance America, Catlin Re Schweiz AG, Catlin Underwriting Agencies Ltd., Catlin Insurance Company (UK) Limited, XL Specialty Insurance Company, Indian Harbor Insurance Company, XL Insurance Company America, Inc. and Greenwich Insurance Company.
“Maximum Premium” has the meaning set forth in Section 6.08(c).
“Merger” has the meaning set forth in the recitals.
“Merger Application” has the meaning set forth in Section 2.02.
“Merger Consideration” has the meaning set forth in Section 3.01(c).
“Merger Sub” has the meaning set forth in the preamble.
“Merger Sub Board” has the meaning set forth in the recitals.
“Merger Sub Shareholder Approval” has the meaning set forth in Section 6.12.

“Merger Sub Shares” has the meaning set forth in Section 3.01.
“Morgan Stanley” has the meaning set forth in Section 4.24.
“New Benefit Plan” has the meaning set forth in Section 6.10(c).
“Open Source Software” has the meaning set forth in Section 4.13(d).
“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, bye-laws, articles of formation, certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.
“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.
“Owned Real Property” has the meaning set forth in Section 4.15(b).
“Parent” has the meaning set forth in the preamble.
“Parent Board” has the meaning set forth in the recitals.
“Parent Burdensome Condition” has the meaning set forth in Section 6.04(f).
“Parent Disclosure Letter” has the meaning set forth in Article V.
“Parent Insurance Approvals” has the meaning set forth in Section 5.03.
“Parent Material Adverse Effect” means any effect, change, event, circumstance, state of facts, development or occurrence that, individually or in the aggregate, would, or would reasonably be expected to prevent or materially delay, interfere with, hinder or impair (x) the consummation by Parent or Merger Sub of any of the Transactions on a timely basis or (y) the compliance by Parent or Merger Sub with its obligations under this Agreement.
“Paying Agent” has the meaning set forth in Section 3.02(a).
“Performance Period” means the cumulative three-year performance period in respect of Company PSU Awards.
“Permits” has the meaning set forth in Section 4.08(b).
“Permitted Liens” means (a) statutory Liens for Taxes, assessments or other charges by Governmental Authorities not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings and, in either case, for which adequate reserves are being maintained in accordance with GAAP and Applicable SAP, (b) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens granted or which arise in the ordinary course of business, (c) Liens securing payment, or any obligation, of the Company or its Subsidiaries with respect to outstanding Indebtedness so long as there is no default under such Indebtedness, (d) Liens granted in the ordinary course of business in connection with the insurance or reinsurance business of the Company or its Subsidiaries on cash and cash equivalent instruments or other investments, including Liens granted (i) in connection with (A) pledges of such instruments or investments to collateralize letters of credit delivered by the Company or its Subsidiaries, (B) the creation of trust funds for the benefit of ceding companies, (C) underwriting activities of the Company or its Subsidiaries, (D) deposit liabilities, (E) statutory deposits, (F) ordinary-course securities lending, repurchase, reverse repurchase and short-sale transactions and (G) premium trust funds and other funds held under trust in connection with conducting business at Lloyd’s and (ii) with respect to investment securities held in the name of a nominee, custodian, depository, clearinghouse or other record owner, (e) pledges or deposits by the Company or any of its Subsidiaries under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business, (f) zoning, building codes, entitlement and other land use and environmental regulations by any Governmental Authority, (g) licenses (including nonexclusive licenses of Intellectual Property) granted to third parties in the ordinary course of business by the Company or its Subsidiaries, (h) Liens created by or through the actions of Parent or any of its Affiliates, (i) transfer restrictions imposed by Law and (j) such other Liens or imperfections that are not material in amount or do not materially detract from the value of or materially impair the existing use of the property or asset affected by such Lien or imperfection.
“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.
“Personal Information” means any information that alone or in combination with other information identifies or can be used to identify individuals.
“Policies” means all policies, policy forms, binders, slips, treaties, certificates, insurance or reinsurance contracts or participation agreements and other agreements of insurance or reinsurance, whether individual or group (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) and all amendments, applications and certificates pertaining thereto issued by any Company Insurance Subsidiary in effect as of the date of this Agreement.
“Proxy Statement” has the meaning set forth in Section 4.04.
“Qualifying Cause” has the meaning set forth in Section 6.10(i).
“Qualifying Good Reason” has the meaning set forth in Section 6.10(i).
“Qualifying Termination” has the meaning set forth in Section 6.10(i).
“Registrar” has the meaning set forth in Section 2.02.
“Representatives” means, with respect to any Person, its directors, officers, employees, agents, financial advisors, investment bankers, attorneys, accountants, consultants and other advisors and representatives.
“Required Regulatory Approvals” has the meaning set forth in Section 7.01(b).
“Restraints” has the meaning set forth in Section 7.01(c).
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the Securities and Exchange Commission.
“Section 409A” has the meaning set forth in Section 3.04.
“Securities Act” means the Securities Act of 1933.
“Software” means all software, including but not limited to application software (including mobile digital applications), system software, firmware, middleware, assemblers, applets, compilers and binary libraries, including all source code and object code versions of any and all of the foregoing, in any and all forms and media, and all related documentation.
“Statutory Merger Agreement” means the Statutory Merger Agreement substantially in the form attached hereto as Exhibit A to be executed and delivered by the Company, Parent and Merger Sub as contemplated by the terms hereof.
“Subsidiary” when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.
“Superior Proposal” means any bona fide written Takeover Proposal received after the execution of this Agreement, which Takeover Proposal did not result from any material breach of Section 6.02 (provided that, solely for purposes of determining whether a breach of the first sentence of Section 6.02(a) has occurred for purposes of this definition, the Company’s obligation to use its reasonable best efforts to cause its Representatives to comply with Section 6.02(a) shall be a covenant (without qualification of reasonable best efforts) to cause its Representatives to comply with clauses (i) and (ii) of Section 6.02(a)) that the Company Board has determined in its good faith judgment, after consultation with its financial advisors and outside legal counsel, (a) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the identity of the Person making the proposal (including any conditions relating to financing, regulatory approvals or other events or circumstances beyond the control of the party invoking the condition) and (b) if consummated, would be more favorable to the holders of Company Shares than the Merger; provided that for purposes of the definition of  “Superior Proposal”, the references to “20%” in the definition of Takeover Proposal shall be deemed to be references to “50%”.
“Surviving Company” has the meaning set forth in Section 2.01.
“Takeover Proposal” means any inquiry, proposal (whether or not in writing) or offer from any Person or group (other than Parent and its Subsidiaries) relating to, in a single transaction or series of related transactions, any direct or indirect (a) acquisition, reinsurance or retrocession outside the ordinary course of business in a single transaction or a series of related transactions that, if consummated, would result in any Person or group owning or having the economic benefit of 20% or more of the consolidated assets (based on the fair market value thereof, as determined in good faith by the Company Board), revenues or net income of the Company and its Subsidiaries or net exposure to insured liabilities, (b) acquisition of Company Shares representing 20% or more of the outstanding Company Shares, (c) any transaction that, if consummated, would result in any Person (or the shareholders of such Person) (other than the Company or any of its Subsidiaries as of the date hereof) being the direct or indirect beneficial owner of 20% or more of the voting power of, or economic interest in, any “significant subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X of the SEC, (d) tender offer or exchange offer that, if consummated, would result in any Person or group having beneficial ownership of Company Shares representing 20% or more of the outstanding Company Shares, (e) merger, amalgamation, consolidation, share exchange, scheme of arrangement, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which such Person or group (or the shareholders of any Person) would acquire, directly or indirectly, 20% or more of the aggregate voting power (without taking into account the voting cutback provisions in the Company Bye-Laws) or economic interest in the Company or in the surviving entity in such transaction or the resulting direct or indirect parent of the Company or such surviving entity or (f) combination of the foregoing, in each case, other than the Transactions.
“Tax” means all U.S. and non-U.S. federal, national, provincial, state or local taxes, charges, fees, levies or other similar assessments or liabilities in the nature of taxes, including income, gross receipts, premium, capital, ad valorem, value-added, excise, real property, personal property, sales, use, severance, transfer, withholding, employment, payroll, occupation, social security, unemployment, capital stock, license, estimated and franchise taxes, imposed by a Governmental Authority, together with any interest, penalties, assessments or additions to tax imposed with respect to such amounts.
“Tax Returns” means all reports, returns, declarations, claims for refunds, statements or other information required to be supplied to a Governmental Authority relating to Taxes or any schedule or attachment thereto, or any amendment thereof.
“TCJA” means Tax Cuts and Jobs Act, P.L. 115-97.
“Trade Secrets” means any trade secret, know-how, invention, process, formula, algorithm, model, data and other information of a confidential nature.
“Transactions” means, collectively, the transactions contemplated by this Agreement and the Statutory Merger Agreement, including the Merger.
“Transfer Taxes” has the meaning set forth in Section 6.05.
“Walk-Away Date” has the meaning set forth in Section 8.01(b)(i).
“Willful Breach” means a material breach of this Agreement that is a consequence of a deliberate act or omission undertaken by the breaching party with the Knowledge that the taking of or the omission of taking such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement.

Section 1.02 Interpretations.
(a) As used in this Agreement, references to the following terms have the meanings indicated:
(i) to the Preamble or to the Recitals, Sections, Articles, Exhibits or Schedules are to the Preamble or a Recital, Section or Article of, or an Exhibit or Schedule to, this Agreement unless otherwise clearly indicated to the contrary;
(ii) to any Law are to such Law as amended, modified, supplemented or replaced from time to time and any rules or regulations promulgated thereunder and to any section of any Law including any successor to such section;
(iii) to any Governmental Authority include any successor to the Governmental Authority and to any Affiliate include any successor to the Affiliate;
(iv) to any “copy” of any Contract or other document or instrument are to a true and complete copy thereof;
(v) to “hereof”, “herein”, “hereunder”, “hereby”, “herewith” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement, unless otherwise clearly indicated to the contrary;
(vi) to the “date of this Agreement”, “the date hereof” and words of similar import refer to March 5, 2018; and
(vii) to “this Agreement” includes the Exhibits and Schedules (including the Company Disclosure Letter and the Parent Disclosure Letter) to this Agreement.
(b) Any documents and agreement referred to herein shall be deemed to have been “delivered”, “provided”, or “made available” (or any phrase of similar import) to Parent by the Company for purposes of this Agreement if they have been posted to the Data Room at least two (2) business days prior to the date of this Agreement.
(c) Whenever the words “include”, “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation”. The word “or” shall not be exclusive. Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.
(d) Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a business day, the party having such right or duty shall have until the next business day to exercise such right or discharge such duty. Unless otherwise indicated, the word “day” shall be interpreted as a calendar day. With respect to any determination of any period of time, unless otherwise set forth herein, the word “from” means “from and including” and the word “to” means “to but excluding”.
(e) The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.
(f) References to a “party” hereto means Parent, Merger Sub or the Company and references to “parties” hereto means Parent, Merger Sub and the Company, unless the context otherwise requires.
(g) References to “dollars” or “$” mean United States dollars, unless otherwise clearly indicated to the contrary.
(h) The parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(i) No summary of this Agreement prepared by or on behalf of any party shall affect the meaning or interpretation of this Agreement.

(j) All capitalized terms used without definition in the Exhibits and Schedules (including the Company Disclosure Letter and the Parent Disclosure Letter) to this Agreement shall have the meanings ascribed to such terms in this Agreement.
ARTICLE II

THE MERGER
Section 2.01 Merger.   On the terms and subject to the conditions set forth in this Agreement and the Statutory Merger Agreement, and pursuant to Section 104H of the Companies Act 1981 of Bermuda (the “Bermuda Companies Act”), at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving company in the Merger (such surviving company, the “Surviving Company”).
Section 2.02 Merger Effective Time.   On the terms and subject to the conditions set forth in this Agreement and the Statutory Merger Agreement, the Company, Parent and Merger Sub will (a) on the Closing Date, execute and deliver the Statutory Merger Agreement, (b) on or prior to the Closing Date, cause an application for registration of the Surviving Company (the “Merger Application”) to be executed and delivered to the Registrar of Companies in Bermuda (the “Registrar”) as provided under Section 108 of the Bermuda Companies Act and to be accompanied by the documents required by Section 108(2) of the Bermuda Companies Act and (c) cause to be included in the Merger Application a request that the Registrar issue the certificate of merger with respect to the Merger (the “Certificate of Merger”) on the Closing Date at the time of day mutually agreed upon by the Company and Parent and set forth in the Merger Application. The Merger shall become effective upon the issuance of the Certificate of Merger by the Registrar at the time and date shown on the Certificate of Merger. The Company, Parent and Merger Sub agree that they will request that the Registrar provide in the Certificate of Merger that the effective time of the Merger shall be 10:00 a.m., Bermuda time (or such other time mutually agreed upon by the Company and Parent), on the Closing Date (such time, the “Effective Time”).
Section 2.03 Effects of Merger.   From and after the Effective Time, the Merger shall have the effects set forth in this Agreement and Section 109(2) of the Bermuda Companies Act.
Section 2.04 Memorandum of Association and Bye-Laws of the Surviving Company.   At the Effective Time, the memorandum of association and bye-laws of the Surviving Company shall be in the form of the memorandum of association and bye-laws of Merger Sub immediately prior to the Effective Time until thereafter changed or amended as provided therein or pursuant to applicable Law (in each case, subject to Section 6.08).
Section 2.05 Board of Directors and Officers of Surviving Company.   The directors of Merger Sub in office immediately prior to the Effective Time shall be the directors of the Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be in accordance with the Bermuda Companies Act and the bye-laws of the Surviving Company. The officers of the Company in office immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
Section 2.06 Closing.   The closing (the “Closing”) of the Merger shall take place at the offices of ASW Law Limited, Crawford House, 50 Cedar Avenue, Hamilton HM 11, Bermuda at 10:00 a.m., Bermuda time, on a date to be specified by the Company and Parent, which date shall be as soon as reasonably practicable (but in any event no later than the fifth (5th) business day) following the satisfaction or (to the extent permitted herein and by applicable Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted herein and by applicable Law) waiver of those conditions at such time), or at such other place, time and date as shall be agreed to in writing by the Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

ARTICLE III

EFFECT ON THE SHARE CAPITAL OF THE CONSTITUENT ENTITIES;
PAYMENT OF CONSIDERATION
Section 3.01 Effect of Merger on the Share Capital of Merger Sub and the Company.   At the Effective Time, by virtue of the occurrence of the Merger, and without any action on the part of the Company, Parent, Merger Sub or any holder of any common shares, par value $0.01 per common share, of the Company (“Company Shares”) or any shares, par value $0.01 per share, of Merger Sub (“Merger Sub Shares”):
(a) Share Capital of Merger Sub.   Each Merger Sub Share issued and outstanding immediately prior to the Effective Time shall automatically be canceled and converted into and become one duly authorized, validly issued, fully paid and nonassessable common share, par value $0.01 per common share, of the Surviving Company.
(b) Cancelation of Treasury Shares and Parent-Owned Shares; Treatment of Shares Held by Company Subsidiaries.   Each Company Share that is (i) owned by the Company as treasury shares or (ii) owned by Parent (other than the Exception Shares) issued and outstanding immediately prior to the Effective Time shall automatically be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor nor any repayment of capital made in respect thereof. Each Company Share held by Merger Sub, any other direct or indirect wholly owned Subsidiary of Parent or a wholly owned Subsidiary of the Company (other than the Exception Shares), if any, shall be converted into a number of shares of the Surviving Company such that each such entity owns the same percentage of the outstanding shares of the Surviving Company immediately following the Effective Time as such entity owned of the Company Shares immediately prior to the Effective Time.
(c) Conversion of Company Shares.   Subject to Section 3.01(b) and Section 3.05, each Company Share issued and outstanding immediately prior to the Effective Time, excluding Company Restricted Shares, shall automatically be canceled and converted into and shall thereafter represent the right to receive an amount in cash equal to $57.60, without interest (the “Merger Consideration”). Subject to Section 3.05, as of the Effective Time, all such Company Shares shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time evidenced any Company Shares (each, a “Certificate”) or uncertificated Company Shares represented by book-entry immediately prior to the Effective Time (each, a “Book-Entry Share”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pertaining to the Company Shares represented by such Certificate or Book-Entry Share, as applicable, to be paid in consideration therefor, in accordance with Section 3.02(b) without interest.
Section 3.02 Exchange Fund.
(a) Paying Agent.   Not less than ten (10) business days prior to the anticipated Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the payment and delivery of the aggregate Merger Consideration payable to holders of Company Shares in accordance with this Article III and, in connection therewith, shall enter into an agreement with the Paying Agent prior to the Closing Date in a form reasonably acceptable to the Company. Prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent an amount in cash sufficient to pay the aggregate Merger Consideration payable to holders of Company Shares (such cash, and the cash referred to in the immediately following sentence, being hereinafter referred to as the “Exchange Fund”). Pending its disbursement in accordance with this Section 3.02, the Exchange Fund shall be invested by the Paying Agent as directed by Parent in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $5,000,000,000. Parent shall or shall cause the Surviving Company to promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make all payments to former holders of

Company Shares of the Merger Consideration. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any former holder of Company Shares to receive the Merger Consideration. The Exchange Fund shall not be used for any purpose other than the payment to holders of Company Shares of the Merger Consideration or payment to the Surviving Company as contemplated in Section 3.01(c).
(b) Letter of Transmittal; Exchange of Company Shares.   As soon as practicable after the Effective Time (but in no event later than three (3) business days after the Effective Time), the Surviving Company or Parent shall cause the Paying Agent to mail to each holder of record of a Certificate a form of letter of transmittal (which shall be in such form and have such other customary provisions as the Surviving Company may specify, subject to the Company’s reasonable approval (to be obtained prior to the Effective Time)), together with instructions thereto, setting forth, inter alia, the procedures by which holders of Certificates may receive the Merger Consideration. Upon the completion of such applicable procedures by a holder and the surrender of such holder’s Certificates, and without any action by any holder of record of Book-Entry Shares, the Paying Agent shall deliver to such holder (other than any holder of Company Shares representing Dissenting Shares), (A) in the case of Book-Entry Shares, a notice of the effectiveness of the Merger and (B) cash in an amount equal to the number of Company Shares represented by such Certificate or Book-Entry Shares immediately prior to the Effective Time multiplied by the Merger Consideration, and such Certificates or Book-Entry Shares shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name a Certificate surrendered is registered, it shall be a condition of payment that (x) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (y) the Person requesting such payment shall have established to the reasonable satisfaction of the Surviving Company that any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder either has been paid or is not applicable. Until satisfaction of the applicable procedures contemplated by this Section 3.02 and subject to Section 3.05, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration. No interest shall be paid or shall accrue on the cash payable with respect to Company Shares pursuant to this Article III.
(c) Lost, Stolen or Destroyed Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Company, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Company shall cause the Paying Agent to pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration.
(d) Termination of Exchange Fund.   At any time following the first anniversary of the Closing Date, the Surviving Company shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund (including any interest received with respect thereto) that had been delivered to the Paying Agent and which has not been disbursed to former holders of Company Shares, and thereafter such former holders shall be entitled to look only to Parent and the Surviving Company for, and Parent and the Surviving Company shall remain liable for, payment of their claims of the Merger Consideration. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto.
(e) No Liability.   Notwithstanding anything to the contrary contained in this Agreement, none of the parties, the Surviving Company or the Paying Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable state, federal or other abandoned property, escheat or similar Law.
(f) Transfer Books; No Further Ownership Rights in Company Shares.   The Merger Consideration paid in respect of each Company Share in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares previously represented by such Certificates or Book-Entry Shares, subject to Section 3.05. At the Effective Time, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the share transfer books of the Surviving Company of Company Shares that were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Company Shares formerly represented by Certificates or Book-Entry Shares immediately prior to the Effective Time shall cease to have any rights with respect to such underlying Company Shares, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 3.02(d), if, at any time after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article III.
(g) Withholding Taxes.   Parent, the Surviving Company and the Paying Agent (without duplication) shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of other applicable Tax Law; provided, however, that if Parent, the Surviving Company or the Paying Agent determines that any amount is so required to be deducted and withheld, (a) Parent shall use reasonable best efforts to provide the Company with written notice of such determination at least ten (10) business days prior to the Closing Date, and (b) Parent, the Surviving Company and the Paying Agent shall use reasonable best efforts to cooperate in good faith with the Company to reduce or eliminate the deduction and withholding of such amount and provide the Company a reasonable opportunity to provide forms or other documentation that would exempt such amounts from deduction and withholding. Any amounts that are deducted and withheld from the amounts otherwise payable pursuant to this Agreement pursuant to the preceding sentence shall be timely paid over to the appropriate Governmental Authority. To the extent amounts are so withheld and paid over to the appropriate Governmental Authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made.
Section 3.03 Company Equity Awards.   Prior to the Effective Time, the Company Board (or, if appropriate, any duly-authorized committee thereof administering the Company Share Plans) shall adopt such resolutions and take such other actions as may be required to provide the following, effective upon the Effective Time, subject to Section 3.02(g):
(a) Except as otherwise agreed by Parent and the holder thereof in writing, each restricted Company Share granted under a Company Share Plan (a “Company Restricted Share”) that is outstanding immediately prior to the Effective Time shall, to the extent not vested, become fully vested, and shall be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the Merger Consideration;
(b) Except as otherwise agreed by Parent and the holder thereof in writing, each performance unit award in respect of Company Shares granted under a Company Share Plan (a “Company PSU Award”) that is outstanding immediately prior to the Effective Time shall, to the extent not vested, become fully vested, and shall be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of  (i) the Merger Consideration and (ii) the number of Company Shares subject to such Company PSU Award; provided that for purposes of determining the number of Company Shares subject to such Company PSU Award, (1) with respect to any Company PSU Award with a Performance Period that has been completed as of immediately prior to the Effective Time, the number of Company Shares subject to such Company PSU Award shall be determined based on the actual level of performance achieved, and (2) with respect to any Company PSU Award with a Performance Period that has not been completed as of immediately prior to the Effective Time, any applicable performance-based vesting requirements shall be deemed to be achieved immediately prior to the Effective Time at the target level of achievement;
(c) Except as otherwise agreed by Parent and the holder thereof in writing, each restricted share unit award in respect of Company Shares granted under a Company Share Plan (a “Company RSU Award”) that is outstanding immediately prior to the Effective Time shall, to the extent not vested, become fully vested, and shall be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of  (i) the Merger Consideration and (ii) the number of Company Shares subject to such Company RSU Award; and

(d) Except as otherwise agreed by Parent and the holder thereof in writing, each option to purchase Company Shares granted under a Company Share Plan (a “Company Stock Option”) that is outstanding immediately prior to the Effective Time shall, whether vested or unvested, be deemed to be fully vested and shall be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of  (A) the excess, if any, of  (1) the Merger Consideration, over (2) the per share exercise price of such Company Stock Option, multiplied by (B) the total number of Company Shares subject to such Company Stock Option immediately prior to the Effective Time; provided, that any Company Stock Option with an exercise price per Company Share that is equal to or greater than the Merger Consideration shall be canceled for no consideration.
Section 3.04 Payments with Respect to Company Equity Awards.   Promptly after the Effective Time (but in any event, no later than thirty (30) days following the Effective Time), the Surviving Company shall pay to the holders of Company Awards, through its payroll systems, any amounts due, less applicable Tax withholdings, pursuant to Section 3.03 and Section 6.10(g); provided, however, that to the extent any such payment would cause an impermissible acceleration event under Section 409A of the Code (“Section 409A”), such amounts will be paid at the earliest time such payment would not cause an impermissible acceleration event under Section 409A.
Section 3.05 Shares of Dissenting Holders.
(a) At the Effective Time, all Dissenting Shares shall automatically be canceled and, unless otherwise required by applicable Law, converted into the right to receive, the Merger Consideration pursuant to Section 3.01(c), and any holder of Dissenting Shares shall, in the event that the fair value of a Dissenting Share as appraised by the Supreme Court of Bermuda under Section 106(6) of the Bermuda Companies Act (the “Appraised Fair Value”) is greater than, the Merger Consideration, be entitled to receive such difference from the Surviving Company by payment made within thirty (30) days after such Appraised Fair Value is finally determined pursuant to such appraisal procedure.
(b) In the event that a holder fails to exercise, effectively withdraws or otherwise waives any right to appraisal (each, an “Appraisal Withdrawal”), such holder shall have no other rights with respect to such Dissenting Shares other than as contemplated by Section 3.01.
(c) The Company shall give Parent (i) written notice of  (A) any demands for appraisal of Dissenting Shares or Appraisal Withdrawals and any other written instruments, notices, petitions or other communication received by the Company in connection with the foregoing and (B) to the extent that the Company has Knowledge thereof, any applications to the Supreme Court of Bermuda for appraisal of the fair value of the Dissenting Shares and (ii) to the extent permitted by applicable Law, the opportunity to participate with the Company in any settlement negotiations and proceedings with respect to any demands for appraisal under the Bermuda Companies Act. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, offer to settle or settle any such demands or applications, or waive any failure to timely deliver a written demand for appraisal or to timely take any other action to exercise appraisal rights in accordance with the Bermuda Companies Act. Payment of any amount payable to holders of Dissenting Shares shall be the obligation of the Surviving Company.
Section 3.06 Adjustments. Notwithstanding any provision of this Article III to the contrary, if between the date of this Agreement and the Effective Time the issued and outstanding Company Shares shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any share dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Merger Consideration shall be appropriately adjusted to reflect such share dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Parent and Merger Sub that, except as (A) set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”) (it being understood that any information set forth on one section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement or the Company Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure that such information is relevant to such other section or subsection) or (B) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC since January 1, 2017 by the Company and publicly available prior to the date of this Agreement (the “Filed SEC Documents”), other than disclosure contained in the “Risk Factors” or “Forward Looking Statements” sections of such Filed SEC Documents or that otherwise constitute risk factors or forward looking statements, or of any risks generally faced by participants in the industries in which the Company operates:
Section 4.01 Organization; Standing.
(a) The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of Bermuda. The Company has all requisite power and authority necessary to carry on its business as it is now being conducted, and to own, lease and operate its assets and properties in all material respects. The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not constitute a Material Adverse Effect or reasonably be expected to prevent or materially delay, interfere with, hinder or impair (x) the consummation by the Company of any of the Transactions on a timely basis or (y) the compliance by the Company with its obligations under this Agreement. A copy of each of the Company Organizational Documents is included in the Filed SEC Documents. The Company is not in violation of the Company Organizational Documents, and no Subsidiary of the Company is in violation of its Organizational Documents, except, in each case, as would not be material to the Company and its Subsidiaries, taken as a whole.
(b) Each of the Company’s Subsidiaries is duly incorporated or organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so incorporated or organized, existing and in good standing would not constitute a Material Adverse Effect.
Section 4.02 Capitalization.
(a) The authorized share capital of the Company $9,999,900 divided into 500,000,000 Company Shares and 499,990,000 shares, which may include preference shares, par value of  $0.01 per share. At the close of business on March 1, 2018 (the “Capitalization Date”), (i) 257,695,642 Company Shares (including 61,622 Company Restricted Shares) were issued and outstanding, (ii) 0 Company Shares were held by the Company as treasury shares or held by its Subsidiaries, (iii) 2,317,590 Company Shares were issuable in respect of outstanding Company RSU Awards, (iv) 3,133,077 Company Shares were issuable in respect of outstanding Company PSU Awards, assuming attainment of all applicable performance-based vesting requirements assuming the maximum payout levels, (v) 10,087,534 Company Shares were subject to outstanding Company Stock Options and (vi) no preference shares of the Company were outstanding. Since the Capitalization Date through the date of this Agreement, other than in connection with the vesting, settlement or exercise of Company Awards, neither the Company nor any of its Subsidiaries has issued any Company Securities.
(b) Except as set forth in Section 4.02(a), as of the Capitalization Date, there were (i) no outstanding Company Shares or other equity or voting interests in the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for Company Shares or other equity or voting interests in the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any Company Shares or other equity or voting interests in, or any securities convertible into or exchangeable for Company Shares or other equity or voting interests in the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any Company Shares, or other equity or voting interests in, the Company (collectively, “Company Rights”, and the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities or dividends paid thereon. Other than in connection with the Company Awards, there are no outstanding agreements or instruments of any kind that obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities) or that grant from the Company or any of its Subsidiaries any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. Except as described in this Section 4.02, no direct or indirect Subsidiary of the Company owns any Company Securities. None of the Company or any Subsidiary of the Company is a party to any shareholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. All issued and outstanding Company Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.
(c) The Company Shares constitute the only issued and outstanding classes of equity securities of the Company and its Subsidiaries registered under the Exchange Act.
(d) Section 4.02(d) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the name and jurisdiction of incorporation or organization of each material Subsidiary of the Company. All of the issued and outstanding shares, share capital or shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company (except for directors’ qualifying shares or the like) are owned, directly or indirectly, beneficially and of record, by the Company free and clear of all Liens and material transfer restrictions, except for such Liens and transfer restrictions of general applicability as may be provided under the Securities Act, other applicable securities Laws or Insurance Laws (including any restriction on the right to vote, sell or otherwise dispose of such shares, share capital, shares of capital stock or other equity or voting interests). Each issued and outstanding share, share capital or share of capital stock of each Subsidiary of the Company that is held, directly or indirectly, by the Company, is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any share, share capital or shares of capital stock or other equity or voting interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights (to Persons other than the Company or any Subsidiary of the Company) with respect to any securities of any Subsidiary of the Company. None of the Subsidiaries of the Company has any outstanding equity compensation plans relating to the share capital of, or other equity or voting interests in, any Subsidiary of the Company.
(e) Section 4.02(e) of the Company Disclosure Letter sets forth (i) a list, on a grant by grant basis, of each Company Award that is outstanding as of the Capitalization Date, including, as applicable, with respect to each Company Award, the holder’s identification number, the holder’s country of residence, the date of grant, the exercise price and the vesting and payment schedule, (ii) the aggregate amounts payable with respect to all Company DC Awards that are outstanding as of the Capitalization Date and (iii) the number of Company RCU Awards as of the Capitalization Date.
Section 4.03 Authority; Noncontravention; Voting Requirements.
(a) The Company has all necessary power and authority to execute and deliver this Agreement and the Statutory Merger Agreement and, subject to obtaining the Company Shareholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the Statutory Merger Agreement, and the consummation by the Company of the Transactions, have been duly authorized and approved by the Company Board, and, except for obtaining the Company Shareholder Approval, executing and delivering the Statutory Merger Agreement and filing the Merger Application with the Registrar pursuant to the Bermuda Companies Act, no other action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Statutory Merger Agreement and the consummation by the Company of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, rehabilitation, conservatorship, liquidation, receivership and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).
(b) The Company Board has unanimously (i) determined that the Merger Consideration constitutes fair value for each Company Share in accordance with the Bermuda Companies Act, (ii) determined that the Merger, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, the Company, (iii) approved the Merger, this Agreement and the Statutory Merger Agreement and (iv) resolved, subject to Section 6.02, to recommend approval of the Merger, this Agreement and the Statutory Merger Agreement to the Company’s shareholders (such recommendation, the “Company Board Recommendation”).
(c) Neither the execution and delivery of this Agreement or the Statutory Merger Agreement by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof, will (i) contravene, conflict with or violate any provision of  (A) the Company Organizational Documents or (B) the similar Organizational Documents of any of the Company’s Subsidiaries or (ii) assuming (A) compliance with the matters set forth in Section 5.02(c) (other than Section 5.02(c)(ii)(A)) (and assuming the accuracy of the representations and warranties made in such Section 5.02(c)), (B) that the actions described in Section 4.03(a) have been completed, (C) that the Consents referred to in Section 4.04 and the Company Shareholder Approval is obtained and (D) that the filings referred to in Section 4.04 are made and any waiting periods thereunder have terminated or expired, in the case of each of the foregoing clauses (A) through (D), prior to the Effective Time, (x) violate any Law or any writ, injunction, directive, judgment, decree or order applicable to the Company or any of its Subsidiaries, (y) violate or constitute a breach of or default (with or without notice or lapse of time or both) under any of the terms, conditions or provisions of, or give rise to a right of termination, modification, acceleration or cancellation under any Material Contract or Ceded Reinsurance Contract or accelerate the Company’s or, if applicable, any of its Subsidiaries’, rights or obligations under any such Material Contract or Ceded Reinsurance Contract, or (z) result in the creation of any Lien (other than any Permitted Lien) on any properties or assets of the Company or any of its Subsidiaries, except, in the case of clauses (i)(B) and (ii), as would not constitute a Material Adverse Effect or reasonably be expected to prevent or materially delay, interfere with, hinder or impair (x) the consummation by the Company of any of the Transactions on a timely basis or (y) the compliance by the Company with its obligations under this Agreement.
(d) Subject to bye-law 52 of the Company Bye-Laws, the affirmative vote of a majority of the votes cast by holders of Company Shares present or represented by proxy and voting at the Company Shareholders Meeting at which two or more persons are present and representing in person or by proxy more than fifty percent (50%) of the aggregate voting power of the Company, in favor of the approval of this Agreement, the Statutory Merger Agreement and the Merger (as applicable, the “Company Shareholder Approval”) is the only vote or approval of the holders of any class or series of shares of the Company or any of its Subsidiaries that is necessary to approve this Agreement, the Statutory Merger Agreement and the Merger.
Section 4.04 Governmental Approvals.   Except for (a) compliance with the applicable requirements of the Exchange Act, including the filing with the SEC of a proxy statement relating to the Company Shareholders Meeting (as amended or supplemented from time to time, the “Proxy Statement”), (b) compliance with the rules and regulations of the New York Stock Exchange and the Bermuda Stock Exchange, (c) the filing of the Merger Application with the Registrar pursuant to the Bermuda Companies Act, (d) the approval of the Bermuda Monetary Authority pursuant to the Exchange Control Act 1972 regarding the change of ownership of the Company, (e) filings required under, and compliance with other applicable requirements of, the HSR Act, and such other Consents, filings, declarations or registrations as are required to be made or obtained under any other Antitrust Laws, (f) compliance with any applicable state securities or blue sky Laws, (g) approvals, filings and notices under all applicable Insurance Laws as set forth in Section 4.04 of the Company Disclosure Letter (the “Company Insurance Approvals”) and (h) the Parent Insurance Approvals (assuming the accuracy of the representations and warranties made in Section 5.03(g) and the completeness of Section 5.03 of the Parent Disclosure Letter), no Consent of, or filing, declaration or registration with, or notification to, or waiver from, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions, other than such other Consents, filings, declarations or registrations that, if not obtained, made or given, would not constitute a Material Adverse Effect or reasonably be expected to prevent or materially delay, interfere with, hinder or impair (x) the consummation by the Company of any of the Transactions on a timely basis or (y) the compliance by the Company with its obligations under this Agreement.
Section 4.05 Company SEC Documents; Undisclosed Liabilities.
(a) The Company has timely filed with the SEC all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act since January 1, 2017 (collectively, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) or their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no unresolved written comments from the SEC with respect to the Company SEC Documents.
(b) The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP, consistently applied for the applicable period (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, changes in shareholders’ equity and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).
(c) Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP as in effect on the date of this Agreement to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of December 31, 2017, included in the Filed SEC Documents, (ii) incurred after December 31, 2017, in the ordinary course of business, (iii) as contemplated by this Agreement or otherwise incurred in connection with the Transactions, (iv) as relate to Taxes or (v) as would not constitute a Material Adverse Effect.
(d) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the New York Stock Exchange, in each case, that are applicable to the Company. With respect to each Company SEC Document on Form 10-K or 10-Q, each of the principal executive officers and the principal financial officer of the Company has made all certifications required by Rule 13a, 14 or 15(d) of the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to such Company SEC Documents.
(e) The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and will not, at the date it is first mailed to holders of Company Shares, at the time of any amendment thereof or supplement thereto and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub or any Affiliates thereof for inclusion or incorporation by reference in the Proxy Statement.
(f) No material weaknesses exist with respect to the internal control over financial reporting of the Company that would be required to be disclosed by the Company pursuant to Item 308(a)(3) of Regulation S-K promulgated by the SEC that has not been disclosed in the Company SEC Documents as filed with or furnished to the SEC prior to the date hereof. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, designed to ensure that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of the Company, as appropriate, to allow timely decisions regarding required disclosure. The Company has disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Company Board, (A) all significant deficiencies and material weaknesses in the design and operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has provided or made available to Parent correct and complete copies of any such disclosure contemplated by clauses (A) and (B) of the immediately preceding sentence made by management to the Company’s independent auditors and the audit committee of the Company Board since January 1, 2017 through the date of this Agreement.
Section 4.06 Absence of Certain Changes.   (a) From December 31, 2017 through the date of this Agreement, except for the execution, delivery and performance of this Agreement and the discussions, negotiations and transactions related thereto, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business and (b) since December 31, 2017, there has not been any Material Adverse Effect.
Section 4.07 Legal Proceedings.   Except as would not constitute a Material Adverse Effect, as of the date of this Agreement, there is no (a) pending or, to the Knowledge of the Company, threatened, legal or administrative proceeding, suit, arbitration, action, claim, controversy, dispute, hearing, charge, complaint, examination, indictment, litigation or, to the Knowledge of the Company, investigation against the Company or any of its Subsidiaries (other than ordinary course claims made under or in connection with Contracts of insurance or reinsurance issued by the Company or any of its Subsidiaries) or (b) outstanding injunction, order, judgment, ruling, decree or writ imposed upon the Company or any of its Subsidiaries or, to the Knowledge of the Company, any director or officer of the Company or any of its Subsidiaries, in each case, by or before any Governmental Authority.
Section 4.08 Compliance with Laws; Permits.
(a) The Company and each of its Subsidiaries are, and, since January 1, 2017, have been, in compliance with all applicable Laws, judgments, decrees and orders of Governmental Authorities and Permits, in each case, applicable to the Company or any of its Subsidiaries, except as would not constitute a Material Adverse Effect.
(b) The Company and each of its Subsidiaries hold, and, since January 1, 2017, have held, all licenses, franchises, permits, certificates, approvals, authorizations and registrations from Governmental Authorities necessary for the lawful conduct of their respective businesses (collectively, “Permits”) and all such Permits are in full force and effect, except where the failure to hold the same or the failure of the same to be in full force and effect would not constitute a Material Adverse Effect.

(c) To the Knowledge of the Company, the Company and each of its Subsidiaries is in compliance in all material respects with (i) the Foreign Corrupt Practices Act of 1977, (ii) the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such convention, (iii) the United Kingdom Bribery Act of 2010, (iv) the Bermuda Bribery Act 2016 and (v) all other Laws, writs, injunctions, directives, judgments, decrees or orders to which the Company or its Subsidiaries are subject relating to anti-money laundering compliance.
(d) Since January 1, 2016, none of the Company and its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries, has for the benefit of the Company or any of its Subsidiaries engaged in any financial transaction or other business conduct, including the sale, import, or export of goods or services, or facilitated such financial transaction or business conduct, or otherwise engaged in any business or financial arrangement involving property that has materially violated any applicable sanctions Laws (including economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States (including the U.S. Office of Foreign Assets Control, the U.S. Department of Treasury, the U.S. Department of Commerce, and the U.S. Department of State), the United Nations Security Council, the European Union, or the United Kingdom (including Her Majesty’s Treasury and the UK Office of Financial Sanctions Implementation)) of a Governmental Authority that has jurisdiction over the Company or any of its Subsidiaries with respect to the action.
Section 4.09 Tax Matters.   Except as would not constitute a Material Adverse Effect:
(a) The Company and each of its Subsidiaries have timely filed, or had timely filed on their behalf (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them with the appropriate Governmental Authority in all jurisdictions in which Tax Returns are required to be filed. All such filed Tax Returns (taking into account all amendments thereto) are true, correct and complete, and all Taxes owed by the Company and each of its Subsidiaries that are due (whether or not shown as due on any Tax Return) and payable have been timely paid or have been adequately reserved against in accordance with GAAP and Applicable SAP.
(b) The Company and each of its Subsidiaries have complied in all respects with all applicable Laws relating to the withholding of Taxes and have duly withheld and paid over to the appropriate Governmental Authority all Taxes required to be so withheld and paid over.
(c) There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.
(d) The Company is not currently subject, nor threatened in writing with, any audit, examination, investigation, claim or other proceeding in respect of any Taxes of the Company or any of its Subsidiaries. No deficiency for any Tax has been asserted or assessed by any Governmental Authority in writing against the Company or any of its Subsidiaries, except for deficiencies that have been satisfied by payment in full, settled or withdrawn, or that have been adequately reserved for in accordance with GAAP and Applicable SAP.
(e) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes, which waiver or agreement, as applicable, remains in effect (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business).
(f) Neither the Company nor any of its Subsidiaries has entered into a closing agreement or other similar agreement with a Governmental Authority relating to Taxes of the Company or any of its Subsidiaries nor has been issued any private letter ruling, technical advice memorandum or similar agreement or ruling relating to Taxes by any Governmental Authority, in each case which could affect the Company’s or any of its Subsidiaries’ liability for Taxes after the Closing.
(g) Neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority in a jurisdiction in which the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Tax or required to file Tax Returns in that jurisdiction that has not been resolved.

(h) Neither the Company nor any of its Subsidiaries has any liability for Taxes of another Person (other than the Company or any of its current or former Subsidiaries) under U.S. Treasury Regulations Section 1.1502-6 (or any similar provision of applicable Law), as a transferee or successor or by Contract (other than any Contract entered into in the ordinary course of business the primary purpose of which does not relate to Taxes).
(i) There are no agreements relating to the allocating, indemnifying or sharing of Taxes to which the Company or any of its Subsidiaries is a party, other than agreements with the Company or any of its Subsidiaries and other than agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business, the primary purpose of which does not relate to Taxes.
(j) Neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code (or any similar provision of applicable Tax Law).
(k) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of U.S. Treasury Regulations Section 1.6011-4(b)(2).
(l) As of the date of this Agreement, none of the Company’s Subsidiaries has made an election under Section 953(d) of the Code.
(m) The Company and each of its Subsidiaries has conducted all intercompany transactions in substantial compliance with the principles of Sections 482 and 845 of the Code (or any similar provision of applicable Law). The Company and each of its Subsidiaries has complied in all respects with applicable rules relating to transfer pricing (including the filing of all required transfer pricing reports) and has maintained all necessary documentation in connection with any intercompany reinsurance transactions in accordance with Section 845 of the Code (or any similar provision of applicable Law).
(n) The Company has terminated, effective no later than December 31, 2017, all reinsurance treaties under which its U.S. Subsidiaries cede risks to its non-U.S. Subsidiaries, and such U.S. Subsidiaries are not required to pay or accrue any premiums or other consideration with respect to such treaties following the date hereof.
(o) Neither the Company nor any of its non-U.S. Subsidiaries has received written notice from the IRS claiming that the Company or any of its non-U.S. Subsidiaries may be subject to U.S. federal income Tax as a result of being engaged in a trade or business within the United States within the meaning of Section 864(b) of the Code or having a permanent establishment in the United States, which notice or claim has not since been withdrawn (other than any such notice of proposed Tax adjustment).
(p) The Company and each of its non-U.S. Subsidiaries are in compliance with their respective operating guidelines established by the Company or such Subsidiary for minimizing the risk that the Company or such Subsidiary be treated as engaged in a trade or business within the United States within the meaning of Section 864(b) of the Code.
Section 4.10 Employee Benefits.
(a) Section 4.10(a) of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of each material Company Plan. With respect to each material Company Plan, the Company has made available to Parent copies (to the extent applicable) of  (i) the plan document, including any amendments thereto, other than any document that the Company or any of its Subsidiaries is prohibited from making available to Parent as the result of applicable Law relating to the safeguarding of data privacy, (ii) the most recent summary plan description for each material Company Plan for which such summary plan description is required by applicable Law, (iii) each insurance or group annuity contract or other funding vehicle and (iv) the most recent annual report on Form 5500 required to be filed with the IRS with respect thereto (if any).
(b) Except as would not constitute a Material Adverse Effect, (A) each Company Plan has been established, operated and administered in compliance with its terms and applicable Laws and (B) there are no existing circumstances or any events that have occurred that would reasonably be likely to result in any default under or violation of any Company Plan. Each Company Pension Plan that, as of the date of this Agreement, is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that would reasonably be likely to cause the loss of any such qualification status of any such Company Pension Plan, except where such loss of qualification status would not constitute a Material Adverse Effect.
(c) The Company does not maintain or contribute to a plan subject to Title IV of ERISA or Section 412 of the Code, including any “single employer” defined benefit plan, any “multiemployer plan” (each, as defined in Section 4001 of ERISA), any “multiple employer plan” (as defined in Section 413 of the Code) or any “multiple employer welfare plan” (as defined in Section 3(40) of ERISA). Except as would not constitute a Material Adverse Effect, (i) during the last six years, no liability under (A) Title IV or Section 302 of ERISA or Sections 412 and 4971 of the Code or (B) Section 4980B of the Code as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, has, in either case, been incurred by the Company or any trade or business, whether or not incorporated, that together with the Company would be deemed a single employer within the meaning of Section 4001(b) of ERISA (an “ERISA Affiliate”) that has not been satisfied in full, and no condition exists that presents a risk to the Company or any ERISA Affiliate of incurring any such liability, and (ii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Plan.
(d) Except as required under applicable Law or for matters that would not constitute a Material Adverse Effect, no Company Plan provides health, medical, dental or life insurance benefits following retirement or other termination of employment.
(e) There are no pending or, to the Knowledge of the Company, threatened claims against the Company or any of its Subsidiaries with respect to any Company Plan, by or on behalf of any employee, former employee or beneficiary covered under any such Company Plan (other than routine claims for benefits), except for claims that would not constitute a Material Adverse Effect.
(f) Except as otherwise contemplated under this Agreement, none of the execution and delivery of this Agreement, shareholder or other approval of the Transactions nor the consummation of the Transactions will, either alone or in combination with another event, (i) trigger any payment, benefit or funding (through a grantor trust or otherwise), accelerate the time of payment or vesting, or increase the amount of compensation due to any director, officer or employee of the Company or any of its Subsidiaries (whether by virtue of any termination, severance, change of control or similar benefit or otherwise), (ii) cause the Company to transfer or set aside any assets to fund any benefits under any Company Plan or (iii) limit or restrict the right to amend, terminate or transfer the assets of any Company Plan on or following the Effective Time. The consummation of the Transactions (either alone or in combination with another event) will not give rise to any payment (or acceleration of vesting) of any amounts of benefits that will be an “excess parachute payment” within the meaning of Section 280G of the Code. The Company and its Subsidiaries are not a party to, and are not otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of a Tax, interest or penalties imposed by Section 409A, 457A or 4999 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law).
(g) Except as would not constitute a Material Adverse Effect, (i) each Company Plan that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A is in documentary compliance with the requirements of Section 409A, and the Company and its Subsidiaries have complied in practice and operation with all applicable requirements of Section 409A and (ii) the Company has not maintained, sponsored, been a party to, participated in, or contributed to any plan, agreement or arrangement subject to the provisions of Section 457A of the Code. As of the date of this Agreement, the Company’s federal income tax return is not under examination by the IRS with respect to nonqualified deferred compensation.
(h) Except as would not constitute a Material Adverse Effect, each Company Plan that primarily covers current or former directors, officers or employees of the Company or any of its Subsidiaries based outside of the United States or that is subject to any Law other than United States federal, state or local Law (i) that is intended to qualify for special Tax treatment meets all requirements for such treatment, (ii) if required to be book reserved, funded or insured, is so reserved, funded or insured in compliance with applicable Laws and (iii) if required to be registered or approved by a non-U.S. Governmental Authority, has been registered or approved and has been maintained in good standing with the applicable regulatory authorities, and, to the Knowledge of the Company, there are no existing circumstances or any events that have occurred since the date of the most recent approval or application therefor relating to any such plan that would reasonably be likely to adversely affect any such approval or good standing.
Section 4.11 Labor Matters.
(a) Except as would not constitute a Material Adverse Effect, as of the date of this Agreement, (i) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other agreement with a labor union, labor organization, trades council, works council or similar organization, (ii) to the Knowledge of the Company, there are no activities or proceedings of any labor organization to organize any employees of the Company or any of its Subsidiaries and no demand for recognition as the exclusive bargaining representative of any employees has been made by or on behalf of any labor or similar organization and (iii) there is no pending or, to the Knowledge of the Company, threatened strike, lockout, slowdown, or work stoppage by or with respect to the employees of the Company or any of its Subsidiaries.
(b) Neither the Company nor any of its Subsidiaries has taken any action during the past three (3) years that has resulted in a material unsatisfied liability under the Worker Adjustment and Retraining Notification Act of 1988 and any other similar applicable foreign, state, or local statutes or regulations of any jurisdiction relating to any plant closing or mass layoff or similar triggering event.
Section 4.12 Investments.
(a) The Company has made available to Parent a list of all bonds, stocks, mortgage loans and other investments that were carried on the books and records of the Company and its Subsidiaries as of December 31, 2017 (such bonds, stocks, mortgage loans and other investments, together with all bonds, stocks, mortgage loans and other investments acquired by the Company and its Subsidiaries between such date and the date of this Agreement, the “Investment Assets”). Except for Investment Assets that matured or were sold, redeemed or otherwise disposed of after December 31, 2017, each of the Company and its Subsidiaries, as applicable, has good and marketable title to all of the Investment Assets it purports to own, free and clear of all Liens except Permitted Liens. The Company has made available to Parent a copy, as of the date of this Agreement, of the Company’s policies with respect to the investment of the Investment Assets (the “Investment Guidelines”), and the composition of the Investment Assets complies in all material respects with the Investment Guidelines.
(b) To the Knowledge of the Company, as of the date hereof, none of the Investment Assets are subject, save pursuant to permitted Liens, to any capital calls or similar liabilities, or any restrictions or suspensions on redemptions, “lock-ups”, “gates”, “side pockets”, stepped-up fee provisions or other penalties or restrictions relating to withdrawals or redemptions, except as would not constitute a Material Adverse Effect.
Section 4.13 Intellectual Property.
(a) Except as would not constitute a Material Adverse Effect, (i) to the Knowledge of the Company, the Company and its Subsidiaries have sufficient rights to use all Intellectual Property used in the conduct of the business of the Company and its Subsidiaries as currently conducted, (ii) the Company and its Subsidiaries are the exclusive owners of the Owned Intellectual Property free and clear of any Liens other than Permitted Liens, (iii) any registrations or pending applications for Owned Intellectual Property are subsisting, (iv) to the Knowledge of the Company, the Owned Intellectual Property is valid and enforceable, and (v) the Company and each of its Subsidiaries have taken commercially reasonable measures to maintain the secrecy of all Trade Secrets used in the businesses of the Company and its Subsidiaries.
(b) Except as would not constitute a Material Adverse Effect, no claims are pending or, to the Knowledge of the Company, threatened in writing (i) challenging the ownership, enforceability, scope, validity or use by the Company or any of its Subsidiaries of any Owned Intellectual Property or (ii) alleging that the Company or any of its Subsidiaries is violating, misappropriating or infringing the Intellectual Property rights of any Person.

(c) Except as would not constitute a Material Adverse Effect, to the Knowledge of the Company, (i) no Person is misappropriating, violating or infringing the rights of the Company or any of its Subsidiaries with respect to any Owned Intellectual Property and (ii) the operation of the business of the Company and its Subsidiaries as currently conducted does not violate, misappropriate or infringe the Intellectual Property rights of any other Person.
(d) Except as would not constitute a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries uses or distributes, or has used or distributed, any Software licensed, provided, or distributed under any open source license, including any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation) or any Software that contains or is derived from any such Software (“Open Source Software”) in any manner that would require any source code of the Software included in Owned Intellectual Property to be disclosed, licensed for free, publicly distributed, attributed to any person or dedicated to the public and (ii) the Company and its Subsidiaries are in compliance with all terms and conditions of all relevant licenses (including all requirements relating to notices and making source code available to third parties) for all Open Source Software used in their businesses.
Section 4.14 Anti-Takeover Provisions; No Rights Agreement.
(a) No “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or similar statute or regulation applies to the Company with respect to this Agreement or the Merger.
(b) The Company is not party to a shareholder rights plan, “poison pill” or similar anti-takeover arrangement, or plan.
Section 4.15 Real Property.
(a) Except as would not constitute a Material Adverse Effect, (i) the Company or one of its Subsidiaries has a good and valid leasehold interest in each material Company Lease, free and clear of all Liens (other than Permitted Liens) and (ii) none of the Company or any of its Subsidiaries has received written notice of any default under any Company Lease.
(b) Section 4.15(b) of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of all real properties owned by the Company or any of its Subsidiaries (“Owned Real Property”), including the address or other description and the ownership interest therein. Except as would not constitute a Material Adverse Effect, the Company or one of its Subsidiaries has a good and valid fee simple title to all Owned Real Property, free and clear of all Liens (except in all cases for Permitted Liens).
Section 4.16 Contracts.
(a) Except for this Agreement and each Contract filed as an exhibit to the Filed SEC Documents, Section 4.16(a) of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of all Material Contracts. For purposes of this Agreement, “Material Contract” means all Contracts to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound (other than Company Plans and insurance, reinsurance or retrocession treaties or agreements, slips, binders, cover notes or other similar arrangements) that:
(i) are or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;
(ii) relate to the formation or management of any joint venture, partnership or other similar agreement that is material to the business of the Company and its Subsidiaries, taken as a whole;
(iii) provide for Indebtedness of the Company or any of its Subsidiaries having an outstanding or committed amount equal to or in excess of  $75,000,000, other than any Indebtedness between or among any of the Company and any of its Subsidiaries;
(iv) are any keepwell or similar agreement under which the Company or any of its Subsidiaries has directly guaranteed any liabilities or obligations of another Person or under which another Person has directly guaranteed any liabilities or obligations of the Company or any of its Subsidiaries, in each case involving liabilities or obligations in excess of  $75,000,000 (other than any contracts under which the Company or a Subsidiary has guaranteed the liabilities or obligations of a wholly owned Subsidiary of the Company);

(v) have been entered into since January 1, 2017, and involve the acquisition from another Person or disposition to another Person of capital stock or other equity interests of another Person or of a business, in each case, for aggregate consideration under such Contract in excess of  $100,000,000 (excluding, for the avoidance of doubt, acquisitions or dispositions of investments made pursuant to the Investment Guidelines, or of supplies, products, properties or other assets in the ordinary course of business or of supplies, products, properties or other assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of the Company or any of its Subsidiaries);
(vi) prohibit the payment of dividends or distributions in respect of the shares or capital stock of the Company or any of its Subsidiaries, prohibit the pledging of the shares or capital stock of the Company or any Subsidiary of the Company or prohibit the issuance of any guarantee by the Company or any Subsidiary of the Company;
(vii) restrict or grant rights to use or practice rights under material Intellectual Property, including agreements providing for the creation or development of material Intellectual Property, access and use of hosted Software and licenses to use or practice material Intellectual Property granted by (A) the Company or any of its Subsidiaries to a third Person or (B) a third Person to the Company or any of its Subsidiaries, in each case, for aggregate annual or one-time fees in excess of  $50,000,000, other than commercially available “off-the-shelf” software licenses under which software is licensed to the Company or any of its Subsidiaries;
(viii) involve or could reasonably be expected to involve aggregate payments or receipts by or to it and/or its Subsidiaries in excess of  $50,000,000 in any twelve month period, other (x) than those terminable on less than ninety (90) days’ notice without payment by the Company or any Subsidiary of the Company of any material penalty, (y) any Company Lease or (z) any Contract with financial advisors, investment bankers, attorneys, accountants, consultants or other advisors in connection with the Transactions;
(ix) would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the Company’s ability to consummate the Transactions or Parent’s ability to own and/or conduct the business of Parent or any of its Affiliates or the Company or any of its Subsidiaries after the Effective Time;
(x) contain provisions that prohibit the Company or any of its Affiliates from competing in any material line of business or grant a right of exclusivity to any Person which prevents the Company or any Affiliate of the Company from entering any material territory, market or field or freely engaging in business anywhere in the world, other than Contracts that can be terminated (including such restrictive provisions) by the Company or any of its Subsidiaries on less than ninety (90) days’ notice without payment by the Company or any Subsidiary of the Company of any material penalty; or
(xi) provide for the outsourcing of any material function or part of the business of the Company or any of its Subsidiaries that is necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, other than managing agency agreements or managing general underwriting agreements.
(b) As of the date of this Agreement, (i) each Material Contract is valid and binding on the Company or any of its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not constitute a Material Adverse Effect, (ii) the Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where such noncompliance would not constitute a Material Adverse Effect, (iii) neither the Company nor any of its Subsidiaries has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any Material Contract, except where such default would not constitute a Material Adverse Effect and (iv) there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute a default on the part of any counterparty under such Material Contract, except as would not constitute a Material Adverse Effect.

Section 4.17 Insurance Subsidiaries.   Except as would not constitute a Material Adverse Effect:
(a) Each Company Insurance Subsidiary is (i) duly licensed or authorized as an insurance company or, where applicable, reinsurance company, Lloyd’s corporate member or Lloyd’s managing agent in its jurisdiction of incorporation or organization and (ii) duly licensed, authorized or otherwise eligible to transact the business of insurance or reinsurance or participate in Lloyd’s, as applicable, in each other jurisdiction where it is required to be so licensed, authorized or otherwise eligible in order to conduct its business as currently conducted. None of the Company Insurance Subsidiaries incorporated in the U.S. is commercially domiciled in any other jurisdiction or is otherwise treated as domiciled in a jurisdiction other than that of its incorporation.
(b) Since January 1, 2017, (i) no Subsidiary of the Company has (A) participated as a member of any Lloyd’s syndicate other than Syndicates 1209, 1219, 2003, 3002, 6112, 6119 and 6121 or (B) agreed to sell or transfer any of its rights to participate as a member of a Lloyd’s syndicate or offered to acquire rights to participate in any Lloyd’s syndicate and (ii) Catlin Underwriting Agencies Limited has complied with the franchise standards (including principles and minimum standards) issued by Lloyd’s.
(c) No Person is, or has the right to participate as, a member of Syndicates 2003 or 3002 other than a Subsidiary of the Company. The Company has made available to Parent a list of all of the members of Syndicates 2088, 6111, 6119 and 6121 for their current (or most recent) year of account respectively.
(d) Since January 1, 2017, (i) all funds held on behalf of Lloyd’s Syndicates 1209, 1219, 2003, 2088, 3002, 6111, 6112, 6119 and 6121 have been held in accordance with the terms of the relevant premiums trust deed or other deposit arrangement as required by the bye-laws, regulations, codes of practice and mandatory directions and requirements governing the conduct and management of underwriting business at Lloyd’s from time to time and the provisions of any deed, agreement or undertaking executed, made or given for compliance with Lloyd’s requirements from time to time (“Lloyd’s Regulations”), except that this clause (i) shall not apply with respect to Syndicate 6112 from the date that Catlin Underwriting Agencies Limited ceased to be its managing agent, and (ii) the Company or any of its Subsidiaries required to do so have complied in all material respects with all relevant regulations, directions, notices and requirements in relation to the maintenance of Funds at Lloyd’s (as defined in the Lloyd’s Membership Byelaw (No. 5 of 2005)) in accordance with Lloyd’s Regulations and any directions imposed on the Company or any of its Subsidiaries by Lloyd’s.
Section 4.18 Statutory Statements; Examinations.
(a) Except for any failure to file or submit the same that has been cured or resolved to the satisfaction of the applicable Insurance Regulator, since January 1, 2017, each of the Company Insurance Subsidiaries has filed or submitted all material annual and quarterly statutory financial statements, together with all exhibits, interrogatories, notes, schedules, actuarial opinions, affirmations and certifications, in each case, required by applicable Insurance Law to be filed with or submitted to the appropriate Insurance Regulator of each jurisdiction in which it is licensed, authorized or otherwise eligible with respect to the conduct of the business of insurance or reinsurance, as applicable (collectively, the “Company Statutory Statements”).
(b) The Company has made available to Parent, to the extent permitted by applicable Law and to the extent required to be filed with the applicable Insurance Regulator on or prior to the date of this Agreement, copies of all material Company Statutory Statements of each of the Material Insurance Subsidiaries as of December 31, 2015 and December 31, 2016, and for the annual periods then ended, each in the form filed with the applicable Insurance Regulator. The financial statements included in the Company Statutory Statements of the Company Insurance Subsidiaries as of December 31, 2015 and December 31, 2016, and for the annual periods then ended, were prepared in accordance with Applicable SAP applied on a consistent basis for the applicable period, except as may have been noted therein, during the periods involved, and fairly present in all material respects, the statutory financial position of the relevant Company Insurance Subsidiary as of the respective dates thereof and the results of operations and changes in capital and surplus and cash flow (or shareholders’ equity, as applicable) of such Company Insurance Subsidiary for the respective periods then ended. Each Company Statutory Statement complied in all material respects with all applicable Insurance Laws when filed or submitted and no material violation or deficiency has been asserted in writing by any Insurance Regulator with respect to any of such Company Statutory Statements that has not been cured or otherwise resolved to the satisfaction of such Insurance Regulator.

(c) The Company has made available to Parent, to the extent permitted by applicable Law, copies of all material examination reports (and has notified Parent of any pending material examinations) of any Insurance Regulators received by it on or after January 1, 2017, through the date of this Agreement, relating to the Material Insurance Subsidiaries. All material deficiencies or violations noted in any material examination reports received since January 1, 2017 through the date of this Agreement by any of the Company Insurance Subsidiaries have been substantially cured or resolved to the satisfaction of the applicable Insurance Regulator. Without limiting the generality of the foregoing, as of the date of this Agreement, there are no unpaid claims or assessments made in writing or, to the Knowledge of the Company, as of the date of this Agreement, threatened against the Company or any of its Subsidiaries by any insurance guaranty associations or similar organizations in connection with such association’s or other organization’s insurance guaranty fund, other than unpaid claims or assessments (i) disclosed, provided for, reflected in, reserved against or otherwise described in the Company Statutory Statements provided or made available to Parent or (ii) that are not material to the Company and its Subsidiaries, taken together as a whole.
(d) Since January 1, 2017 through the date of this Agreement, no material fine or penalty has been imposed on any Company Insurance Subsidiary by any Insurance Regulator.
(e) Since January 1, 2017 through the date of this Agreement, each of the Company’s Subsidiaries that are members of Lloyd’s has prepared audited accounts for each syndicate managed by it for all applicable years ended December 31 in all material respects in accordance with the requirements of the Insurance Accounts Directive (Lloyd’s Syndicate and Aggregate Accounts) Regulations 2008 and the Syndicate Accounting Byelaw (No. 8 of 2005).
Section 4.19 Agreements with Insurance Regulators.   (a) Except as required by applicable Insurance Laws and the insurance and reinsurance Permits maintained by the Company Insurance Subsidiaries, there is no (x) written agreement, memorandum of understanding, commitment letter or similar undertaking with any Insurance Regulator that is binding on the Company or any Company Insurance Subsidiary or (y) order or directive by, supervisory letter (other than those provided on an industry or sector wide basis) or cease-and-desist order from, any Insurance Regulator that is binding on the Company or any Company Insurance Subsidiary and (b) neither the Company nor any of the Company Insurance Subsidiaries have adopted any board resolution at the request of any Insurance Regulator, in the case of each of clauses (a) and (b), that (i) limits in any material respect the ability of any Company Insurance Subsidiary to conduct its business, including its ability to issue or enter into any reinsurance or retrocession treaties or agreements, slips, binders, cover notes or other similar arrangements, (ii) requires the divestiture of any material investment of any Subsidiary, (iii) limits in any material respect the ability of any Company Insurance Subsidiary to pay dividends or (iv) requires any material investment of any Company Insurance Subsidiary to be treated as a non-admitted asset (or the local equivalent).
Section 4.20 Reinsurance and Retrocession.   Except as would not constitute a Material Adverse Effect:
(a) Each Ceded Reinsurance Contract is valid and binding on the Company and each applicable Company Insurance Subsidiary to the extent party thereto, as applicable, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect.
(b) The applicable Company Insurance Subsidiary party thereto and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Ceded Reinsurance Contract.
(c) None of the Company or any Company Insurance Subsidiary has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any Company Insurance Subsidiary under any Ceded Reinsurance Contract.
(d) There are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute a default on the part of any counterparty under any Ceded Reinsurance Contract.
(e) None of the Company Insurance Subsidiaries is and, to the Knowledge of the Company, no party to a Ceded Reinsurance Contract is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding.

(f) There are no disputes under any Ceded Reinsurance Contract.
Section 4.21 Reserves.   The insurance policy reserves for claims, losses (including incurred, but not reported, losses), loss adjustment expenses (whether allocated or unallocated) and unearned premiums of each Company Insurance Subsidiary contained in its Company Statutory Statements (a) were, except as otherwise noted in the applicable Company Statutory Statement, determined in all material respects in accordance with generally accepted actuarial principles applied on a consistent basis during the periods involved and (b) satisfied the requirements of all applicable Insurance Laws in all material respects.
Section 4.22 Insurance Policies.   Except as would not constitute a Material Adverse Effect, (a) all insurance policies maintained by the Company and its Subsidiaries of which the Company or any of its Subsidiaries is the beneficiary are in full force and effect and all premiums due and payable thereon have been paid and (b) neither the Company nor any of its Subsidiaries is in breach or default of any of the insurance policies or has taken any action or failed to take any action which, with notice or lapse of time, would constitute such a breach or default or permit termination or modification of any of the insurance policies.
Section 4.23 Insurance Agents.   To the Knowledge of the Company, each Agent that wrote, sold, produced, managed or marketed Policies for any Company Insurance Subsidiary have, since January 1, 2017, issued, sold, produced, managed and marketed such Policies in compliance with applicable Laws in the respective jurisdictions in which such products have been sold, except as would not constitute a Material Adverse Effect. To the Knowledge of the Company, each such Agent (a) was duly licensed as required by Law in the particular jurisdiction in which such Agent wrote, sold, produced, managed or marketed such Policies (for the type of business wrote, sold, produced, managed or marketed on behalf of the Company Insurance Subsidiary) except for such failures to be licensed which have been cured, which have been resolved or settled through agreements with applicable Governmental Authorities, which are barred by an applicable statute of limitations or which would not constitute a Material Adverse Effect, and (b) if required by applicable Law, was duly appointed by the applicable Company Insurance Subsidiary, except as would not constitute a Material Adverse Effect.
Section 4.24 Opinion of Financial Advisor.   The Company Board has received the opinion of Morgan Stanley & Co. LLC (“Morgan Stanley”) to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions, qualifications and limitations set forth therein, the Merger Consideration to be received by the holders of Company Shares pursuant to this Agreement is fair, from a financial point of view, to such holders of Company Shares. It is agreed and understood that such opinion is for the benefit of the Company Board and may not be relied on by Parent or Merger Sub for any purpose.
Section 4.25 Brokers and Other Advisors.   Except for Morgan Stanley and Ardea Partners LLC, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission or the reimbursement of expenses in connection therewith in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.
Section 4.26 IT Systems; Data Security and Privacy.
(a) Except as would not constitute a Material Adverse Effect, (i) since January 1, 2017, a failure or lack of capacity of the IT Systems has not prevented the Company or any of its Affiliates from conducting their respective businesses in the ordinary course, and (ii) to the Knowledge of the Company, the IT Systems do not contain any Malware that would reasonably be expected to disrupt the ability of the Company and its Subsidiaries to conduct their businesses or present a risk of unauthorized access, disclosure, use, corruption, destruction or loss of any Personal Information or other non-public information.
(b) Except as would not constitute a Material Adverse Effect, the Company, and its Subsidiaries have implemented, maintain, and comply with written information security (including cybersecurity), business continuity and backup and disaster recovery plans and procedures that are consistent with generally accepted industry standards and applicable Laws, writs, injunctions, directives, judgments, decrees and orders. Except as would not constitute a Material Adverse Effect since January 1, 2017, to the Knowledge of the Company, there has been no unauthorized disclosure, use of or access to (i) any Personal Information or other non-public information held by or on behalf of the Company or its Affiliates or (ii) the IT Systems.

(c) Except as would not constitute a Material Adverse Effect, since January 1, 2017, the Company and its Subsidiaries have implemented, maintain and comply with internal privacy policies and procedures and comply with any and all applicable regulatory guidelines, contractual requirements, terms of use and industry standards applicable to the collection, retention, storage, protection, security, use, disclosure, distribution, transmission, maintenance and disposal of Personal Information.
Section 4.27 No Other Representations or Warranties.   Except for the representations and warranties made by the Company in this Article IV, neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and each of Parent and Merger Sub acknowledge the foregoing. In particular, and without limiting the generality of the foregoing, neither the Company nor any other Person makes or has made any express or implied representation or warranty to Parent, Merger Sub or any of their respective Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses, (b) any judgment based on actuarial principles, practices or analyses by any Person or as to the future satisfaction or outcome of any assumption, (c) whether the reinsurance or other recoverables taken into account in determining the amount of such reserves for losses will be collectible, or (d) except for the representations and warranties made by the Company in this Article IV, any oral or written information presented to Parent, Merger Sub or any of their respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions. Notwithstanding anything to the contrary contained in this Agreement or any other agreement, document or instrument delivered or to be delivered in connection herewith, each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, acknowledges and agrees that the none of Parent, Merger Sub, the Company or any of their respective Affiliates makes any representations or warranties with respect to, and nothing contained in this Agreement or in any other agreement, document or instrument to be delivered in connection herewith is intended or shall be construed to be a representation or warranty, express or implied, for any purposes of this Agreement or any other agreement, document or instrument to be delivered in connection herewith or therewith, in respect of the adequacy or sufficiency of reserves or the effect of the adequacy or sufficiency of reserves on any line item, asset, liability or equity amount on any financial or other document.
ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub jointly and severally represent and warrant to the Company that, except as set forth in the disclosure letter delivered by Parent and Merger Sub to the Company on the date of this Agreement (the “Parent Disclosure Letter”) (it being understood that any information set forth on one section or subsection of the Parent Disclosure Letter shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement or the Parent Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure that such information is relevant to such other section or subsection):
Section 5.01 Organization; Standing.   Parent is a société anonyme duly organized, validly existing and in good standing under the Laws of France and Merger Sub is an exempted company duly organized, validly existing and in good standing under the Laws of Bermuda. Each of Parent and Merger Sub has all requisite power and authority necessary to carry on its business as it is now being conducted and to own, lease and operate its assets and properties, except as would not constitute a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not constitute a Parent Material Adverse Effect. Parent has made available to the Company copies of Parent’s and Merger Sub’s Organizational Documents, each as amended to the date of this Agreement.

Section 5.02 Authority; Noncontravention.
(a) Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement and the Statutory Merger Agreement and, subject to obtaining the Merger Sub Shareholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the Statutory Merger Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by each of the Parent Board and the Merger Sub Board, as applicable, and, except for executing and delivering the Statutory Merger Agreement, filing the Merger Application with the Registrar pursuant to the Bermuda Companies Act and obtaining the Merger Sub Shareholder Approval (which approval shall be provided by the written consent of Parent immediately following the execution of this Agreement), no other action (including any shareholder vote or other action) on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the Statutory Merger Agreement and the consummation by Parent and Merger Sub of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except that such enforceability may be limited by and is subject to the Bankruptcy and Equity Exception.
(b) Each of the Parent Board and the Merger Sub Board have adopted resolutions that have approved the Merger, this Agreement and the Statutory Merger Agreement.
(c) Neither the execution and delivery of this Agreement or the Statutory Merger Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor performance or compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) contravene, conflict with or violate any provision of  (A) the constituent documents of Parent, (B) the Organizational Documents of Merger Sub or (C) the Organizational Documents of any of Parent’s other Subsidiaries or (ii) assuming (A) compliance with the matters set forth in Section 4.03(c) (other than Section 4.03(c)(ii)(A)) (and assuming the accuracy of the representations and warranties made in such Section 4.03(c)), (B) that the actions described in Section 5.02(a) have been completed, (C) that the Consents referred to in Section 5.03 and, in the case of Merger Sub, the Merger Sub Shareholder Approval is obtained and (D) that the filings referred to in Section 5.03 are made and any waiting periods thereunder have terminated or expired, in the case of each of the foregoing clauses (A) through (D), prior to the Effective Time, (x) violate any Law, writ, injunction, directive, judgment, decree or order applicable to Parent or any of its Subsidiaries, (y) violate or constitute a breach of or default (with or without notice or lapse of time or both) under any of the terms, conditions or provisions of, or give rise to a right of termination, modification, acceleration or cancellation under any material Contract to which Parent or any of its Subsidiaries is a party or accelerate Parent’s or, if applicable, any of its Subsidiaries’ rights or obligations under any such material Contract or (z) result in the creation of any Lien on any properties or assets of Parent or any of its Subsidiaries, except, in the case of clauses (i)(B) and (ii), as would not constitute a Parent Material Adverse Effect.
(d) The Merger Sub Shareholder Approval (which approval shall be provided by the written consent of Parent or one of its wholly owned Subsidiaries as contemplated by Section 6.12) is the only vote or approval of the holders of any class or series of shares of Merger Sub that is necessary to approve this Agreement, the Statutory Merger Agreement and the Merger.
Section 5.03 Governmental Approvals.   Except for (a) compliance with the applicable requirements of the Exchange Act, including the filing with the SEC of the Proxy Statement, (b) compliance with the rules and regulations of the New York Stock Exchange and the Bermuda Stock Exchange, (c) the filing of the Merger Application with the Registrar pursuant to the Bermuda Companies Act, (d) the approval of the Bermuda Monetary Authority pursuant to the Exchange Control Act 1972 regarding the change of ownership of the Company, (e) filings required under, and compliance with other applicable requirements of, the HSR Act, and such other Consents, filings, declarations or registrations as are required to be made or obtained under any other Antitrust Laws, (f) compliance with any applicable state securities or blue sky Laws, (g) approvals, filings and notices under all applicable Insurance Laws as set forth in Section 5.03 of the Parent Disclosure Letter (the “Parent Insurance Approvals”) and (h) the Company Insurance Approvals

(assuming the accuracy of the representations and warranties made in Section 4.04(g) and the completeness of Section 4.04 of the Company Disclosure Letter), no Consent of, or filing, declaration or registration with, or notification to, or waiver from, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their obligations hereunder and the consummation by Parent and Merger Sub of the Transactions, other than such other Consents, filings, declarations or registrations that, if not obtained, made or given, would not constitute a Parent Material Adverse Effect.
Section 5.04 Ownership and Operations of Merger Sub.   Parent directly or indirectly owns beneficially and of record all of the issued and outstanding shares of Merger Sub, free and clear of all Liens. Merger Sub was formed solely for the purpose of engaging in the Transactions, has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to the Transactions, and prior to the Effective Time, will not have engaged in any business activities other than those relating to the Transactions.
Section 5.05 Financing.   Parent and Merger Sub will have at the Effective Time sufficient funds to pay the aggregate Merger Consideration, consideration payable to holders of Company Awards pursuant to Section 3.03 and any other amount required to be paid by them in connection with the consummation of the Transactions and to pay all related fees and expenses of Parent and Merger Sub. For the avoidance of doubt, in no event shall the receipt or availability of any funds or financing by or to Parent or any Affiliate of Parent be a condition to any of Parent’s or Merger Sub’s obligations hereunder.
Section 5.06 Certain Arrangements.   As of the date of this Agreement, there are no Contracts or commitments to enter into Contracts (a) between Parent, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or the Company Board, on the other hand, that relate in any way to the Company or any of its Subsidiaries or the Transactions, (b) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any shareholder of the Company agrees to vote to approve the Merger and this Agreement or agrees to vote against any Superior Proposal or (c) between Parent, Merger Sub or any of their Affiliates, on the one hand, and any holder of Company Awards, on the other hand, pursuant to which such holder would be entitled to receive consideration of a different amount or nature than the consideration payable pursuant to Section 3.03.
Section 5.07 Information Supplied.   None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement to be sent to the holders of Company Shares in connection with the Company Shareholders Meeting (including any amendment or supplement thereto or document incorporated by reference therein) shall, on the date the Proxy Statement is first mailed to the holders of Company Shares, at the time of any amendment thereof or supplement thereto and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or omit to state a material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading.
Section 5.08 Legal Proceedings.   Except as would not constitute a Parent Material Adverse Effect, as of the date of this Agreement, there is no (a) pending or, to the Knowledge of Parent, threatened, legal or administrative proceeding, suit, arbitration, action, claim, controversy, dispute, hearing, charge, complaint, examination, indictment, litigation or, to the Knowledge of Parent, investigation against Parent or any of its Subsidiaries (other than ordinary course claims made under or in connection with Contracts of insurance or reinsurance issued by Parent or any of its Subsidiaries) or (b) outstanding injunction, order, judgment, ruling, decree or writ imposed upon Parent or any of its Subsidiaries, in each case, by or before any Governmental Authority.

Section 5.09 Ownership of Company Shares.   None of Parent, Merger Sub or any of their Affiliates beneficially own (within the meaning of Section 13 of the Exchange Act), or will prior to the Closing Date beneficially own, any Company Shares (in each case, other than the Exception Shares) or is a party, or will prior to the Closing Date become a party, to any Contract (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of any Company Shares (in each case, other than the Exception Shares).
Section 5.10 Brokers and Other Advisors.   Except for J.P. Morgan Securities LLC, the fees and expenses of which will be paid by Parent, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission or the reimbursement of expenses in connection therewith in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.
Section 5.11 No Other Representations or Warranties.   Except for the representations and warranties made by Parent and Merger Sub in this Article V, neither Parent, Merger Sub nor any other Person makes any other express or implied representation or warranty with respect to Parent or Merger Sub or any of their Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Company or any of its Representatives or Affiliates of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Company acknowledges the foregoing.
ARTICLE VI

ADDITIONAL COVENANTS AND AGREEMENTS
Section 6.01 Conduct of Business.
(a) During the period from the date of this Agreement through the earlier of the Closing and the termination of this Agreement, except as required by applicable Law, as required or contemplated by the terms of this Agreement or as described in Section 6.01(a) of the Company Disclosure Letter, unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), (w) the Company shall, and shall cause each of its Subsidiaries to, carry on its business in all material respects in the ordinary course of business consistent with past practice, (x) to the extent consistent with clause (w), the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to preserve its and each of its Subsidiaries’ business organizations substantially intact and preserve existing relationships with key customers, brokers, reinsurance providers, regulators, officers, employees and other Persons with whom the Company or any of its Subsidiaries have significant business relationships, in each case, consistent with past practice and (y) the Company shall not, and shall not permit any of its Subsidiaries to (it being understood that no act or omission by the Company or any of its Subsidiaries with respect to the matters specifically addressed by any provision of this clause (y) below shall be deemed to be a breach of clause (w) or (x)):
(i) issue, sell or grant any of its shares or other equity or voting interests of the Company, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares or other equity or voting interests of the Company or any of its Subsidiaries, or any options, rights, warrants or other commitments or agreements to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue, any share capital of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of, or other equity or voting interests in, the Company or any of its Subsidiaries; provided that the Company may issue Company Shares or other securities as required pursuant to the vesting, settlement or exercise of Company Awards or Company Rights (1) outstanding on the date of this Agreement in accordance with the terms of the applicable Company Award or Company Right in effect on the date of this Agreement or (2) granted after the date of this Agreement in accordance with this Agreement; provided further that the Subsidiaries of the Company may make any such issuances, sales or grants to the Company or a direct or indirect wholly owned Subsidiary of the Company;
(ii) redeem, purchase or otherwise acquire any outstanding shares or other equity or voting interests of the Company or any of its Subsidiaries or any rights, warrants or options to acquire any shares of the Company or any of its Subsidiaries or other equity or voting interests of the Company or any of its Subsidiaries, except (A) pursuant to the Company Plans or the Company Awards (including, for the avoidance of doubt, in connection with the forfeiture of any Company Awards or the satisfaction of any per share exercise price related to any Company Awards) or (B) in connection with the satisfaction of Tax withholding obligations with respect to any Company Awards;
(iii) establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares or other equity or voting interests of the Company or any of its Subsidiaries, in each case, other than (A) quarterly cash dividends paid by the Company on the Company Shares not in excess of  $0.22 per share, per quarter, with record and payment dates generally consistent with the timing of record and payment dates in the most recent comparable prior year fiscal quarter prior to the date of this Agreement, (B) periodic cash dividends paid by the applicable Subsidiary of the Company on preferred shares outstanding on the date hereof in an amount not in excess of the amounts required by the applicable bye-laws, certificate of designation or authorizing resolutions for such preferred shares, with record and payment dates generally consistent with the timing of record and payment dates in the most recent comparable prior year fiscal quarter prior to the date of this Agreement and (C) dividends paid by a Subsidiary of the Company to the Company or any direct or indirect wholly owned Subsidiary of the Company;
(iv) split, combine, subdivide or reclassify any shares or other equity or voting interests of the Company or any of its Subsidiaries;
(v) incur any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any such indebtedness or any debt securities of another Person or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person (collectively, “Indebtedness”), except (A) Indebtedness incurred solely between the Company and any of its Subsidiaries or solely between its Subsidiaries, (B) letters of credit issued in the ordinary course of business in the insurance or reinsurance business of the Company or any of its Subsidiaries, (C) borrowings under the Company’s existing credit facilities having an aggregate principal amount outstanding that is not in excess of  $75,000,000, (D) any other Indebtedness in an aggregate principal amount not in excess of  $75,000,000 and (E) Indebtedness incurred in connection with the refinancing of any Indebtedness existing on the date of this Agreement or permitted to be incurred, assumed or otherwise entered into hereunder; provided that, in the case of this clause (E), the amount of Indebtedness incurred in connection with such refinancing does not exceed the principal amount of the Indebtedness so refinanced (other than with respect to increased amounts attributable to unpaid accrued interest, fees and premiums (including tender premiums), defeasance costs, and underwriting discounts, fees, commissions and expenses associated therewith);
(vi) redeem, purchase or otherwise retire any outstanding notes, debentures or other debt securities issued by the Company or any of its Subsidiary that currently qualify or are intended to qualify as “Tier 2 Ancillary Capital” under the Bermuda Insurance (Group Supervision) Rules 2011, as amended, or any equivalent concept under any rules or regulations applicable to any Company Insurance Subsidiary, in each case other than mandatory redemptions and repayments of any such notes, debentures or other debt securities on the maturity date thereof;
(vii) enter into any swap or hedging transaction or other derivative agreements, except in the ordinary course of business and in compliance with the Investment Guidelines;
(viii) sell or lease to any Person, in a single transaction or series of related transactions, any of its owned properties or assets whose value or purchase price exceeds $50,000,000 individually or $100,000,000 in the aggregate, except (A) dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (B) transfers among the Company and its Subsidiaries, (C) leases and subleases of real property owned or leased by the Company or its Subsidiaries, (D) dispositions of Investment Assets permitted by Section 6.01(a)(xxv) in the ordinary course of business (including in connection with cash management or investment portfolio activities);
(ix) make or authorize any capital expenditures outside the ordinary course of business or make loans or advances to, or, except in compliance with the Investment Guidelines;

(x) make any acquisition (including by merger or amalgamation) of the share capital or other equity or voting interests of any other Person (except the acquisition of Investment Assets in the ordinary course of business and in compliance with the Investment Guidelines) or of the assets of any other Person, in each case for consideration in excess of  $50,000,000 individually or $100,000,000 in the aggregate;
(xi) except as required pursuant to the terms of any Company Plan set forth on Section 4.10(a) of the Company Disclosure Letter or established or amended after the date of this Agreement in compliance with this Agreement, (A) grant to any current or former director, officer or employee any increase in salary or incentive compensation opportunity, other than grants made in the ordinary course of business to any employee of the Company or any of its Subsidiaries whose annual rate of base salary is below $400,000, (B) grant to any current or former director, officer or employee any increase in severance, retention or termination pay, (C) pay any incentive compensation, other than the payment for completed periods based on actual performance in the ordinary course of business, (D) grant any new Company Awards or other long-term incentive awards, amend or modify the terms of any outstanding awards or take any action to accelerate the vesting or lapse or restrictions or payment, or to fund or secure the payment of, any compensation or benefits under any Company Plan, (E) establish, adopt, enter into or amend in any material respect any material Company Plan or collective bargaining agreement or other agreement with a labor union, works council or similar organization, (F) enter into any employment, consulting, severance or termination agreement with any current or former director, officer or employee of the Company or any of its Subsidiaries whose annual rate of base salary is more than $400,000, (G) (1) hire or promote any individual (x) if immediately following such action the Company and its Subsidiaries would have more than the number of employees listed on Section 6.01(a)(xi)(G) of the Company Disclosure Letter or (y) whose annual rate of base salary following such hiring or promotion would be more than $400,000 or (2) terminate without cause the employment of any individual, other than as determined by the Company in its reasonable discretion in the ordinary course of business, (H) forgive any loans or issue any loans (other than routine travel or business expense advances issued in the ordinary course of business consistent with Company policy) to any current or former director, officer, employee or independent contractor (who is a natural person), or (I) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP; provided, however, that the foregoing shall not restrict the Company or any of its Subsidiaries from (x) entering into or making available to newly hired employees (who may otherwise be hired in compliance with this Section 6.01(a)(xi)) or to employees in the context of promotions based on job performance or workplace requirements (who may otherwise be promoted in compliance with this Section 6.01(a)(xi)), in each case, in the ordinary course of business, plans, agreements, benefits and compensation arrangements (excluding equity-based and other long-term incentive grants, other than Company DC Awards that do not include terms providing for “single-trigger” vesting in connection with the Effective Time, but which may provide for accelerated vesting in the event of an Involuntary Termination within the two-year period following the Effective Time), in each case, that have terms and a value that is consistent with the past practice of making compensation and benefits available to newly hired or promoted employees in similar positions, or consistent with the compensation and benefits of the then-current employee whom such newly hired or promoted employee is engaged to replace or succeed, (y) taking any of the foregoing actions to comply with, satisfy Tax-qualification requirements under, or avoid the imposition of Tax under, the Code and any applicable guidance thereunder or other applicable Law or (z) making immaterial changes in the ordinary course of business to nondiscriminatory health and welfare plans available to all employees generally;
(xii) make any material changes in financial accounting methods, principles or practices materially affecting the consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, except insofar as may be required by (or, in the reasonable good faith judgment of the Company, advisable under) (A) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the FASB or any similar organization or (B) Applicable SAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the National Association of Insurance Commissioners or any similar organization;

(xiii) materially alter or materially amend any existing underwriting, reserving, claim handling, loss control or actuarial practice guideline or policy of the Company or any Company Insurance Subsidiary or any material assumption underlying any reserves or actuarial practice or policy, except as may be required by (or, in the reasonable good faith judgment of the Company, advisable under) (A) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the FASB or any similar organization or (B) Applicable SAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the National Association of Insurance Commissioners or any similar organization;
(xiv) reduce or strengthen any reserves, provisions for losses or other liability amounts in respect of insurance Contracts and assumed reinsurance Contracts, except (A) as may be required by (or, in the reasonable good faith judgment of the Company, advisable under) applicable SAP or GAAP, as applicable, (B) as a result of loss or exposure payments to other parties in accordance with the terms of insurance Contracts and assumed reinsurance Contracts or (C) in the ordinary course of business;
(xv) adopt or implement any shareholder rights plan or similar arrangement;
(xvi) (A) amend the Company Organizational Documents or (B) amend in any material respect the comparable Organizational Documents of any of the Subsidiaries of the Company in a manner that would reasonably be likely to prevent or to impede, interfere with, hinder or delay in any material respect the consummation of the Transactions;
(xvii) adopt any plan or agreement of complete or partial liquidation or dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, continue or agree to continue the Company or any of its Subsidiaries into any other jurisdiction, or convert or agree to convert the Company or any of its Subsidiaries into any other form of legal entity (in each case, other than dormant Subsidiaries or, with respect to any merger, amalgamation or consolidation, other than among wholly owned Subsidiaries);
(xviii) grant any Lien (other than Permitted Liens) in any of its material properties or assets, except to secure Indebtedness permitted under Section 6.01(a)(v);
(xix) settle or compromise any pending or threatened Action against the Company or any of its Subsidiaries, or any of their officers or directors in their capacities as such, other than the settlement of Actions (A) solely for monetary damages for an amount not to exceed $10,000,000 for any such settlement individually or $50,000,000 in the aggregate (with such aggregate amount calculated taking into account the amount of any settled Tax proceedings permitted under Section 6.01(a)(xxiv)(B)) or (B) for claims under Contracts of insurance or reinsurance issued by the Company or any of its Subsidiaries in accordance with applicable policy or contractual limits in the ordinary course of business;
(xx) cancel any material Indebtedness or waive any material claims or rights under any Material Contract, other than in the ordinary course of business;
(xxi) amend, modify or terminate any Material Contract or Ceded Reinsurance Contract in such a way as to materially reduce the expected business or economic benefits thereof or enter into any Contract that would constitute a Material Contract if in effect as of the date hereof, in each case, except in the ordinary course of business;
(xxii) voluntarily abandon, dispose of or permit to lapse any right to Owned Intellectual Property material to the Company and its Subsidiaries, taken as a whole, except in the ordinary course of business;
(xxiii) voluntarily abandon, dispose of or permit to lapse any Permit material to the business of the Company or any of its Subsidiaries;
(xxiv) (A) make, change or revoke any material Tax election other than in the ordinary course of business, (B) settle or compromise any audit, claim, assessment or other proceeding relating to a material amount of Tax other than in an amount not to exceed $10,000,000 for any such settlement or compromise individually or $50,000,000 in the aggregate (with such aggregate amount calculated taking into account the amount of any settled Actions permitted under Section 6.01(a)(xix)(A)), (C) file any material amended Tax Return, (D) extend or waive the application of any statute of limitations regarding the assessment or collection of any material Tax other than in the ordinary course of business, (E) enter into any Tax indemnification, sharing, allocation, reimbursement or similar agreement, arrangement or understanding (other than any Contract entered into in the ordinary course of business the primary purpose of which does not relate to Taxes), (F) surrender any right to claim any material Tax refund, (G) make any material change to any Tax accounting method or (H) effect, or agree to effect, any material transaction, a purpose of which is to minimize the adverse Tax impact of the TCJA;
(xxv) acquire or dispose of any material Investment Assets in any manner inconsistent with the Investment Guidelines;
(xxvi) materially amend, materially modify or otherwise materially change the Investment Guidelines;
(xxvii) enter into any new material lines of business or withdraw from, or put into “run off”, any existing material lines of business; or
(xxviii) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.
(b) Nothing in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
Section 6.02 No Solicitation by the Company; Change in Recommendation.
(a) Except as permitted by this Section 6.02, the Company shall and shall cause each of its Subsidiaries to, and its and their respective directors, officers and employees to, and shall use its reasonable best efforts to cause its other Representatives (including by providing written direction to its financial advisor informing it of the obligations set forth in clauses (i) and (ii) of this Section 6.02(a)), as applicable, to, (i) immediately cease any solicitation, encouragement, discussions or negotiations of or with any Persons that may be ongoing with respect to a Takeover Proposal and (ii) during the period from the date of this Agreement through the earlier of the Closing and the termination of this Agreement pursuant to Article VIII, not, directly or indirectly, (A) solicit, encourage, initiate or take any action to facilitate the submission of any inquiry or the making of any proposal, in each case that constitutes, or would reasonably be expected to lead to, a Takeover Proposal, (B) engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any material non-public information for the purpose of encouraging or facilitating, a Takeover Proposal or (C) enter into any letter of intent, agreement or agreement in principle with respect to a Takeover Proposal. Promptly following the execution of this Agreement, the Company shall, to the extent it had not previously done so prior to the date of this Agreement, deliver a request to each Person that (1) has executed a confidentiality agreement with the Company during the eighteen (18) months prior to the date of this Agreement in connection with considering or making a Takeover Proposal or (2) has executed a confidentiality agreement with the Company more than eighteen (18) months prior to the date of this Agreement and has received non-public information from the Company during the six (6) months prior to the date of this Agreement in connection with considering or making a Takeover Proposal, in each case, to promptly return or destroy any non-public information previously furnished or made available to such Person or any of its Representatives on behalf of the Company or its Representatives. Notwithstanding the foregoing, the Company shall be permitted to waive any standstill provision to allow any Person to make a Takeover Proposal to the Company Board on a non-public basis if the Company Board has determined in good faith, after consultation with the Company’s outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.
(b) Notwithstanding anything contained in Section 6.02(a) or any other provision of this Agreement to the contrary, if at any time after the execution of this Agreement and prior to obtaining the Company

Shareholder Approval the Company receives a bona fide Takeover Proposal, which Takeover Proposal did not result from any material breach of this Section 6.02 (provided that, solely for purposes of determining whether a breach of the first sentence of Section 6.02(a) has occurred for purposes of this Section 6.02(b), the Company’s obligation to use its reasonable best efforts to cause its Representatives to comply with the first sentence of Section 6.02(a) shall be a covenant (without qualification of reasonable best efforts) to cause its Representatives to comply with clauses (i) and (ii) of Section 6.02(a)), then (i) the Company and its Representatives may contact such Person or group of Persons making the Takeover Proposal solely to clarify the terms and conditions thereof or to request that any Takeover Proposal made orally be made in writing and (ii) if the Company Board determines in good faith after consultation with its financial advisors and outside legal counsel that such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, then the Company and its Representatives may (x) enter into an Acceptable Confidentiality Agreement with the Person or group of Persons making the Takeover Proposal and furnish pursuant thereto information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Takeover Proposal; provided that the Company shall promptly provide to Parent (1) copies of such Acceptable Confidentiality Agreement and (2) any material non-public information concerning the Company or any of its Subsidiaries that is provided to any Person given such access that was not previously provided to Parent or its Representatives and (y) after entering into an Acceptable Confidentiality Agreement, engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Takeover Proposal.
(c) The Company shall promptly notify Parent in the event that the Company or any of its Subsidiaries or its or their Representatives receives a Takeover Proposal and shall disclose to Parent the material terms and conditions of any such Takeover Proposal and the identity of the Person or group of Persons making such Takeover Proposal and unredacted copies of all material correspondence or other material written documentation with respect thereto and written summaries of any material oral communications. The Company shall keep Parent reasonably informed of any material developments with respect to any such Takeover Proposal (including any material changes thereto and provide copies of material correspondence and summaries of material oral communications as contemplated above) on a prompt basis. For the avoidance of doubt, all information provided to Parent pursuant to this Section 6.02 will be subject to the terms of the Confidentiality Agreement.
(d) Neither the Company Board nor any committee thereof shall (x)(A) withhold or withdraw the Company Board Recommendation, (B) modify, qualify or amend the Company Board Recommendation in a manner adverse to Parent, (C) fail to include the Company Board Recommendation in the Proxy Statement, (D) approve or publicly endorse or recommend any Takeover Proposal, or refrain from recommending against any Takeover Proposal that is a tender offer or exchange offer, within ten (10) business days after the commencement of such tender offer or exchange offer pursuant to Rule 14d-2 of the Exchange Act or (E) fail to publicly reaffirm the Company Board Recommendation within ten (10) business days after receipt of a written request by Parent to make such public reaffirmation following the receipt by the Company of a public Takeover Proposal (other than in the case of a Takeover Proposal in the form of a tender offer or exchange offer which shall be governed by clause (D)) that has not been withdrawn; provided, that Parent may make any such request only once in any ten (10) business day period and only once for each such public Takeover Proposal and once for each public material amendment to such Takeover Proposal (any prohibited action described in this clause (x) being referred to as an “Adverse Recommendation Change”) or (y) authorize, cause or permit the Company or any of its Subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, amalgamation agreement or other agreement related to any Takeover Proposal, other than any Acceptable Confidentiality Agreement pursuant to Section 6.02(b) (each, a “Company Acquisition Agreement”). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, prior to the time the Company Shareholder Approval is obtained, the Company Board may:
(i) in response to an Intervening Event, if the Company Board has determined in good faith, after consultation with the Company’s outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, make an Adverse Recommendation Change; and

(ii) in response to a Superior Proposal, if the Company Board has determined in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, (A) make an Adverse Recommendation Change or (B) cause the Company to terminate this Agreement pursuant to Section 8.01(d)(ii), pay the Company Termination Fee and enter into a Company Acquisition Agreement with respect to such Superior Proposal;
provided that the Company has given Parent at least four (4) business days’ prior written notice (a “Company Notice”) of its intention to make an Adverse Recommendation Change or cause the Company to terminate the Agreement pursuant to Section 8.01(d)(ii), which notice (I) in the case of an Intervening Event, specifies the material changes, developments, effects, circumstances, states of facts or events comprising such Intervening Event and (II) in the case of a Superior Proposal, discloses (1) the material terms and conditions of such Superior Proposal and the identity of the Person or group of Persons making such Superior Proposal and its or their financing sources, if applicable, and (2) a copy of the most current version of the Company Acquisition Agreement (if any) with respect to such Superior Proposal and any agreement in the Company’s possession relating to the financing of such Superior Proposal; provided, further, that, (X) during such four (4) business day period (it being understood and agreed that any change to the financial or other material terms and conditions of a Superior Proposal shall require an additional Company Notice to Parent of two (2) business days running from the date of such notice), the Company shall have, and shall have caused its Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such commercially reasonable adjustments to the terms and conditions of this Agreement as would enable the Company Board to no longer make an Adverse Recommendation Change or a determination that a Takeover Proposal constitutes a Superior Proposal and (Y) the Company Board shall have determined following the end of such four (4) business day period (as it may be extended pursuant to this Section 6.02(d)), after considering the results of such negotiations and the revised proposals made by Parent, if any, after consultation with the Company’s financial advisors and outside legal counsel, (i) that the Superior Proposal giving rise to such Company Notice continues to be a Superior Proposal or (ii) that failure to make an Adverse Recommendation Change in respect of the applicable Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable Law.
(e) Nothing in this Section 6.02 or elsewhere in this Agreement shall prohibit the Company or the Company Board or any committee thereof from (i) taking and disclosing to shareholders of the Company a position or communication contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure or communication to shareholders of the Company that the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, is required by the directors’ fiduciary duties under applicable Law or otherwise by applicable Law; provided that, if any such public disclosure by the Company or the Company Board contemplated by clause (i) or (ii) above relating to a Takeover Proposal has the substantive effect of withdrawing, withholding or adversely modifying, qualifying or amending the Company Board Recommendation or approving or endorsing a Takeover Proposal and meets the requirements set forth in Section 6.02(d), such disclosure shall be deemed to be an Adverse Recommendation Change unless the Company Board reaffirms the Company Board Recommendation in such disclosure (it being understood that any “stop, look or listen” communication pursuant to Rule 14d-9(f) shall not, in and of itself, be deemed to be an Adverse Recommendation Change).
(f) As used in this Section 6.02, “group” has the meaning ascribed to it in Rule 13d-5 promulgated under the Exchange Act.
Section 6.03 Preparation of the Proxy Statement; Shareholders Meeting.
(a) As promptly as reasonably practicable after the execution of this Agreement, the Company (with the assistance and cooperation of Parent as reasonably requested by the Company) shall prepare the Proxy Statement and file it with the SEC. Subject to Section 6.02, the Company Board shall make the Company Board Recommendation to the holders of Company Shares and shall include such recommendation in the Proxy Statement. Parent shall provide to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. Each of the Company, Parent and Merger Sub shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent such information shall have become false or misleading in any material respect. Each of the Company and Parent shall notify the other promptly in writing after the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply the other with copies of all written correspondence between such party or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. Each of the Company and Parent shall use their respective reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC, and the Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to its shareholders as promptly as reasonably practicable after the resolution of any such comments. Prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to the holders of Company Shares, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and to propose comments on such document or response, which the Company shall consider in good faith.
(b) Subject to Section 6.03(a), the Company shall take all necessary actions in accordance with applicable Law, the Company Organizational Documents and the rules of the New York Stock Exchange and the Bermuda Stock Exchange, to duly call, give notice of, convene and hold a meeting of its shareholders (including any adjournment, recess, reconvening or postponement thereof, the “Company Shareholders Meeting”) for the purpose of obtaining the Company Shareholder Approval, as soon as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement. Subject to Section 6.02, the Company shall use its reasonable best efforts to obtain the Company Shareholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Company may, with Parent’s consent (such consent not to be unreasonably withheld, conditioned or delayed), adjourn, recess, reconvene or postpone the Company Shareholders Meeting if  (x) the Company reasonably believes that (i) such adjournment, recess, reconvening or postponement is necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the holders of Company Shares within a reasonable amount of time in advance of the Company Shareholders Meeting, (ii) after consultation with Parent, as of the time for which the Company Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement), (A) there will be an insufficient number of Company Shares present (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting or (B) there will be an insufficient number of proxies to obtain the Company Shareholder Approval or (iii) such adjournment, recess, reconvening or postponement is required by Law or a court or other Governmental Authority of competent jurisdiction in connection with any Actions in connection with this Agreement or the Transactions or has been requested by the SEC or its staff or (y) Parent requests such adjournment, recess, reconvention or postponement. The Company shall keep Parent updated with reasonable frequency with respect to proxy solicitation results.
(c) Notwithstanding any Adverse Recommendation Change, unless this Agreement has been validly terminated in accordance with Article VIII, (i) the Company shall hold the Company Shareholders Meeting for the purpose of obtaining approval of the Company Bye-Law Amendment and obtaining the Company Shareholder Approval, and nothing contained herein shall relieve the Company of such obligation and (ii) the Proxy Statement and any and all accompanying materials may include appropriate disclosure with respect to such Adverse Recommendation Change if and to the extent the Company Board determines after consultation with outside legal counsel that the failure to include such disclosure would be inconsistent with its fiduciary duties under applicable Laws or otherwise required by applicable Law.
Section 6.04 Reasonable Best Efforts.
(a) Upon the terms and subject to the conditions set forth in this Agreement, each of Parent, Merger Sub and the Company shall, and shall cause their respective Affiliates to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions to Closing applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other Transactions, including (i) using reasonable best efforts to obtain all necessary, proper or advisable Consents from Governmental Authorities and making all necessary, proper or advisable registrations, filings and notices and using reasonable best efforts to take all steps as may be necessary to obtain such Consents from any Governmental Authority (including under Insurance Laws and the HSR Act) and (ii) executing and delivering any additional agreements, documents or instruments necessary, proper or advisable to consummate the Transactions, and to fully carry out the purposes of, this Agreement.
(b) Without limiting the foregoing and subject to Section 6.04(e) and Section 6.04(f), each party hereto shall, and shall cause its Affiliates to, use reasonable best efforts to take any and all actions necessary to avoid each and every impediment under any applicable Law that may be asserted by, or judgment, decree and order that may be entered with, any Governmental Authority with respect to this Agreement, the Merger or any other Transaction so as to enable the Closing to occur, in the most expeditious manner reasonably practicable, including using reasonable best efforts to take any of the foregoing actions requested by any Governmental Authority, or necessary, proper or advisable to (i) obtain all Consents of Governmental Authorities necessary, proper or advisable to consummate the Transactions and secure the expiration or termination of any applicable waiting period under the HSR Act, (ii) resolve any objections that may be asserted by any Governmental Authority with respect to the Merger or any other transaction contemplated hereby and (iii) prevent the entry of, and have vacated, lifted, reversed or overturned, any judgment, decree or order of Governmental Authorities that would prevent, prohibit, restrict or delay the consummation of the Merger or any other Transaction contemplated hereby.
(c) In furtherance of and without limiting the foregoing, (i) Parent shall file a “Form A” Acquisition of Control with the Insurance Commissioner of the State of Delaware, the Insurance Commissioner of the State of Texas and the Insurance Commissioner of the State of Louisiana and a Section 1506 filing with the Superintendent of Financial Services of the State of New York within thirty (30) days after the date hereof, (ii) Parent shall file any pre-acquisition notifications on “Form E” or similar market share notifications to be filed in each jurisdiction where required by applicable Insurance Laws within thirty (30) days after the date hereof, (iii) each of Parent and the Company shall file a notification and report form pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the Transactions and requesting early termination of the waiting period under the HSR Act, within thirty (30) days after the date hereof, (iv) Parent shall file applications with the Bermuda Monetary Authority, within thirty (30) days after the date hereof, (v) Parent shall file a notification under section 178 of the Financial Services and Markets Act 2000 to the Prudential Regulation Authority and the Financial Conduct Authority, within thirty (30) days after the date hereof, (vi) Parent shall file a notification under section 43 of the Lloyd’s Underwriting Agents Bye-Law and section 12 of the Lloyd’s Membership Byelaw to Lloyd’s, within thirty (30) days after the date hereof, (vii) Parent or the Company, as applicable, shall make any other necessary, proper or advisable registrations, filings and notices under non-U.S. Insurance Laws within sixty (60) days after the date hereof, (viii) Parent or the Company, as applicable, shall make any necessary, proper or advisable registrations, draft filings and notices under non-U.S. Antitrust Laws within forty-five (45) days after the date hereof and (ix) Parent or the Company, as applicable, shall make any other necessary, proper or advisable registrations, filings and notices within sixty (60) days after the date hereof. All filing fees payable in connection with the foregoing shall be borne by Parent.
(d) Each of the Company, Parent and Merger Sub shall consult with one another with respect to the obtaining of all Consents of Governmental Authorities necessary, proper or advisable to consummate the Transactions and each of the Company, Parent and Merger Sub shall keep the others reasonably apprised on a prompt basis of the status of matters relating to such Consents. Parent and the Company shall have the right to review in advance and, to the extent practicable, and subject to any restrictions under applicable Law, each shall consult the other on, any filing made with, or written materials submitted to, any Governmental Authority in connection with the Transactions and each party agrees to in good faith consider and reasonably accept comments of the other parties thereon. Parent and the Company shall promptly furnish to each other copies of all such filings and written materials after their filing or submission, in each case subject to applicable Laws. Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Authority whose Consent is required to consummate the Transactions, including promptly furnishing each other copies of any written or electronic communication, and shall promptly advise each other when any such communication causes such party to believe that there is a reasonable likelihood that any such Consent will not be obtained or that the receipt of any such Consent will be materially delayed or conditioned. Parent, Merger Sub and the Company shall not, and shall cause their respective Affiliates not to, permit any of their respective Representatives to participate in any live or telephonic meeting with any Governmental Authority (other than routine or ministerial matters) in respect of any filings, investigation or other inquiry relating to the Transactions unless it consults with the other party in advance and, to the extent permitted by applicable Law and by such Governmental Authority, gives the other party the opportunity to attend and participate in such meeting. Notwithstanding the foregoing or anything else contained in this Agreement, no party shall be obligated to provide information to another party if such party determines, in its reasonable judgment, that (i) doing so would violate applicable Law or a Contract, agreement or obligation of confidentiality owing to a third party, jeopardize the protection of an attorney-client privilege or expose such party to risk of liability for disclosure of sensitive or personal information (it being understood that the parties shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to enable such information to be furnished or made available to the requesting party or its Representatives without so jeopardizing privilege or protection, incurring liability or contravening applicable Law or Contract, agreement or obligation, including by entering into a customary joint defense agreement or common interest agreement with the requesting party to the extent such an agreement would preserve the applicable privilege or protection) or (ii) such information is not directly related to the Transactions. For the avoidance of doubt, this Section 6.04(d) (except for the immediately preceding sentence) shall not apply with respect to Tax matters.
(e) Notwithstanding anything to the contrary contained in this Agreement, in no event shall a party or any of such party’s Affiliates be required by a Governmental Authority to agree to take, or enter into any action, which action is not conditioned upon the Closing.
(f) Notwithstanding anything to the contrary contained in this Agreement, in no event shall Parent or any of its Affiliates be required to (and in no event shall the Company or any Subsidiary of the Company agree to without the prior written consent of Parent) take any action, including entering into any consent decree, hold separate order or other arrangement, or to permit or suffer to exist any material restriction, condition, limitation or requirement that (when taken together with all other such actions, restrictions, conditions, limitations and requirements) would have, or would reasonably be expected to have, a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of  (i) the Company and its Subsidiaries, taken as a whole, or (ii) Parent and its Subsidiaries, taken as a whole (provided that for purposes of determining the foregoing clause (ii), the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, shall be deemed to be of the same scale as those of the Company and its Subsidiaries, taken as a whole) (any such action, restriction, condition, limitation or requirement, individually or together with all other such other actions, restrictions, conditions, limitations or requirements, a “Parent Burdensome Condition”).
Section 6.05 Transfer Taxes.   Subject to Section 3.02, all share transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (“Transfer Taxes”) incurred in connection with the Transactions shall be paid by Parent or the Surviving Company, and, prior to the Effective Time, the Company shall cooperate with Parent in preparing, executing and filing any applicable Tax Returns with respect to such Transfer Taxes.
Section 6.06 Public Announcements.   Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and give each other reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and shall not (and shall not cause or permit their respective Subsidiaries or Representatives to) issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or the rules and regulations of any national securities exchange or national securities quotation system and except for as otherwise explicitly provided in Section 6.02. The parties agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in the form heretofore agreed to by the parties. The Company shall not make any internal announcements or other communications to its employees, customers, brokers or reinsurance providers with respect to this Agreement or the Transactions without Parent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Parent and the Company may make any oral or written public or internal announcements, releases or statements without complying with the foregoing requirements if the substance of such announcements, releases or statements, was publicly or internally disclosed and previously subject to the foregoing requirements.
Section 6.07 Access to Information.   Subject to applicable Law, upon reasonable notice, the Company shall afford to Parent and Parent’s Representatives reasonable access during normal business hours to the Company’s officers, employees, agents, properties, books, Contracts and records and the Company shall furnish promptly to Parent and Parent’s Representatives such information concerning its business, personnel, assets, liabilities and properties as Parent may reasonably request; provided that Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company; provided further, however, that the Company shall not be obligated to provide such access or information if the Company determines, in its reasonable judgment, that doing so could violate applicable Law or a Contract or obligation of confidentiality owing to a third party, waive the protection of an attorney-client privilege or other legal privilege or expose the Company to risk of liability for disclosure of sensitive or personal information. Without limiting the foregoing, in the event that the Company does not provide access or information in reliance on the immediately preceding sentence, it shall provide notice to Parent that it is withholding such access or information and the basis for such withholding and shall use its commercially reasonable efforts to enable such information to be furnished or made available to the requesting party or its Representatives without so jeopardizing privilege or protection, incurring liability or contravening applicable Law or Contract, agreement or obligation, including by entering into a customary joint defense agreement or common interest agreement with the requesting party to the extent such an agreement would preserve the applicable privilege or protection). All requests for information made pursuant to this Section 6.07 shall be directed to the Person designated by the Company.
Section 6.08 Indemnification and Insurance.
(a) From and after the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, (i) indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company, a Subsidiary of the Company or any other Person in which the Company or any of its Subsidiaries owns any equity interests at the request of the Company (each, together with such Person’s heirs, executors and administrators, an “Indemnitee” and, collectively, the “Indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any Action (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an Indemnitee is or was a director or officer of the Company or such Subsidiary or (B) acts or omissions by an Indemnitee in the Indemnitee’s capacity as a director, officer, employee or agent of the Company or such Subsidiary or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)), in each case under clause (A) or (B), at, or at any time prior to, the Effective Time (including any Action relating in whole or in part to the Transactions or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnitee), to the fullest extent permitted under applicable Law; provided that no Indemnitee shall be indemnified against any liability which by virtue of any rule of law attaches to such Indemnitee in respect of any fraud or dishonesty of which such Indemnitee is guilty in relation to the Company as finally determined by the Supreme Court of Bermuda; and (ii) assume all obligations of the Company and such Subsidiaries to the Indemnitees in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in the Company Organizational Documents and the Organizational Documents of such Subsidiaries as in effect on the date of this Agreement or in any agreement in existence as of the date of this Agreement providing for indemnification between the Company and any Indemnitee. Without limiting the foregoing, Parent, from and after the Effective Time, shall cause, to the fullest extent permitted under applicable Law, the memorandum of association and bye-laws of the Surviving Company to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities of directors and officers and indemnification than are set forth as of the date of this Agreement in the Company Organizational Documents, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees. In addition, from the Effective Time, Parent shall, and shall cause the Surviving Company to, advance any expenses (including fees and expenses of legal counsel) of any Indemnitee under this Section 6.08 (including in connection with enforcing the indemnity and other obligations referred to in this Section 6.08) as incurred to the fullest extent permitted under applicable Law; provided that the individual to whom expenses are advanced provides an undertaking to repay such advances if it shall be finally determined by a court of competent jurisdiction that such Person is not entitled to be indemnified pursuant to this Section 6.08(a).
(b) None of Parent or the Surviving Company shall settle, compromise or consent to the entry of any judgment in any threatened or actual Action, litigation, claim or proceeding relating to any acts or omissions covered under this Section 6.08 (each, a “Claim”) for which indemnification has been sought by an Indemnitee hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such Claim or such Indemnitee otherwise consents in writing to such settlement, compromise or consent. Each of Parent, the Surviving Company and the Indemnitees shall cooperate in the defense of any Claim and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.
(c) For the six-year period commencing immediately after the Effective Time, the Surviving Company shall maintain in effect the current directors’ and officers’ liability insurance of the Company and its Subsidiaries covering acts or omissions occurring at or prior to the Effective Time with respect to those individuals who are currently (and any additional individuals who prior to the Effective Time become) covered by the directors’ and officers’ liability insurance policies of the Company and its Subsidiaries on terms and scope with respect to such coverage, and in amount, no less favorable to such individuals than those of such policies in effect on the date of this Agreement (or Parent may substitute therefor policies, issued by reputable insurers, of at least the same coverage with respect to matters existing or occurring prior to the Effective Time, including a “tail” policy); provided, however, that, if the annual premium for such insurance shall exceed 300% of the current annual premium (such 300% threshold, the “Maximum Premium”), then Parent shall provide or cause to be provided a policy for the applicable individuals with the best coverage as shall then be available at an annual premium not in excess of the Maximum Premium. The Company may prior to the Effective Time purchase, for an aggregate amount not to exceed the aggregate Maximum Premium for six (6) years, a six-year prepaid “tail” policy on terms and conditions providing at least substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries with respect to matters existing or occurring prior to the Effective Time, including the Transactions. If such prepaid “tail” policy has been obtained by the Company, it shall be deemed to satisfy all obligations to obtain insurance pursuant to this Section 6.08(c) and the Surviving Company shall use its reasonable best efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.
(d) The provisions of this Section 6.08 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her Representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Organizational Documents, by Contract or otherwise. The obligations of Parent and the Surviving Company under this Section 6.08 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 6.08 applies unless (x) such termination or modification is required by applicable Law or (y) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 6.08 applies shall be third party beneficiaries of this Section 6.08).
(e) In the event that Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates or amalgamates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation, amalgamation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company shall assume all of the obligations thereof set forth in this Section 6.08.
(f) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.08 is not prior to or in substitution for any such claims under such policies.
Section 6.09 Rule 16b-3.   Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.10 Employee Matters.
(a) From and after the Effective Time through the end of the calendar year following the year in which the Effective Time occurs (the “Continuation Period”), Parent shall provide, or shall cause the Surviving Company to provide, each individual who is employed by the Company or any of its Subsidiaries immediately prior to the Effective Time (each, a “Company Employee”) with (i) a base salary or wage rate that is no less than that provided to such Company Employee by the Company and any of its Subsidiaries immediately prior to the Effective Time, (ii) target annual plus target long-term incentive compensation opportunity that is substantially similar, in the aggregate, to the target annual incentive compensation plus target long-term incentive compensation opportunity provided to such Company Employee by the Company and any of its Subsidiaries immediately prior to the Effective Time (excluding for all purposes any special, one-time or transaction-based compensation opportunities), it being understood that the form of such incentives shall be in Parent’s discretion, and (iii) other compensation and employee benefits that are no less favorable, in the aggregate, than those provided to such Company Employee by the Company or any of its Subsidiaries immediately prior to the Effective Time (excluding annual and long-term incentives, special, one-time or transaction-based compensation and benefits). Without limiting the generality of the foregoing, Parent shall provide, or shall cause the Surviving Company to provide, each Company Employee who experiences a termination of employment (or has been given notice of a termination of employment) from Parent, the Surviving Company or any of their respective Affiliates during the Continuation Period with severance benefits that are no less favorable, in the aggregate, than those that would have been provided to such Company Employee by the Company or any of its Subsidiaries had such termination occurred prior to the Effective Time.
(b) Without limiting the generality of Section 6.10(a), from and after the Effective Time, Parent shall, or shall cause the Surviving Company to honor and continue all of the Company’s employment, severance, retention, termination and change-in-control plans, policies, programs, agreements and arrangements maintained by the Company or any of its Subsidiaries as set forth in Section 6.10(b) of the Company Disclosure Letter, in each case, as in effect at the Effective Time, including with respect to any payments, benefits or rights arising as a result of the Transactions (either alone or in combination with any other event), subject, in each case, to the terms and conditions of such arrangements.
(c) With respect to all employee benefit plans of the Surviving Company and its Subsidiaries, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (including any paid time off and severance plans) in which Company Employees are eligible to participate following the Effective Time (the “New Benefit Plans”), for purposes of determining eligibility to participate, level of benefits and vesting, each Company Employee’s service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer was recognized by the Company or such Subsidiary) shall be treated as service with the Surviving Company or any of its Subsidiaries (or in the case of a transfer of all or substantially all the assets and business of the Surviving Company, its successors and assigns); provided, however, that for the avoidance of doubt such service need not be recognized for purposes of any retiree health or welfare arrangements, any frozen benefit plan, benefit accrual under any defined benefit pension plan or to the extent that such recognition would result in any duplication of benefits for the same period of service.
(d) Without limiting the generality of Section 6.10(a), Parent shall, or shall cause the Surviving Company to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any New Benefit Plan that is a welfare benefit plan in which Company Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Plan immediately prior to the Effective Time. With respect to such New Benefit Plans, Parent shall, or shall cause the Surviving Company to, recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each Company Employee (and his or her eligible dependents) prior to the Effective Time during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time.
(e) For the avoidance of doubt, for purposes of any Company Plan containing a definition of  “change in control” or “change of control” (or term of similar import) that relates to the Company, the occurrence of the Closing shall be deemed to constitute a “change in control” or “change of control” (or such term of similar import) of the Company under such Company Plan.
(f) With respect to any Company Employee whose principal place of employment is outside of the United States, Parent’s obligations under this Section 6.10 shall be modified to the extent necessary to comply with applicable Law of the foreign countries and political subdivisions thereof in which such Company Employee primarily performs his duties.
(g) Except as otherwise agreed by Parent and the holder thereof, subject to Section 3.02(g), each restricted cash unit award in respect of Company Shares (a “Company RCU Award”) that is outstanding immediately prior to the Effective Time shall, to the extent not vested, become fully vested, and shall be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of  (i) the Merger Consideration and (ii) the number of Company Shares in respect of the Company RCU Award. The Company RCU Award shall be paid in accordance with Section 3.04.
(h) Parent shall honor, in accordance with its terms each deferred cash award (each, a “Company DC Award”) that is outstanding immediately prior to the Effective Time and the obligations thereunder, including any rights arising as a result of the transactions contemplated hereby (either alone or in combination with any other event, including termination of employment); provided, that if a Company Employee experiences an Involuntary Termination within the two-year period immediately following the Effective Time, such Company Employee shall receive a lump sum cash payment in the amount of his or her outstanding Company DC Awards no later than thirty (30) days following such Involuntary Termination (or, to the extent such payment would cause an impermissible acceleration event under Section 409A, such amounts will be paid at the earliest time such payment would not cause an impermissible acceleration event under Section 409A).
(i) In the event that the Effective Time occurs prior to the Company paying annual incentives in respect of its 2018 fiscal year, the Company shall pay to each eligible participant (each, a “Company Eligible Participant”) in a Company Plan that is an annual incentive plan (“2018 AIP”) a cash bonus in respect of calendar year 2018 in an amount equal to the cash bonus amount payable under the applicable Company Plan based on the actual level of achievement of the applicable performance criteria, as determined by the Surviving Company’s management team in consultation with Parent; provided, however, that at the conclusion of 2018, the 2018 AIP pool shall be funded at the greater of the target level of performance or the actual level of performance (including, without limitation, adjustments to account for non-recurring items and any costs and expenses, in each case to the extent associated with the transactions contemplated by the Agreement) as determined by the Company (the “2018 AIP Pool”); provided, further, that the aggregate bonus payments made to all Company Eligible Participants shall be no less than the amount equal to the 2018 AIP Pool. If a Company Employee experiences a Qualifying Termination following the Effective Time and prior to the payment of the bonus (the “2018 Bonus Amount”), such Company Employee shall receive a lump sum cash bonus equal to such Company’s Employee’s 2018 Bonus Amount multiplied by a fraction, the numerator of which is the number of days from and including January 1, 2018 through and including the date of such Company Employee’s termination of employment, and the denominator of which is 365; provided, however, (1) if the Qualifying Termination occurs during the fourth calendar quarter of 2018, then the annual bonus shall not be prorated and shall paid in full and (2) any annual bonus paid pursuant to this sentence shall not be duplicative of any annual bonus otherwise payable to the applicable Company Eligible Participant in connection with such Qualifying Termination pursuant to any Company Plan. Such bonus amounts shall be paid, less any required withholding Taxes, on or about the date on which the Company would normally pay annual bonuses in the first calendar quarter of 2019 and in no event later than March 15, 2019 (or such later date in accordance with applicable Law).
For purposes of this Section 6.10(i),
“Qualifying Cause” has the meaning of  “cause” set forth in the Company Eligible Participant’s employment agreement or the Company’s Executive Severance Benefit Plan (if the Company Eligible Participant is a participant); otherwise, Qualifying Cause means (a) the conviction of the Company Eligible Participant of a felony involving moral turpitude or dishonesty, (b) the Company Eligible Participant, in carrying out his or her duties for the Employer, has been guilty of  (i) gross neglect or (ii) willful misconduct; provided, however, that any act or failure to act by the Company Eligible Participant shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by the Company Eligible Participant in good faith and in a manner reasonably believed to be in the overall best interests of the Employer, (c) the Company Eligible Participant’s continued willful refusal to obey any appropriate policy or requirement duly adopted by the Employer and the continuance of such refusal after receipt of notice or (d) the Company Eligible Participant’s sustained failure to perform the essential duties of the Company Eligible Participant’s role after receipt of notice. The determination of whether the Company Eligible Participant acted in good faith and that he or she reasonably believed his or her action to be in the Employer’s overall best interest will be in the reasonable judgment of the Employer.
“Qualifying Good Reason” has the meaning of  “good reason” set forth in the Company Eligible Participant’s employment agreement or the Company’s Executive Severance Benefit Plan (if the Company Eligible Participant is a participant); otherwise, Qualifying Good Reason means, unless done with the prior written consent of the Company Eligible Participant, where notice of termination is provided as described below (a) a material reduction in the Company Eligible Participant’s annual base salary or target annual bonus or (b) the Employer requiring the Company Eligible Participant’s primary office to be more than fifty (50) miles from its then current location but only if the new office is also more than fifty (50) miles from the Company Eligible Participant’s principal residence; provided that the Company Eligible Participant must provide written notice of his or her intention to terminate employment for Qualifying Good Reason to the Employer within sixty (60) days of having actual knowledge of the events giving rise to such Qualifying Good Reason, which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination for Qualifying Good Reason, the Employer shall have thirty (30) days from its receipt of such notice to remedy the condition, in which case Qualifying Good Reason shall no longer exist with regard to such condition, and any date of termination for Qualifying Good Reason shall not be more than one hundred and eighty (180) days after the Qualifying Good Reason event occurs. Notwithstanding the foregoing, in no event shall Qualifying Good Reason exist solely as a result of the Company ceasing to be an independent publicly held company (including as a result of a diminution of the applicable Company Eligible Participant’s authorities, duties, responsibilities or line of reporting as a result thereof), unless such Company Eligible Participant has a contractual right to such treatment with respect to his or her 2018 Bonus Amount as of the date hereof pursuant to an employment agreement or as a participant in the Company’s Executive Severance Benefit Plan.
“Qualifying Termination” means the termination of a Company Employee’s employment by the Employer without Qualifying Cause or by such Company Employee for Qualifying Good Reason.
(j) The provisions of this Section 6.10 are solely for the benefit of the parties to this Agreement, and no provision of this Section 6.10 is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise and, except as otherwise explicitly provided for in this Agreement, no current or former employee or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of this Agreement or have the right to enforce the provisions hereof. Nothing contained in this Agreement is intended to prevent Parent, the Surviving Company or any of their Affiliates from, after the Effective Time, (i) amending or terminating any of their benefit plans in accordance with their terms or (ii) terminating the employment of any Company Employee.
Section 6.11 Notification of Certain Matters; Shareholder Litigation.   During the period from the date of this Agreement through the earlier of the Closing and the termination of this Agreement, Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of any

Actions commenced or, to such party’s Knowledge, threatened against such party which relates to this Agreement, the Statutory Merger Agreement or the Transactions. Subject to applicable Law, each party shall give the other party the opportunity to participate, at such other party’s sole cost and expense, in the defense and settlement of any litigation by any shareholder of the Company against the first party or its directors relating to this Agreement, the Statutory Merger Agreement or the Transactions, and no such settlement shall be agreed to without such other party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
Section 6.12 Merger Sub Shareholder Approval.   Immediately following the execution of this Agreement, Parent shall execute and deliver, in accordance with Section 106 of the Bermuda Companies Act and in its capacity as the sole shareholder of Merger Sub, a written consent approving this Agreement, the Statutory Merger Agreement and the Merger (the “Merger Sub Shareholder Approval”).
Section 6.13 Financing Cooperation; Existing Indebtedness.
(a) Subject to Section 6.13(c), from and after the date of this Agreement, and through the earlier of the Closing and the date on which this Agreement is terminated in accordance with Article VIII, if reasonably requested by Parent, the Company shall provide commercially reasonable cooperation to Parent and Merger Sub (including providing reasonably available financial and other information regarding the Company and its Subsidiaries for use in marketing and offering documents and to enable Parent to prepare customary pro forma financial statements) in the arrangement of any bank debt financing or any capital markets debt financing for the purposes of financing the payment of the Merger Consideration and any other amounts required to be paid in connection with the consummation of the Transactions (collectively, the “Debt Financing”); provided, however, that no obligation of the Company or any of its Subsidiaries under any definitive documentation relating to such Debt Financing shall be effective prior to the Closing and any such obligations shall terminate without liability to the Company or any of its Subsidiaries upon the termination of this Agreement.
(b) Subject to Section 6.13(c), from and after the date of this Agreement, and through the earlier of the Closing and the date on which this Agreement is terminated in accordance with Article VIII, if reasonably requested by Parent, the Company shall provide commercially reasonable cooperation to Parent and Merger Sub in taking such actions as are necessary, proper or advisable under (x) the indentures listed in item (iii) of Section 4.16 of the Company Disclosure Letter and (y) the credit agreements listed in Section 4.03(c) of the Company Disclosure Letter (collectively, “Existing Debt Documents”) in respect of the Transactions, including delivering or causing a Subsidiary to deliver any such notices, agreements, documents or instruments necessary, proper or advisable to comply with the terms thereof, including the delivery of any officer certificates and opinions of counsel required to be delivered thereunder in connection with the Transactions. If and to the extent reasonably requested by Parent in writing, the Company shall provide commercially reasonable cooperation to Parent and Merger Sub in either (A) arranging for the termination of Existing Debt Documents (and the related repayment or redemption thereof, or, with respect to outstanding letters of credit, the cash collateralization thereof or the providing of  “backstop” letters of credit with respect thereto) at the Closing (or such other date thereafter as agreed to by Parent and the Company), which repayment, redemption, cash collateralization or providing of “backstop” letters of credit shall be the sole responsibility of Parent, and the procurement of customary payoff letters and other customary release documentation in connection therewith or (B) obtaining any consents required under any Existing Debt Documents to permit the consummation of the Transactions thereunder and obtaining any amendments to or other consents under the Existing Debt Documents as may be reasonably requested by Parent, and in each case, if reasonably requested by Parent, the Company shall, and shall cause its Subsidiaries to, execute and deliver such customary notices, agreements, documents or instruments necessary in connection therewith.
(c) Notwithstanding anything in this Section 6.13 to the contrary, in no event shall the Company be required in connection with its obligations under this Section 6.13 to (i) incur or agree to incur any out-of-pocket expenses unless they are promptly reimbursed by Parent, (ii) incur or agree to incur any commitment, tender, consent, amendment fee or any fee similar to any of the foregoing unless Parent provides the funding to the Company therefor, (iii) amend or agree to amend any Existing Debt Document, which amendment is not conditioned on the Closing, (iv) incur any liability in connection therewith prior to the Closing Date unless contingent upon the occurrence of the Closing, (v) take any actions that would unreasonably interfere with or unreasonably disrupt the normal operations and management of the Company and its Subsidiaries, (vi) take any actions that the Company reasonably believes could (A) violate its or its Subsidiaries’ certificate of incorporation or bye-laws (or comparable documents), (B) violate any applicable Law, (C) constitute a default or violation under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or its Subsidiaries or to a loss of any benefit to which the Company or its Subsidiaries is entitled under any provision of, any Contract, or (D) result in the creation or imposition of any Lien on any asset of the Company or its Subsidiaries, (vii) waive or amend any terms of this Agreement, (viii) take any action that could reasonably be expected to cause any representation or warranty or covenant contained in this Agreement to be breached or to cause any condition to the Closing set forth in Article VII to fail to be satisfied or otherwise cause any breach of this Agreement, (ix) provide access to or disclose information that the Company determines would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries, (x) fund any repayment, redemption, cash collateralization or provide any “backstop” letters of credit prior to the Closing or (xi) result in any of the Company’s or any of its Subsidiaries’ Representatives incurring any personal liability with respect to any matters relating to this Section 6.13.
(d) Parent shall defend, indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from, against and in respect of any and all claims, liabilities, losses, damages, judgments, fines, penalties, costs and expenses (including fees of legal counsel) resulting from or incurred in connection with the cooperation required pursuant to this Section 6.13 or any information utilized in connection therewith. Notwithstanding this Section 6.13 or anything in this Agreement to the contrary, each of the parties hereto agrees that it is not a condition to the Closing that the Debt Financing, payoff letters, consents, amendments or other related or similar actions described in this section be obtained.
Section 6.14 Catastrophe Losses. Following the date of this Agreement, (a) Parent and the Company agree to discuss in good faith, from time to time, the purchase of additional ceded reinsurance or other risk mitigation structures (“Catastrophe Protection”) for the Company and its Subsidiaries, and the Company agrees to give due consideration to any views and concerns identified by Parent and its Representatives and (b) the Company will implement Catastrophe Protection as set forth in Section 6.14 of the Company Disclosure Letter, assuming the availability of such Catastrophe Protection on commercially reasonable terms acceptable to Parent. In the event that this Agreement terminates other than pursuant to Section 8.01(b)(iii), Section 8.01(c) or Section 8.01(d)(ii), then Parent shall reimburse the Company for all net costs (including premiums ceded and net recoveries) incurred by the Company and its Subsidiaries in connection with the purchase of such Catastrophe Protection.
ARTICLE VII

CONDITIONS PRECEDENT
Section 7.01 Conditions to Each Party’s Obligation To Effect the Merger.   The respective obligations of the Company, Parent and Merger Sub to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a) Company Shareholder Approval.   The Company Shareholder Approval shall have been obtained.
(b) Other Approvals.   (i) Any waiting period (or extension thereof) applicable to the Transactions under the HSR Act shall have been terminated or shall have expired and (ii) the Consents of, or declarations, notifications or filings with, and the other terminations or expirations of waiting periods required from, the Governmental Authorities set forth in Schedule I shall have been filed, have occurred or been obtained (with respect to Parent’s and Merger Sub’s obligations only, without imposition of a Parent Burdensome Condition) and, if applicable, shall be in full force and effect (collectively, the “Required Regulatory Approvals”).
(c) No Injunctions or Restraints.   No injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (in each case, if with respect to any Antitrust Laws or Insurance Laws, solely with respect to the Required Regulatory Approvals) (collectively, “Restraints”) shall be in effect enjoining, restraining or otherwise making illegal or prohibiting consummation of the Merger.

Section 7.02 Conditions to Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a) Representations and Warranties.   The representations and warranties of the Company (i) set forth in Section 4.06(b) shall be true and correct in all respects as of the Closing Date with the same effect as though made as of the Closing Date, (ii) set forth in Section 4.02(a), Section 4.02(b), Section 4.03(a), Section 4.03(b), Section 4.03(d), Section 4.14 and Section 4.25 shall be true and correct in all material respects as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) set forth in this Agreement, other than those Sections specifically identified in clauses (i) or (ii) of this Section 7.02(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct has not had and would not, individually or in the aggregate, constitute a Material Adverse Effect. Parent shall have received a certificate dated as of the Closing Date signed on behalf of the Company by an executive officer of the Company to such effect.
(b) Obligations and Agreements.   The Company shall have performed or complied in all material respects with the obligations and agreements required to be performed or complied with by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate dated as of the Closing Date signed on behalf of the Company by an executive officer of the Company to such effect.
Section 7.03 Conditions to Obligations of the Company.   The obligations of the Company to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a) Representations and Warranties.   The representations and warranties of Parent and Merger Sub (i) set forth in Section 5.02(a), Section 5.02(b), Section 5.02(d) and Section 5.10 shall be true and correct in all material respects as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) set forth in this Agreement, other than those Sections specifically identified in clause (i) of this Section 7.03(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure to be true and correct has not had and would not, individually or in the aggregate, constitute a Parent Material Adverse Effect. The Company shall have received a certificate dated as of the Closing Date signed on behalf of Parent and Merger Sub by an executive officer of Parent to such effect.
(b) Obligations and Agreements.   Parent and Merger Sub shall have performed or complied in all material respects with the obligations and agreements required to be performed or complied with by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate dated as of the Closing Date signed on behalf of Parent and Merger Sub by an executive officer of Parent to such effect.
Section 7.04 Frustration of Closing Conditions.   The Company may not rely on the failure of any condition set forth in Section 7.01 or Section 7.03 to be satisfied if the failure of the Company to perform in all material respects any of its obligations under this Agreement, including to use its reasonable best efforts to consummate the Transactions as required by and subject to the terms and conditions of this Agreement, was a principal cause of or resulted in the failure of such condition to be satisfied. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 7.01 or Section 7.02 to be satisfied if the failure of Parent or Merger Sub to perform in all material respects any of its obligations under this Agreement, including to use its reasonable best efforts to consummate the Transactions as required by and subject to the terms and conditions of this Agreement, was a principal cause of or resulted in the failure of such condition to be satisfied.

ARTICLE VIII

TERMINATION
Section 8.01 Termination.   This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval (except as otherwise expressly noted):
(a) by the mutual written consent of the Company and Parent duly authorized by each of the Company Board and the Parent Board;
(b) by either of the Company or Parent:
(i) if the Merger shall not have been consummated on or prior to December 5, 2018 (as such date may be extended pursuant to the first proviso to this Section 8.01(b)(i) and, if applicable, Section 9.08, the “Walk-Away Date”); provided, however, that if on such date the condition precedent to the consummation of the Merger and the other Transactions set forth in Section 7.01(b) shall not have been satisfied but all other conditions precedent to the consummation of the Merger and the other Transactions have been satisfied (or, in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied on that date), then the Walk-Away Date shall automatically be extended to March 5, 2019; provided, further, that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party if the breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement, including its failure to use its reasonable best efforts to consummate the Transactions as required by and subject to the terms and conditions of this Agreement, has been a principal cause of or resulted in the failure of the Merger to be consummated on or prior to such date (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso);
(ii) if any Restraint having the effect set forth in Section 7.01(c) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall have performed in all material respects its obligations under this Agreement, including to use its reasonable best efforts to prevent the entry of and to remove such Restraint in accordance with its obligations under this Agreement (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso); or
(iii) if the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the matter has been taken;
(c) by Parent:
(i) if the Company shall have breached any of its representations or warranties or failed to perform any of its obligations or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.02(a) or Section 7.02(b) and (B) is not reasonably capable of being cured prior to the Walk-Away Date or, if reasonably capable of being cured, shall not have been cured within thirty (30) days following receipt by the Company of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 8.01(c)(i) and the basis for such termination (or in any event has not been cured by the Walk-Away Date); provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(c)(i) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or
(ii) prior to receipt of the Company Shareholder Approval, if  (A) the Company Board shall have effected an Adverse Recommendation Change or (B) there shall have occurred any Willful Breach of Section 6.02 or Section 6.03 by the Company; provided, however, that Parent’s right to terminate this Agreement pursuant to Section 8.01(c)(ii)(A) shall expire ten (10) business days after the date on which such Adverse Recommendation Change is made in accordance with the terms of this Agreement; or

(d) by the Company:
(i) if Parent or Merger Sub shall have breached any of its representations or warranties or failed to perform any of its obligations or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.03(a) or Section 7.03(b) and (B) is not reasonably capable of being cured prior to the Walk-Away Date or, if reasonably capable of being cured, shall not have been cured within thirty (30) days following receipt by Parent or Merger Sub of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 8.01(d)(i) and the basis for such termination (or in any event has not been cured by the Walk-Away Date); provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(d)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or
(ii) prior to receipt of the Company Shareholder Approval, in connection with entering into a Company Acquisition Agreement in accordance with clause (ii) of the second sentence of Section 6.02(d); provided that prior to or concurrently with such termination the Company pays the amounts due under Section 8.03 in accordance with the terms thereof.
Section 8.02 Effect of Termination.   In the event of the termination of this Agreement as provided in Section 8.01, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than this Section 8.02, Section 8.03 and Article IX, the last sentence of Section 6.07 and the last sentence of Section 6.14, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub, the Company or their respective directors, officers and Affiliates, except (a) as liability may exist pursuant to the provisions specified in the immediately preceding parenthetical that survive such termination and (b) subject to Section 8.03, no such termination shall relieve any party from liability for any Willful Breach by such party of any provision of this Agreement or actual fraud by such party (which shall not include constructive fraud or similar claims).
Section 8.03 Termination Fee.
(a) In the event that:
(i) (A) this Agreement is terminated by Parent pursuant to Section 8.01(c)(i) (other than a termination because of a breach of Section 4.06(b)), (B) at any time after the date hereof and prior to the breach giving rise to Parent’s right to terminate under Section 8.01(c)(i), a Takeover Proposal shall have been publicly announced or publicly made known to the holders of Company Shares and not withdrawn at least three (3) business days prior to such breach and (C) within twelve (12) months after such termination, the Company either consummates any Takeover Proposal or enters into a definitive written agreement to consummate any Takeover Proposal and the Company thereafter consummates any Takeover Proposal (whether or not within such twelve (12) month period), the Company shall pay to Parent or its designee the Company Termination Fee by wire transfer of same-day funds within two (2) business days after the consummation of the Takeover Proposal; provided that for purposes of this Section 8.03(a)(i), the references to “20%” in the definition of Takeover Proposal shall be deemed to be references to “50%”;
(ii) (A) this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b)(iii), (B) at any time after the date hereof and prior to the Company Shareholders Meeting, a Takeover Proposal shall have been publicly announced or publicly made known to the holders of Company Shares and not publicly withdrawn at least ten (10) business days prior to the Company Shareholders Meeting and (C) within twelve (12) months after such termination, the Company either consummates any Takeover Proposal or enters into a definitive written agreement to consummate any Takeover Proposal and the Company thereafter consummates any Takeover Proposal (whether or not within such twelve (12) month period), the Company shall pay to Parent or its designee the Company Termination Fee by wire transfer of same-day funds within two (2) business days after the consummation of the Takeover Proposal; provided, however, that if the Takeover Proposal that is consummated by the Company does not involve the Person who made the Takeover Proposal described in clause (B) or an Affiliate of such Person, the amount payable under this Section 8.03(a)(ii) shall be reduced to fifty percent (50%) of the Company Termination Fee (the “Alternate Fee”); provided, further, that for purposes of this Section 8.03(a)(ii), the references to “20%” in the definition of Takeover Proposal shall be deemed to be references to “50%”;
(iii) this Agreement is terminated by the Company pursuant to Section 8.01(d)(ii), the Company shall pay the Company Termination Fee to Parent or its designee by wire transfer of same-day funds simultaneously with such termination; or
(iv) this Agreement is terminated by Parent pursuant to Section 8.01(c)(ii), the Company shall pay the Company Termination Fee to Parent or its designee by wire transfer of same-day funds within two (2) business days after such termination.
In no event shall the Company be required to pay (x) the Company Termination Fee or the Alternate Fee more than once or (y) both of the Company Termination Fee and the Alternate Fee.
(b) Each of the parties acknowledges that the agreements contained in this Section 8.03 are an integral part of the Transactions, and that without these agreements, the other parties would not enter into this Agreement; accordingly, if the Company fails to timely pay any amount due pursuant to this Section 8.03, and, in order to obtain the payment, Parent commences an Action which results in a judgment against the Company for the payment set forth in this Section 8.03, the Company shall pay Parent for its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Action, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.
ARTICLE IX

MISCELLANEOUS
Section 9.01 No Survival of Representations and Warranties.   This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article III, Section 6.08 and Section 6.10 shall survive the Effective Time. No other representations, warranties, obligations or agreements in this Agreement shall survive the Effective Time.
Section 9.02 Amendment or Supplement.
(a) At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Shareholder Approval, by written agreement of the parties, by action taken by the Parent Board and the Company Board; provided, however, that following receipt of the Company Shareholder Approval, there shall be no amendment or change to the provisions hereof which by applicable Law would require further approval by the shareholders of the Company without such approval.
(b) Notwithstanding anything to the contrary in this Agreement, the provisions in this Section 9.02(b), Section 9.06, Section 9.07(c), Section 9.09 and Section 9.14 may not be amended in a manner that is material and adverse to a Financing Source that has committed to provide or arrange Debt Financing or that has otherwise entered into Financing Documents or its Affiliates and their respective officers, directors, employees, controlling persons, agents, representatives, successors and assigns without the prior written consent of such Financing Source.
Section 9.03 Extension of Time, Waiver, Etc.   At any time prior to the Effective Time, Parent and the Company may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) subject to the requirements of applicable Law, waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing). Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
Section 9.04 Assignment.
(a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 9.04 shall be null and void.
(b) Parent may transfer all the shares of Merger Sub to another wholly owned Subsidiary of Parent identified to the Company in writing no later than twenty-five (25) days after the date of this Agreement; provided that such transfer shall be completed promptly after such Subsidiary is identified to the Company and (ii) Parent shall notify the Company promptly in writing after any such transfer.
Section 9.05 Counterparts.   This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
Section 9.06 Entire Agreement; No Third Party Beneficiaries.   This Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof. This Agreement is not intended to and shall not confer upon any Person other than the parties any rights or remedies hereunder except for (a) if the Effective Time occurs, (i) the right of the holders of Company Shares to receive the Merger Consideration payable in accordance with Article III, (ii) the right of the holders of Company Awards and the holders of Company DC Awards to receive the consideration payable in accordance with Article III, Section 6.10(g) or Section 6.10(h), as applicable, and (iii) the provisions set forth in Section 6.08 of this Agreement and (b) the right of each of the Financing Sources as an express third party beneficiary of Section 9.02(b), this Section 9.06, Section 9.07(c), Section 9.09 and Section 9.14. Notwithstanding the foregoing, the Company shall have the right to recover, through an Action brought by the Company, damages from Parent in the event of a breach of this Agreement by Parent, in which event the damages recoverable by the Company for itself and on behalf of the holders of Company Shares and Company Awards shall be determined by reference to the total amount that would have been recoverable under the circumstances of such breach by such holders if all such holders brought an action against Parent and were recognized as third party beneficiaries hereunder. The representations, warranties, covenants and agreements in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties and may, in certain instances, be qualified, limited or changed by confidential disclosure letters. Any inaccuracies in such representations or warranties or failure to perform or breach of such covenants or agreements are subject to waiver by the parties in accordance with Section 9.03 without notice or liability to any other Person. In some instances, the representations, warranties, covenants and agreements in this Agreement may represent an allocation among the parties of risk associated with particular matters regardless of the knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations, warranties, covenants and agreements in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 9.07 Governing Law; Jurisdiction.
(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that state, regardless of the laws that might otherwise govern under any applicable conflict of laws principles, except to the extent the provisions of the laws of Bermuda are mandatorily applicable to the Merger.
(b) All Actions arising out of or relating to the interpretation and enforcement of the provisions of this Agreement and in respect of the Transactions (except to the extent any such proceeding mandatorily must be brought in Bermuda) shall be heard and determined in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom. The parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Actions and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 9.07(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties. Each party agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 9.10 of this Agreement. The parties agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing contained in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
(c) Without in any way limiting any other provision relating to the Financing Sources and notwithstanding anything herein to the contrary, the parties hereto acknowledge and irrevocably agree (i) that any claim, action or proceeding, whether in law or in equity, whether in contract or tort or otherwise, brought against the Financing Sources arising out of or related to the transactions contemplated hereby, the Debt Financing or the performance of services thereunder or related thereto shall be subject to the exclusive jurisdiction of the Tribunal de Commerce de Paris and (ii) that any such claim, action or proceeding shall be governed by, and construed in accordance with, the laws of France.
Section 9.08 Specific Enforcement.   The parties agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties fail to take any action required of them hereunder to consummate this Agreement, subject to the terms and conditions of this Agreement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof  (including, for the avoidance of doubt, the right of the Company to cause the Merger to be consummated on the terms and subject to the conditions set forth in this Agreement) in the courts described in Section 9.07(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. The parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.08 shall not be required to provide any bond or other security in connection with any such order or injunction. If, prior to the Walk-Away Date (or following the Walk-Away Date if, (i) in the case of the Company, the termination right in Section 8.01(b)(i) is unavailable to Parent or (ii) in the case of Parent, the termination right in Section 8.01(b)(i) is unavailable to the Company), any party brings any action, in each case, in accordance with this Section 9.08, to enforce specifically the performance of the terms and provisions hereof by any other party, the Walk-Away Date shall automatically be extended (x) for the period during which such action is pending, plus ten (10) business days or (y) by such other time period established by the court presiding over such action, as the case may be.
Section 9.09 WAIVER OF JURY TRIAL.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING WITH RESPECT TO THE FINANCING SOURCES). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.09.
Section 9.10 Notices.   All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
If to Parent or Merger Sub, to it at:
AXA SA
21 Avenue Matignon
75008 Paris, France
Facsimile:      +33 1 40 75 59 82
Email:          helen.browne@axa.com
Attention:      Helen Browne
with copies (which shall not constitute notice) to:
Cravath, Swaine & Moore, LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Facsimile:       212-474-3700
Email:            rhall@cravath.com
Attention:       Richard Hall
Email:            gstephanakis@cravath.com
Attention:       George Stephanakis
If to the Company, to:
XL Group Ltd
O’Hara House, One Bermudiana Road
Hamilton Bermuda HM 08
Facsimile:         441-294-7307
Email:             kirstin.gould@xlcatlin.com
Attention:         Kirstin Gould
with copies (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile:         212-735-2000
Email:             todd.freed@skadden.com
Attention:         Todd E. Freed
Email:             jon.hlafter@skadden.com
Attention:         Jon A. Hlafter
or such other address, facsimile number or email address as such party may hereafter specify by like notice to the other parties. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m., Bermuda time, and such day is a business day in Bermuda. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 9.11 Severability.   If any term, condition or other provision of this Agreement is finally determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party or such party waives its rights under this Section 9.11 with respect thereto. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate to attempt to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.
Section 9.12 Fees and Expenses.   Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, this Agreement and the other Transactions shall be paid by the party incurring or required to incur such fees or expenses, except as otherwise set forth in this Agreement.
Section 9.13 Remedies.   Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party of any one remedy shall not preclude the exercise by it of any other remedy.
Section 9.14 No Recourse.   None of the Financing Sources shall have any liability or obligation to the Company or any Subsidiary of the Company relating to or arising out of this Agreement or the Debt Financing, whether at law, or equity, in contract, in tort or otherwise, and neither the Company nor any Subsidiary of the Company shall have any rights or claims against any of the Financing Sources hereunder or thereunder. For the avoidance of doubt, the foregoing shall not limit the rights of the parties to any Financing Document to enforce such Financing Document in accordance with its terms.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
XL GROUP LTD
by
/s/ Michael McGavick

Name: Michael McGavick
Title:   Chief Executive Officer
AXA SA
by
/s/ Mark Pearson

Name: Mark Pearson
Title:   Authorized Signatory
CAMELOT HOLDINGS LTD.
by
/s/ Mark Pearson

Name: Mark Pearson
Title:   Authorized Signatory
[Signature Page to Agreement and Plan of Merger]

ANNEX A-1
EXHIBIT A
Dated [•], 2018

XL GROUP LTD

and

CAMELOT HOLDINGS LTD.

and

AXA SA

STATUTORY MERGER
AGREEMENT

A-1-1

THIS MERGER AGREEMENT dated [•] is made
BETWEEN:
(1)
XL GROUP LTD, a company registered in Bermuda under number [•] as an exempted company having its registered office at [•] (the “Company”);

(2)
CAMELOT HOLDINGS LTD., a company registered in Bermuda under number [•]as an exempted company having its registered office at [•] (“Merger Sub”); and

(3)
AXA SA, a [•] under number [•] having its registered office at [•] (“Parent”).

WHEREAS:
(1)
Merger Sub is a wholly owned subsidiary of Parent.

(2)
The Company and Merger Sub have agreed to merge pursuant to Section 104H of the Companies Act (as defined below) and the Company will survive the Merger as a Bermuda exempted company on the terms hereinafter appearing.

(3)
This Agreement is the “Statutory Merger Agreement” as referred to in the Agreement and Plan of Merger (as defined below).

(4)
Pursuant to the terms of the Agreement and Plan of Merger, the shareholders of the Company have approved the Merger and this Agreement.

(5)
Pursuant to the terms of the Agreement and Plan of Merger, Parent, as the sole shareholder of Merger Sub, has approved the Merger and this Agreement.

IT IS HEREBY AGREED as follows:
1.
DEFINITIONS

1.1
Unless the context otherwise requires, the following words and expressions have the following meanings in this Agreement:

“Agreement and Plan of Merger” means the agreement and plan of merger dated as of March 5, 2018 and made among the Company (1), Merger Sub (2) and Parent (3) relating to, inter alia, the Merger;
“Companies Act” means the Companies Act 1981 (as amended) of Bermuda;
“Excluded Shares” means all Company Shares, in each case other than Exception Shares, that are (1) owned by the Company as treasury shares or owned by any direct or indirect wholly owned Subsidiary of the Company or (2) owned by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent, issued and outstanding immediately prior to the Effective Time; and
“Merger Conditions” means the conditions to the Closing set out in Article VII in the Agreement and Plan of Merger.
1.2
All capitalized terms used but not otherwise defined in this Statutory Merger Agreement have the respective meanings ascribed to such terms in the Agreement and Plan of Merger.

2.
Effectiveness of the Merger

2.1
The parties to this Agreement agree that, on the terms and subject to the conditions of this Agreement and the Agreement and Plan of Merger, pursuant to Section 104H of the Companies Act, at the Effective Time, Merger Sub shall be merged with and into the Company with the Company surviving such merger and continuing as the surviving Bermuda exempted company and Merger Sub shall cease to exist and shall be struck off the register of companies in Bermuda.

2.2
The Merger shall be conditional on:

2.2.1
the satisfaction (or, if capable of waiver, waiver in accordance with the terms of the Agreement and Plan of Merger) of each of the Merger Conditions; and

2.2.2
the issuance of the Certificate of Merger by the Registrar.

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2.3
The Merger shall become effective upon the issuance of the Certificate of Merger by the Registrar at the time and date shown on the Certificate of Merger.

3.
Name

The Surviving Company shall be named [•].
4.
Memorandum of Association

The memorandum of association of the Surviving Company shall be in the form of the memorandum of association of Merger Sub immediately prior to the Effective Time until thereafter changed or amended as provided therein or pursuant to applicable Law.
5.
Bye-laws

The bye-laws of the Surviving Company shall be in the form of the bye-laws of Merger Sub immediately prior to the Effective Time until thereafter changed or amended as provided therein or pursuant to applicable Law.
6.
Directors

6.1
The names and addresses of the persons proposed to be the inaugural directors of the Surviving Company, being the directors of Merger Sub immediately prior to the Effective Time, are as follows:

[To be inserted prior to execution]
[To be inserted prior to execution]
[To be inserted prior to execution]
6.2
Those individuals identified above shall hold office as directors of the Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, in accordance with the Companies Act and the bye-laws of the Surviving Company.

6.3
The management and supervision of the business and affairs of the Surviving Company shall be under the control of the directors of the Surviving Company from time to time subject to the provisions of the Companies Act and the bye-laws of the Surviving Company.

7.
Effect of Merger on Share Capital of Merger Sub

At the Effective Time, by virtue of the occurrence of the Merger, and without any action on the part of the Company, Parent, Merger Sub or any holder of any share of the Company or Merger Sub, each Merger Sub Share issued and outstanding immediately prior to the Effective Time shall be converted into and become one duly authorized, validly issued, fully paid and non-assessable common share, par value $0.01 per common share, of the Surviving Company.
8.
Effect of Merger on Share Capital of the Company

8.1
At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of any shares of the Company or Merger Sub:

8.1.1
each Excluded Share shall automatically be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor; and

8.1.2
subject to clause 8.2, each other Company Share issued and outstanding immediately prior to the Effective Time shall automatically be canceled and converted into and shall thereafter represent the right to receive the Merger Consideration on the terms and subject to the conditions of the Agreement and Plan of Merger, and all such Company Shares shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of a Certificate or Book-Entry Share shall cease to have any rights with respect thereto,

A-1-3

except the right to receive the Merger Consideration pertaining to the Company Shares represented thereby to be paid in consideration therefor in accordance with the terms and subject to the conditions of the Agreement and Plan of Merger and, in each case, without interest.
8.2
At the Effective Time, each Dissenting Share shall automatically be canceled and, unless otherwise required by any applicable Law, converted into the right to receive, the Merger Consideration and any holder of Dissenting Shares shall, in the event that the Appraised Fair Value is greater than the Merger Consideration, be entitled to receive such difference from the Surviving Company by payment made within thirty (30) days after such Appraised Fair Value is finally determined by the Supreme Court of Bermuda (the “Court”) under Section 106(6) of the Companies Act pursuant to such appraisal procedure. In the event of an Appraisal Withdrawal with regards to a holder of Dissenting Shares, such holder’s Dissenting Shares shall be canceled and converted as of the Effective Time into the right to receive the Merger Consideration for each such Dissenting Share.

9.
Miscellaneous

9.1
Nothing in this Agreement shall be construed as creating any partnership or agency relationship between any of the parties.

9.2
This Agreement and the documents referred to in this Agreement constitute the entire agreement between the parties with respect to the subject matter of and transaction referred to herein and therein and supersede any previous arrangements, understandings and agreements between them relating to such subject matter and transactions.

9.3
Any variation of this Agreement shall be in writing and signed by or on behalf of all parties.

9.4
Any waiver of any right under this Agreement shall only be effective if it is in writing, and shall apply only in the circumstances for which it is given and shall not prevent the party who has given the waiver from subsequently relying on the provision it has waived. No failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signing on behalf of such party.

9.5
Unless specifically provided otherwise, rights arising under this Agreement shall be cumulative and shall not exclude rights provided by law.

9.6
This Agreement shall terminate upon the earliest to occur of: (i) agreement in writing between Parent, Merger Sub and the Company at any time prior to the Effective Time; and (ii) automatically upon termination of the Agreement and Plan of Merger in accordance with its terms. Without prejudice to the provisions of the Agreement and Plan of Merger, in the event of the termination of this Agreement as provided in this clause 9.6, there shall be no liability on the part of Parent, Merger Sub, the Company or their respective directors, officers and Affiliates.

9.7
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Such counterpart executions may be transmitted to the parties by facsimile or electronic transmission, which shall have the full force and effect of an original signature.

9.8
The provisions of this Agreement shall not be deemed to modify, add to or amend the provisions of the Agreement and Plan of Merger. In the event of any conflict or inconsistency between the terms of this Agreement and the Agreement and Plan of Merger, the Agreement and Plan of Merger shall prevail.

9.9
Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. No assignment by any party shall relieve such party of any of its

A-1-4

obligations hereunder. Subject to the immediately preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any purported assignment not permitted by this clause 9.9 shall be null and void.
10.
Notices

All notices, requests and other communications to any party given under this Agreement shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
If to Parent or Merger Sub, to:
AXA SA
21 Avenue Matignon
75008 Paris, France
Facsimile:      +33 1 40 75 59 82
Email:          helen.browne@axa.com
Attention:      Helen Browne
with copies (which shall not constitute notice) to:
Cravath, Swaine & Moore, LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Facsimile:      212-474-3700
Email:          rhall@cravath.com
Attention:      Richard Hall
Email:          gstephanakis@cravath.com
Attention:      George Stephanakis
If to the Company, to:
XL Group Ltd
O’Hara House, One Bermudiana Road
Hamilton Bermuda HM 08
Facsimile:      441-294-7307
Email:           kirstin.gould@xlcatlin.com
Attention:     Kirstin Gould
with copies (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile:      212-735-2000
Email:          todd.freed@skadden.com
Attention:     Todd E. Freed
Email:          jon.hlafter@skadden.com
Attention:      Jon A. Hlafter
or such other address, facsimile number or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. Bermuda time and such day is a business day in Bermuda. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

A-1-5

11.
Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of Bermuda, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.
The parties to this Agreement hereby irrevocably agree that the Court shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings (“Proceedings”) which may arise out of or in connection with this Agreement and waive any objection to Proceedings in the Court on the grounds of venue or on the basis that the Proceedings have been brought in an inconvenient forum.

A-1-6

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first above written.
SIGNED for and on behalf of	SIGNED for and on behalf of
XL GROUP LTD	AXA SA
By:	By:
Name:	Name:
Title:	Title:
SIGNED for and on behalf of
CAMELOT HOLDINGS LTD.
By:
Name:
Title:

A-1-7

ANNEX B
March 4, 2018
Board of Directors
XL Group Ltd
O’Hara House
One Bermudiana Road
Hamilton HM 08
Bermuda
Members of the Board:
We understand that XL Group Ltd (“XL” or the “Company”), AXA SA (“Parent”) and Camelot Holdings Ltd, a wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated March 3, 2018 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company, with the Company surviving the Merger. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Parent, and each outstanding common share, par value $0.01 per share, of the Company (the “Company Common Shares”), other than each Company Common Share that is owned by the Company as treasury shares, owned by Parent, held by Merger Sub, any other direct or indirect subsidiary of Parent or a subsidiary of the Company (in each case, other than Exception Shares) and all Dissenting Shares, will be converted into the right to receive $57.60 per share in cash, without interest (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement, and terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.
You have asked for our opinion as to whether the Consideration to be received by the holders of Company Common Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders of Company Common Shares.
For purposes of the opinion set forth herein, we have:
1)
Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)
Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)
Reviewed certain financial projections prepared by the management of the Company;

4)
Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)
Reviewed the reported prices and trading activity for the Company Common Shares;

6)
Compared the financial performance of the Company and the prices and trading activity of the Company Common Shares with that of certain other publicly-traded companies comparable with the Company, and their securities;

7)
Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)
Participated in certain discussions and negotiations among representatives of the Company and Parent and their financial and legal advisors;

9)
Reviewed the Merger Agreement and certain related documents; and

10)
Performed such other analyses reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company, including the potential impact of recent changes in the U.S. tax laws and regulations pursuant to H.R. 1, Tax Cuts and Jobs Act, enacted on December 22, 2017 (the “Tax Cuts and Jobs Act”) on the future financial performance of the Company, as to which impact we express no view or opinion. We further note that (i) the actual and estimated financial and operating performance and the share price data we reviewed for the companies with publicly traded equity securities that we deemed to be relevant and (ii) the financial terms of certain acquisition transactions that we deemed relevant might not, in whole or in part, reflect the potential impact of the Tax Cuts and Jobs Act. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us, except as would not be material to the fairness opinion expressed herein. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, regulatory or actuarial advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory or actuarial advisors with respect to legal, tax, regulatory or actuarial matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of Company Common Shares in the transaction. This opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. We are not experts in the evaluation of reserves for life or property and casualty insurance losses and loss adjustment expenses and have not made an independent evaluation of the adequacy of the reserves of the Company. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the losses and loss adjustment expense reserves of the Company. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company.
We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for Parent and financing services for the Company and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to Parent unrelated to the Merger (except as provided for under the terms of our engagement letter with the Company dated February 27, 2018) and to the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Parent, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law or as otherwise contemplated by our engagement letter. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting to be held in connection with the Merger.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of Company Common Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders of Company Common Shares.
Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ Gavin McFarland Gavin McFarland Managing Director

XL GROUP LTDONE BERMUDIANA ROADHAMILTON HM 08BERMUDAVOTE BY INTERNET - www.fcrvote.com/xlVisit the Internet voting website at http://www.fcrvote.com/xl. Have this proxycard ready and follow the instructions on your screen. You will incur only yourusual Internet charges. Available 24 hours a day, 7 days a week until 11:59p.m. (EDT) on June 5, 2018.VOTE BY PHONE - 1-866-859-2198This method of voting is available for residents of the United States andCanada. On a touch tone telephone, call TOLL FREE 1-866-859-2198, 24hours a day, 7 days a week. Have this proxy card ready, then followthe prerecorded instructions. Your vote will be confirmed and casted asyou have directed. Available 24 hours a day, 7 days a week until 11:59p.m. (EDT) on June 5, 2018.VOTE BY MAILSimply sign and date your proxy card and return it in the enclosedpostage-paid envelope to First Coast Results Inc., P.O. Box 3672, PonteVedra Beach, FL 32004-9911. If you are voting by telephone or the Internet,please do not mail your proxy card.THE PROXY STATEMENT, AS WELL AS OTHER PROXY MATERIALS DISTRIBUTED BY XL GROUP LTD,IS AVAILABLE FREE OF CHARGE ONLINE AT HTTP://WWW.FCRVOTE.COM/XL.Control NumberTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.XL GROUP LTDThe Board of Directors unanimously recommends you vote “FOR” Proposals 1, 2 and 3.Proposal 1: to approve the Agreement and Plan of Merger, by and among XL Group Ltd, AXASA and Camelot Holdings Ltd., the statutory merger agreement required in accordance withSection 105 of the Bermuda Companies Act 1981, as amended, and the mergerof Camelot Holdings Ltd. with and into XL Group Ltd (the "merger").Proposal 2: on an advisory (non-binding) basis, to approve the compensation that may be paidor become payable to XL’s named executive officers in connection with the merger.Proposal 3: to approve an adjournment of the special general meeting, if necessary orappropriate, to solicit additional proxies, in the event that there are insufficient votes to approveProposal 1 at the special general meeting.Against AbstainPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by an authorized officer.Signature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners) DateFor

Important Notice Regarding the Availability of Proxy Materials for the SpecialGeneral Meeting of Shareholders to be Held on June 6, 2018: The Notice andProxy Statement are available online at http://www.fcrvote.com/xl.XL GROUP LTDPROXY FOR THE 2018 SPECIAL GENERAL MEETING OF SHAREHOLDERSTo be held June 6, 20189:00 a.m., Atlantic TimeOne Bermudiana RoadHamilton HM 08BermudaTHIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSMichael McGavick and Kiristin Gould, or any of them, each with the power of substitution, are hereby authorizedto represent and vote the common shares of the undersigned, with all the powers which theundersigned would possess if personally present, at the Special General Meeting of Shareholders of XL Group Ltd tobe held at its offices, located at One Bermudiana Road, Hamilton HM 08, Bermuda, on June 6, 2018 at 9:00 a.m.,Atlantic time or at any postponement or adjournment thereof.SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONSARE INDICATED, THE PROXIES WILL HAVE THE AUTHORITY TO VOTE FOR PROPOSALS 1, 2 AND 3.THIS PROXY WILL REVOKE ANY PREVIOUSLY EXECUTED PROXY GRANTED WITH RESPECT TO THE 2018SPECIAL GENERAL MEETING.Continued and to be signed on reverse side.